UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement.
☐ Confidential, for use of the Commission Only (as Permitted by Rule 14a-6(e)(2)).
☒ Definitive Proxy Statement.
☐ Definitive Additional Materials.
☐ Soliciting Material Pursuant to § 240.14a-12.

INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐ No fee required. ☒ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: Common Stock, no par value, of International Microcomputer Software, Inc. (“Common Stock”)
(2) Aggregate number of securities to which transaction applies: Up to 64,000,000 shares of Common Stock*

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
$1.058 per share of Common Stock**

(4) Proposed maximum aggregate value of transaction: Up to $67,712,000.00
(5) Total fee paid: $13,542.40
☒ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

* Includes 35,000,000 shares of Common Stock to be issued upon achievement of certain revenue milestones.
** As of March 23, 2006

INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.

100 Rowland Way, Suite 300
Novato, CA 94945

The Annual Meeting of Shareholders of International Microcomputer Software, Inc., a California corporation (“IMSI”), will be held at the offices of AccessMedia, 9201 Oakdale Avenue, Suite 200, Chatsworth, CA 91311,  on May 23, 2006 at 10:00 a.m. Pacific Time, to elect our directors, ratify the appointment of our independent registered public accounting firm and to consider several other matters.

An important matter to be considered at the Annual Meeting is the proposal that IMSI merge with AccessMedia Networks, Inc. (“AccessMedia”). IMSI has entered into an Agreement and Plan of Merger, dated as of December 16, 2005 and amended as of March 24, 2006 (the “Merger Agreement”), by and among IMSI, AccessMedia, ACCM Acquisition Corp., a wholly-owned subsidiary of IMSI, and the shareholders of AccessMedia. In this Annual Meeting we are seeking your approval of the Merger Agreement pursuant to which IMSI will issue 29,000,000 shares of IMSI common stock and up to an additional 35,000,000 shares of IMSI common stock to be issued upon achievement of certain revenue milestones to the shareholders of AccessMedia and AccessMedia will become a wholly-owned subsidiary of IMSI (the “Merger”). In connection with the Merger, IMSI is also proposing to change its name to Broadcaster, Inc. (“Broadcaster”).

The Board of Directors of IMSI believes that the combined company can become a market-leading provider of online media. The acquisition will combine AccessMedia’s rights to “virtual set top box” technology and online media content libraries, and Internet marketing experience with IMSI’s strong balance sheet and experienced public company management.  A summary of the Merger can be found on page 1 of the proxy statement.

The IMSI Board of Directors approved the Merger Agreement and the acquisition of AccessMedia and recommends that IMSI shareholders vote FOR the proposals to merge with AccessMedia and to change its name to Broadcaster, Inc.

We encourage you to read this proxy statement before voting.

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting of shareholders of IMSI, please take the time to vote by completing and mailing the enclosed proxy card or voting instruction card and returning it in the pre-addressed postage pre-paid envelope provided as soon as possible. Returning the proxy card does not deprive you of your right to attend the Annual Meeting of IMSI and to vote your shares in person.

I enthusiastically support the Merger proposals and join IMSI’s Board of Directors in recommending that you vote FOR the Merger  proposal and the other proposals to be voted on at the Annual Meeting.

Sincerely,

/s/ Martin R. Wade, III

Martin R. Wade, III
Chief Executive Officer

INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.
100 Rowland Way
Suite 300
Novato, CA 94945
(415) 878-4000

NOTICE AND PROXY STATEMENT OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 23, 2006

To the Shareholders of International Microcomputer Software, Inc.:

The Annual Meeting of Shareholders of International Microcomputer Software, Inc., a California corporation (“IMSI”), will be held at the offices of AccessMedia, 9201 Oakdale Avenue, Suite 200, Chatsworth, CA 91311, on May 23, 2006 at 10:00 a.m. Pacific Time, for the following purposes:

1.	To elect six directors for a term of one (1) year or until their successors are elected or appointed.

2.
To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of December 16, 2005 and amended as of March 24, 2006 (the “Merger Agreement”), by and among IMSI, AccessMedia Networks, Inc. (“AccessMedia”), ACCM Acquisition Corp., a wholly-owned subsidiary of IMSI, and the shareholders of AccessMedia, a copy of which is enclosed herewith, and to approve the merger, pursuant to which IMSI will issue 29,000,000 shares of IMSI common stock and up to an additional 35,000,000 shares of IMSI common stock to be issued upon achievement of certain revenue milestones to the shareholders of AccessMedia and AccessMedia will become a wholly-owned subsidiary of IMSI (the “Merger”).

3.	To change the name of IMSI to “Broadcaster, Inc.”

4.
To approve an amendment of the 2004 Incentive Stock Option Plan which will result in the addition of 6,500,000 shares of common stock to the plan reserve (before giving effect to the reverse one-for-two stock split).

5.	To authorize the IMSI Board of Directors to effectuate a reverse one-for-two stock split of the IMSI common stock.

6.	To ratify the appointment of Burr, Pilger & Mayer LLP as IMSI’s independent registered public accounting firm for the fiscal year ending June 30, 2006.

7.	To approve any adjournments of the meeting to another time or place, as necessary or appropriate in the judgment of the proxy holders.

8.	To consider and act on such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The IMSI Board of Directors has fixed the close of business on April 13, 2006 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement. Only holders of IMSI common stock at the close of business on the record date are entitled to vote at the meeting. For ten days prior to the meeting, a complete list of shareholders who are entitled to vote at the meeting will be available for examination by any shareholder, for any purpose relating to the meeting, during ordinary business hours at IMSI’s principal office located at 100 Rowland Way, Novato, CA 94945. Shareholders attending the meeting whose shares are held in the name of a broker or other nominee should bring with them a proxy or letter from that firm confirming their ownership of shares.

By order of the Board of Directors,

/s/ Robert O’Callahan

Robert O’Callahan
Chief Financial Officer and Corporate Secretary
Novato, California
May 5, 2006

This Notice of Annual Meeting of Shareholders was sent by IMSI on May 5, 2006.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE
MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT
PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR
SHARES.

INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.
100 Rowland Way
Suite 300
Novato, CA 94945
(415) 878-4000

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

ON MAY 23, 2006

This Proxy Statement is furnished to shareholders of International Microcomputer Software, Inc., a California corporation (“IMSI” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on May 23, 2006 at 10:00 a.m. Pacific Time at the offices of AccessMedia, 9201 Oakdale Avenue, Suite 200, Chatsworth, CA 91311, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying form of proxy will be mailed on or about May 5, 2006 to all shareholders of the Company entitled to notice of and to vote at the Annual Meeting of Shareholders.

An important matter to be considered as Proposal Two at the Annual Meeting is the proposal that IMSI merge with AccessMedia Networks, Inc. Following is a summary of terms of the proposed transaction follows.

SUMMARY OF THE ACCESSMEDIA ACQUISITION (SEE PROPOSAL TWO ON PAGE 15 OF THIS DOCUMENT)

This summary highlights selected information from this document and may not contain all of the information that is important to you. IMSI encourages you to read carefully the remainder of this document, including the attached annexes and the other documents to which we have referred you, because this section does not provide all the information that might be important to you with respect to the proposed merger with AccessMedia and the other matters being considered at the special meeting of shareholders. See also “Where You Can Find More Information” on page 79 of this document. We have included references to other portions of this document to direct you to a more complete description of the topics presented in this summary.

Proposal Two requires the IMSI shareholders to consider and vote upon a merger with AccessMedia Networks, Inc. If approved by the IMSI shareholders, under the terms of the Merger Agreement, ACCM Acquisition Corp., a newly formed, wholly-owned subsidiary of IMSI, will merge with and into AccessMedia and the separate corporate existence of ACCM Acquisition Corp. will cease. AccessMedia will be the surviving corporation in the merger and will continue as a wholly-owned subsidiary of IMSI. We expect the merger to be completed in the second quarter of calendar 2006.

The Companies That Are the Subject of the AccessMedia Acquisition

AccessMedia Networks, Inc.
9201 Oakdale Avenue
Suite 200
Chatsworth, CA 91311
(323) 988-0754

AccessMedia is a platform for delivering real-time and interactive media over the Internet. AccessMedia delivers media content through its licensed “virtual set top box” technology. Coupled with its management’s marketing skills, AccessMedia is positioned to become a leading Internet-based media network.

AccessMedia’s Internet-based multi-channel strategy allows the delivery of content and entertainment as viewers increasingly demand -- what, where and when they want. The virtual set top box offered by AccessMedia allows viewers to readily organize and access the growing volumes of high quality content, utilizing broad based search capabilities. These capabilities span AccessMedia’s proprietary media library, media under license, and media readily available on the Internet. AccessMedia provides access to a wide variety of content including news, sports, movies and adult content.

AccessMedia takes advantage of the convergence of broadband technology and content, offering crisp signals through the virtual set top box technology, which equates to an experience similar to cable television. The virtual set top box available from AccessMedia combines the immediacy and interactivity of the Internet, in a format as simple to use as television. A viewer can customize his view to accommodate his specific tastes. Importantly, a viewer chooses his environment - one where only relevant and interesting advertising is selected. Further, the interactive nature of online media delivery allows a viewer to give real-time feedback on a variety of topics and immediately change his view to best suit his preferences.

AccessMedia’s executive office is located at 9201 Oakdale Avenue, Suite 200, Chatsworth, CA 91311, and its telephone number is (323) 988-0754. Audited financial statements for the periods ending December 31, 2005 and pro forma combined financials are attached hereto as Annex F and summary financial information is set forth on page 40 of this document. For additional information about AccessMedia, please visit the company’s website at www.accessmedia.tv.

ACCM Acquisition Corp.

ACCM Acquisition Corp. is a Delaware corporation and a wholly-owned subsidiary of IMSI. ACCM Acquisition Corp. was organized solely for the purpose of entering into the Merger Agreement with AccessMedia and completing the acquisition. It has not conducted any business operations and will not do so prior to the completion of the acquisition. If the acquisition is completed, ACCM Acquisition Corp. will cease to exist following its merger with and into AccessMedia.

Treatment of IMSI Capital Stock (see page 46 of this document)

Under the terms of the Merger Agreement, upon completion of the acquisition, IMSI will issue 29,000,000 shares of common stock of IMSI (before giving effect to the reverse one for two stock split) to AccessMedia shareholders, representing approximately 48.4% of the outstanding shares of IMSI. Following the closing, IMSI may issue up to an additional 35,000,000 shares (before giving effect to the reverse one for two stock split) to AccessMedia shareholders if AccessMedia achieves certain revenue milestones prior to December 31, 2008 (subject to certain extensions as provided in the Merger Agreement), representing a maximum of approximately 67.4% in the aggregate to be held by former AccessMedia shareholders.

Obligation to Fund Working Capital Requirements of AccessMedia (see page 50 of this document)

In connection with the Merger Agreement, IMSI entered into a joint operating agreement, under which IMSI agreed to loan AccessMedia up to $3,000,000 prior to the closing of the acquisition, and pursuant to the terms of the Merger Agreement, has agreed to provide up to $7,000,000 of working capital to AccessMedia following the acquisition to fund its capital requirements pursuant to the terms of a mutually agreed upon monthly budget.  As of the date hereof, no amounts have been funded or requested to be funded under the joint operating agreement. We have attached the joint operating agreement as Annex C to this document. We encourage you to read the joint operating agreement carefully because it is the legal document that governs the loan from IMSI to AccessMedia and related matters.

For details of the loan and obligation to provide AccessMedia with working capital after the acquisition, see “The Merger Agreement - Obligation to Fund Working Capital Requirements of AccessMedia” beginning on page 50 of this document.

Additions To the IMSI Board of Directors (see page 50 of this document)

IMSI has agreed effective as of the closing to increase the number of directors authorizing two additional directors, one of which is to be designated by AccessMedia’s shareholders’ representative and who shall be appointed to IMSI’s board of directors. AccessMedia intends to designate Kathryn Felice as its nominee on the IMSI Board of Directors. See “Management of AccessMedia Networks, Inc.” beginning on page 23.

IMSI has agreed that, upon AccessMedia achieving revenue of $20,000,000 until the earlier of December 31, 2008 or the date on which the former shareholders of AccessMedia beneficially own a majority of the common stock of IMSI, IMSI will nominate for election to its board of directors individuals designated by the representative of the AccessMedia shareholders in such numbers as would represent a majority of the board of directors of IMSI.

Voting Agreements for Election of IMSI Directors (see page 53 of this document)

Martin Wade III, Chief Executive Officer of IMSI, Digital Creative Development Corp. and Baytree Capital Associates, LLC (“Baytree”), holding an aggregate of less than 25% of the outstanding shares of IMSI common stock as of December 16, 2005, in their capacity as IMSI shareholders, have agreed to vote in favor of electing a sufficient number of individuals to the IMSI board of directors nominated by the representative of the AccessMedia shareholders such that such individuals would represent a majority of the board of directors of IMSI after the date upon which AccessMedia achieves revenue of $20,000,000.

Michael Gardner, Software People, LLC, Trans Global Media, LLC, Broadcaster, LLC and AccessMedia Technologies, LLC in their capacity as AccessMedia shareholders, have agreed to vote in favor of electing Martin Wade, III and each other individual nominated by IMSI as a member of the board of directors of IMSI following the Merger (subject to such shareholder’s right to have certain individuals designated by the representative of the AccessMedia shareholders).

Approval of the IMSI Board of Directors (see page 26 of this document)

IMSI’s board of directors has determined that the Merger Agreement, the acquisition of AccessMedia and the other transactions contemplated by the Merger Agreement are advisable, that it is in the best interests of IMSI and its shareholders that IMSI enter into the Merger Agreement and consummate the acquisition, and that the Merger Agreement is fair to IMSI and its shareholders.

For the factors considered by IMSI’s board of directors in reaching its decision to approve and adopt the Merger Agreement and the acquisition of AccessMedia, see “The Merger - IMSI’s Reasons for the Merger” beginning on page 27 of this document and “The Merger - Recommendations of IMSI’s Board of Directors” beginning on page 26 of this document.

Opinion of Deson & Co. (see page 29 of this document)

Deson & Co. rendered its oral opinion, which was subsequently confirmed in writing, to the board of directors of IMSI that, as of the date of the written fairness opinion, the merger consideration being paid to AccessMedia shareholders is fair, from a financial point of view, to IMSI.

The full text of the written opinion of Deson & Co., dated October 20, 2005, which sets forth the assumptions made, matters considered and limitations on the opinion and on the review undertaken in connection with the opinion, is attached as Annex D to, and is incorporated by reference in, this document. You should carefully read the opinion in its entirety.

Interests of Deson & Co. (see page 34 of this document)

Deson & Co. and Sean Deson, CEO of Deson & Co., regularly conducts business with Baytree Capital Associates, LLC (“Baytree”) and Michael Gardner, Chairman and CEO of Baytree. As a result of Michael Gardner’s current ownership in AccessMedia and pursuant to various agreements related to the Merger, Baytree and Michael Gardner will be significant shareholders of IMSI. Deson & Co. or Mr. Deson may receive compensation from Baytree or Michael Gardner related to the Merger in addition to compensation received from IMSI. While Mr. Deson does not personally own shares of IMSI, Mr. Deson is the Managing Member of Treeline Management, LLC, the General Partner of Treeline Investment Partners, LP, which is an IMSI shareholder. Deson & Co. and its affiliates may in the future actively trade in the securities of IMSI for their own account and the accounts of their customers and, accordingly, may at any time hold long or short positions in those securities.

The IMSI board of directors was aware of and considered these interests when it approved the acquisition.

Interests of IMSI’s Financial Advisor (see page 34 of this document)

Under the terms of its engagement IMSI has agreed to pay Baytree, as a result of the Merger, a fee of 5% of the aggregate value of the closing consideration to be paid to the former AccessMedia shareholders, payable in IMSI shares, for services delivered in connection with the Merger, which totals 1.45 million shares. IMSI has agreed to reimburse Baytree for its reasonable expenses, including fees and disbursements of counsel, and to indemnify Baytree and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement. In addition, IMSI has agreed to pay to Baytree 1.0 million shares of IMSI common stock for ongoing consulting services to be rendered through June 30, 2008. Over the past two years, IMSI has not paid to Baytree any other fees for banking and related services.

Michael Gardner, chairman and chief executive officer of Baytree, is a significant shareholder of AccessMedia and therefore has certain interests in the acquisition separate and apart from Baytree’s interest as IMSI’s financial advisor. Baytree and its affiliates may actively trade in the securities of IMSI for their own account and, accordingly, may at any time hold long or short positions in those securities.

The IMSI board of directors was aware of and considered these interests when it approved the acquisition.

Conditions to Completion of the AccessMedia Acquisition (see page 51 of this document)

Completion of the acquisition depends upon the satisfaction or waiver, where permitted by the Merger Agreement, of a number of conditions, including the following (some of which are conditions to the closing obligations of both parties, and others of which are conditions to the closing obligations of only one party):

• adoption of the Merger Agreement by AccessMedia shareholders;

• absence of any law, regulation or court order prohibiting the merger;

• the representations and warranties in the Merger Agreement made by each party being true and correct in all material respects at and as of the closing date of the merger (except that any representations or warranties expressly made as of a specific date, would be measured as of such date);

• each party having complied with all of its covenants and obligations under the Merger Agreement in all material respects;

• AccessMedia not having suffered any material adverse effect;

• less than 2% of the shares of AccessMedia common stock having elected to exercise appraisal rights;

• Alchemy Communications, Inc. (“Alchemy,” an affiliate of AccessMedia) shall have entered into a five year services and support agreement with AccessMedia in a form satisfactory to IMSI;

• Martin Wade shall have entered into an employment agreement with IMSI;

• IMSI and AccessMedia shall have received written opinions from counsel to AccessMedia and IMSI;

• the parties shall have entered into an escrow agreement; and

• IMSI shall have increased the number of directors and shall have appointed one director nominated by AccessMedia’s shareholders’ representative to IMSI’s board of directors.

 Agreement with Alchemy Communications, Inc. (see page 52 of this document)

The Merger Agreement provides that, as a condition to IMSI’s obligation to close, AccessMedia shall have entered into a five year services and support agreement with in a form satisfactory to IMSI. Alchemy is an affiliate of AccessMedia. It is intended that pursuant to the agreement, Alchemy will provide office and operating space, staffing, technical services and consulting, Internet bandwidth and hosting, network infrastructure and other related services. Given the scope of the proposed agreement, it would constitute AccessMedia’s most significant vendor relationship in the foreseeable future. Alchemy’s service level agreements and pricing will be equal to the best rates provided to Alchemy’s other customers (other than not-for-profit corporations, charities and similar entities that receive underwritten services from Alchemy) or, in the absence of this benchmark for a particular item, will be within the customary range of terms and rates as compared to the Los Angeles market.

Termination of the Merger Agreement (see page 52 of this document)

AccessMedia and IMSI can mutually agree to terminate the Merger Agreement without completing the acquisition. In addition, AccessMedia and IMSI can each terminate the Merger Agreement under the circumstances set forth in the Merger Agreement and described in this document.

Termination Fee and Expenses (see page 53 of this document)

The Merger Agreement provides that, under specified circumstances, IMSI may be required to pay AccessMedia a termination fee equal to $300,000 if the Merger Agreement is terminated.

Interests of IMSI Directors and Executive Officers in the Merger (see page 34 of this document)

The executive officers of IMSI and the members of the IMSI board of directors have certain interests in the acquisition that are different from, or in addition to, the interests of shareholders generally.

It is a condition to closing the Merger that Martin Wade, chief executive officer of IMSI, enter into a new employment agreement. Such employment agreement entitles Mr. Wade to the grant of options which vest upon the closing of the Merger and AccessMedia’s achievement of certain revenue milestones.

Robert O’Callahan, Chief Financial Officer of IMSI, has an employment agreement with IMSI that will or may entitle him to receive cash payments upon the effectiveness of this Proxy Statement and upon completion of the Merger.

The IMSI board of directors was aware of and considered these interests when it approved the acquisition or these interests were approved by the board of directors after the signing of the Merger Agreement.

Appraisal Rights (see page 35 of this document)

Under California law, if an IMSI shareholder does not vote for approval of the merger and complies with the other statutory requirements of the California General Corporation Law, the shareholder may elect to receive, in cash, the judicially determined fair value of the shareholder’s shares of IMSI common stock.

Accounting Treatment of the AccessMedia Acquisition (see page 35 of this document)

We intend to account for the merger of IMSI and AccessMedia under the purchase method of accounting for business combinations. For more details about purchase accounting see Note 1, “Basis of Pro Forma Presentation” to the “Notes to Unaudited Pro Forma Combined Condensed Financial Statements” beginning on page F-2-6.

Material United States Tax Consequences of the AccessMedia Acquisition (see page 36 of this document)

The merger of ACCM into AccessMedia, and any subsequent merger of AccessMedia into IMSI, are intended to qualify under Sections 368 and 332 respectively of the Internal Revenue Code, in which case: (i) no gain or loss will be recognized by IMSI, ACCM, AccessMedia, or the IMSI shareholders, and (ii) the basis and holding period of the IMSI shareholders in their IMSI common stock will remain unchanged. If it were determined that the transactions did not qualify under Sections 368 or 332, the tax consequences to IMSI, ACCM, and the IMSI shareholders should be the same as they would be if the transactions did qualify under Sections 368 and 332. Neither IMSI nor AccessMedia contemplates obtaining a tax opinion or requesting a ruling from the IRS in connection with the merger. Accordingly, IMSI shareholders are urged to consult their own tax advisors as to the tax consequences as a result of the Merger, including the applicable Federal, state, local and foreign tax consequences.

VOTING RIGHTS AND SOLICITATION

Voting

Only shareholders of record at the close of business April 13, 2006 are entitled to execute proxies or to vote at the annual meeting. As of said date there were issued and outstanding 30,232,127 shares of the Company’s common stock (before giving effect to the reverse one-for-two stock split) of no par value per share (the “Common Shares”), including those Common Shares which could be acquired by the exercise of options within 60 days. A more detailed description of the ownership of Common Shares by certain beneficial owners and the Company’s directors and executive officers is set forth beginning on page 68 of this document.

Quorum and Votes Required

Each holder of Common Shares is entitled to one vote for each share held with respect to the matters mentioned in the foregoing Notice of Annual Meeting of Shareholders and any other matters that may properly come before the annual meeting. A majority of the outstanding shares entitled to vote is required to constitute a quorum at the annual meeting. Please note that banks and brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, such as the proposal to approve the adoption of the 2004 Stock Incentive Plan, but may vote their clients’ shares on other proposals. In the event that a broker, bank, custodian, nominee or other record holder of IMSI common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, referred to as a “broker non-vote,” then those shares will not be considered entitled to vote with respect to that matter. However, abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the meeting. In the election of directors, the nominees receiving the highest number of affirmative votes will be elected. Proposal Nos. 2, 3, 4, 5 and 6 require the approval of the affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the meeting, together with the affirmative vote of a majority of the required quorum. Abstentions and broker non-votes could prevent approval of a proposal where the number of affirmative votes, though a majority of the votes represented and cast, does not constitute a majority of the required quorum. If the persons present or represented by proxy at the meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Voting Procedure

Shareholders of record may vote by mailing a completed proxy card prior to the annual meeting, by delivering a completed proxy card at the annual meeting, or by voting in person at the annual meeting.

Proxies in the form enclosed are solicited on behalf of the Board of Directors. IMSI requests that you complete, date and sign the accompanying proxy card and return it promptly in the enclosed postage-paid envelope or otherwise mail it to IMSI or its solicitor. Such proxies, if received in time for voting and not revoked, will be voted at the annual meeting in accordance with the specification indicated thereon. If no specification is indicated on a proxy, such proxy will be voted in favor of Proposals 1 through 8 described herein. Unless you check the box on your proxy withholding discretionary authority, the proxy holders may use their discretion to vote on other matters relating to the annual meeting. IMSI currently does not contemplate that any matters, other than Proposals 1 through 8, will be considered at the annual meeting. If any other matters are properly brought before the annual meeting, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment.

The costs and expenses of solicitation of proxies will be paid by the Company, including the cost of reimbursing banks, brokers and other custodians, nominees and fiduciaries, for forwarding proxy materials to their principals. Proxies may also be solicited by directors, officers and regular employees of the Company personally, or by mail, telephone, fax or other methods of communication, but such persons will not be specifically compensated for such services.

Revocability of Proxies

You have the power to revoke your proxy at any time before the proxy is actually voted at the annual meeting. Your proxy can be revoked in one of three ways:

1.	You can send a signed notice of revocation.

2.	You can grant a new, valid proxy bearing a later date.

3.	If you are a shareholder of record, you can attend the annual meeting and vote in person, which will automatically cancel any proxy previously given.

You may revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given. If you choose either of the first two methods, you must submit your notice of revocation or your new proxy to the corporate secretary of IMSI no later than the beginning of the annual meeting.

Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the annual meeting, you must bring to the annual meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares.

PROPOSAL ONE: ELECTION OF BOARD OF DIRECTORS

The Company’s Bylaws set the number of directors at eight. The Company’s Board of Directors is currently comprised of six directors, four of whom are “independent directors” as defined by the rules of the NASDAQ Stock Market leaving two vacancies on the Board. The Company’s management has nominated six directors to be elected at the annual meeting to serve until the 2007 annual meeting of shareholders or until their successors have been elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees named below, all of whom are presently directors of IMSI.

Under the terms of the Merger Agreement to be considered in Proposal Two, the Company has agreed to expand the size of the Board by two, which will comprise the full number of directors currently authorized. It is anticipated that this expansion will occur shortly following the completion of the Merger which will occur after the annual meeting. The new directors will be subject to re-election by the shareholders at the Company’s next annual meeting of shareholders.

In the event that any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the Board of Directors to fill the vacancy. The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until a successor has been duly elected and qualified.

The name of and certain information regarding each nominee are set forth below. There are no family relationships among any of our directors or executive officers.

The Board of Directors has nominated the following persons for election:

NAME	AGE	TITLE	DIRECTOR SINCE
Bruce Galloway (3)	47	Chairman of the Board of Directors	2001
Martin R. Wade, III (3)	56	Chief Executive Officer, Director	2001
Evan Binn (1) (2)	66	Director	2001
Donald Perlyn (1)	62	Director	2001
Robert S. Falcone (2)	58	Director	2002
Richard J. Berman (1) (2) (3)	63	Director	2002

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

(3) Member of the Executive Committee.

The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director. It is the intention of the individuals named as proxies to vote for the nominees. If any nominee should be unable to serve as a director, it is the intention of the individuals named as proxies to vote for the election of such person or persons as the Board of Directors may, in its discretion, recommend.

In the election of directors, the nominees receiving the highest number of affirmative votes will be elected.

Information regarding the persons nominated for election as directors is as follows:

Nominees for Election to Board of Directors

Bruce R. Galloway, age 47. Mr. Galloway became Chairman of IMSI in August 2001, pursuant to the proposed merger agreement between IMSI and Digital Creative Development Corp (“DCDC”) signed on August 31, 2001.  Mr. Galloway is currently a managing director of Burnham Securities, Inc., an investment bank and NASD Broker/Dealer based in New York, and is the President and Founder of Galloway Capital Management.  Prior to joining Burnham, from 1991 to 1993, Mr. Galloway was a Senior Vice President at Oppenheimer & Company, an investment bank and NASD Broker/Dealer based in New York.  Mr. Galloway holds a B.A. degree in Economics from Hobart College and an M.B.A. in Finance from New York University’s Stern Graduate School of Business.  He is currently the Chairman of Datametrics Corporation and Command Security Corp as well as a director of Forward Industries, Inc., Waiter.com, Inc. and GVI Security Solutions, Inc. Mr. Galloway serves as the Chairman of the Board and Executive Committee.

Martin R. Wade, III, age 56. Mr. Wade became a director and CEO of IMSI in August 2001. He brings to the Company a proven track record in mergers and acquisitions and investment banking. Prior to joining IMSI, he served in several executive positions, including CEO, with DCDC between 2000 and 2002. Mr. Wade served from 1998 to 2000 as an M&A banker at Prudential Securities and from 1996 to 1998 as a managing director in M&A at Salomon Brothers. From 1991 to 1996, Mr. Wade was National Head of Investment Banking at Price Waterhouse, LLC. Mr. Wade also spent six years in the M&A department at Bankers Trust and eight years at Lehman Brothers Kuhn Loeb. Mr. Wade is credited with participating in over 200 M&A transactions involving various clients such as, Nike, Cornerstone National Gas Company, Landmark Graphics and Redken Laboratories, Inc. He also serves on the boards of directors for DiMon (NYSE: DMN), NexMed (OTC: NEXM) and Command Security Corp (OTC: CMMD).

Evan Binn, age 66. Mr. Binn became a director of IMSI in August 2001. Mr. Binn received his bachelor’s degree from the University of California at Los Angeles and is a certified public accountant in California. He is a member of the California Society of Certified Public Accountants and has maintained a practice in Los Angeles, California for thirty-seven years.

Donald Perlyn, age 62. Mr. Perlyn became a director of IMSI in August 2001. Mr. Perlyn serves as Executive Vice President of Nathan’s Famous, Inc. and President of its subsidiary Miami Subs Corporation. He was hired by Miami Subs in May 1989 and became its President in July of 1998. In October 1999 Miami Subs was acquired by Nathan’s Famous Inc., itself a DCDC subsidiary. Mr. Perlyn is also a member of the Board of Directors of Nathan’s Famous, Inc. (NASDAQ: NATH). Mr. Perlyn is an attorney and a 32-year veteran of the restaurant industry.

Robert S. Falcone, age 58. Mr. Falcone became a director in February 2002 and has over thirty-seven years of financial management and Board experience. Mr. Falcone is currently President and Chief Executive Officer of Catalyst Acquisition Group, a private equity corporate buyout firm. From 2003 to 2004 he served as the Executive Vice President and Chief Financial Officer of BearingPoint, Inc. an international consulting firm serving Global 2000 companies, medium-sized businesses, government agencies and other organizations. From 2000 to 2002 he was chief financial officer for 800.com, a pioneer in consumer electronics Internet retailing. He served as Senior Vice President and Chief Financial Officer for Nike, Inc. from 1992 to 1998, a time when the company grew annual sales to nearly $10 billion. He began his career at Price Waterhouse, LLP where he spent twenty-one years, eight of which as an audit partner. A graduate of Villanova University and a certified public accountant, Mr. Falcone serves on the boards of directors for RadioShack Corporation (NYSE: RSH), and The Nautilus Group (NYSE: NLS). Mr. Falcone serves as the Chairman of the Audit Committee.

Richard J. Berman, age 63. Mr. Berman became a director in February 2002. His business career spans over 35 years of venture capital, management and merger and acquisitions experience. In the last five years, Mr. Berman has served as a professional director and/or officer of about a dozen public and private companies. He is currently CEO of Nexmed, a small public biotech company; Chairman of National Investment Managers, a public company in pension administration and investment management; and Chairman of Candidate Resources, a private company delivering HR services over the web. The nine public companies that Mr. Berman is a director of are Dyadic International, Inc. (AMEX: DIL), IMSI, Internet Commerce Corporation (NASDAQ: ICCA), MediaBay, Inc. (NASDAQ: MBAY), NexMed, Inc. (NASDAQ: NEXM), GVI Security Solutions Inc. (OTC: GVIS.OB), National Investment Managers (OTC: NIVM.OB), Nayna Networks, Inc. (OTC: NAYN.OB) and Advaxis, Inc (OTC: ADXS.OB). From 1998 - 2000, he was employed by Internet Commerce Corporation as Chairman and CEO. Previously, Mr. Berman worked at Goldman Sachs; was Senior Vice President of Bankers Trust Company, where he started the M&A and Leveraged Buyout Departments; created the largest battery company in the world by merging Prestolite, General Battery and Exide to form Exide (NYSE); helped create what is now Soho (NYC) by developing five buildings; and advised on over $4 billion of M&A transactions. He is a past Director of the Stern School of Business of NYU where he obtained his B.S. and M.B.A. He also has US and foreign law degrees from Boston College and The Hague Academy of International Law, respectively.

Each of the nominees has been engaged in the principal occupation set forth above during the past five years. There are no family relationships among any directors or executive officers of the Company. Stock ownership information is shown under the heading “Security Ownership of Certain Beneficial Owners and Management” and is based upon information furnished by the respective individuals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES ABOVE

The Board of Directors

The Board of Directors held two meetings during the fiscal year ended June 30, 2005 and has held two meetings through December 31, 2005 for the current fiscal year ending June 30, 2006. The Board has four meetings scheduled for the 2006 fiscal year. Each director is expected to attend each meeting of the Board and those committees on which he serves. In addition to meetings, the Board and its committees review and act upon matters through written consent procedures. No director attended less than 75% of all the meetings of the Board and those committees on which he served in the 2005 fiscal year.

Committees of the Board of Directors

The Company currently has three standing committees of the Board of Directors which include the Executive, Audit and Compensation Committees. The members of the committees are identified in the following table.

	Executive Committee	Audit Committee	Compensation Committee

Richard J. Berman	X	X	Chair

Evan Binn		X	X

Robert S. Falcone		Chair

Bruce R. Galloway	Chair

Donald Perlyn			X

Martin R. Wade, III	X

Executive Committee

The Executive Committee may exercise certain authority of the Board between Board meetings as noted in its charter attached to the 2004 Annual Meeting proxy. The principal restrictions on the Executive Committees authority are (a) to the extent that the Board has delegated authority to another committee or to other persons, (b) as limited by California law, and (c) the Executive Committee is prohibited from authorizing the sale of all or substantially all of the Company’s assets. The Executive Committee held one meeting in the 2005 fiscal year and for the fiscal year ending June 30, 2006 the Executive Committee has held two meetings through December 31, 2005.

Audit Committee

The Audit Committee and the Board have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm. The Audit Committee recommends for approval by the Board of Directors an independent firm of certified public accountants whose duty it is to audit the financial statements of the Company for the fiscal year in which they are appointed. The Audit Committee monitors the activities of the Company’s external auditors, including the audit scope, the external audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform advisory services. The Audit Committee also reviews the results of the external audit work to assess the adequacy and appropriateness of the Company’s financial and accounting controls. The Audit Committee reviews changes in accounting standards that impact the financial statements and discusses with management major events, including legal matters and tax audits, which may have significant financial impact or are the subject of discussions with the independent registered public accounting firm. In addition, the Audit Committee oversees the Company’s internal compliance programs. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee are intended to be in accord with Securities and Exchange Commission rules with regard to corporate audit committees. The Audit Committee held seven meetings during the 2005 fiscal year. For the fiscal year ending June 30, 2006, the Audit Committee held three meetings through December 31, 2005.

Compensation Committee

The Compensation Committee administers the Company’s stock option plans, including the review and grant of stock options to officers and other employees under the Company’s stock option plans. The Compensation Committee also reviews and approves various other Company compensation policies and matters, and reviews and approves salaries and other matters relating to compensation of the executive officers of the Company. The Compensation Committee held two meetings during the 2005 fiscal year and for the fiscal year ending June 30, 2006, the Compensation Committee held two meetings through December 31, 2005.

Nomination and Shareholder Communication Processes

Currently the Board of Directors functions as the Company’s nominating committee. The Board performs the functions typical of a nominating committee, including the identification, recruitment and selection of nominees for election as directors of the Company. Four of the six members of the Board (Messrs.  Falcone, Berman, Binn and Perlyn) are “independent” as that term is defined by the NASDAQ Stock Market listing standards and participate in the consideration of director nominees. The nominees for election as directors at this annual meeting were unanimously recommended by the Board. The Board believes that a nominating committee separate from itself is not necessary at this time, given the size of the Company and the Board, to ensure that candidates are appropriately evaluated and selected and that an additional committee of the Board would not add to the effectiveness of the evaluation and nomination process.

The Board’s process for recruiting and selecting nominees is for Board members to attempt to identify individuals who are thought to have the business background and experience, industry specific knowledge and general reputation and expertise that would allow them to contribute as effective directors to the Company’s governance and who are willing to serve as directors of a public company. To date, the Company has not engaged any third party to assist in identifying or evaluating potential nominees. After a possible candidate is identified, the individual meets with various members of the Board and is sounded out concerning their possible interest and willingness to serve, and Board members discuss amongst themselves the individual’s potential to be an effective Board member.

To date, no shareholder has presented any candidate for consideration as a Board member and the Company does not have a specific policy on shareholder-recommended director candidates. However, the Board believes its process for evaluation of nominees proposed by shareholders would be no different from the process of evaluating any other candidate. In evaluating candidates, the Board will require that candidates possess, at a minimum, a desire to serve on the Company’s Board, an ability to contribute to the effectiveness of the Board, an understanding of the function of the Board of a public company and relevant knowledge and experience. In addition, while not required of any one candidate, the Board would consider favorably experience, education, training or other expertise in business or financial matters and prior experience serving on boards of other public companies. In evaluating any candidate for director nominee, the Board will also evaluate the contribution of the proposed nominee toward compliance with the NASDAQ Stock Market listing standards.

Although the Company has not to date developed formal processes by which shareholders may communicate directly to directors, it believes that the informal process, in which any communication addressed to the Board at the Company’s offices at 100 Rowland Way, Suite 300, Novato, CA 94945 in care of the Chairman of the Board, President or other corporate officer is required to be forwarded to the entire Board, has served the Board’s and its shareholders’ needs. There is no screening process, and all shareholder communications which are received by officers for the Board’s attention are forwarded to the Board. In view of recently adopted Securities and Exchange Commission (“SEC”) disclosure requirements relating to this issue, the Board may consider development of more specific procedures. Until any other procedures are developed, any communications to the Board should be sent to it in care of the Chairman of the Board.

Remuneration of Members of the Board of Directors

In addition to reasonable expenses incurred in the performance of their duties as directors, including participation on the Board of Directors and its committees, IMSI compensates its non-management directors according to the following schedule which became effective April 1, 2004:

•	An annual retainer for each non-management director in the amount of $10,000.

•	An additional annual retainer for the Chairman of the Audit Committee in the amount of $2,500.

•	An additional annual retainer for the Chairman of the Executive Committee in the amount of $1,500.

•	An additional annual retainer for the Chairman of the Compensation Committee in the amount of $1,500.

•	A $1,000 payment for each non-management director per Board of Directors meeting attended.

•	A $1,000 payment for each non-management director per Committee meeting of the Board of Directors attended.

Effective January 31, 2005, the Board of Directors, in addition to the cash compensation detailed above, approved the modification of the compensation plan to grant options to purchase the common stock of the Company as follows:

•	An annual grant of 50,000 common stock options for each non-management director.

•	An additional annual grant of 25,000 common stock options for the Chairman of the Board of Directors.

•	An additional annual grant of 25,000 common stock options for the Chairman of the Audit Committee.

•	An additional annual grant of 25,000 common stock options for the Chairman of the Executive Committee.

•	An additional annual grant of 25,000 common stock options for the Chairman of the Compensation Committee.

All of such options have a vesting requirement over a period of one year from date of grant which shall be the first day of the month after which the director accepts such position with 25% of such options to vest as of the last day of each three month period elapsing after the date of commencement of the director’s term. The exercise price of such options shall be the market price of the Company’s common stock on the date of grant of the options.

The following table details the compensation received by our directors for their service on the Board or its committees during the 2005 fiscal year and during the 2006 fiscal year through December 31, 2005.

Name	Amount FY 05	Amount FY 06 (through December 31, 2005)

Richard J. Berman	$18,000	$14,000

Evan Binn	$18,000	$15,000

Robert S. Falcone	$18,500	$18,000

Bruce R. Galloway (1)	$20,000	$13,500

Robert Mayer (3)	$--	$--

Donald Perlyn	$13,000	$11,000

Martin R. Wade, III (2)	$--	$--

Total	$87,500	$71,500

(1)	Bruce Galloway also received consulting compensation noted under Certain Relationships and Related Transactions.

(2)	Martin Wade’s compensation was as Chief Executive Officer and is shown below under Management.

(3)	Robert Mayer’s compensation was as Executive Vice President and is shown below under Management. He ceased to serve on the Board of Directors effective the start of business of October 20, 2005.

The following table details the options received by our directors for their service on the Board or its committees during 2005 fiscal year and during 2006 fiscal year through December 31, 2005.

Name	Amount FY 05	Amount FY 06 (through December 31, 2005)

Richard J. Berman	75,000	75,000

Evan Binn	50,000	50,000

Robert S. Falcone	75,000	75,000

Bruce R. Galloway	100,000	100,000

Robert Mayer (2)	--	--

Donald Perlyn	50,000	50,000

Martin R. Wade, III (1)	--	--

Total	350,000	350,000

(1)	Martin Wade’s compensation was as Chief Executive Officer and is shown below under Management.

(2)	Robert Mayer’s compensation was as Executive Vice President and is shown below under Management. He ceased to serve on the Board of Directors effective the start of business of October 20, 2005.

The following table outlines the outstanding warrants held at December 31, 2005 by each Board member who has served as a board member during the 2006 fiscal year. None of the persons listed below has exercised any warrants since the grant date.

Name of Holder	Issue Date	Expiration Date	Number of Warrants	Exercise Price

Richard J. Berman	04/04/02	1 yr after termination	250,000	$0.81

Evan Binn	04/04/02	1 yr after termination	50,000	$0.81

Robert S. Falcone	04/04/02	1 yr after termination	250,000	$0.81

Bruce R. Galloway	04/04/02	3 yrs after termination	500,000	$0.81

Donald Perlyn	04/04/02	1 yr after termination	50,000	$0.81

Robert Mayer	04/04/02	1 yr after termination	250,000	$0.81

Martin R. Wade, III	07/03/03	07/02/08	46,667	$0.75

Total Outstanding			1,396,667

Except as described in “Executive Compensation” below with regard to Mr. Wade’s services as Chief Executive Officer and in “Certain Relationships and Related Transactions” regarding a consulting agreement with Mr. Galloway, no director is a party to any other arrangements pursuant to which such director was compensated by IMSI during the fiscal year ended on June 30, 2005 or through January 1, 2006.

PROPOSAL TWO: MERGER WITH ACCESSMEDIA NETWORKS, INC.

THE MERGER

This section of this document describes the principal aspects of the proposed merger whereby AccessMedia Network, Inc. (“AccessMedia”) will become a wholly-owned subsidiary of IMSI (the “Merger”). While IMSI believes that this description covers the material terms of the Merger and the related transactions, this summary may not contain all of the information that is important to IMSI shareholders. You can obtain a more complete understanding of the Merger by reading the Agreement and Plan of Merger, dated as of December 16, 2005, as amended as of March 24, 2006 (the “Merger Agreement”), by and among IMSI, AccessMedia, ACCM Acquisition Corp., a wholly-owned subsidiary of IMSI, and the shareholders of AccessMedia, a copy of which is attached to this document as Annex A. You are encouraged to read the Merger Agreement and the other annexes to this document carefully and in their entirety.

The Companies

International Microcomputer Software, Inc.
100 Rowland Way, Suite 300
Novato, CA 94945
(415) 878-4000

International Microcomputer Software, Inc. (“IMSI” or the “Company”) has historically operated as a software company. IMSI, prior to the Merger, has operated in two business segments: (i) computer aided design and precision engineering; and (ii) house plans and architectural drawings.

Headquartered in Novato, California, IMSI was incorporated in California in November 1982. Over the following 16 years, IMSI grew to become a leading developer and publisher of productivity software in the precision design, graphic design, and other related business applications fields. IMSI acquired TurboCAD, its flagship product for computer aided design, in 1985, and developed and acquired numerous products and product categories over the years. By the end of 1998, IMSI developed, marketed and distributed our products worldwide, primarily through the retail channel.

In 1998, IMSI acquired ArtToday.com (“ArtToday”), an Internet provider of clipart, photos and other graphics content, as part of its strategy to transition from the retail channel to Internet based product distribution and to migrate its core products and content in the design and graphics categories to the Internet. In June 2003, IMSI sold ArtToday, its wholly-owned subsidiary based in Arizona, to Jupitermedia Corporation (“JupiterMedia”) for a combination of cash, restricted stock and two-year earn-outs.

The sale of ArtToday to Jupitermedia provided IMSI with significant capital allowing us to accelerate the implementation of our strategy of strengthening and expanding our core businesses of precision design and consumer software. IMSI’s focus is to acquire and develop businesses and product lines, which have significant revenue and cost synergies with its existing product lines as well as which utilize the Internet as a primary means of distribution. To that end IMSI has since completed several acquisitions and one divestiture aimed at growing our revenues and strengthening our financial results.

As part of our focus to acquire product lines which utilized the Internet as a primary means of distribution, in April 2004 IMSI completed the acquisition of all the outstanding stock of Aladdin Systems, Inc. (“Aladdin”), a developer and publisher of utility software solutions in the areas of information access, removal, recovery, security and distribution of information and data for the Windows, Linux and Macintosh platforms. IMSI purchased Aladdin for a combination of cash, stock and notes from its parent company, Aladdin Systems Holdings, Inc. and subsequently changed the company’s name to Allume Systems, Inc (“Allume”). With over 50% of its sales being generated via the Internet, Allume broadened IMSI’s reach into this key distribution channel. On July 1, 2005, IMSI sold the issued and outstanding capital stock of Allume, Inc. to Smith Micro Software, Inc. for $11 million cash and 397,547 unregistered shares of its common stock, having a market value (based on a ten day trading average ended on June 29, 2005) of $1,750,000. A portion of the purchase price was deposited in an indemnity escrow to secure certain representations and warranties of IMSI. As a result of this sale, IMSI categorized the operations of this subsidiary as discontinued and, in the quarter ending December 31, 2005, recorded the results of the sale of Allume assets as a loss of approximately $474,000 but is subject to change based upon the release of the escrowed consideration. IMSI sold all Smith Micro stock received from the sale and recorded a realized gain of $923,000 on the sale of securities.

Following the sale of Allume, the acquisition of AccessMedia accelerates IMSI’s transformation from a software company to an Internet media company.

As of December 31, 2005, IMSI had 51 full time employees. All employees are located in the United States with the exception of one employee in Germany. References in this document to “IMSI” or the “Company” refer to International Microcomputer Software, Inc. and its subsidiaries. IMSI’s headquarters are located at 100 Rowland Way, Suite 300, Novato, CA 94945 and IMSI’s telephone number is (415) 878-4000. Additional information about IMSI is available on IMSI’s website at www.imsisoft.com, which does not constitute a part of this document.

AccessMedia Networks, Inc.
9201 Oakdale Avenue, Suite 200
Chatsworth, CA 91311
(323) 988-0754

AccessMedia is a platform for delivering real-time and interactive media over the Internet. AccessMedia delivers media content through its unique “virtual set top box” technology. Coupled with its innovative marketing skills, AccessMedia is positioned to become a leading Internet-based media network. The AccessMedia virtual set top box technology has been in development over the past five years, with over 100,000 man hours of time invested.

AccessMedia’s Internet-based multi-channel strategy allows the delivery of content and entertainment as viewers increasingly demand -- what, where and when they want. AccessMedia’s unique virtual set top box allows viewers to readily organize and access the growing volumes of high quality content, utilizing broad based search capabilities. These capabilities span AccessMedia’s proprietary media library, media under license, and media readily available on the Internet. AccessMedia provides access to a wide variety of content including news, sports, movies and adult content.

AccessMedia takes advantage of the convergence of broadband, technology, and content, offering crisp signals through the virtual set top box technology, which equates to an experience similar to cable television. AccessMedia’s virtual set top box combines the immediacy and interactivity of the Internet, in a format as simple to use as television. A viewer can customize his view to accommodate his specific tastes. Importantly, a viewer chooses his environment - one where only relevant and interesting advertising is selected. Further, the interactive nature of online media delivery allows a viewer to give real-time feedback on a variety of topics and immediately change his view to best suit his preferences.

AccessMedia’s executive office is located at 9201 Oakdale Avenue, Suite 200, Chatsworth, CA 91311, and its telephone number is (323) 988-0754. Audited AccessMedia financial statements for the periods ending December 31, 2005 and pro forma combined financials are attached hereto as Annex F. For additional information about AccessMedia, please visit the company’s website at www.accessmedia.tv, which does not constitute part of this document.

ACCESSMEDIA’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of AccessMedia’s financial condition and results of operations should be read in conjunction with “Selected Financial Data” and AccessMedia’s financial statements and related notes appearing elsewhere in this proxy statement. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors set forth under elsewhere in this proxy statement.

Overview

AccessMedia Networks, Inc. is involved in an Internet-based multi-channel strategy that allows the delivery of content and entertainment on demand and enables end-users to readily organize and access significant volumes of quality content, utilizing its broad-based search capabilities. These capabilities span AccessMedia’s proprietary media library, media under license, and media readily available on the Internet. AccessMedia’s revenues are primarily derived from the sale of its downloadable software to individuals, the sale of advertising space on its website, and the additional up-sells of merchandise, subscriptions, and media downloads to purchase. AccessMedia was incorporated on January 9, 2002, under the laws of the State of Delaware.

AccessMedia was a development stage company from inception through Q4 2004. During this period AccessMedia did not have significant sales and its operating activities were related primarily to the design and development of its products and services, building its corporate infrastructure, establishing relationships with suppliers and customers and raising capital.

Recent events

In January, 2005, the sole stockholder of AccessMedia sold 100% of his shares in AccessMedia to Broadcaster, LLC.

In May, 2005, AccessMedia acquired 100% of the outstanding stock of Media Zone, Ltd. (“MZ”) and its wholly-owned subsidiary, Value Investments, Inc. (“VI”) in a tax-free exchange for 450 shares of AccessMedia’s common stock. MZ and VI develop software programs for delivering real-time interactive media over the Internet. AccessMedia acquired MZ to expand its Internet media technology.

In July, 2005, AccessMedia acquired 100% of the outstanding stock of two additional corporations, PeopleCaster, Inc. (“PC”) and MyVod, Inc. (“MV”), in tax-free exchanges for 200 shares each of AccessMedia’s common stock. PC and MV own technology licenses for Internet programs relating to advertising and media content manipulation. AccessMedia acquired PC and MV to enhance its Internet media delivery systems.

In August, 2005, AccessMedia announced plans to merge with International Microcomputer Software, Inc. (“IMSI”), a public company traded on the Over the Counter Bulletin Board. On December 16, 2005, AccessMedia, its stockholders, ACCM Acquisition Corp., a Delaware corporation and IMSI’s subsidiary (“Merger Sub”), and IMSI entered into an agreement and plan of merger (“Agreement”), under which Merger Sub will be merged with and into AccessMedia, with AccessMedia continuing after the merger as the surviving corporation and wholly-owned subsidiary.

Under the Agreement, IMSI will issue 29 million shares of its common stock to AccessMedia’s stockholders at the closing of this transaction, representing approximately 48.4% of IMSI’s outstanding stock at such time. Following the closing, IMSI may issue up to 35 million additional shares of its common stock to AccessMedia’s stockholders if AccessMedia achieves certain revenue goals prior to December 31, 2008 (subject to certain extensions as provided in the Agreement). The closing of the transaction is anticipated to occur in the second calendar quarter of 2006. As part of the closing, IMSI will change its name to Broadcaster, Inc.

The Agreement has been approved by both AccessMedia’s and IMSI’s Boards of Directors, and the transactions contemplated thereby are subject to customary closing conditions.

Concurrently with the execution of the Agreement, AccessMedia entered into a joint operating agreement with IMSI, under which IMSI agreed to loan AccessMedia up to $3.0 million prior to the closing of the merger pursuant to a joint operating plan and an operating budget to be delivered to a joint operating committee comprised of representatives of AccessMedia and IMSI. In addition, IMSI agreed to fund up to an additional $7.0 million of net working capital needs of the surviving entity if certain operating milestones are achieved, as outlined in the joint operating agreement. AccessMedia has not yet requested funding under this arrangement.

History of Losses

AccessMedia has incurred significant net losses and negative cash flows from operations since its inception. As of December 31, 2005, AccessMedia had an accumulated deficit of $3.2 million. Although its revenue has increased on a quarterly basis during 2005 AccessMedia has not achieved profitability and cannot be certain that it will be able to sustain these growth rates or realize sufficient revenue to achieve profitability. AccessMedia expects to continue to incur significantly greater operating expenses. As a result, AccessMedia expects to incur significant losses for the foreseeable future and will need to generate significantly higher revenue in order to achieve profitability. If AccessMedia achieves profitability, AccessMedia may not be able to sustain it.

AccessMedia had 26 full-time employees as of December 31, 2005. AccessMedia intends to hire a significant number of employees in the future. This expansion places significant demands on its management and operational resources. To manage this rapid growth, AccessMedia must invest in scalable operational systems, procedures and controls. AccessMedia must also be able to recruit qualified candidates to manage its expanding operations. AccessMedia expects future expansion to continue to challenge its ability to hire, train, manage and retain its employees. Additional personnel will increase its operating expenses in the foreseeable future.

Limited Operating History

AccessMedia has a limited operating history that makes it difficult to forecast its future operating results. AccessMedia believes that period-to-period comparisons of its operating results should not be relied upon as predictive of future performance. Its prospects must be considered in light of the risks, expenses and difficulties encountered by companies at an early stage of development, particularly companies in new and rapidly evolving markets, such as electronic commerce and Internet software. AccessMedia may not be successful in addressing these risks and difficulties. Although AccessMedia has experienced significant growth in revenue in recent periods, AccessMedia does not believe that prior growth rates are sustainable or indicative of its future operating results.

Results of Operations

AccessMedia’s results of operations for the years ended December 31, 2004 and 2005 in dollars and as a percentage of revenue follow.

	Years Ended December 31,
	In Dollars (in thousands)		As a Percentage of Revenue
	2005	2004	2005	2004

Revenue	$1,688	$102	100.0%	100.0%

Costs and expenses:
Cost of revenue	1,398	61	82.8%	59.8%
Sales and marketing	1,278	12	75.7%	11.8%
General and administrative	1,989	262	117.8%	256.9%

Total costs and expenses	4,665	335	276.4%	328.4%

Loss from operations	(2,977)	(233)	-176.4%	-228.4%

Interest expense	55	16	3.3%	15.7%

Income tax provision	1		%	%

Net loss	$(3,033)	$(249)	-179.7%	-244.1%

Overall, AccessMedia’s statement of operations reflect a business which is growing but whose products and processes are undergoing test and development work which currently exceeds revenue. AccessMedia expects that the revenue growth trend will continue and surpass the expected slower-growing expense levels. AccessMedia believes that because of the limited base of activity in 2004, quantitative rates of change calculations for various financial lines are not useful.

Revenue

Revenue includes software sales, internet media advertising sales and the sale of text-based internet links.

AccessMedia records revenue related to the sale of software when the customer downloads the software via the Internet and a payment is collected. Sales of subscription products are recognized ratably over the period the services are rendered.

AccessMedia recognizes revenue related to the display of advertisements on its Internet properties as impressions (the number of times that an advertisement appears in pages viewed by users) are delivered, as long as no significant obligations remain at the end of the period. To the extent that significant obligations remain at the end of the period, AccessMedia defers recognition of the corresponding revenue until the remaining guaranteed amounts are achieved.

AccessMedia generates revenue from the display of text-based links to the websites of its advertisers. These links are placed on AccessMedia’s Internet properties as well as on the websites of third party entities who have integrated AccessMedia’s sponsored search offerings into their websites. AccessMedia recognizes revenue from these arrangements as click-throughs (the number of times a user clicks on an advertiser’s listing) occur.

The growth in reported revenue is due to an increase in testing and prototype programs for selling software, advertising and text-based links.

Cost of revenue

Cost of revenue consists of costs related to the products and services AccessMedia provides to customers. These costs include materials, salaries and related expenses for product support personnel, depreciation and maintenance of equipment used in providing services to customers and a portion of facilities expenses. The cost of revenue increased as a function of increasing activity over the periods and as result of amortization of assets acquired during 2005. AccessMedia expects to acquire more media content. AccessMedia’s operating margins are negative and it expects them to become positive only after a full product launch, when the costs of supporting the products may be matched or exceeded by revenue. AccessMedia also expects its product offerings to expand and the mixture of sales to change. Because of its limited operating history, changes in revenue mix, recent exit from the development stage and evolving business model, AccessMedia believes that analysis of historical cost of revenue as a percentage of revenue is not meaningful. AccessMedia anticipates that its total cost of revenue will increase in absolute dollars in the future.

Sales and marketing

Sales and marketing expense consists primarily of salaries and related expenses for sales, support and marketing personnel, commissions, costs and expenses for customer acquisition programs and referrals, a portion of facilities expenses and depreciation and amortization of equipment. AccessMedia’s expense levels have increased because of staffing and costs involved in testing and prototyping programs for selling its software, advertising and text-based links. AccessMedia anticipates that sales and marketing expense will continue to increase in absolute dollars as AccessMedia adds sales and marketing personnel and increases its customer acquisition activities.

General and administrative

General and administrative expense consists primarily of salaries and related expenses for administrative, finance, legal, human resources and executive personnel, fees for professional services and costs of accounting and internal control systems to support its operations. Expenses have increased primarily due to the addition of headcount in management and administration to support the increasing activity levels and as a result of amortization of assets acquired during 2005. AccessMedia anticipates that general and administrative expense will continue to increase in absolute dollars as AccessMedia builds its management team and hires additional administrative personnel and incurs increased costs such as professional fees. AccessMedia expects to secure a number of services from a related party at a market rate.

Interest expense

Interest expense is related to interest incurred on borrowings to fund operations. This has increased as AccessMedia has funded higher activity levels through debt.

Income taxes

From inception through December 31, 2005, AccessMedia incurred net losses for federal and state tax purposes and has not recognized any significant tax provision or benefit. As of December 31, 2005, AccessMedia had approximately $3.5 million of federal and state net operating loss carryforwards to offset future taxable income. The federal and state tax net operating loss carryforwards are available to reduce future taxable income and expire at various dates from 2023 through 2025. Because of its limited operating history, AccessMedia’s losses incurred to date and the difficulty in accurately forecasting its future results, AccessMedia’s management does not believe that the realization of the related deferred income tax asset meets the criteria required by generally accepted accounting principles. Therefore, AccessMedia has recorded a 100% valuation allowance against the deferred income tax asset. See note B of the notes to our consolidated financial statements. Significant future changes in AccessMedia’s share ownership, as defined in the Tax Reform Act of 1986 and similar state provisions, may restrict the utilization of these carryforwards.

Fluctuations in operating results

AccessMedia’s results of operations could vary significantly over time. AccessMedia expects to incur significant sales and marketing expenses to promote its products and services. Therefore, AccessMedia’s quarterly operating results are likely to be particularly affected by the number of customers purchasing its products and utilizing its services during any quarter as well as sales and marketing, administrative and other expenses for a particular period. If revenue falls below its expectations, AccessMedia will not be able to reduce its spending rapidly in response to the shortfall. AccessMedia anticipates that its product launches will be complex and in some cases lengthy. Therefore, the timing of future revenue could be difficult to predict, making it very difficult to predict revenue between quarters, and its operating results may vary significantly. Other factors that could affect its quarterly operating results include those described below and elsewhere in this proxy statement:

•	AccessMedia’s ability to attract and retain advertisers and customers;
•	AccessMedia’s ability to attract and retain a large number of users;
•	Introduction of new services or products by AccessMedia or by its competitors;
•	Timing and uncertainty of advertising sales cycles;
•	Economic and business cycle;
•	Level of Internet usage and broadband usage in particular;
•	AccessMedia’s ability to attract, integrate and retain qualified personnel;
•	Technical difficulties or system downtime affecting the Internet generally or the operation of AccessMedia’s systems;
•	Amount and timing of operating costs.

Liquidity and Capital Resources

Since inception, AccessMedia has funded its operations primarily through debt and customer revenue. As of December 31, 2005, AccessMedia had outstanding borrowings under promissory notes of $1.8 million. AccessMedia’s primary source of liquidity as of December 31, 2005 was its cash and cash equivalents balance of $175,000.

Cash used in operating activities was $223,000 in 2004 and $469,000 in 2005. The cash used during these periods was primarily attributable to net losses and increases in operating assets partially offset by non-cash charges, primarily amortization, and increases in operating liabilities.

Investments in property and equipment and deferred development costs were $24,000 in 2004 and $243,000 in 2005.

Cash provided by financing activities was $675,000 in 2004 and $200,000 in 2005 borrowings under promissory notes.

As of December 31, 2005, AccessMedia did not have any material commitments for capital expenditures or leases.

AccessMedia currently anticipates that the net proceeds from operations, together with its available cash resources and financing options, will be sufficient to meet its presently anticipated working capital, capital expenditure and business expansion requirements for at least the next 12 months. However, AccessMedia may need to raise additional funds within the next 12 months to support expansion, develop new or enhanced services, respond to competitive pressures, acquire complementary businesses or technologies or take advantage of unanticipated opportunities. AccessMedia’s future liquidity and capital requirements will depend upon numerous factors, including the success of its existing and new service offerings and competing technological and market developments. AccessMedia may be required to raise additional funds through public or private financing, strategic relationships or other arrangements. There can be no assurance that additional funding, if needed, will be available on terms acceptable to AccessMedia, or at all. Its past borrowings were incurred with a related party and AccessMedia believes the transaction reflects a market rate.

Acquisition activity added $5.8 million and $8.7 million in media content and intangible assets, net of amortization, as of December 31, 2005. These assets were acquired primarily by the issuance of capital stock.

Market and Currency Risk

Financial instruments that potentially subject AccessMedia to credit risk consist primarily of cash. AccessMedia maintains its cash accounts with a high quality financial institution. As of December 31, 2005 and 2004, AccessMedia had cash balances of approximately $75,000 and $218,000, respectively, in excess of the Federal Deposit Insurance Corporation Limit of $100,000 per institutions. However, AccessMedia does not anticipate non-performance by the counter-parties.

AccessMedia develops and markets its services primarily in the United States. Therefore, AccessMedia currently has no significant exposure to foreign currency exchange rates or weak economic conditions in international markets.

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets-An Amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions” (“SFAS 153”). SFAS 153 eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, “Accounting for Nonmonetary Transactions,” and replaces it with an exception for exchanges that do not have commercial substance. SFAS 153 specifies that a nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for the fiscal periods beginning after June 15, 2005. AccessMedia is currently evaluating the effect that the adoption of SFAS 153 will have on its consolidated results of operations and financial condition, but does not expect it to have a material impact.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes” (“SFAS 154”), and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements” (“FASB 3”). The new statement changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

Critical Accounting Policies

In accordance with SEC guidance, those material accounting policies that AccessMedia believes are the most critical to an investor’s understanding of its financial results and condition have been expanded and are discussed below. Certain of these policies are particularly important to the portrayal of its financial position and results of operations and require the application of significant judgment by its management to determine the appropriate assumptions to be used in the determination of certain estimates.

Revenue Recognition

AccessMedia records revenue related to the sale of software when the customer downloads the software via the Internet and a payment is collected. Sales of subscription products are recognized ratably over the period the services are rendered.

AccessMedia recognizes revenue related to the display of advertisements on its Internet properties as impressions (the number of times that an advertisement appears in pages viewed by users) are delivered, as long as no significant obligations remain at the end of the period. To the extent that significant obligations remain at the end of the period, the Company defers recognition of the corresponding revenue until the remaining guaranteed amounts are achieved.

AccessMedia generates revenue from the display of text-based links to the websites of its advertisers. These links are placed on AccessMedia’s Internet properties as well as on the websites of third party entities who have integrated AccessMedia’s sponsored search offerings into their websites. AccessMedia recognizes revenue from these arrangements as click-throughs (the number of times a user clicks on an advertiser’s listing) occur.

Impairment

Property, equipment, intangible and certain other long-lived assets are amortized over their useful lives. Useful lives are based on management’s estimates of the period that the assets will generate revenues. AccessMedia accounts for the impairment and disposition of long-lived assets in accordance with SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets. In accordance with SFAS 144, long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Recoverability of assets to be held and used is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Management of AccessMedia Networks, Inc.

Nolan Quan: Mr. Quan has thirty years of business experience including twenty years of experience developing new businesses. Mr. Quan co-founded a series of successful Internet related companies which range from Internet infrastructure and service companies to entertainment portal companies. These companies include Alchemy Communications, Inc. a data center company (founded in 1995), LongView Media, Inc. an Internet advertising agency (founded in 1997), NetBroadcaster, Inc. an advertiser based Internet media company (founded in 1998) and AccessMedia Networks, Inc. (founded in 2002). Mr. Quan has also held the position of: President of Metropolis Pictures, a film production and distribution company whose list of clients included HBO, Showtime, Viewer’s Choice, DirecTV, Universal Pictures and Orion. Mr. Quan has also held financial and operational positions at Touche Ross & Company, Getty Oil, ESPN, Mattel Electronics and Magnum Entertainment. Mr. Quan has a B.S. in Computer Science Engineering and an MBA from the University of California at Los Angeles.

Sanger Powell Robinson II: Mr. Robinson is a founder and CEO of NetBroadcaster.com, Inc, an entertainment portal that has ranked amongst the eight most visited in the world. Mr. Robinson has been important in the development of the AccessMedia software and advises AccessMedia Networks on its marketing strategies and developing strategic relationships with online traffic aggregators and marketing companies. Before joining AccessMedia, he attended Boston University and worked for many years in the music industry.

Robert Gould: Robert Gould served as a marketing executive for Alchemy Communications, a Data Center company, and as president of Internet Fuel, an advertising agency. Mr. Gould has been involved in Internet marketing for the past ten years. Mr. Gould earned his Bachelors Degree in Communications from Boston University.

Bruce K. Muhlfeld: Bruce Muhlfeld’s substantial business experience spans over eighteen years. During this time, he has held key sales management positions at such well-established and successful companies as IBM, Prime Cellular and The QVC Network. At The QVC Network, Mr. Muhlfeld played a significant role in the initial distribution of the cable-shopping network to cable companies throughout the country, contributing to The QVC Network’s significant presence today. Mr. Muhlfeld also owned and operated The First Position; a consulting company that specialized in the development of sports medicine institutes throughout the United States and Europe. He has a B.S. in Marketing from the University of Oklahoma.

Kathryn Felice: Kathryn Felice has served as AccessMedia’s General Counsel since May 2005. Before joining AccessMedia, Ms. Felice practiced commercial litigation in San Diego, California, representing various technology companies and venture capital groups. Immediately prior, Ms. Felice served as law clerk to the Honorable Louisa S. Porter in the United States District Court for the Southern District of California. During law school, Ms. Felice was a judicial extern to Federal District Judge Thomas J. Whelan; served on The San Diego Law Review, was a contributing editor for The Journal of Contemporary Legal Issues, and a member of the National Moot Court Tax Team. Prior to attending law school, Ms. Felice served as a director in the West Coast Region of Kaplan Educational Centers, a wholly owned subsidiary of the Washington Post. Ms. Felice earned her Bachelor of Science degree from the University of California at Los Angeles and her law degree from the University of San Diego School of Law. AccessMedia intends to designate Ms. Felice as its nominee on the IMSI Board of Directors.

ACCM Acquisition Corp.

ACCM Acquisition Corp. is a Delaware corporation and a wholly-owned subsidiary of IMSI. ACCM Acquisition Corp. was organized solely for the purpose of entering into the Merger Agreement with AccessMedia and completing the Merger. It has not conducted any business operations and will not do so prior to the completion of the Merger. If the Merger is completed, ACCM Acquisition Corp. will cease to exist following its merger with and into AccessMedia.

Background of the Merger

In late 2004, Martin Wade, Chief Executive Officer of IMSI, and Bruce Galloway, Chairman of the Board of Directors of IMSI, began discussing with Michael Gardner, Chairman and Chief Executive Officer of Baytree Capital Associates LLC (“Baytree”), a financial advisor to IMSI, various strategies to enhance IMSI shareholder value. In particular, they discussed the migration of IMSI from a traditional or packaged software company to offering downloadable media over the Internet. Messrs. Wade, Galloway and Gardner agreed that the growth and reach of the Internet coupled with the predictability of license revenues should lead to enhanced IMSI shareholder value.

On April 7, 2005, Mr. Gardner held a meeting in Las Vegas where he introduced Messrs. Wade and Galloway to Nolan Quan, a director of AccessMedia. Mr. Quan, an Internet entrepreneur, had met Mr. Gardner in 1998 when Mr. Quan was supporting the development and marketing activities for a public company in which Mr. Gardner was a large shareholder. At the meeting, Mr. Quan presented the AccessMedia technology indicating that he believed the market for an Internet-based media network, although still immature, would develop and the widespread adoption of broadband might position AccessMedia to become one of the leading Internet media networks. All parties agreed to further explore the possibility of a strategic combination and entered into mutual non-disclosure agreements.

Over the following week, Messrs. Wade, Quan and Gardner conducted preliminary due diligence and began discussing the broad terms of a potential strategic transaction. Based on each party’s mutual satisfaction with preliminary due diligence and the broad transaction terms, all parties agreed to begin negotiation of a letter of intent.

During the period from mid-April to mid-May 2005, the parties continued their due diligence and negotiated the terms of a letter of intent.

On May 13, 2005, a letter of intent was signed by all parties.

On May 23, 2005, representatives from IMSI, AccessMedia, Baytree, Silicon Valley Law Group and Morgan, Lewis & Bockius LLP met at the offices of Morgan, Lewis & Bockius LLP in Palo Alto, California to negotiate and draft the definitive agreements. During the course of the following week, all parties negotiated the principal terms of the definitive agreements including a merger agreement and a joint operating agreement, which was intended to govern the operations of AccessMedia until the closing of the Merger.

At a regularly scheduled meeting on June 13, 2005, Mr. Wade updated the Board of Directors on his discussions with AccessMedia, and discussed the business strategy which would include an Internet-based licensed media model in lieu of IMSI’s current businesses. The IMSI Board of Directors continued its evaluation of potential strategic alternatives, including an evaluation of the strategy presented by Mr. Wade, as well as continued operation under IMSI’s existing business plans.

During the period from early June to early August 2005, all parties worked to finalize due diligence and the documentation related to the Merger. During this period, Messrs. Wade and Quan had various meetings and discussions regarding the rationale for a possible business combination transaction between IMSI and AccessMedia, including the strategic ramifications and potential financial benefits of such a transaction. In addition, representatives of IMSI and AccessMedia, including representatives of their respective advisors, engaged in periodic discussions regarding the feasibility, possible terms and timing of, and the process involved with, a possible business combination transaction.

A new letter of intent was signed by all parties on July 27, 2005 reflecting the terms of the transaction that had been discussed between the parties.

From late July through early August, 2005, representatives of IMSI and representatives of Morgan, Lewis & Bockius LLP and Baytree continued discussions with representatives of AccessMedia to address due diligence issues and negotiate terms and conditions of the potential transaction.

On August 5, 2005, the IMSI Board of Directors held a meeting to review the primary strategic, financial and legal considerations concerning the proposed Merger of IMSI and AccessMedia, the advisability of the proposed transaction and the fairness of the Merger consideration. At the Board meeting, all but one of the IMSI directors were present in addition to Mr. Gardner, representatives from Morgan, Lewis & Bockius LLP, counsel to IMSI, and Sean Deson, Managing Director of Deson & Co. During this meeting, Mr. Wade reported on the status of negotiations with AccessMedia and discussed the results of financial, legal and other due diligence of the business, operations and prospects of AccessMedia. Additionally, Mr. Gardner spoke to his historical relationship with AccessMedia and its principals. Representatives of Morgan Lewis & Bockius LLP reviewed with the IMSI Board of Directors its legal obligations, including fiduciary duties, and summarized the material terms and conditions of the most recent drafts of the definitive agreements. Mr. Deson then presented financial analyses with respect to the proposed strategic business combination with AccessMedia. Following this presentation, Deson & Co. delivered its oral opinion to the effect that, based upon and subject to certain assumptions made, matters considered and limitations set forth in its opinion, the Merger consideration to be issued pursuant to the merger agreement was fair, from a financial point of view, to IMSI. This opinion of Deson & Co. was confirmed in a letter dated August 5, 2005. The IMSI Board of Directors asked questions and discussed with members of IMSI’s management and the Board’s financial and legal advisors the relative merits and the legal issues surrounding the proposed transaction with AccessMedia. Messrs. Gardner and Deson were excused from the meeting and such discussion of the Board continued with counsel to IMSI.

Following the presentations and further discussions among members of the IMSI Board of Directors, certain members of IMSI’s management and IMSI’s financial and legal advisors, the IMSI Board of Directors, with one director dissenting and one director absent, determined the merger agreement, and the transactions contemplated thereby, were advisable, fair and in the best interest of IMSI and its shareholders, adopted and approved the merger agreement and the transactions contemplated thereby, and authorized certain officers to make any necessary or appropriate changes to the merger agreement.

Following the approvals of the Merger and related transactions by the respective boards of directors of IMSI and AccessMedia, representatives of IMSI and AccessMedia finalized the definitive merger agreement on August 8, 2005 and then issued a joint press release announcing its execution.

After signing the definitive merger agreement, each party worked to satisfy its conditions to closing. Beginning in September, the parties discussed the possible restructuring of the merger agreement (i) to provide more certainty regarding the tax treatment of the Merger and (ii) to increase the Merger consideration to be paid at the closing of the merger while reducing the aggregate Merger consideration potentially earned by the former AccessMedia shareholders upon the achievement of certain revenue milestones.

On October 20, 2005, the IMSI Board of Directors held a meeting to review a new merger agreement, the primary strategic, financial and legal considerations concerning the proposed changes, the advisability of the proposed changes and the fairness of the revised Merger consideration. At the Board meeting, all directors of IMSI were present in addition to Messrs. Gardner and Deson, as well as representatives from Morgan, Lewis & Bockius LLP. During this meeting, Mr. Wade reported on the status of negotiations of the proposed changes to the transaction with AccessMedia. Mr. Gardner and representatives of Morgan, Lewis & Bockius LLP spoke to their views of the proposed changes. Mr. Deson then presented financial analyses with respect to the proposed strategic business combination with AccessMedia. Following this presentation, Deson & Co. delivered its oral opinion to the effect that, based upon and subject to certain assumptions made, matters considered and limitations set forth in its opinion, the Merger consideration to be issued pursuant to the new merger agreement is fair, from a financial point of view, to IMSI. This opinion of Deson & Co. was confirmed in a letter dated October 20, 2005. The IMSI Board of Directors asked questions and discussed with members of IMSI’s management and the Board’s financial and legal advisors the relative merits and the legal issues surrounding the proposed changes to the transaction with AccessMedia. Mr. Bob Mayer resigned as director as of the start of business on October 20, 2005.

Following the presentations and further discussions among members of the IMSI Board of Directors, certain members of IMSI’s management and IMSI’s financial and legal advisors, the IMSI Board of Directors unanimously determined the new merger agreement, and the transactions contemplated thereby, were advisable, fair and in the best interest of IMSI and its shareholders, and adopted and approved the new merger agreement and the transactions contemplated thereby.

Following the approvals of the Merger and related transactions by the respective boards of directors of IMSI and AccessMedia, representatives of IMSI and AccessMedia finalized the definitive Merger Agreement, on December 16, 2005, and then issued a joint press release announcing its execution. The parties amended the Merger Agreement on March 24, 2006.

Recommendations of the IMSI Board of Directors

After careful consideration, at a meeting held on October 20, 2005, the IMSI Board of Directors:

•	determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable;

•	determined that it is advisable and in the best interests of IMSI and its shareholders that IMSI enter into the Merger Agreement and consummate the Merger;

•	determined that the Merger Agreement is fair to IMSI and its shareholders;

•	approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement; and

•	determined to recommend that the shareholders of IMSI adopt the Merger Agreement.

THE IMSI BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF IMSI VOTE “FOR” ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER AND FOR THE IMSI ADJOURNMENT PROPOSAL.

In considering the recommendation of the IMSI Board of Directors with respect to the Merger Agreement, you should be aware that certain directors and executive officers of IMSI have interests in the Merger that are different from, or are in addition to, the interests of IMSI shareholders. Please see the Section entitled “The Merger - Interests of IMSI Directors and Executive Officers in the Merger” beginning on page 34 of this document.

IMSI’s Reasons for the Merger

The IMSI Board of Directors has determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, that it is in the best interests of IMSI and its shareholders that IMSI enter into the Merger Agreement and consummate the Merger, and that the Merger Agreement is fair to IMSI and its shareholders.

In reaching its decision to approve the Merger Agreement and to recommend that IMSI shareholders vote to adopt the Merger Agreement and approve the Merger, our Board of Directors considered a number of factors, including the following material factors:

•	expected growth in Internet-based media;

•	advanced technologies at AccessMedia;

•	Internet media management team at AccessMedia;

•	potential market reach, growth and operating margins of AccessMedia;

•	high desirability of a recurring and adaptable revenue model;

•	likelihood of attracting public market and strategic attention;

•	favorable early performance metrics achieved by AccessMedia;

•	historical information concerning IMSI’s businesses, financial performance and condition, operations, technology, management and competitive position;

•	the availability, strategic viability and economic terms of possible alternatives to the transaction with AccessMedia;

•	the belief that the terms of the Merger Agreement, including the parties’ representations, warranties and covenants, and the conditions to the parties’ respective obligations, are reasonable;

•
the analyses prepared by Deson & Co. presented to the IMSI Board of Directors, and the oral opinion of Deson & Co., subsequently confirmed in writing, that as of October 20, 2005, and based upon and subject to certain assumptions made, matters considered and limitations set forth in Deson & Co.’s opinion (the full text of which is attached as Annex D to this document), the Merger consideration to be paid to AccessMedia shareholders pursuant to the Merger Agreement was fair to IMSI shareholders, from a financial point of view, as described more fully under “The Merger - Opinion of Deson & Co.” beginning on page 29 of this document;

•
our Board’s familiarity with, and presentations by our management and financial advisor regarding, our business, operations, financial condition, business strategy and prospects (as well as the risks involved in achieving those prospects), the nature of the business in which we compete, and general industry, economic and market conditions, both on a historical and on a prospective basis;

•	the fact that the Merger consideration is all stock and has a considerable earn-out component;

•
the interest of certain IMSI executive officers and directors in the Merger, as described more fully under “the Merger - Interests of IMSI Directors and Executive Officers in the Merger” beginning on page 34 of this document; and

•	our Board’s belief that the Merger likely would be completed on a timely basis.

Our Board of Directors also considered a number of potentially negative factors in its deliberations concerning the Merger. The potentially negative factors considered by the Board included the following:

•	the early nature of the AccessMedia business;

•	the online business is rapidly developing and fiercely competitive;

•	entering into Internet media exposes us to management and operational issues with which our current management has only modest experience;

•	large traditional media companies will enter the online media business over time and may have greater resources and more comprehensive offerings;

•	the risks and uncertainties of not pursuing other options more in line with our traditional software business and diverting management attention from these businesses;

•	the risk of the public announcement of the Merger and that our stock price may decline;

•
the risk that a large number of IMSI shareholders would exercise their appraisal rights potentially resulting in an obligation of IMSI to pay such shareholders the fair value of their IMSI common stock in cash which could deplete IMSI’s cash reserves;

•	the risk that the Merger might not be completed in a timely manner or at all;

•	the negative impact of any customer or supplier disappointment or confusion after announcement of the Merger;

•	the possibility of management and employee disruption associated with the Merger;

•
the interests of certain IMSI executive officers and directors in the Merger described under “The Merger - Interests of IMSI Directors and Executive Officers in the Merger” beginning on page 34 of this document;

•	the termination fee payable by IMSI in certain circumstances; and

•	the possibility that the parties may not be able to obtain all of the approvals necessary to consummate the Merger.

After considering the risks, the IMSI Board of Directors concluded that the potential benefits of the Merger outweighed these risks.

The foregoing discussion, information and factors considered by our Board of Directors is not intended to be exhaustive but is believed to include all material factors considered by the Board of Directors. In view of the wide variety of factors considered by our Board of Directors, as well as the complexity of these matters, the IMSI Board of Directors did not find it practical to quantify or otherwise assign relative weight to the specific factors considered. In addition, the Board did not reach any specific conclusions on each factor considered, or any aspect of any particular factor, and individual members of the IMSI Board of Directors may have given different weights to different factors. In making its determinations and recommendations, the IMSI Board of Directors as a whole viewed its determinations and recommendations based on the totality of the information presented to and considered by it. However, after taking into account all of the factors set forth above, the IMSI Board of Directors unanimously determined that the Merger Agreement and the Merger were fair to, and in the best interests of IMSI and its shareholders and that IMSI should proceed with the Merger.

Opinion of Deson & Co.

The IMSI Board of Directors retained Deson & Co. to render an opinion to the Board with respect to the Merger. Deson & Co. rendered its oral opinion, which was subsequently confirmed in writing, to the Board of Directors of IMSI that, as of the date of the written fairness opinion, and subject to and based on the assumptions made, procedures followed, matters considered and limitations of the review undertaken in such opinion, the Merger consideration to be paid to AccessMedia shareholders was fair, from a financial point of view, to IMSI.

The full text of the written opinion of Deson & Co., dated October 20, 2005, which sets forth the assumptions made, matters considered and limitations on the opinion and on the review undertaken in connection with the opinion, is attached as Annex D to, and is incorporated by reference in, this document. The opinion of Deson & Co. does not constitute a recommendation as to how any holder of shares of IMSI common stock should vote in connection with the Merger Agreement or any other matter related thereto. You should carefully read the opinion in its entirety.

In arriving at its opinion, Deson & Co., among other things:

•	reviewed the draft of the merger agreement dated August 3, 2005, the draft of the Merger Agreement dated October 19, 2005 and drafts of selected other documents related to the Merger;

•	participated in discussions and negotiations among representatives of IMSI, AccessMedia and AccessMedia’ majority owners and their respective financial and legal advisors;

•	reviewed certain publicly available and internal financial information and other operating data concerning IMSI and AccessMedia prepared by executives of each party;

•	analyzed certain financial projections of IMSI and AccessMedia prepared by the executives of each party;

•	discussed the past and current operations, financial condition and prospects for both IMSI and AccessMedia with senior executives of each party;

•	compared the expected financial performance of AccessMedia with that of certain other comparable publicly-traded companies;

•	reviewed the financial terms and other terms, to the extent publicly available of precedent acquisition transactions of companies comparable to AccessMedia;

•	assessed AccessMedia’s value using discounted cash flow analysis of projected future cash flows;

•	analyzed the expected accretion/dilution to IMSI of AccessMedia based upon the information provided by executives of each party;

•	assessed the expected relative contribution of IMSI and AccessMedia based upon information provided by executives of each party; and

•	performed such other analysis and considered such other factors as Deson & Co. deemed appropriate.

In connection with its review, Deson & Co. has relied upon the accuracy and completeness of the foregoing financial and other information, and Deson & Co. has not assumed any responsibility for any independent verification of such information.

Deson & Co. has not conducted physical inspections of the properties or facilities of each of IMSI and AccessMedia, and has not made any comprehensive evaluations or appraisals of the assets or liabilities of each of IMSI and AccessMedia, nor have any such valuations or appraisals been provided to Deson & Co. Without limiting the generality of the foregoing, Deson & Co. has undertaken no independent analysis of any owned or leased real estate, or any pending or threatened litigation, possible unasserted claims or other contingent liabilities, to which IMSI or AccessMedia or any of their respective affiliates are a party or may be subject, and Deson & Co.’s opinion makes no assumption concerning and therefore does not consider the possible assertion of claims, outcomes or damages arising out of any such matters.

Deson & Co. has assumed, in reliance upon the assurances of the management of IMSI and AccessMedia, that the information provided to it has been prepared on a reasonable basis in accordance with industry practice, and, with respect to financial planning data and other business outlook information, reflects the best currently available estimates and judgment of the management of each party, and that the management of each party is not aware of any information or facts that would make the information provided to Deson & Co. incomplete or misleading.

Deson & Co.’s opinion is necessarily based on the economic, market and other conditions in effect on, and the information made available to it, as of the date hereof. In arriving at its opinion, Deson & Co. has assumed that all the necessary regulatory approvals and consents required for the merger will be obtained in a manner that will not change the purchase price for AccessMedia. Deson & Co. has assumed that the final form of the Merger Agreement will be substantially similar to the draft reviewed by us, without modification of material terms or conditions.

The summary set forth below does not purport to be a complete description of the analyses performed by Deson & Co., but describes, in summary form, the material elements of the presentation that Deson & Co. made to IMSI’s Board of Directors on August 4, 2005, and on October 20, 2005, in connection with Deson & Co.’s fairness opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Deson & Co. considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. With respect to the analysis of selected public companies and the analysis of selected precedent transactions summarized below, no company or transaction used as a comparison is either identical or directly comparable to AccessMedia or to the Merger. The analyses described below must be considered as a whole, and considering portions of these analyses, without considering all of them, would create an incomplete view of the process underlying Deson & Co.’s analyses and opinion.

Analysis of Comparable Public Companies. Deson & Co. compared selected financial information for IMSI and AccessMedia with corresponding financial information of selected publicly held companies in the Internet media and advertising industry. Deson & Co. selected these companies for comparison because they have technologies, operations or strategies in certain respects comparable to AccessMedia. These companies include the following:

CNET Networks, Inc.
RealNetworks, Inc.
IAC/Interactive Corp.
Viewpoint Corp.
Aptimus, Inc.
OpenTV Corp.

Deson & Co. reviewed the total enterprise value of the selected comparable companies as a multiple of revenues, gross profit and operating income, and the market value of the selected comparable companies as a multiple of net income for the latest twelve months ending September 30, 2005 and for the estimated fiscal year 2005 and 2006. Financial data for the selected comparable companies was based on the publicly available information available at the time of the announcement of the transaction. Deson & Co. compared the multiples derived from the selected comparable companies with corresponding multiples for AccessMedia based on the consideration to be paid to AccessMedia shareholders. This analysis indicated the following implied high, mean, and low multiples for the selected comparable companies and the implied multiples for the consideration to be paid to AccessMedia shareholders and the resulting AccessMedia per share valuation based upon AccessMedia’s projected 2006 financial information, and 29,000,000 and 35,000,000 shares issued as consideration (the high and the low number of shares to be issued prior to and after achieving the first performance metric), and IMSI’s share price of $1.01.

					Multiple of 2006
	Comparable Companies				AM Financial Projections		Average AM Per Share Value
	Average	High	Low		29,000,000	36,000,000	29,000,000	36,000,000
Enterprise Value
Net Revenues (LTM 9/30/05)	3.1	6.3	2.4	x	1.3	1.7	$2.31	$1.86
Gross Profit (LTM 9/30/05)	5.4	12.1	4.3	x	3.1	3.9	$1.71	$1.38
Operating Income (LTM 9/30/05)	12.4	12.4	12.4	x	7.7	9.7	$1.59	$1.28

Net Revenues (FYE 2005)	2.7	5.6	2.3	x	1.3	1.7	$1.99	$1.60

Equity Value
Net Income (LTM 9/30/05)	22.3	29.1	15.5	x	13.5	16.8	$1.67	$1.34

Analysis of Selected Precedent Transactions. Deson & Co. reviewed the implied enterprise values in the selected merger and acquisition transactions in the Internet media and advertising industries announced since 2003. Deson & Co. selected these transactions for comparison because they related to acquisitions of companies that have technologies, operations or strategies in certain respects comparable to AccessMedia. These transactions include:

Acquirer	Target	Date
Great Hill Partners	IGN Entertainment	5/2/03
MarketWatch	Pinnacor	7/22/03
Viacom	SportsLine	8/1/04
RealNetworks	Listen.com	4/21/03
IAC/Interactive	LendingTree	5/2/03
IAC/Interactive	Ask Jeeves	3/18/05
News Corp.	Intermix Media	7/18/05
News Corp.	IGN Entertainment	9/8/05

Deson & Co. reviewed the selected transactions and determined enterprise value as a multiple of the target’s latest twelve months revenues, gross profit, EBITDA, operating income, and assets, and equity value as a multiple of the target’s latest twelve months net income and book value. Multiples for the selected transactions were based on publicly available information available at the time of the announcement of the transaction. Deson & Co. then compared the implied multiples derived from the selected transactions with corresponding multiples for AccessMedia projected 2006 financial information. This analysis indicated the following implied high, mean, and low multiples for the selected precedent transactions and the implied multiples for the consideration to be paid to AccessMedia shareholders and the resulting AccessMedia per share valuation based upon AccessMedia’s projected 2006 financial information, and 29,000,000 and 35,000,000 shares issued as consideration (the high and the low number of shares to be issued prior to and after achieving the first performance metric), and IMSI’s share price of $1.01.

					Multiple of 2006
	Precedent Transactions				AM Financial Projections		Average AM Per Share Value
	Average	High	Low		29,000,000	36,000,000	29,000,000	36,000,000
Enterprise Value
Revenues	7.3	18.7	1.5	x	1.3	1.7	$5.32	$4.29
Gross Profit	8.3	23.1	2.3	x	3.1	3.9	$2.60	$2.09
Operating Income	76.0	180.8	8.1	x	7.7	9.7	$9.43	$7.59

Revenues (Recent Deals)	9.2				1.3	1.7	$6.70	$5.40
Gross Profit (Recent Deals)	14.1				3.1	3.9	$4.38	$3.53
Operating Income (Recent Deals)	106.9				7.7	9.7	$13.23	$10.66

Equity Value
Net Income (Loss)	64.0	128.4	8.2	x	13.5	16.8	$4.79	$3.86

Net Income (Recent Deals)	82.6				13.5	16.8	$6.18	$4.98

Discounted Cash Flow Analysis. Deson & Co. performed a discounted cash flow analysis based on the stand-alone net present values of the cash flows of AccessMedia. Deson & Co. derived the implied reference ranges by applying a range of operating income terminal value multiples of 15.0x to 35.0x and revenue terminal value multiples of 4.0x to 6.0x and discount rates of 20.0% to 40.0%. The operating income and revenue terminal value multiples are consistent with other selected comparable public companies and precedent transactions. The discount rates used in the discounted cash flow analyses are discount rates that in the professional judgment of Deson & Co. are appropriate for use in connection with earlier stage companies such as AccessMedia. The implied per share price range referenced below is the price per share indicated by dividing the various equity values derived by the number of shares that would be issued to AccessMedia pursuant to the Merger and the achievement of the revenues underlying the cash flow projections. The following sets forth the range of per share values based upon the above assumptions and AccessMedia’s cash flow projections.

		Revenue Multiple
Per Share in $		4.0	4.5	5.0	5.5	6.0
	20%	2.86	3.18	3.50	3.82	4.14
Discount Rate	25%	2.53	2.82	3.10	3.38	3.66
	30%	2.26	2.51	2.76	3.01	3.26
	35%	2.02	2.24	2.47	2.69	2.91
	40%	1.81	2.01	2.21	2.42	2.62

		EBIT Multiple
Per Share in $		15	20	25	30	35
	20%	2.37	3.06	3.75	4.44	5.13
Discount Rate	25%	2.10	2.71	3.32	3.93	4.54
	30%	1.87	2.42	2.96	3.50	4.04
	35%	1.68	2.16	2.65	3.13	3.61
	40%	1.51	1.94	2.38	2.81	3.24

EPS Accretion/Dilution Analysis. Deson & Co. performed pro forma analyses of the financial impact of the Merger using estimates prepared by IMSI for the year ended 2006 and using operating margin estimates prepared by AccessMedia applied to the various revenue Performance Levels. The following sets forth the dilution or accretion at each Performance Level both pre and post the issuance of the related Performance Level shares.

	Performance Levels - AM
Revenues	$20,000,000	$40,000,000	$55,000,000	$80,000,000	$100,000,000

Beginning Shares Issued	29,000,000	36,000,000	43,000,000	50,000,000	57,000,000
Accretion/(Dilution)	0 to 10%	60 to 70%	90 to 100%	140 to 150%	165 to180%

Ending Shares Issued	36,000,000	43,000,000	50,000,000	57,000,000	64,000,000
Accretion/(Dilution)	0 to -10%	45 to 55%	75 to 85%	120 to 130%	145 to 160%

In general, the dilution or accretion would be:

•	Modestly dilutive in 2006 based upon AccessMedia’s projections; and

•	Other than at the first Performance Level, modestly accretive to very accretive at the various Performance Levels.

Relative Contribution Analysis. Deson & Co. reviewed the contributions of IMSI for the year ended 2006 and using operating margin estimates prepared by AccessMedia applied to the various revenue Performance Levels. The following sets forth the contribution of IMSI and AccessMedia of revenues, gross profit and operating income to the relative ownership of IMSI and AccessMedia at each Performance Level both pre and post the issuance of the related Performance Level shares.

	Performance Levels - AM
Revenues	$20,000,000	$40,000,000	$55,000,000	$80,000,000	$100,000,000

AM Contribution %
Revenues	45 to 50%	60 to 65%	70 to 75%	75 to 80%	80 to 85%
Gross Profit	35 to 40%	50 to 55%	60 to 65%	65 to 70%	70 to 75%
EBIT	60 to 65%	80 to 85%	85 to 90%	85 to 90%	90 to 95%

Shares - Beginning	29,000,000	36,000,000	43,000,000	50,000,000	57,000,000
AM Ownership %	49%	55%	59%	63%	66%

Shares - End	36,000,000	43,000,000	50,000,000	57,000,000	64,000,000
AM Ownership %	55%	59%	63%	66%	68%

In general, the contribution of AccessMedia would be:

•	Approximately what its ownership percentage is in 2006 based upon AM’s and IMSI’s projections;

•	Other than at the first Performance Level, AccessMedia contributes more than its relative ownership at the various Performance Levels; and

•	The achievement of each Performance Level is more beneficial to IMSI shareholders on a per share basis.

Miscellaneous. Under the terms of its engagement IMSI has agreed to pay Deson & Co., independent of the outcome of the Merger, a fee of $100,000 for services delivered in connection with rendering the Fairness Opinion. In addition, IMSI has agreed to reimburse Deson & Co. for its reasonable expenses, including fees and disbursements of counsel, and to indemnify Deson & Co. and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement. Over the past two years, IMSI has not paid to Deson & Co. any other fees for banking and related services.

IMSI selected Deson & Co. as its financial advisor in connection with the Fairness Opinion because Deson & Co. is intimately familiar with the details of the transaction and its focus on technology-based companies. As part of its investment banking business, it regularly considers the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and investments.

In the ordinary course of business, Deson & Co. and its affiliates may actively trade in the securities of IMSI for their own accounts and the accounts of their customers and, accordingly, may at any time hold a long or short position in those securities.

Interests of Deson & Co. in the Merger

Deson & Co. and Sean Deson, CEO of Deson & Co., regularly conducts business with Baytree Capital Associates, LLC (“Baytree”) and Michael Gardner, Chairman and CEO of Baytree. As a result of Mr. Gardner’s current ownership in AcessMedia and pursuant to various agreements related to the Merger, Baytree and Mr. Gardner will be significant shareholders of IMSI. Deson & Co. or Mr. Deson may receive compensation from Baytree or Mr. Gardner related to the merger in addition to compensation received from IMSI. While Mr. Deson does not personally own shares of IMSI, Mr. Deson is the Managing Member of Treeline Management LLC, the General Partner of Treeline Investment Partners LP, which is an IMSI shareholder. Deson & Co. and its affiliates may actively trade in the securities of IMSI for their own account and the accounts of their customers and, accordingly, may at any time hold long or short positions in those securities.

Interests of Baytree in the Merger

Under the terms of its engagement, IMSI has agreed to pay Baytree, as a result of the Merger, a fee of 5% of the aggregate value of the closing consideration to be paid to the former AccessMedia shareholders, payable in IMSI shares, for services delivered in connection with the Merger, which totals 1.45 million shares of IMSI common stock (before giving effect to the reverse one-for-two stock split). IMSI has agreed to reimburse Baytree for its reasonable expenses, including fees and disbursements of counsel, and to indemnify Baytree and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement. In addition, IMSI has agreed to pay to Baytree 1.0 million shares of IMSI common stock (before giving effect to the reverse one-for-two stock split) for ongoing consulting services to be rendered through June 30, 2008. Over the past two years, IMSI has not paid to Baytree any other fees for banking and related services.

Mr. Gardner is a shareholder of AccessMedia and therefore has certain interests in the Merger separate and apart from Baytree’s interest as IMSI’s financial advisor. Baytree and its affiliates may actively trade in the securities of IMSI for their own account and, accordingly, may at any time hold long or short positions in those securities.

The IMSI Board of Directors was aware of and considered these interests when it approved the Merger.

Interests of IMSI Directors and Executive Officers in the Merger

Certain executive officers of IMSI and certain members of the IMSI Board of Directors may be deemed to have interests in the merger that are different from or in addition to the interests of IMSI shareholders generally. The IMSI Board of Directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the merger. Described below are the interests of executive officers of IMSI’s management and certain members of the IMSI Board of Directors.

•
Pursuant to an agreement to be entered into in connection with the Merger, Martin R. Wade, III, Chief Executive Officer of IMSI will be granted options to purchase 3.75 million shares of IMSI common stock (prior to giving effect to the proposed stock split) of which 100,000 shares vest upon completion of the transaction and 3.65 million shares vest upon AccessMedia’s achievement of certain revenue milestones.

•
IMSI has entered into an employment agreement with Robert O’Callahan, IMSI’s Chief Financial Officer, pursuant to which Mr. O’Callahan will be entitled to a bonus in the amount of $25,000 upon effectiveness of the Proxy Statement and an additional $100,000 upon the closing of the Merger.

In the event any of the payments made to Messrs. Wade or O’Callahan would constitute a parachute payment as defined in section 280G of the Internal Revenue Code (the “Code”) and would subject Messrs. Wade or O’Callahan to an excise tax under the Code, then Messrs. Wade or O’Callahan are not contractually entitled to receive an additional payment which, when reduced by all taxes thereon, would provide them with sufficient cash to pay the amount of the excise tax owed on all such compensation.

Golden Parachute Payments

The acceleration of the vesting of stock options and share right awards in connection with the merger, together with any other payment contingent upon or made to an officer in connection with the Merger, such as severance benefits upon his or her subsequent termination of employment, may result in an “excess parachute payments” as defined in Section 280G of the Code. Excess parachute payments are not deductible in accordance with Section 280G. As a result, IMSI will not be entitled to a tax deduction for any amounts determined to be excess parachute payments. The amount of the lost deduction will depend on the value of the shares as a result of the Merger, the number of option shares or share right awards which vest on an accelerated basis in connection with the Merger, and the portion of any other payments or benefits deemed to be an excess parachute payment.

Accounting Treatment of the Merger

IMSI intends to account for the Merger as a “purchase” of AccessMedia by IMSI for financial reporting and accounting purposes, in accordance with accounting principles generally accepted in the United States. The purchase accounting transaction will result in a purchase price in excess of net tangible and intangible assets acquired. The purchase price is expected to be approximately $32 million. IMSI expects that the final purchase price will be determined after the completion of the Merger. The allocation of the purchase price among net tangible assets acquired, goodwill and other intangibles will be determined after the completion of the merger. Amortizable intangible assets, currently estimated at $15.5 million, will generally be amortized over the estimated useful lives with initial estimates ranging from 10 to 30 years, resulting in an estimated accounting charge for amortization attributable to these items of approximately $780,000 million on an annual basis for the first ten years. Goodwill resulting from the business combination will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). The amount of the estimated purchase price allocated to goodwill, which is based on certain assumptions, is estimated to be approximately $25.9 million.

If IMSI management should change the assumptions used in the allocation of the purchase price or the remaining estimated lives of the intangible assets, amounts allocated to intangible assets with definite lives may increase significantly or estimated lives may decrease significantly, which could result in a material increase in amortization of intangible assets. In addition, if IMSI management determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made. The amounts listed in the above paragraph are only preliminary estimates, however, actual amounts may differ from these estimates.

Appraisal Rights

If the Merger is completed, any holder of IMSI common stock as of the record date for determining shareholders entitled to vote on the Merger may, by complying with the provisions of California law, as applicable, require IMSI to purchase such holder’s shares at their fair market value. The fair market value will be determined as of the date immediately prior to the first announcement of the terms of the proposed Merger, excluding any appreciation or depreciation as a consequence of the proposed Merger. The fair market value of shares of IMSI common stock may be more or less than the value of IMSI common stock to be held by other IMSI shareholders immediately after the Merger. IMSI shareholders who are considering asserting and exercising dissenters’ rights should consult their legal advisors.

Appraisal under California law requires strict compliance with the procedures set forth in Chapter 13 of the California General Corporation Law. Failure to follow any of these procedures may result in a termination or waiver of dissenters’ rights under California law. The applicable provisions of California law are summarized below. IMSI shareholders who choose to exercise dissenters’ rights under California law must fully comply with the requirements of Chapter 13 of the California General Corporation Law.

Under the California General Corporation Law, an IMSI shareholder may be entitled to dissenters’ rights with respect to his IMSI shares if such shares:

•	were outstanding on the date of the vote to approve the Merger; and

•	were not voted in favor of the Merger.

Within 10 days of approval of the Merger by IMSI shareholders, each shareholder who is entitled to dissenters’ rights shall receive a notice of such approval and a statement of the price determined by IMSI to represent the fair market value of its capital stock. The notice will also describe the rights to which such shareholders are entitled and shall be accompanied by a copy of Chapter 13 of the California General Corporation Law (attached as Annex E to this Information Statement). Within 30 days of the date of the mailing of such notice, IMSI shareholders must assert their dissenters’ rights by delivering a written demand to IMSI or its transfer agent. The written demand must set forth the number and class of shares that such shareholder desires to be repurchased and include a statement as to what such shareholder claims to be the true fair market value of such shares. The statement of fair market value will constitute an offer by such shareholder to sell his shares at the price indicated therein.

If the shareholder and IMSI agree upon the fair market value and the shares held by such IMSI shareholder qualify as dissenting shares, the IMSI shareholder will be entitled to the agreed upon price plus the legal rate of interest on judgments from the date of such agreement. If the shareholder and IMSI are unable to agree upon the fair market value of the shares or whether the shares qualify as dissenting shares, the shareholder may file a complaint in California Superior Court seeking a determination by the court of the fair market value of the shares and/or whether the shares qualify as dissenting shares. The complaint must be filed within six months of the date on which the notice of the approval of the Merger was mailed to IMSI shareholders.

After determining which shareholders are entitled to appraisal, the court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The court will then direct payment of the fair value of the shares, together with interest, if any, to the dissenting shareholders. Any cash dividends declared and paid by upon the dissenting shares after the date of approval of the Merger by IMSI shareholders shall be credited against the total amount to be paid to the dissenting shareholders. The costs of proceedings may be determined by the court and shared by the parties as the court deems fit.

THE FOREGOING SUMMARY DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION LAW AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH CHAPTER, A COPY OF WHICH IS ATTACHED HERETO AS ANNEX E. IMSI SHAREHOLDERS WHO WISH TO EXERCISE DISSENTERS’ RIGHTS SHOULD CONSULT THEIR LEGAL AND TAX ADVISORS.

Regulatory Approvals

No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of IMSI is required in connection with the consummation of the transactions contemplated by the Merger Agreement, except for such filings as are required pursuant to applicable federal and state securities laws and blue sky laws, which filings will be effected within the required statutory period.

Material United States Tax Consequences of the AccessMedia Acquisition

The following discussion is based upon the Internal Revenue Code of 1986, as amended, or the Code, the regulations promulgated under the Code, and existing administrative interpretations and court decisions, all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of the following discussion.

The merger of ACCM Acquisition Corp. (“ACCM”) into AccessMedia, and any subsequent merger of AccessMedia into IMSI, are intended to qualify under Sections 368 and 332 respectively of the Internal Revenue Code, in which case: (i) no gain or loss will be recognized by IMSI, ACCM, AccessMedia, or the IMSI shareholders, and (ii) the basis and holding period of the IMSI shareholders in their IMSI common stock will remain unchanged. If it were determined that the transactions did not qualify under Sections 368 or 332, no taxable gain or loss should be recognized by IMSI, ACCM, or the IMSI shareholders. Neither IMSI nor AccessMedia contemplates obtaining a tax opinion or requesting a ruling from the IRS in connection with the merger. Accordingly, IMSI shareholders are urged to consult their own tax advisors as to the tax consequences as a result of the Merger, including the applicable federal, state, local and foreign tax consequences.

This discussion does not address all aspects of U.S. federal income taxation that may be important to you in light of your particular circumstances or if you are subject to special rules. Moreover, the discussion does not address any non-income tax or any foreign, state or local tax consequences of the acquisition.

TO ENSURE COMPLIANCE WITH INTERNAL REVENUE SERVICE CIRCULAR 230, IMSI STOCKHOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS INFORMATION STATEMENT IS NOT INTENDED OR WRITTEN BY US TO BE RELIED UPON, AND CANNOT BE RELIED UPON BY IMSI SHAREHOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON IMSI SHAREHOLDERS UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) IMSI SHAREHOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

SUMMARY SELECTED HISTORICAL FINANCIAL DATA FOR IMSI

The following table sets forth selected historical financial data for IMSI. The following data at and for the years ended June 30, 2005 and 2004, have been derived from IMSI’s consolidated financial statements and the data at and for the six month period ended December 31, 2005 have been derived from IMSI’s unaudited consolidated financial statements. IMSI’s selected unaudited interim financial data included in this proxy statement were derived from its books and records and, in the opinion of IMSI management, contains all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of its financial position and results of operations at and for such periods. The results of operations for any interim period are not necessarily indicative of the results of operations to be expected for the full year.

You should read the following information together with IMSI’s consolidated financial statements, the notes related thereto and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in IMSI’s annual reports on Form 10-KSB, Form 10-QSB and other financial information included in IMSI’s filings with the SEC, which is incorporated by reference in this proxy statement. See “Where You Can Find More Information” beginning on page 79 and “Incorporation of Certain Documents by Reference” beginning on page 79.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Six Months Ended December 31,	Year Ended June 30,
	2005	2005	2004

REVENUES
Software	$4,451	$9,527	$8,831
Internet	3,233	4,347	1,186
Total net revenues	7,684	13,874	10,017

COSTS AND EXPENSES
Product costs	2,783	4,881	3,650
Sales and marketing	3,189	6,465	4,428
General and administrative	2,754	4,857	3,677
Research and development	988	1,696	2,039
Total costs and expenses	9,714	17,899	13,794

Operating loss	(2,030)	(4,025)	(3,777)
Interest and other, net	(52)	(91)	65
Realized / unrealized gain (loss) on marketable securities	765	(42)	2,567
Loss on disposal of fixed assets	-	-	(13)
Gain on sale of product line	-	53	59
Gain on extinguishment of debt	-	-	76
(Loss) income from discontinued operations, net of income tax	-	341	(293)
Gain (loss) from the sale of discontinued operations, net of income tax	(474)	2,035	2,000
Income tax provision	(39)	(25)	(38)

Net (loss) income	($1,830)	($1,754)	$646

Net (loss) income per share - basic and diluted	($0.06)	($0.06)	$0.03
Number of shares used in computing net earnings (loss) per share - basic and diluted	29,755	27,694	23,838

CONSOLIDATED BALANCE SHEET DATA
(In thousands)

	December 31,	June 30,
	2005	2005

Cash and cash equivalents and short term investments in marketable securities	$9,849	$5,061
Working capital	9,525	13,428
Total assets	21,803	26,415
Total long term liabilities	173	230
Accumulated deficit	(27,161)	(25,331)
Total shareholders’ equity	$17,771	$18,230

SUMMARY SELECTED HISTORICAL FINANCIAL DATA FOR ACCESSMEDIA

The following table sets forth selected historical financial data for AccessMedia. The following data at and for the years ended December 31, 2005 and 2004, have been derived from AccessMedia’s audited consolidated financial statements. AccessMedia’s selected unaudited interim financial data included in this proxy statement were derived from its books and records and, in the opinion of AccessMedia management, contains all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of its financial position and results of operations at and for such periods. The results of operations for any interim period are not necessarily indicative of the results of operations to be expected for the full year.

You should read the following information together with AccessMedia’s consolidated financial statements, and the notes related thereto. See “Where You Can Find More Information” beginning on page 79 and “Incorporation of Certain Documents by Reference” beginning on page 79.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except per share and share amounts)

	Year Ended December 31,
	2005	2004

REVENUES
Total net revenues	$1,688	$102

COSTS AND EXPENSES
Product costs	1,398	61
Sales and marketing	1,278	12
General and administrative	1,989	262
Research and development	-	-
Total costs and expenses	4,665	335

Operating loss	(2,977)	(233)
Interest and other, net	55	16
Income tax provision	1	-

Net loss	(3,033)	(249)

Net loss per share - basic and diluted	($0.10)	($0.01)
Number of shares used in computing net loss per share - basic and diluted (1)	29,000	29,000

(1) The number of shares used in computing net earnings (loss) per share is the number of IMSI shares to be initially issued in the acquisition to stockholders of AccessMedia.

CONSOLIDATED BALANCE SHEET DATA
(In thousands)

	December 31,
	2005	2004
Cash and cash equivalents	$175	$519
Working capital deficit	(2,976)	(309)
Total assets	14,978	919
Total long term liabilities	149	203
Accumulated deficit	(3,296)	(262)
Total shareholders’ equity (deficit)	$11,482	$(261)

SUMMARY SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL DATA

The following selected unaudited pro forma condensed combined consolidated financial data was prepared using the purchase method of accounting. The unaudited pro forma condensed combined consolidated statement of operations data combines the historical consolidated statements of operations data for IMSI and AccessMedia for the year ended June 30, 2005 and the six months ended December 31, 2005, giving effect to the proposed acquisition as if it had occurred at the beginning of the period. The unaudited pro forma condensed combined consolidated balance sheet data combines the historical consolidated balance sheets of IMSI and AccessMedia as of December 31, 2005, giving effect to the acquisition.

The selected unaudited pro forma condensed combined consolidated financial data is based on estimates and assumptions that are preliminary. The data are presented for informational purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial condition of IMSI that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as representative of future consolidated results of operations or financial condition of IMSI. Please also read the section in this proxy statement entitled “Special Note Regarding Forward-Looking Statements” beginning on page 78 for more information on the statements made in this section.

This selected unaudited pro forma condensed combined consolidated financial data should be read in conjunction with the summary selected historical consolidated financial data and the unaudited pro forma condensed combined consolidated financial statements and accompanying notes contained elsewhere in this proxy statement and the separate historical consolidated financial statements and accompanying notes of IMSI and AccessMedia incorporated by reference into this proxy statement. See the section entitled “Where You Can Find More Information” beginning on page 79 of this proxy statement and “Incorporation of Certain Documents by Reference” beginning on page 79 of this proxy statement.

	Unaudited Pro Forma Combined Condensed Statements of Operations
	Twelve months ended June 30, 2005	Six months ended December 31, 2005
	(in thousands, except per share data)

Net revenues	$14,332	$9,161
Loss from operations	(5,440)	(3,385)
Net loss	(3,216)	(3,222)
Basic net loss per share	($0.05)	($0.05)
Diluted net loss per share	($0.05)	($0.05)
Shares used to compute basic net loss per share	59,144	61,205
Shares used to compute basic and diluted net loss per share	59,144	61,205

Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet As of December 31, 2005
(in thousands)
Balance Sheet Data:
Cash, cash equivalents and short-term investments	$10,024
Working capital	5,336
Total assets	63,571
Long-term liabilities	6,622
Total stockholders’ equity	48,529

Comparative Per Share Information

The following table presents comparative historical per share data regarding the net income loss, book value and cash dividends of IMSI and unaudited combined pro forma per share data after giving effect to the acquisition as a purchase of AccessMedia by IMSI assuming the acquisition had been completed on July 1, 2004. The following data assumes 29 million shares of IMSI common stock will be issued in exchange for all existing shares of AccessMedia common stock in connection with the acquisition. The data has been derived from and should be read in conjunction with the summary selected historical consolidated financial data and unaudited pro forma condensed combined consolidated financial statements contained elsewhere in this proxy statement, and the separate historical consolidated financial statements of IMSI and AccessMedia and the accompanying notes incorporated by reference into this proxy statement. The unaudited pro forma per share data is presented for informational purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial condition of IMSI that would have been reported had the acquisition been completed as of the date presented, and should not be taken as representative of future consolidated results of operations or financial condition of IMSI.

	Net loss in thousands
	Historical (Twelve months ended June 30, 2005)
			Pro Forma
	IMSI	AccessMedia (2)	Combined Company
Net loss:	($1,754)	($1,457)	($3,216)
Basic net loss per share	($0.06)	($0.05)	($0.05)
Diluted net loss per share	($0.06)	($0.05)	($0.05)
Book value per share at period end(1)	$0.63	$0.06	$0.81
Cash dividends declared per share	$0.00	$0.00	$0.00

	Net loss in thousands
	Historical (Six months ended December 31, 2005)
			Pro Forma
	IMSI	AccessMedia (2)	Combined Company
Net income (loss):	($1,830)	($2,273)	($3,222)
Basic earnings (loss) per share	($0.06)	($0.07)	($0.05)
Diluted earnings (loss) per share	($0.06)	($0.07)	($0.05)
Book value per share at period end(1)	$0.60	$0.37	$0.79
Cash dividends declared per share	$0.00	$0.00	$0.00

(1)
The historical book value per share of IMSI and AccessMedia common stock is computed by dividing common stockholders’ equity at period end by the number of shares of common stock outstanding at the respective period end or, for AccessMedia, the number of IMSI shares to be issued in the acquisition. The pro forma net book value per share of the combined company’s common stock is computed by dividing the pro forma common stockholders’ equity by the pro forma number of shares of common stock outstanding at the respective period end, assuming the acquisition had been completed on that date.

(2)	Includes MediaZone, Ltd. (“MZ”), Peoplecaster, Inc. (“PC”) and MyVod, Inc. (“MV”).

IMSI Market Price and Dividend Information

Our stock currently trades on the over the counter bulletin board (“OTCBB”).The following table sets forth the quarterly high and low sales prices of the common stock for fiscal 2006, 2005 and 2004, as quoted on the OTCBB. This information represents prices between dealers and does not include retail mark-ups, markdowns or commissions and may not represent actual transactions.

	High	Low
Fiscal Year 2004
First Quarter ended Sept. 30, 2003	$1.45	$0.73
Second Quarter ended Dec.31, 2003	1.50	1.00
Third Quarter ended Mar. 31, 2004	1.77	1.10
Fourth Quarter ended June 30, 2004	$1.72	$1.11
Fiscal Year 2005
First Quarter ended Sept. 30, 2004	$1.30	$.90
Second Quarter ended Dec.31, 2004	$1.21	$.73
Third Quarter ended Mar. 31, 2005	$1.46	$1.01
Fourth Quarter ended June 30, 2005	$1.50	$1.06
Fiscal Year 2006
First Quarter ended Sept. 30, 2005	$1.55	$.90
Second Quarter ended Dec.31, 2006	$1.19	$.67
Third Quarter ended Mar. 31, 2006	$1.34	$.95

On May 1, 2006, the latest practicable trading day before the printing of this proxy statement/prospectus, the closing price per share of IMSI common stock was $1.30.

You are urged to obtain current market quotations for IMSI common stock. No assurance can be given as to the future prices or markets for IMSI common stock.

IMSI has never paid any cash dividends on its stock.

AccessMedia Market Price and Dividend Information

AccessMedia is a privately held company. There is no established public market for any class or series of AccessMedia capital stock.

AccessMedia has never paid any cash dividends on its stock.

THE MERGER AGREEMENT

The following summary describes the material provisions of the Agreement and Plan of Merger, dated as of December 16, 2005, as amended as of March 24, 2006 (the “Merger Agreement”), by and among IMSI, AccessMedia, ACCM Acquisition Corp. (“ACCM”), a wholly-owned subsidiary of IMSI, and the shareholders of AccessMedia. This summary may not contain all of the information about the Merger Agreement that is important to you. The Merger Agreement is attached to this document as Annex A and is incorporated by reference into this document, and we encourage you to read it carefully in its entirety for a more complete understanding of the Merger Agreement, because it is the legal document that governs the Merger.

Generally

The Merger Agreement provides that at the closing of the Merger, ACCM will be merged with and into AccessMedia. Upon completion of the Merger, AccessMedia will continue as the surviving corporation and will be a wholly-owned subsidiary of IMSI.

Directors and Officers of the Surviving Corporation after the Merger

The directors and officers of IMSI will be the directors and officers of AccessMedia immediately prior to the effective time of the Merger.

Manner and Basis of Converting Shares of AccessMedia Common Stock into the Merger Consideration

Under the terms of the Merger Agreement, upon completion of the Merger, IMSI will issue 29,000,000 shares of Common Stock of IMSI (before giving effect to the reverse one-for-two stock split) to AccessMedia shareholders, representing approximately 48.4% of the outstanding shares of IMSI. Following the closing, IMSI may issue up to an additional 35,000,000 shares (before giving effect to the reverse one-for-two stock split) to AccessMedia shareholders if AccessMedia achieves certain revenue milestones prior to December 31, 2008 (subject to certain extensions as provided in the Merger Agreement), representing approximately 67.4% in the aggregate to be held by former AccessMedia shareholders.

AccessMedia shareholders will be entitled to receive 23,200 shares of IMSI common stock (before giving effect to the reverse one-for-two stock split) for each share of AccessMedia common stock held by them at the effective time of the merger and up to 51,200 shares of IMSI common stock for each share of AccessMedia common stock held by them if AccessMedia achieves certain revenue milestones prior to December 31, 2008 (subject to certain extensions as provided in the Merger Agreement).

The additional issuances of IMSI common stock shall be paid in the amounts set forth below in the event that any of the revenue performance levels shall be obtained by AccessMedia during any of the time periods set forth below (as more fully set out in the Merger Agreement):

Performance Target Schedule

Revenue Performance Level	Target Date	Earnout Payment in Shares of IMSI Common Stock (before giving effect to the reverse one-for-two stock split)	Potential Aggregate Shares of IMSI Common Stock (before giving effect to the reverse one-for-two stock split)
>$20 million in Revenue	June 30, 2006	7 million	36 million
>$40 million in Revenue	March 31, 2007	7 million	43 million
>$55 million in Revenue	September 30, 2007	7 million	50 million
>$80 million in Revenue	June 30, 2008	7 million	57 million
>$100 million in Revenue	December 31, 2008	7 million	64 million

Each applicable earnout payment in the column entitled “Earnout Payment” shall be made to the AccessMedia shareholders on or prior to the 30th day following (i) the applicable date in the column entitled “Target Date,” if the revenue performance level set forth therein is met by such date, or (ii) the date upon which such revenue performance level is met (the “Attainment Date”) if the Attainment Date precedes the Target Date. Notwithstanding the foregoing, if any revenue performance level is not met by the specified target date, the associated Earnout Payment may still be earned if AccessMedia achieves the applicable revenue performance level by the date six (6) months following the specified target date (the “Grace Period Date”). The listed revenue performance levels are cumulative. As a result, if by any specified target date (or by the Grace Period Date associated with each such target date) the revenue performance level goal for that date is met, then the full cumulative amount of the Earnout Payments attributable to all revenue levels included within that amount will be payable at that time. In other words, if a revenue performance level is achieved by a target date, or by the associated Grace Period Date, then the Earnout Payment owing at that time will include (a) the Earnout Payment with respect to such target date, and (b) any Earnout Payment relating to prior target dates that had not been earned prior to such date. For example, if AccessMedia does not achieve revenue of $20 million as of June 30, 2006 but does achieve revenue of $20 million prior to December 31, 2006 (six months following the first target date), the AccessMedia shareholders will be entitled to receive the Earnout Payment for the period ending December 31, 2006. If AccessMedia does not achieve revenue of $20 million by December 31, 2006, but does achieve revenue of $40 million as of September 30, 2007 (six months following the second target date), the AccessMedia shareholders will be entitled to receive the Earnout Payment for each of the first two target dates within 30 days of (i) September 30, 2007 or (ii) the Attainment Date if it precedes September 30, 2007.

Completion and Effectiveness of the Merger

We intend to complete the Merger no later than two (2) business days after all of the conditions to completion of the Merger contained in the Merger Agreement described in the section entitled “The Merger Agreement - Conditions to Completion of the Merger” beginning on page 51 of this document are satisfied or waived, including adoption of the merger agreement and approval of the Merger by the shareholders of IMSI. The Merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of California, or such later time as AccessMedia and IMSI agree and set forth in the certificate of merger.

We are working to complete the Merger as quickly as possible. We currently plan to complete the Merger during the second quarter of 2006. However, we cannot predict the exact timing because completion of the Merger is subject to governmental and regulatory approvals and other conditions.

Treatment of IMSI Capital Stock

In connection with the Merger, IMSI’s capital stock will be affected as follows:

•	IMSI will issue 29,000,000 shares of Common Stock of IMSI to AccessMedia shareholders, representing approximately 48.4% of the outstanding shares of IMSI; and

•
Following the closing, IMSI may issue up to an additional 35,000,000 shares to AccessMedia shareholders if AccessMedia achieves certain revenue milestones prior to December 31, 2008 (subject to certain extensions as provided in the merger agreement), representing approximately 67.4% in the aggregate to be held by former AccessMedia shareholders.

The following chart reflects the impact of the Merger Consideration to Shares of IMSI Common Stock Currently Outstanding.

Merger Events	Merger Consideration (in Shares of IMSI Common Stock)	Potential Aggregate Merger Consideration (in Shares of IMSI Common Stock)	Outstanding Shares of IMSI Common Stock *
Pre Merger	0	0	30,930,382
Upon Completion of the Merger	29,000,000	29,000,000	59,930,382
Earnout Payments**
1. June 30, 2006	7,000,000	36,000,000	66,930,382
2. March 31, 2007	7,000,000	43,000,000	73,930,382
3. September 30, 2007	7,000,000	50,000,000	80,930,382
4. June 30, 2008	7,000,000	57,000,000	87,930,382
5. December 31, 2008	7,000,000	64,000,000	94,930,382

* Based on 30,930,382 shares of IMSI Common Stock outstanding on April 27, 2006 and assuming no other changes in outstanding capital stock over the time period presented.

**Assumes full pay-out of the earnout payments at the earliest possible date.

Representations and Warranties

AccessMedia makes a number of customary representations and warranties in the Merger Agreement regarding aspects of its business, financial condition and structure, as well as other facts pertinent to the merger. These representations and warranties relate to the following subject matters:

•	Organization and Good Standing

•	Capitalization

•	Subsidiaries

•	Authority and Enforceability

•	No Conflict; Authorizations

•	Financial Statements; Authority and Enforceability

•	No Undisclosed Liabilities

•	Accounts Receivable

•	Taxes

•	Compliance with Law

•	Authorizations

•	Title to Personal Properties

•	Conditions on Tangible Assets

•	Real Property

•	Intellectual Property

•	Absence of Certain Changes or Events

•	Contracts

•	Litigation

•	Employee Benefits

•	Labor and Employment Matters

•	Environmental

•	Related Party Transactions

•	Insurance

•	Books and Records

•	Conditions Affecting AccessMedia and its Subsidiaries

•	Brokers and Finders

•	No Illegal Payments

•	Suppliers and Customers

•	Bank Accounts

•	Powers of Attorney

•	Information Supplied

•	Completeness of Disclosure

The Merger Agreement contains customary representations and warranties made by IMSI. These representations and warranties relate to the following subject matters:

•	Organization and Good Standing

•	Capital Structure

•	Authority and Enforceability

•	No Conflict; Authorizations

•	SEC Filings; Financial Statements

•	Interim Operation of ACCM Acquisition Corp.

•	Liabilities

•	Taxes

•	Compliance with Law

•	Authorizations

•	Absence of Certain Changes or Events

•	Litigation

•	Brokers and Finders

•	No Illegal Payments

•	Information Supplied

•	Employee Benefits

•	Environmental

•	Related Party Transactions

•	Investment Representations

•	Completeness of Disclosure

The representations and warranties in the Merger Agreement are complicated, are not identical as between IMSI and AccessMedia and are not easily summarized. You are urged to carefully read Articles III and IV of the Merger Agreement entitled “Representations and Warranties of the Company” and “Representations and Warranties of Parent and Merger Sub.”

Indemnification and Escrow Fund

Except as set forth below, the representations and warranties of AccessMedia and IMSI contained in the Merger Agreement generally survive for a period of 18 months following the closing.

The representations and warranties of AccessMedia contained in the Merger Agreement in Sections 3.1 (Organization and Good Standing), 3.2 (Capitalization), 3.4 (Authority and Enforceability), and 3.29 (Brokers or Finders) shall survive indefinitely. The representations and warranties of AccessMedia contained in Sections 3.10 (Taxes) and 3.20 (Employee Benefits) shall survive the Closing until 60 days after the expiration of the applicable statute of limitations period (after giving effect to any waivers and extensions thereof). The representations and warranties of AccessMedia contained in Section 3.22 (Environmental) shall survive the Closing for a period of 3 years following the Closing.

The representations and warranties of IMSI contained in the Merger Agreement in Sections 4.1 (Organization and Good Standing), 4.2 (Capital Structure), 4.4 (Authority and Enforceability), and 4.12 (Brokers or Finders) shall survive indefinitely. The representations and warranties of IMSI contained in Sections 4.8 (Taxes) shall survive the Closing until 60 days after the expiration of the applicable statute of limitations period (after giving effect to any waivers and extensions thereof).

IMSI and AccessMedia have agreed to indemnify the other party for beaches of their respective representations, warranties and covenants; provided, however, that neither IMSI nor AccessMedia shall be liable for any losses of the other unless and until the aggregate amount of losses for such party exceeds $50,000, in which event such party shall be entitled to all of its losses from the first dollar.

1,500,000 shares of IMSI common stock (before giving effect to the reverse one-for-two stock split) issuable to AccessMedia shareholders at the closing will be held in an escrow fund pursuant to an escrow agreement with an escrow agent and will be available to IMSI to satisfy any indemnification obligations of AccessMedia shareholders. One-third of the shares deposited into the escrow fund shall be released on each of the following dates: (i) six months after the closing date; (ii) 12 months after the closing date and (ii) 18 months after the closing date; provided, that in the event IMSI has made a claim under the indemnification provisions describe above, any shares in the escrow fund subject to such claim shall not be subject to release, and the foregoing calculation shall be based upon one-third of the remaining shares in the escrow fund.

Obligation to Fund Working Capital Obligations of AccessMedia

Concurrently with the execution of the Merger Agreement, IMSI entered into a joint operating agreement, under which IMSI agreed to loan AccessMedia up to $3,000,000 prior to the closing of the Merger pursuant to a joint operating plan and an operating budget to be delivered to a joint operating committee comprised of representatives of IMSI and AccessMedia. As of May 5, 2006, no amounts have been requested by AccessMedia nor advanced by IMSI under such joint operating agreement. At the effective time of the Merger, any promissory notes evidencing the loan and interest thereon will be surrendered to AccessMedia without payment and treated as a capital contribution to AccessMedia on its books and records. If the Merger Agreement is terminated, any promissory notes and interest thereon shall convert into the right to receive preferred stock of AccessMedia, the terms of which are set forth in the certificate of designation, the form of which is attached as an exhibit to the joint operating agreement, which is attached as Annex C hereto and is incorporated herein by reference.

After the Merger, IMSI agreed to provide up to $7,000,000 of additional working capital to AccessMedia to fund its working capital needs pursuant to a monthly budget to be mutually agreed upon by IMSI and the representative of the shareholders of AccessMedia.

The foregoing description of the material terms of the voting agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the joint operating agreement. The complete form of the joint operating agreement is attached as Annex C to this document and is incorporated into this document by reference. All IMSI shareholders are urged to read the form of the joint operating agreement carefully and in its entirety.

Additions to the IMSI Board of Directors

IMSI has agreed to increase the number of directors authorizing two additional directors, one of which is to be designated by AccessMedia shareholders’ representative and who shall be appointed to IMSI Board of Directors. AccessMedia intends to designate Kathryn Felice as its nominee on the IMSI Board of Directors. See “Management of AccessMedia Networks, Inc.” beginning on page 23.

IMSI has agreed that, upon AccessMedia achieving revenue of $20,000,000 until the earlier of December 31, 2008 or the date on which the former shareholders of AccessMedia beneficially own a majority of common stock of IMSI, IMSI will nominate for election to its Board of Directors individuals designated by the representative of the AccessMedia shareholders in such numbers as would represent a majority of the Board of Directors of IMSI.

Employee Benefits for AccessMedia Employees

Following the completion of the Merger, IMSI agreed to take all reasonable actions necessary to allow eligible employees of AccessMedia that will be employees of the surviving corporation to participate in benefit programs which are substantially comparable to those maintained for the benefit of, or offered to, similarly situated employees of IMSI to the extent permitted by the terms of IMSI’s benefit plans; provided, however, that in the case of plans for which AccessMedia maintains a plan offering the same type of benefit, such participation need not be offered by IMSI until the corresponding plan of AccessMedia ceases to be available. IMSI will recognize employment services of each AccessMedia employee for purposes of eligibility and vesting (but not benefit accrual) under any IMSI benefit plan and each AccessMedia employee’s years of service with AccessMedia and any of its subsidiaries shall be otherwise recognized for all general employment purposes, including seniority, vacation, personal time and similar general employment purposes; provided, that any vacation time offered by IMSI in the calendar year of the closing to any AccessMedia employee shall be offset by any vacation time used by or paid to such employee by AccessMedia or any of its subsidiaries in the calendar year of the closing. In addition, IMSI will (a) waive all limitations as to preexisting conditions, exclusions, waiting periods and service requirements with respect to participation and coverage requirements applicable to AccessMedia employees under any group health plan sponsored by IMSI, except to the extent such preexisting conditions, exclusion, waiting period or service requirement had not been satisfied by any such AccessMedia employee as of the closing under a group health plan sponsored by AccessMedia or any of its subsidiaries; and (b) provide each AccessMedia employee with credit for any deductible, copayment and out-of-pocket limits applicable to such employees under any such group medical plan sponsored by AccessMedia or any of its subsidiaries and paid by the AccessMedia employee prior to the closing during the calendar year of the closing.

Conditions to Completion of the Merger

The respective obligations of AccessMedia and ACCM Acquisition Corp., on the one hand, and IMSI, on the other, to complete the Merger and the other transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver of each of the following conditions:

•	the Merger Agreement shall have been adopted by the holders of a majority of the outstanding shares of common stock of AccessMedia; and

•
a governmental entity shall not have issued an order or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the merger, which order is final and not appealable.

IMSI’s obligation to complete the merger is also subject to the satisfaction or waiver of each of the following conditions:

•
the representations and warranties in the Merger Agreement made by AccessMedia shall be true and correct in all material respects at and as of the closing date of the Merger (except that any representations or warranties expressly made as of a specific date, would be measured as of such date);

•	AccessMedia shall have complied with all of its covenants and obligations under the Merger Agreement in all material respects;

•
There shall not have occurred any event, occurrence or change that has had, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on AccessMedia and its subsidiaries taken as a whole;

•	less than 2% of the shares of AccessMedia common stock shall have elected to exercise appraisal rights;

•	Alchemy Communications, Inc. shall have entered into a five year agreement with AccessMedia in a form satisfactory to IMSI;

•	the escrow agent and a representative of the AccessMedia shareholders shall have entered into an escrow agreement;

•
the representative of the AccessMedia shareholders and the holders of not less than 95% of the shares of AccessMedia common stock shall have executed and delivered to IMSI a shareholders’ representative agreement;

•	IMSI shall have received a written opinion from counsel to AccessMedia;

•	AccessMedia shall have delivered to IMSI a certification of non-foreign status;

•	AccessMedia shall have delivered to IMSI resignations of its officers and directors; and

•	AccessMedia shall have delivered to IMSI a certificate of good standing from the Secretary of State of the State of Delaware and each of its subsidiaries’ states of organization.

AccessMedia’s obligation to complete the Merger is also subject to the satisfaction or waiver of each of the following conditions:

•
the representations and warranties in the Merger Agreement made by IMSI shall be true and correct in all material respects at and as of the closing date of the Merger (except that any representations or warranties expressly made as of a specific date, would be measured as of such date);

•	IMSI shall have complied with all of its covenants and obligations under the Merger Agreement in all material respects;

•	the escrow agent and a representative of the AccessMedia shareholders shall have entered into an escrow agreement;

•	AccessMedia shall have received a written opinion from counsel to IMSI;

•	Martin Wade shall have executed and delivered an employment agreement with IMSI; and

•	IMSI shall have amended its Bylaws to increase the number of directors and shall have appointed the director nominated to the IMSI Board of Directors by AccessMedia shareholders’ representative.

Agreement with Alchemy Communications, Inc.

The Merger Agreement provides that, as a condition to IMSI’s obligation to close, AccessMedia shall have entered into a five year services and support agreement with Alchemy Communications in a form satisfactory to IMSI. Alchemy is an affiliate of AccessMedia. It is intended that pursuant to the agreement, Alchemy will provide office and operating space, staffing technical services and consulting, bandwidth and hosting, network infrastructure and other related services. Given the scope of the proposed agreement, it would constitute AccessMedia’s most significant vendor relationship in the foreseeable future. Alchemy’s service level agreements and pricing will be equal to the best rates provided to Alchemy’s other customers (other than not-for-profit corporations, charities, and similar entities who receive underwritten services from Alchemy) or, in the absence of this benchmark for a particular item, will be within the customary range of terms and rates as compared to the Los Angeles market.

Termination of the Merger Agreement

The Merger Agreement may be terminated and the Merger may be abandoned prior to completion of the Merger, whether before or after the adoption of the Merger Agreement by IMSI shareholders:

•	by mutual written consent of AccessMedia and IMSI;

•	by AccessMedia or IMSI if:

o
the Merger is not completed by May 30, 2006, except that this right to terminate the Merger Agreement is not available to any party whose action or failure to fulfill any of its obligations under the Merger Agreement has been the cause of or resulted in the failure of the Merger to occur on or before May 30, 2006; or

o
a governmental entity shall have issued an order or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order is final and not appealable.

•
by IMSI upon a breach of any representation, warranty, covenant or agreement in the Merger Agreement on the part of AccessMedia or if any representation or warranty of AccessMedia has become untrue so that the condition to the completion of the merger regarding IMSI’s representations and warranties or covenants would not be met. However, if the breach or inaccuracy is curable by AccessMedia, then IMSI may not terminate the merger agreement for 30 days after its delivery of written notice to AccessMedia of the breach. If the breach is cured during those 30 days, IMSI may not exercise this termination right;

•
by AccessMedia upon a breach of any representation, warranty, covenant or agreement in the merger agreement on the part of IMSI or if any representation or warranty of IMSI has become untrue so that the condition to the completion of the merger regarding IMSI’s representations and warranties or covenants would not be met. However, if the breach or inaccuracy is curable by IMSI, then AccessMedia may not terminate the merger agreement for 30 days after its delivery of written notice to IMSI of the breach. If the breach is cured during those 30 days, AccessMedia may not exercise this termination right.

Termination Fee; Expenses

Under the terms of the Merger Agreement, except as set forth below, all fees, costs and expenses incurred in connection with the Merger, the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, but not including the termination fee described below, shall be paid by the party incurring the fees, costs and expenses.

In addition, IMSI has agreed to pay to AccessMedia a cash termination fee of $300,000 if the Merger Agreement is terminated by IMSI after notification to AccessMedia that IMSI will not fulfill its obligations under the Merger Agreement.

In addition, any party terminating the Merger Agreement shall have the right to recover damages sustained by such party as a result of any breach by the other party of any representation, warranty, covenant or agreement contained in the merger agreement or fraud or willful misrepresentation; provided, however, that the party seeking relief is not in breach of any representation, warranty, covenant or agreement contained in the Merger Agreement under circumstances which would have permitted the other party to terminate the Merger Agreement.

Amendment and Waiver

AccessMedia and IMSI may amend the Merger Agreement before completion of the Merger by mutual written consent, except that after IMSI’s shareholders adopt the Merger Agreement, no further amendment may be made without IMSI shareholder approval if such approval would be required by applicable law.

THE VOTING AGREEMENTS

IMSI Voting Agreements

Effective on December 16, 2005, Martin Wade, III, Chief Executive Officer of IMSI, Digital Creative Development Corp. and Baytree, holding an aggregate of less than 25% of the outstanding shares of IMSI common stock on such date, entered into voting agreements with AccessMedia.

Holders of a majority of the outstanding shares of IMSI common stock must vote in favor of the Merger Agreement in order for it to be adopted and in order for the Merger to be approved.

The following is a description of the material terms of the IMSI voting agreements. The complete form of the IMSI voting agreements is attached as Annex B to this document and is incorporated into this document by reference. All IMSI shareholders are urged to read the form of the IMSI voting agreements carefully and in its entirety.

Under the IMSI voting agreements, Mr. Wade and Baytree, in their capacity as IMSI shareholders, agreed to vote, or cause the record holders of their IMSI securities to vote, the common stock of IMSI beneficially owned by them as of December 16, 2005, and any other securities of IMSI that become beneficially owned by them after December 16, 2005, in the following manner:

•	in favor of the Merger, adoption and approval of the Merger Agreement and the transactions contemplated by the Merger Agreement;

•	against approval of any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of IMSI in the Merger Agreement;

•	in favor of electing Martin Wade, III and each individual nominated by the representative of the AccessMedia shareholders to become a member of the Board of Directors of IMSI following the Merger; and

•
in favor of electing a sufficient number of individuals to the IMSI Board of Directors nominated by the representative of the AccessMedia shareholders such that such individuals would represent a majority of the Board of Directors of IMSI after the date upon which AccessMedia achieves revenue of $20,000,000.

Under the IMSI voting agreements, each IMSI shareholder who is a party to an IMSI voting agreement delivered an irrevocable proxy to AccessMedia to vote the securities of IMSI owned by such shareholder in accordance with the terms of the IMSI voting agreement.

The obligations under the IMSI voting agreements will terminate on the earlier to occur of December 31, 2010 or on the date on which the former shareholders of AccessMedia beneficially own a majority of the outstanding Common Stock of IMSI.

AccessMedia Voting Agreements

On December 16, 2005, AccessMedia stockholders who were the beneficial owners of shares of AccessMedia capital stock representing 100% of the outstanding voting power of the AccessMedia common stock, entered into voting agreements with IMSI.

The following is a description of the material terms of the AccessMedia voting agreements.

Under the AccessMedia voting agreements, Michael Gardner, Software People, LLC, Trans Global Media, LLC, Broadcaster, LLC and AccessMedia Technologies, LLC in their capacity as AccessMedia stockholders, agreed to vote, or cause the record holders of their AccessMedia securities to vote, the common stock of AccessMedia beneficially owned by them as of December 16, 2005 and any other securities of AccessMedia that become beneficially owned by them after December 16, 2005, and any shares of IMSI common stock beneficially owned at the time of each election of IMSI directors, in the following manner:

•	against approval of any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of AccessMedia in the Merger Agreement;

•
against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving AccessMedia or any subsidiary of AccessMedia; (B) any sale, lease, sublease, exclusive license, sublicense or transfer of a material portion of the rights or other assets of AccessMedia or any subsidiary of AccessMedia; (C) any reorganization, recapitalization, dissolution or liquidation of AccessMedia or any subsidiary of AccessMedia; (D) any amendment to AccessMedia’s articles of incorporation or bylaws; and (E) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or the AccessMedia voting agreements; and

•
in favor of electing Martin Wade, III and each other individual nominated by IMSI as a member of the Board of Directors of IMSI following the Merger (subject to such stockholder’s right to have certain individuals designated by the representative of the AccessMedia stockholders).

The obligations under the AccessMedia voting agreements will terminate on the earlier to occur of December 31, 2010 or on the date on which the former stockholders of AccessMedia beneficially own a majority of the outstanding common stock of IMSI.

In addition, these AccessMedia stockholders agree not to transfer, sell, exchange, pledge or otherwise dispose of or encumber any shares of AccessMedia capital stock, or to make any offer or agreement relating thereto, at any time prior to the earlier of the Effective Time and the termination of the Merger Agreement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE MERGER AND ADOPTION OF THE MERGER AGREEMENT.

PROPOSAL THREE: CHANGE OF COMPANY NAME TO BROADCASTER, INC.

IMSI’s Articles of Incorporation currently specifies the name of the company as “International Microcomputer Software, Inc.” The IMSI Board of Directors is proposing an amendment to IMSI’s Articles of Incorporation to change the Company’s name to “Broadcaster, Inc.” If IMSI’s shareholders approve this proposal, IMSI’s Articles of Incorporation will be amended to read in its entirety as follows:

“FIRST: The name of the corporation is Broadcaster, Inc.”

The Board of Directors recommends a vote “FOR” changing the company name to “Broadcaster, Inc.”

While IMSI began as a software company, it has now begun to transform into an Internet media company. Therefore, the Board of Directors believes that “International Microcomputer Software, Inc.” is no longer reflective of IMSI’s business as it exists today. Changing IMSI’s name to “Broadcaster, Inc.” represents IMSI’s evolution from strictly a software company to an Internet media company.

Approval of the amendment to the Articles of Incorporation that is required to effect the change of the company name to “Broadcaster, Inc.” requires the affirmative vote of a majority of the shares of IMSI common stock issued and outstanding as of the record date.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE CHANGE OF THE COMPANY NAME TO BROADCASTER, INC.

PROPOSAL FOUR: AMENDMENT OF THE 2004 INCENTIVE STOCK OPTION PLAN

The shareholders are being asked to approve an amendment of the 2004 Incentive Stock Option Plan (the “Option Plan”) that will (i) increase the share reserve under the Option Plan from 4,000,000 shares of common stock to 10,500,000 shares of common stock and (ii) establish a limit on the number of shares of common stock for which options and direct stock issuances may be granted to any one participant in the Option Plan. The share increase and the per person limit will be adjusted to reflect the reverse one-for-two stock split that is subject to approval under Proposal Five. This Proposal Four is conditioned on approval of the merger with AccessMedia under Proposal Two. In the event that Proposal Two is not approved by the shareholders, the Option Plan will not be amended as described in this Proposal Four.

The Board adopted the amendment on October 20, 2005, subject to shareholder approval at the Annual Meeting. The Board believes that the proposed amendment to increase the share reserve will ensure that the Company continues to have a sufficient number of shares of common stock available for grant under the Option Plan. The Company’s ability to attract, retain and motivate officers and employees is material to the Company’s success and would be enhanced by the Company’s continued ability to grant equity compensation. The establishment of the limit on the number of shares of common stock for which any one person may be granted options and direct stock issuances will ensure that any deductions to which the Company would otherwise be entitled upon exercise of options granted under the Option Plan with an exercise price per share equal to the fair market value per share of common stock on the granted date or upon the subsequent sale of shares purchased under those options will not be subject to the $1 million limitation on the income deductibility of compensation paid to covered executive officers under Internal Revenue Code Section 162(m).

The Option Plan was initially adopted on December 15, 2003, as the successor to the 1993 Incentive Option Plan (the “1993 Plan”). No options have been granted under the 1993 Plan since its termination on June 30, 2003; however, 1,312,032 shares of common stock are subject to outstanding options granted under the 1993 Plan prior to such termination. In addition to equity awards under the Option Plan and the 1993 Plan, warrants have been granted from time to time in conjunction with Board of Directors and employee compensation and consulting arrangements. The issuance of warrants is intended to help the Company attract and retain outstanding individuals and to assist the Company in retaining qualified service providers in certain specialized areas in order to promote the Company’s success. These warrants generally vest, and are exercisable, over periods ranging from one to four years from the date of grant. The exercise price of the warrants granted generally is equal to the closing price of our common stock on the grant date. As of December 31, 2005, 6,324,494 shares of common stock were subject to outstanding warrants with an average exercise price of $1.42 per share.

The following is a summary of the principal features of the Option Plan, as amended which is filed with the SEC as Annex G to this proxy statement. The following summary does not purport to be a complete description of all provisions of the amended Option Plan and is qualified in its entirety by reference to the complete text of the Option Plan attached hereto.

Equity Incentive Programs

The amended Option Plan consists of two equity incentive programs: (i) the Option Grant Program, and (ii) the Stock Issuance Program. The principal features of each program are described below.

The Compensation Committee of the Board administers the Plan. The Compensation Committee will be referred to in this summary as the “Plan Administrator.”

Share Reserve

A total of 10,500,000 shares of common stock have been reserved for issuance over the term of the Option Plan (including the 6,500,000-share increase subject to approval under this proposal). The share reserve will be adjusted to reflect the reverse one-for-two stock split that is subject to approval under Proposal Five.

In no event may any one participant in the Option Plan be granted options and direct stock issuances for more than five million shares per calendar year beginning with the 2006 calendar year.  The per person limit will be adjusted to reflect the reverse one-for-two stock split that is the subject of Proposal Five.

As of December 31, 2005, 3,194,536 shares of common stock were subject to outstanding options under the Option Plan, 708,390 shares of common stock had been issued under the Option Plan, and 97,074 shares of common stock remained available for future issuance.

The shares of common stock issuable under the Option Plan may be drawn from shares of our authorized but unissued shares or from shares reacquired by us, including shares repurchased on the open market.

Shares subject to any outstanding options under the Option Plan that expire or otherwise terminate before those shares are issued will be available for subsequent awards. Unvested shares issued under the Option Plan and subsequently repurchased by us at the option exercise pursuant to our repurchase rights under the Option Plan, will be added back to the number of shares reserved for issuance under the Option Plan and will accordingly be available for subsequent issuance.

Eligibility

Officers, employees, non-employee members of the Board and independent consultants in the service of IMSI or its parent or subsidiaries, whether now existing or subsequently established, are eligible to participate in the Option Plan.

As of December 31, 2005, three executive officers, five non-employee members of the Board and sixty-four employees, consultants and others were eligible to participate in the Option Plan.

Valuation

The fair market value per share of our common stock on any relevant date under the Option Plan will be deemed to be equal to the closing selling price per share of our common stock on that date. On December 31, 2005 the fair market value determined on such basis was $1.14 per share.

Option Grant Program

The Plan Administrator has complete discretion under the Option Grant Program to determine which eligible individuals are to receive options under that program, the time or times when those options are to be granted, the number of shares subject to each such option, the time or times when each option is to vest and become exercisable, the maximum term for which the option is to remain outstanding and the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws.

Each granted option will have an exercise price per share determined by the Plan Administrator, but in no event will such exercise price be less than eighty-five percent (85%) of the fair market value of the option shares on the grant date. No granted option will have a term in excess of ten years, and the option will generally become exercisable in one or more installments over a specified period of service measured from the grant date. However, options may be structured so that they will be immediately exercisable for any or all of the option shares. Any unvested shares acquired under those immediately exercisable options will be subject to repurchase, at the exercise price paid per share, if the optionee ceases service with IMSI prior to vesting in those shares.

Should the optionee cease service with IMSI, then he or she will have a limited period of time within which to exercise his or her outstanding options for any shares for which those options are vested and exercisable at the time of such cessation of service. The Plan Administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

Repricing. The Plan Administrator has the authority to effect the cancellation of any or all outstanding options under the Option Grant Program and to grant in exchange new options covering the same or a different number of shares of common stock but with an exercise or base price per share not less than the fair market value per share of the common stock on the new grant date.

Stock Issuance Program

Shares of common stock may be issued under the Stock Issuance Program for such consideration as the Plan Administrator deems appropriate, including cash, part services or a promissory note. The shares may also be issued as a bonus for past services without any cash outlay required of the recipient. In addition, restricted shares of common stock may be issued that vest in one or more installments over the recipient’s period of service or upon attainment of specified performance objectives.

The Plan Administrator will have complete discretion under the Stock Issuance Program to determine which eligible individuals are to receive stock issuances under such program, the time or times when those issuances are to be made, the number of shares subject to each such issuance, the vesting schedule to be in effect for the issuance and the cash consideration (if any) payable per share.

The Plan Administrator will have the discretionary authority at any time to accelerate the vesting of any and all shares of restricted stock under the Stock Issuance Program.

Option Grants Since July 1, 2004

The following table sets forth, as to our Chief Executive Officer and the four other most highly compensated executive officers (with base salary and bonus in excess of $100,000) for fiscal 2005 and the other individuals and groups indicated, the number of shares of common stock subject to option grants made under the Option Plan from July 1, 2004 through December 31, 2005 together with the weighted average exercise price payable per share for such option grants.

Name and Position	Number of Shares Underlying Options Granted(#)	Weighted Average Exercise Price Per Share($)
Martin Wade III	--	--
Chief Executive Officer
Gordon Landies	350,000	$1.10
(President until February 28, 2006)
Robert Mayer	--	--
Executive Vice President
William Bush	25,000	$1.16
Chief Financial Officer until June 30, 2005
All current executive officers as a group (4 persons)	500,000	$1.13
All current non-employee directors as a group (1 person)	200,000	$1.02
All employees, including current officers who are not executive officers, as a group	1,802,864	$1.12

Warrants Since July 1, 2004

The following table sets forth, as to our Chief Executive Officer and the four other most highly compensated executive officers (with base salary and bonus in excess of $100,000) for fiscal 2005 and the other individuals and groups indicated, the number of shares of common stock subject to warrants issued from July 1, 2004 through December 31, 2005 together with the weighted average exercise price payable per share for such warrant issuance.

Name and Position	Number of Shares Underlying Warrant Issuance(#)	Weighted Average Exercise Price Per Share($)
Martin Wade III	--	--
Chief Executive Officer
Gordon Landies	--	--
(President until February 28, 2006)
Robert Mayer	--	--
Executive Vice President
William Bush	160,000	$1.12
Chief Financial Officer until June 30, 2005
All current executive officers as a group (4 persons)	--	--
All current non-employee directors as a group (1 person)	--	--
All employees, including current officers who are not executive officers, as a group	40,000	$1.24

New Plan Benefits

No option grants or stock issuances have been made on the basis of the proposed share increase.

General Provisions

Acceleration. In the event of an acquisition (whether through merger or a sale of assets), each outstanding option under the Option Plan will automatically accelerate in full, unless (i) that option is assumed by the successor corporation or (ii) the option is replaced with a cash incentive program that preserves the spread existing on the unvested shares subject to that option (the excess of the fair market value of those shares over the exercise in effect for the shares) and provides for subsequent payout of that spread in accordance with the same vesting schedule in effect for those shares. In addition, all unvested shares outstanding under the Option Grant and Stock Issuance Programs will immediately vest upon the acquisition, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation.

The Plan Administrator will have the discretion to structure one or more awards under the Option Plan so that those awards will vest in full either immediately upon an acquisition or in the event the individual’s service with us or the successor entity is terminated (actually or constructively) within a designated period following the acquisition.

The acceleration of vesting in the event of a change in the ownership or control of IMSI may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of IMSI.

Shareholder Rights and Option Transferability. The holder of an option will have no shareholder rights with respect to the shares subject to that option unless and until such person shall have exercised the option and become a holder of record of shares of common stock distributed upon exercise of such award. Options are not assignable or transferable other than by will or the laws of inheritance following the optionee’s death, and during the optionee’s lifetime, may only be exercised by the optionee.

A participant will have certain shareholder rights with respect to the shares of common stock issued to him or her under the Stock Issuance Program, whether or not his or her interest in those shares is vested. Accordingly, the participant will have the right to vote such shares and to receive any regular cash dividends paid on such shares, but will not have the right to transfer such shares prior to vesting.

Changes in Capitalization. In the event any change is made to the outstanding shares of Class A common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without IMSI’s receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Option Plan, (ii) the maximum number of securities for which awards may be made to any one person in a calendar year and (iii) the number and/or class of securities and the exercise price per share in effect under each outstanding option. All such adjustments will be designed to preclude any dilution or enlargement of benefits under the Option Plan and the outstanding awards thereunder.

Amendment and Termination. The Board may amend or modify the Option Plan at any time, subject to any required shareholder approval. Unless sooner terminated by the Board, the amended and restated Option Plan will terminate on the earliest of (i) December 14, 2013, (ii) the date on which all shares available for issuance under the Option Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with certain changes in control or ownership. Should the Option Plan terminate on December 14, 2013, all options and awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing those awards.

Federal Income Tax Consequences

The following discussion summarizes income tax consequences of the Option Plan under current federal income tax law and is intended for general information only. In addition, the tax consequences described below are subject to the limitations of Section 162(m), as discussed in further detail below. Other federal taxes and foreign, state and local income taxes are not discussed, and may vary depending upon individual circumstances and from locality to locality.

Option Grants. Options granted under the Option Plan may be either incentive stock options, which satisfy the requirements of Section 422 of the Internal Revenue Code, or non-statutory stock options, which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and, if there is no disqualifying disposition at the time of exercise, no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes equal to the excess of the fair market value of the purchased shares at such time over the exercise price paid for those shares.

The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain dispositions. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in such sale or disposition was granted and more than one year after the date the option was exercised for those shares. If either of these two requirements is not satisfied, a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or any loss recognized upon the disposition will be taxable as a capital gain or capital loss.

If the optionee makes a disqualifying disposition of the purchased shares, IMSI will be entitled to an income tax deduction, for our taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, we will not be entitled to any income tax deduction.

Non-Statutory Stock Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will, in general, recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and IMSI will be required to collect certain withholding taxes applicable to such income from the optionee.

IMSI will be entitled to an income tax deduction equal to the amount of any ordinary income recognized by the optionee with respect to an exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.

If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase in the event of the optionee’s cessation of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when IMSI’s repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

Direct Stock Issuances. The holder will recognize ordinary income in the year in which shares vest. The amount of that income will be equal to the fair market value of the shares on the date of vesting, and IMSI will be required to collect certain withholding taxes applicable to such income from the holder.

IMSI will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the holder.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for annual compensation deemed paid to covered executive officers to $1 million per individual, unless that compensation qualifies as performance based under Section 162(m). Following approval of this Proposal Four, option grants under the Option Plan with a per share exercise price equal to at least the fair market value of the common stock on the grant date will qualify as performance based. Accordingly, we anticipate that any compensation deemed paid by us in connection with disqualifying dispositions of incentive stock option shares or the exercise of non-statutory options granted after approval of this Proposal Four with exercise prices equal to or greater than the fair market value of the underlying shares on the grant date will not have to be taken into account for purposes of the $1 million limitation under Code Section 162(m). However, any compensation deemed paid by the Company in connection with shares issued under the Stock Issuance Program will be subject to the $1 million limitation on deductibility per covered individual.

Accounting Treatment

Under the accounting principles currently in effect for the Company, option grants made to employees and non-employee Board members under the Option Plan with exercise prices equal to or greater than the fair market value of the underlying shares on the grant date will not result in any direct charge to our reported earnings. However, the fair value of those options is required to be disclosed in the notes to our consolidated financial statements, and we must also disclose, in the notes to our consolidated financial statements, the pro forma impact those options would have upon our reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining our earnings per share on a fully-diluted basis.

Option grants made under the Option Plan with exercise prices less than the fair market value of the underlying shares on the grant date will result in a direct compensation expense in an amount equal to the excess of such fair market value over the exercise price. The expense must be amortized against our earnings over the period that the option shares are to vest.

Option grants made to non-employee consultants will result in a direct charge to our reported earnings based on the fair value of the option measured on the vesting date of each installment of the underlying option shares. Such charge will include the appreciation in the fair value of option over the period between the grant date and the vesting date of each installment of that option.

Direct stock issuances under the Option Plan will result in a direct charge to our reported earnings equal to the excess of the fair market value of the shares on the issuance date over the cash consideration (if any) paid for such shares. If the shares are unvested at the time of issuance, then any charge to our reported earnings will be amortized over the vesting period.

Effective with our fiscal year commencing July 1, 2007, we will be subject to Statement of Financial Accounting Standards No.123R. Accordingly, the foregoing summary of the applicable accounting treatment for stock options will change, effective with our July 1, 2006 fiscal year, and the stock options which we grant to our employees and non-employee board members will have to be valued as of the grant date under an appropriate valuation formula, and that value will then have to be charged as a direct compensation expense against our reported earnings over the designated vesting period of the award. Similar option expensing will be required for any unvested options on the July 1, 2006 effective date, with the grant date fair value of those unvested options to be expensed against our earnings over the remaining vesting period. For direct stock issuances made under the Option Plan, we would continue to accrue a compensation cost equal to the excess of the fair market value of the shares on the issuance date over the cash consideration (if any) paid for such shares. If the shares are unvested at the time of issuance, then any charge to our reported earnings will be amortized over the vesting period.

Required Vote

The affirmative vote of the holders of common stock representing a majority of the voting power of the outstanding common stock, present or represented by proxy and voting at the Annual Meeting, which shares voting affirmatively must also constitute at least a majority of the voting power required to constitute the Quorum, is required for approval of the amendment of the Option Plan.

Should such shareholder approval not be obtained or should Proposal Two not be approved, then the proposed share increase and the limitation on the number of shares for which awards may be made to any one person will not be implemented. The Option Plan will, however, continue in effect, and equity awards will continue to be made under the Option Plan until all the shares available for issuance under the Option Plan have been issued.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF THE 2004 INCENTIVE STOCK OPTION PLAN.

PROPOSAL FIVE: REVERSE ONE-FOR-TWO STOCK SPLIT

Reverse Stock Split

Shareholders will be asked to authorize the Board of Directors in its discretion to effectuate a reverse one for two stock split of IMSI’s common stock whereby each outstanding two (2) shares of common stock would be combined into and become one (1) share of common stock. The Board of Directors believes that it may be in the best interests of IMSI and its shareholders to effectuate the reverse stock split.

General. The Board of Directors seeks authorization to effect a reverse stock split of IMSI’s common stock if it deems it to be in the best interests of IMSI and its shareholders. Pursuant to a reverse stock split, each outstanding two (2) shares of common stock of IMSI would be combined into and become one (1) share of common stock of IMSI. Approval of this proposal will authorize the Board of Directors to implement a reverse stock split when and if it determines it is in the best interests of IMSI and its shareholders. The actual timing for implementation, if any, of the reverse stock split will be determined by the Board.

Purpose of the Reverse Stock Split. The principal reason for a reverse stock split would be to increase the per share trading price of our common stock, although there can be no assurance that the trading price of our common stock would be maintained at such level.

In evaluating whether or not to authorize the reverse stock split, in addition to the considerations described above, the Board of Directors will take into account various negative factors associated with a reverse stock split. These factors include: the negative perception of reverse stock splits held by some investors, analysts and other stock market participants; the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels; the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and the costs associated with implementing a reverse stock split.

In determining the reverse split ratio, the board will consider numerous factors, including the historical and projected performance of our common stock, prevailing market and industry conditions and general economic trends, and will place emphasis on the expected closing price of our common stock over the short and longer period following the effectiveness of the reverse stock split.

In addition, in determining to authorize the reverse split, the Board will consider that a sustained higher per share price of IMSI’s common stock, which may result from the reverse stock split, might heighten the interest of the financial community in IMSI and potentially broaden the pool of investors that may consider investing in IMSI, possibly increasing the trading volume and liquidity of our common stock or helping to mitigate any decrease in such trading volume and liquidity which might result from the reverse stock split.

The Board of Directors also believes that a higher per share market price for our common stock may help us attract and retain employees. The Board of Directors believes that some potential employees are less likely to work for a company with a low stock price regardless of the company’s market capitalization. However, again, there can be no assurance as to the market prices for our common stock after the reverse stock split or that increased market prices for our common stock will in fact enhance our ability to attract and retain employees.

Shareholders should recognize that if a reverse split is effected, they will own a number of shares equal to the number of shares owned immediately prior to the reverse stock split divided by two (2). While IMSI expects that the reverse split will result in an increase in the market price of its common stock, the reverse split may not increase the market price of IMSI’s common stock in proportion to the reduction in the number of shares of its common stock outstanding or result in a permanent increase in the market price (which depends on many factors, including IMSI’s performance, prospects and other factors that may be unrelated to the number of shares outstanding).

If a reverse stock split is effectuated and the market price of IMSI’s common stock declines, the percentage decline as an absolute number and as a percentage of IMSI’s overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of IMSI’s common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split. In addition, the reverse split will likely increase the number of shareholders of IMSI who own odd lots (less than 100 shares). Shareholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Accordingly, a reverse stock split may not achieve the desired results that have been outlined above.

Number of Shares of Common Stock and Corporate Matters. The reverse stock split would have the following effects on the number of shares of common stock outstanding:

•	each two (2) shares owned by a shareholder immediately prior to the reverse split would become one (1) share of common stock after the reverse split;

•	the number of shares of our common stock issued and outstanding would be reduced from approximately 30,930,382 shares to approximately 15,465,191 shares;

•
all outstanding but unexercised options entitling the holders thereof to purchase shares of our common stock will enable such holders to purchase, upon exercise of their options, one-half (1/2) of the number of shares of our common stock that such holders would have been able to purchase upon exercise of their options immediately preceding the reverse stock split, at an exercise price equal to two (2) times the exercise price specified before the reverse stock split, resulting in approximately the same aggregate exercise price being required to be paid upon exercise thereof immediately preceding the reverse stock split; and

•
the number of shares of our common stock reserved for issuance (including the maximum number of shares that may be subject to options) under our stock option plans will be reduced to one-half (1/2) of the number of shares currently included in such plans.

As a summary and for illustrative purposes only, the following table shows approximately the effect on our common stock of the reverse stock split, based on 15,465,191 shares of common stock issued and outstanding as of the close of business on the Record Date and assuming the reverse stock split became effective at the close of business on the Record Date:

	Prior to Reverse Stock Split	After Reverse Stock Split
Authorized	300,000,000	300,000,000
Issued and outstanding common stock	30,930,382	15,465,191
Available for future issuance	269,069,618	284,534,809

The authorized and unissued and unreserved shares would be available from time to time for corporate purposes including raising additional capital, acquisitions of companies or assets, for strategic transactions, including a sale of all or a portion of IMSI, and sales of stock or securities convertible into common stock. We currently have no plan, arrangement or agreement to issue shares of our common stock for any purpose, except for the issuance of shares of common stock pursuant to the Merger and pursuant to our stock option plans. If we issue additional shares, the ownership interests of holders of our common stock may be diluted.

The reverse stock split will affect all our shareholders uniformly and will not change the proportionate equity interests of our shareholders, nor will the respective voting rights and other rights of shareholders be altered, except for possible changes due to the treatment of fractional shares resulting from the reverse split. As described below, shareholders holding fractional shares will be entitled to cash payments in lieu of such fractional shares. Common stock issued and outstanding pursuant to the reverse stock split will remain fully paid and non-assessable.

Cash Payment in Lieu of Fractional Shares. If the stock split is implemented by the Board, IMSI will not issue fractional certificates for post-reverse stock split shares in connection with the reverse stock split. Shareholders who otherwise would be entitled to receive fractional shares because they hold of record immediately prior to the effective time of the reverse stock split a number of shares not evenly divisible by two (2) will be entitled, upon surrender to the exchange agent of certificate(s) representing such shares, to a cash payment in lieu thereof. The cash payment will equal the fraction to which the stockholder would otherwise be entitled multiplied by the average of the closing prices (as adjusted to reflect the reverse stock split) of our common stock, as reported in NASDAQ Bulletin Board, during the twenty (20) consecutive trading days ending on the trading day immediately prior to the date on which the reverse stock split becomes effective. If such price is not available, the fractional share payment will be based on the average of the last bid and ask prices of our common stock on such days (as adjusted to reflect the reverse stock split) or other price determined by the Board of Directors. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefore as described herein.

Shareholders should be aware that, under the escheat laws of the various jurisdictions where shareholders reside, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, shareholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates. If the shareholders authorize the Board to effect the stock split and the Board determines that it is in the best interests of IMSI and the shareholders, the Board plans to effect the reverse stock split. At such “effective time,” each two (2) shares of common stock issued and outstanding immediately prior to the effective time will, automatically and without any further action on the part of our stockholders, be combined into and become one (1) share of common stock, and each certificate which, immediately prior to the effective time represented pre-reverse stock split shares, will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares.

IMSI’s transfer agent, American Stock Transfer & Trust Co., will act as exchange agent for purposes of implementing the exchange of stock certificates, and is referred to as the “exchange agent.” As soon as practicable after the effective time, a letter of transmittal will be sent to shareholders of record as of the effective time for purposes of surrendering to the exchange agent certificates representing pre-reverse stock split shares in exchange for certificates representing post-reverse stock split shares in accordance with the procedures set forth in the letter of transmittal. No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. From and after the effective time, any certificates formerly representing pre-reverse stock split shares which are submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will be exchanged for certificates representing post-reverse stock split shares. Shareholders who do not have stock certificates for surrender and exchange will have their accounts automatically adjusted in order to reflect the number of shares of common stock they hold as a consequence of the reverse stock split. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

No Appraisal Rights. Under the California General Corporation Law, shareholders will not be entitled to exercise appraisal rights in connection with the reverse stock split.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE REVERSE TWO FOR ONE STOCK SPLIT.

PROPOSAL SIX: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On the recommendation of the Audit Committee, the Board of Directors has appointed Burr, Pilger & Mayer LLP, independent registered public accounting firm, to audit the consolidated financial statements of IMSI for the fiscal year ending June 30, 2006, and recommends that shareholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

Burr, Pilger & Mayer LLP, independent registered public accounting firm, were retained pursuant to their engagement letter dated January 10, 2005. During IMSI’s most recent fiscal year ended June 30, 2005, there were no disagreements with Burr, Pilger & Mayer LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Burr, Pilger & Mayer LLP, would have caused Burr, Pilger & Mayer LLP to make reference to the subject matter of the disagreement in connection with its reports.

We expect representatives of Burr, Pilger & Mayer LLP to be present at the meeting and such representatives will have the opportunity to make a statement if they desire to do so as well as to respond to appropriate questions.

Grant Thornton LLP Resignation

Grant Thornton LLP audited our financial statements for the fiscal year ended on June 20, 2004 and for the preceding five fiscal years. As previously disclosed in our filing on Form 8-K, filed with the Securities and Exchange Commission on November 12, 2004, the Audit Committee of the Board of Directors of IMSI was notified on November 10, 2004 that Grant Thornton LLP, its independent registered accounting firm, resigned effective as of November 11, 2004.

The last two reports issued by Grant Thornton LLP on IMSI’s financial statements for fiscal years ended June 30, 2004 and 2003 did not contain any adverse opinion or a disclaimer of opinion, or any qualification or modification as to uncertainty, audit scope or accounting principles.

During IMSI’s fiscal years ended June 30, 2004 and 2003 and through November 11, 2004, there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Grant Thornton LLP, would have caused Grant Thornton LLP to make reference to the subject matter of the disagreement in connection with its reports.

As required by Item 304(a)(3) of Regulation S-B, IMSI furnished Grant Thornton LLP with the disclosures contained in the Form 8-K report and Grant Thornton LLP furnished IMSI with a letter addressed to the Securities and Exchange Commission which stated that it agreed with the statements made by IMSI. A copy of Grant Thornton LLP’s letter dated November 11, 2004 was included as Exhibit 16 to the Form 8-K filed with the Securities and Exchange Commission on November 12, 2004.

We do not expect representatives of Grant Thornton LLP to be present at the meeting.

Fee Disclosure

Prior to having Burr, Pilger & Mayer LLP perform any service, audit or otherwise, the Audit Committee specifically reviews, with the assistance of management, the nature and purpose of those proposed services. As a matter of policy, all such services are approved prior to the commencement of those services. Subsequent to their completion the results of the service are reviewed by the Audit Committee.

Audit Fees

Burr, Pilger & Mayer LLP, our principal accountant, billed us audit fees in the aggregate amount of $41,200 and $0 during the 2005 and 2004 fiscal years respectively. These fees relate to the audit of our annual financial statements, to the review of our financial statements included in our quarterly reports on Forms 10-QSB and regulatory filings or engagements in the previous two fiscal years. Grant Thornton LLP, our principal accountant during the 2004 fiscal year, billed us audit fees in the aggregate amounts of $146,841 and $135,627 during the 2005 and 2004 fiscal year respectively. These fees relate to the audit of our annual financial statements, to the review of our financial statements included in our quarterly reports on Forms 10-QSB and regulatory filings or engagements in the previous two fiscal years.

Audit-Related Fees

No fees of this sort were billed by Burr, Pilger & Mayer LLP, our principal accountant, during the 2005 or 2004 fiscal year. Grant Thornton LLP, our principal accountant during the 2004 fiscal year, billed us audit-related fees in the aggregate amounts of $21,568 and $12,536 during the 2005 and 2004 fiscal year respectively. These fees relate primarily to acquisition and asset sale activity.

Tax Fees

No fees of this sort were billed by Burr, Pilger & Mayer LLP, our principal accountant, during the 2005 or 2004 fiscal year. Grant Thornton LLP, our principal accountant during the 2004 fiscal year, billed us tax fees in the aggregate amounts of $0 and $20,643 during the 2005 and 2004 fiscal year respectively. These fees relate to preparation of our current income tax filings and for tax advice and planning regarding mergers, acquisitions and disposition of assets.

All Other Fees

Burr, Pilger & Mayer LLP, our principal accountant, billed us all other fees in the aggregate amounts of $884 and $0 during the 2005 and 2004 fiscal year respectively. No fees of this sort were billed by Grant Thornton LLP.

Audit Committee Policy

During the year ended June 30, 2005, all audit fees were pre-approved by the Audit Committee. The Audit Committee has adopted a policy that it must pre-approve all fees for audit services, tax services and other services from our principal accountant.

Vote Required and Board of Director’s Recommendation

The affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote at the annual meeting is required to ratify the appointment of Burr, Pilger & Mayer LLP as our independent registered public accounting firm. The effect of an abstention is the same as a vote against the ratification of Burr, Pilger & Mayer LLP as our independent registered public accounting firm. Broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BURR, PILGER & MAYER LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BENEFICIAL OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth, as of February 28, 2006 the beneficial ownership of the Company’s common stock by:

•
Each person who is known by the Company to own of record or beneficially more than five percent (5%) of the Company’s common stock, based solely upon filings made by such persons under Section 13 of the Securities Exchange Act of 1934 (the “Exchange Act”);

•	Each director or nominee;
•	Each other executive officer named in the Summary Compensation Table; and
•	All directors and executive officers as a group.

Except as otherwise indicated, the shareholders listed in the table have sole voting and dispositive power with respect to the shares indicated, subject to community property laws where applicable. The title of class for all shareholders is common stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner (1)	Percent of Class (1)
Common Stock	Digital Creative Development Corp. (12)	7,125,758	23.67%
Common Stock	MBYI Liquidating Trust (Formerly: Aladdin System Holdings, Inc.) (13)	3,089,188	10.26%
Common Stock	Gordon Landies. 100 Rowland Way, Suite 300, Novato, CA 94945. (2)	1,420,025	4.52%
Common Stock	Bruce Galloway. 100 Rowland Way, Suite 300, Novato, CA 94945. (3)	1,258,400	4.09%
Common Stock	Robert Mayer. 100 Rowland Way, Suite 300, Novato, CA 94945. (4)	734,086	2.41%
Common Stock	William Bush. 100 Rowland Way, Suite 300, Novato, CA 94945. (5) (14)	487,286	1.59%
Common Stock	Robert Falcone. 100 Rowland Way, Suite 300, Novato, CA 94945. (6)	358,750	1.18%*
Common Stock	Richard Berman. 100 Rowland Way, Suite 300, Novato, CA 94945. (7)	343,750	1.13%*
Common Stock	Evan Binn. 100 Rowland Way, Suite 300, Novato, CA 94945. (9)	142,500	*
Common Stock	Donald Perlyn. 100 Rowland Way, Suite 300, Novato, CA 94945. (10)	122,500	*
Common Stock	Robert O’Callahan. 100 Rowland Way, Suite 300, Novato, CA 94945. (8)	112,500	*
Common Stock	Martin Wade. 100 Rowland Way, Suite 300, Novato, CA 94945. (11)	46,667	*

Common Stock	All directors and executive officers as a group (10 persons)	5,026,604	14.80%

(1) Applicable percentages are based on 30,107,540 shares outstanding on February 28, 2006 adjusted as required by rules promulgated by the SEC. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days after February 28, 2006 are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated in the footnotes to this table and subject to any applicable community property laws, the Company believes that each of the shareholders named in the table have sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them. The symbol “*” represents holdings which are less than 1% of the outstanding common stock of IMSI.

(2) Includes 1,280,025 shares issuable upon exercise of options and/or warrants to purchase shares of common stock of IMSI that are currently exercisable or will become exercisable within 60 days after February 28, 2006.

(3) Includes 625,000 shares issuable upon exercise of options and/or warrants to purchase shares of common stock of IMSI that are currently exercisable or will become exercisable within 60 days after February 28, 2006.

(4) Includes 392,500 shares issuable upon exercise of options and/or warrants to purchase shares of common stock of IMSI that are currently exercisable or will become exercisable within 60 days after February 28, 2006.

(5) Includes 487,426 shares issuable upon exercise of options and/or warrants to purchase shares of common stock of IMSI that are currently exercisable or will become exercisable within 60 days after February 28, 2006.

(6) Includes 343,750 shares issuable upon exercise of options and/or warrants to purchase shares of common stock of IMSI that are currently exercisable or will become exercisable within 60 days after February 28, 2006.

(7) Includes 343,750 shares issuable upon exercise of options and/or warrants to purchase shares of common stock of IMSI that are currently exercisable or will become exercisable within 60 days after February 28, 2006.

(8) Includes 112,500 shares issuable upon exercise of options and/or warrants to purchase shares of common stock of IMSI that are currently exercisable or will become exercisable within 60 days after February 28, 2006.

(9) Includes 112,500 shares issuable upon exercise of options and/or warrants to purchase shares of common stock of IMSI that are currently exercisable or will become exercisable within 60 days after February 28, 2006.

(10) Includes 112,500 shares issuable upon exercise of options and/or warrants to purchase shares of common stock of IMSI that are currently exercisable or will become exercisable within 60 days after February 28, 2006.

(11) Includes 46,667 shares issuable upon exercise of options and/or warrants to purchase shares of common stock of IMSI that are currently exercisable or will become exercisable within 60 days after February 28, 2006.

(12) Pursuant to schedule 13D filed with the SEC on March 3, 2006, Digital Creative Development Corporation reported total shares of 7,125,758 with sole voting power over all of such shares and sole dispositive power over all of such shares. The address of Digital Creative Development Corporation is 200 East 82nd Street, New York, NY 10028.  Digital Creative Development Corporation is quoted on the OTCBB under the symbol “DCDC.BB.”

(13) The address of MBYI Liquidating Trust is 608 Seacliff Drive, Aptos, CA 95003.  To IMSI’s knowledge, Jonathan Kahn exercised the sole voting and dispositive control of the MBYI Liquidating Trust.

(14) Mr. Bush ceased to serve as our CFO effective June 30, 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by the Commission’s regulations to furnish the Company with copies of all Section 16(a) forms they file.

We have been provided with copies of all forms 3, 4 and 5 filed by officers, directors, or ten percent shareholders within three days of such filings. With the exception of any filings which may be required to be filed by MBYI Liquidating Trust (formerly Aladdin Systems Holding, Inc.) and which have not been filed as of December 31, 2005, to the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all required Section 16(a) filings applicable to officers, directors and greater than ten percent shareholders in the twelve months ended June 30, 2005 and through December 31, 2005 were timely filed.

The Audit Committee includes at least one member who is determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules. Robert S. Falcone is the director who has been determined to be an audit committee financial expert. Shareholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Falcone’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Mr. Falcone any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and Board of Directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

MANAGEMENT

Executive Officers of the Company

Martin R. Wade, III, CEO. See above.

Robert Mayer, Founder and Executive Vice President of Precision Design, age 52. Mr. Mayer served as the Company’s Vice President of Sales from 1990 until 1995 and then as Executive Vice President of Worldwide Sales until March 2000 when he left the Company to serve as a Vice President at Adventa.com, Inc. Mr. Mayer rejoined the IMSI team in November 2000 as Executive Vice President. Mr. Mayer also served as a director from 1985 until May 1999 and February 2000 until October 2005. Mr. Mayer received a Bachelor of Arts degree from the University of California at Berkeley, and Masters of Science degree from the University of Washington.

Robert O’Callahan, Chief Financial Officer, age 55. Mr. O’Callahan has served as Chief Financial Officer and Secretary since July 2005. Before joining IMSI, Mr. O’Callahan had been occupied since 2003 in providing senior financial management and Sarbanes-Oxley compliance consulting for various firms. From 2000 to 2003, Mr. O’Callahan was Chief Financial Officer of Salon Media Group, Inc., a supplier of Internet journalism and other content. From 1999 to 2000, he served in a senior finance position with Banter, Inc., a venture funded enterprise software firm. From 1997 to 1999, Mr. O’Callahan worked in equity securities research for Dain Bosworth, Inc. and John G. Kinnard & Co. From 1992 to 1997, Mr. O’Callahan was Chief Financial Officer of Consan, Inc. a wholesale distributor of digital mass storage equipment. Mr. O’Callahan holds a master’s degree in management from the J.L. Kellogg Graduate School of Management at Northwestern University, J.D. and B.A degrees from the University of Washington and a CPA certificate (inactive).

Compensation of Executive Officers

The following table sets forth all compensation awarded, earned or paid for services rendered to IMSI and its subsidiaries in all capacities during each of the fiscal years ended June 30, 2005, 2004 and 2003 to (i) our Chief Executive Officer (“CEO”) during fiscal 2005 and (ii) our three most highly compensated executive officers other than the CEO who were serving as executive officers at the end of fiscal 2005.

Summary Compensation Table
		Annual Compensation			Long-Term Compensation Awards
Name and Principal Positions	Fiscal Year	Salary (1) ($)	Bonus (1) ($)	Other Annual Compensation(2) ($)	Securities Underlying Options (#)

Martin R.	2005	200,000	255,000	12,464	-
Wade, III(3)	2004	200,000	-	12,246	46,667
Chief Executive Officer	2003	175,000	175,000	7,976	(2,000,000)

Gordon	2005	198,750	400,000	12,464	350,000
Landies(4)	2004	180,000	-	12,246	150,000
President until February 28, 2006	2003	156,000	221,500	7,976	30,025

Robert	2005	138,000	32,540	12,358	45,000
Mayer	2004	133,500	44,000	16,465	-
Executive Vice President of Precision Design	2003	120,000	18,000	28,708	57,500

William	2005	140,833	173,145	10,372	185,000
Bush(5)	2004	123,542	6,000	-	100,000
Chief Financial Officer until June 30, 2005	2003	99,279	106,000	-	162,426

(1)	Amounts paid in fiscal 2005 are based upon the following annual salaries: Mr. Wade $200,000, Mr. Landies $195,000, Mr. Mayer $138,000 and Mr. Bush $145,000.
(2)	Includes payments of medical and dental insurance premiums by the Company on behalf of the named officers’ dependents.
(3)	Amount of securities underlying options in fiscal 2003 reflect the cancellation of options in connection with an amendment to Mr. Wade’s employment agreement in November 2002.
(4)	Mr. Landies ceased to serve as our President effective February 28, 2006 and remains an employee.
(5)	Mr. Bush ceased to serve as our CFO effective June 30, 2005 and remains an employee.

Options/Warrants/SAR Grants in the 2005 Fiscal Year

The following table provides the specified information concerning grants of options and warrants to purchase IMSI’s common stock made during the fiscal year ended June 30, 2005, to the persons named in the Summary Compensation Table. No stock appreciation rights were granted during fiscal 2005.

Option Grants/Warrant Issuances in Last Fiscal Year
	Individual Grants				Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)(2)	Expiration Date	5%	10%
Martin Wade	--	--	--	--	--	--
Gordon Landies(4)	259,091 90,909	13.68% 4.80%	$1.10 $1.10	05/26/2015 05/26/2015	$179,235 $62,889	$454,217 $159,374
Robert Mayer	25,000	1.32%	$1.16	08/02/2014	$18,238	$46,219
William Bush(5)	25,000	1.32%	$1.16	08/02/2014	$18,238	$46,219
William Bush(6)	160,000	8.45%	$1.12	06/30/2012	$72,952	$170,010

(1) All options granted in the year ended June 30, 2005 (other than the 160,000 share grant to Mr. Bush) were granted pursuant to IMSI’s 2004 Stock Incentive Option Plan (the “2004 Plan”). These options, which typically have a four-year vesting period, become exercisable over time based on continuous employment with the Company; and, in certain cases, are subject to various performance criteria or vest in full immediately.

(2) All options in this table have exercise prices equal to the fair market value on the date of grant.

(3) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the SEC rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holder’s continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved. If there is no appreciation, there is no potential realizable value.

(4) Mr. Landies ceased to serve as our President effective February 28, 2006.

(5) Mr. Bush ceased to serve as our CFO effective June 30, 2005.

(6) Warrant with an expiration date of five years after termination of employment (termination assumed to be June 30, 2007).

Aggregate Option Exercises in 2005 Fiscal Year and Year-End Value

The following table sets forth information on the option exercises during the last fiscal year by each of the named executive officers and the number of shares covered by both exercisable and non-exercisable stock options (and warrants) held by them as of June 30, 2005. Also reported are the values for “in-the-money” options, which represent the positive spread between the exercise price of any such existing stock option and the fiscal year-end price of the common stock. No stock appreciation rights were held or exercised by the named executive officers during fiscal 2005.

Aggregated Option/SAR Exercises In Last Fiscal Year and FY-End Option/SAR Values
			Number of Unexercised Options / SARs At June 30, 2005 (1)	Value of Unexercised In-The-Money Options At June 30, 2005 ($) (2)
Name	Exercise #	Value Realized ($)	Exercisable / Unexercisable	Exercisable / Unexercisable
Gordon Landies (3)	50,000	$11,250	380,025 / -	$68,020 / -
Robert Mayer	-	-	126,250 / 6,250	$85,063 / $438
William Bush (4)	-	-	181,176 / 6,250	$69,362 / $438

(1) These options, which typically have a four-year vesting period, become exercisable over time based on continuous employment with the Company; and, in certain cases, are subject to various performance criteria or vest in full immediately.

(2) Based on the difference between the market price of the common stock at June 30, 2005 ($1.23 per share) and the aggregate exercise prices of the options.

(3) Mr. Landies ceased to serve as our President effective February 28, 2006.

(4) Mr. Bush ceased to serve as our CFO effective June 30, 2005.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

In June 2005, Martin R. Wade, III, Chief Executive Officer of IMSI, entered into an employment agreement pursuant to which Mr. Wade receives an annual base salary of $225,000. This agreement is for a term of three years unless terminated for cause, death or disability. Pursuant to the terms of an agreement to be entered into in connection with the AccessMedia Merger, Mr. Wade will be granted options to purchase 3.75 million shares of IMSI common stock (prior to giving effect to the proposed stock split) of which 100,000 shares vest upon completion of the AccessMedia Merger and 3.65 million shares vest upon AccessMedia’s achievement of certain revenue milestones. Mr. Wade earns a bonus of $100,000 on the sale of IMSI assets if the sale price exceeds $2 million and 2% of the sale price if it exceeds $5 million.

IMSI has entered into an employment agreement with Gordon Landies, the former President of IMSI, pursuant to which Mr. Landies is entitled to twenty-four months of full compensation of $195,000 annually, acceleration of options and full benefits beginning May 31, 2006. Pursuant to the terms of his employment agreement, Mr. Landies may be entitled to a bonus in the amount of $78,750 as a result of the closing of the AccessMedia Merger. If the merger results in a net per share amount greater than $1.50 (before taking into account the proposed stock split), Mr. Landies may be entitled to an additional bonus of $150,000.

In June 2005, IMSI entered into an Employment Agreement with Mr. Robert Mayer, the Executive Vice President of Precision Design of IMSI. Mr. Mayer is also a former Director. He ceased to serve on the Board of Directors effective the start of business of October 20, 2005. Mr. Mayer’s agreement provides for the payment to Mr. Mayer of a $144,000 minimum base annual salary and bonuses of up to $60,000 annually. During fiscal 2005, 2006 and 2007, Mr. Mayer will earn a cash bonus of $50,000 for the sale of any asset, company or product line of the Company in which the net sales price is in excess of $10,000,000. During fiscal 2005, 2006 and 2007, Mr. Mayer will earn a cash bonus of $75,000 for the sale of any assets or product line associated with the Precision Design Business Unit.

In June 2005, IMSI entered into an Employment Agreement with Mr. Robert O’Callahan, the Chief Financial Officer of IMSI. Mr. O’Callahan’s agreement provides for the payment to Mr. O’Callahan of a $140,000 minimum base annual salary and an annual bonus of up to $80,000. Mr. O’Callahan was granted an option under the 2004 Option Plan to purchase 150,000 shares of IMSI’s then outstanding capital stock at the closing price of the stock as of the date of grant. During fiscal 2006, 2007 and 2008, Mr. O’Callahan will earn a cash bonus of $50,000 for the sale of any asset, company or product line of the Company in which the net sales price is in excess of $10,000,000. In the event of a sale, merger or consolidation of the Company with or into another entity or any other corporate reorganization which results in a net per share amount greater than $2.00, Mr. O’Callahan earns a bonus of $50,000, which becomes immediately payable. Pursuant to the terms of his employment agreement, Mr. O’Callahan will be entitled to a bonus in the amount of $25,000 upon effectiveness of this Proxy Statement and an additional $100,000 upon the closing of the AccessMedia Merger.

Certain Relationships and Related Transactions

Note Receivable from Related Party - DCDC 15% Note

On January 31, 2005, we sold the DCDC promissory note to Mag Multi Corp (Mag Multi), a New York corporation for $343,000, representing the principal balance and all accrued interest as of the date of the transfer. This amount was received in its entirety on February 10, 2005. The DCDC note was a 15% one-year note we received on September 18, 2003 from Digital Creative Development Corporation upon extending a loan to them in the amount of $350,000. This note was secured by 400,000 shares of IMSI’s stock held by DCDC and was originally due on September 18, 2004. The maturity of this note was subsequently extended to May 31, 2005 in exchange for a full payment of the then accrued interest, a payment of $25,000 against the principal amount and an increase in the collateral attached to the note.

Consulting Agreements

On May 1, 2003, we entered into a consulting agreement with Mr. Galloway, Chairman of our Board of Directors, to provide services to the Company related to potential acquisitions and divestitures. In return for his services, Mr. Galloway could be entitled to a fee from zero to $200,000 for each such transaction dependent on his involvement and the consideration received or paid by us as a result of the transactions. Mr. Galloway was not compensated under this agreement in fiscal 2004 or 2005 or through December 31, 2005 in FY 2006.

On December 12, 2005, we entered into a consulting agreement with Mr. Bruce Galloway, chairman of our Board of Directors, to provide services to the Company related to investor introductions and relationships. In return for his services through June 30, 2006, Mr. Galloway is entitled to $120,000.

Equity Compensation Plan Information

The following table summarizes the number of outstanding options granted to employees, service providers and directors, as well as the number of securities remaining available for future issuance, under the Company’s compensation plans as of June 30, 2005.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (1)

Equity compensation plans approved by security holders (2)	4,565,318	(3)	$1.14	540,622

Equity compensation plans not approved by security holders (4)	6,324,494		$1.42	0

Total	10,889,812		$1.30	540,622
(1) The amounts indicated in this column exclude securities listed in the column titled “Number of securities to be issued upon exercise of outstanding options, warrants and rights”.
(2) Consists of the Option Plan and the 1993 Incentive Option Plan.
(3) Excludes the 6,500,000 share increase subject to approval under Proposal Four.
(4) Represents outstanding Warrants which have been granted from time to time in conjunction with Board of Directors and employee compensation and consulting arrangements. These warrants generally vest, and are exercisable, over periods ranging from one to four years from the date of grant. The exercise price of the warrants granted generally is equal to the closing price of our common stock on the grant date.

Report of the Audit Committee of the Board of Directors*

The Audit Committee is a subcommittee of the Board of Directors comprised solely of independent directors as defined by the listing standards of the NASDAQ National Market. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reporting, the systems of internal control and the audit process; and by monitoring compliance with applicable laws, regulations and policies.

The Audit Committee will discuss and review with management and Burr, Pilger & Mayer LLP, IMSI’s current independent registered public accounting firm, the unaudited interim statements for fiscal 2005 and the audited financial statements for the fiscal year ending June 30, 2005. Management is responsible for the quarterly and annual financial statements and the reporting process, including the systems of internal controls. The Company’s independent registered public accounting firm are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles. In addition, we received from and discussed with Grant Thornton LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed Grant Thornton LLP’s independence with them, and discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, each as currently in effect.

The Audit Committee discussed with IMSI’s independent auditor the overall scope and plans for their audit. In addition, the Audit Committee met with the independent registered public accounting firm, with and without management present, and discussed the results of their examinations and the overall quality of IMSI’s financial reporting.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that IMSI’s audited financial statements be included in IMSI’s Annual Report on Form 10-KSB, as amended, for the 2005 fiscal year for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

By:	/s/ ROBERT S. FALCONE
Robert S. Falcone Director, Chairman of the Audit Committee

By:	/s/ EVAN BINN
Evan Binn Director

By:	/s/ RICHARD J. BERMAN
Richard J. Berman Director

  * The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of IMSI under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

ANNUAL REPORT

Accompanying this proxy statement is our Annual Report on Form 10-KSB for fiscal 2005. The Annual Report contains audited financial statements covering our fiscal years ended June 30, 2004 and 2005.

  OTHER MATTERS

PROPOSALS OF SHAREHOLDERS

Fiscal year 2006 shareholder proposals or nominations. From time to time, shareholders of the Company submit proposals that they believe should be voted upon at the annual meeting or nominate persons for election to the Board of Directors. Pursuant to rule 14a-8 under the Securities Exchange Act of 1934, some shareholder proposals may be eligible for inclusion in the company’s fiscal year 2006 proxy statement. Any such shareholder proposals must be submitted in writing to the secretary of the Company no later than June 30, 2006. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of applicable securities laws. The submission of a shareholder proposal does not guarantee that it will be included in the company’s proxy statement.

MISCELLANEOUS

The Board of Directors is not aware that any matter other than those described in the Notice of Annual Meeting of Shareholders to which this Proxy Statement is appended will be presented for action at the meeting. If, however, other matters do properly come before the meeting, it is the intention of the persons named in the proxy to vote the proxied shares in accordance with their best judgment on said matters.

It is important that proxies be returned promptly with instructions as to voting. Shareholders who do not expect to attend the meeting in person are urged to mark, sign, date and send in the proxies by return mail.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In this document we have made forward-looking statements in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on our estimates and assumptions and are subject to a number of risks and uncertainties. Forward-looking statements include statements about the consummation of the pending merger (see, for example, the information under the following captions: “Summary - Summary of the Merger,” “The Merger - IMSI’s Reasons for the Merger” and “The Merger - Opinion of IMSI’s Financial Advisor”). Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “expects,” “hopes,” “targets” or similar expressions. For each of these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are not guarantees of performance. The future results of the combined company could be affected by subsequent events and could differ materially from those expressed in the forward-looking statements. If future events and actual performance differ from our assumptions, our actual results could vary significantly from the performance projected in the forward-looking statements. Except for ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to disclose any revisions to any forward-looking statements or to report events or circumstances after the date of this document.

You should understand that any number of factors could cause those results to differ materially from those expressed in the forward-looking statements, including the following factors:

•	the risk that the merger might not be completed in a timely manner or at all;

•	failure of AccessMedia or IMSI to obtain required regulatory approvals to complete the merger;

•	diversion of IMSI management’s attention;

•	the risk of a material adverse effect on IMSI; or

•	other factors noted in this document.

WHERE YOU CAN FIND MORE INFORMATION

IMSI files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the following locations of the SEC:

Public Reference Room 450 Fifth Street, N.W. Room 1024 Washington, D.C. 20549	Pacific Regional Office 5670 Wilshire Boulevard Suite 1100 Los Angeles, CA 90036-3648

You may obtain information on the operations of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also obtain copies of this information by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549.

The SEC also maintains a website that contains reports, proxy statements and other information regarding companies who file information electronically with the SEC, including IMSI. The address of the SEC website is www.sec.gov.

You also may obtain printer-friendly versions of certain of IMSI’s SEC reports at www.imsisoft.com.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this proxy statement. This means we can disclose important information to you by referring you to another document separately filed with the SEC. The information incorporated by reference is considered a part of this proxy statement, except for any information superseded by information in this proxy statement. This proxy statement incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important information about our companies and their finances.

You should rely only on the information contained in this document or that to which we have referred you. We have not authorized anyone to provide you with any additional information. This proxy statement is dated as of the date listed on the cover page. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date, and neither the mailing of this proxy statement to stockholders nor the issuance of shares of IMSI common stock in the merger shall create any implication to the contrary.

The following documents, which have been filed by IMSI with the SEC (SEC file number 0-15949), are incorporated by reference into this proxy statement:

•	Quarterly Report on Form 10-QSB for the fiscal quarter ended December 31, 2005
•	Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2005
•	Annual Report on Form 10-KSB and Form 10-KSB/A for the fiscal year ended June 30, 2005

This proxy statement is accompanied by a copy of IMSI’s latest Form 10-KSB for the fiscal year ended June 30, 2005 and IMSI’s latest Form 10-QSB for the fiscal quarter ended December 31, 2005.

If you are a stockholder of IMSI, you can obtain any of the documents incorporated by reference through IMSI or the SEC. Documents incorporated by reference are available from IMSI without charge, excluding all exhibits unless such exhibits have been specifically incorporated by reference in this proxy statement. You may obtain documents incorporated by reference in this proxy statement free of charge by requesting them in writing or by telephone from the appropriate company as follows:

INTERNATIONAL MICROCOMPUTER SOFTWARE, INC. 100 Rowland Way Suite 300 Novato, CA 94945 (415) 878-4000

The incorporated information also is available to investors via IMSI’s website, www.imsisoft.com. Information included in IMSI’s website is not incorporated by reference in this proxy statement.

In order for you to receive timely delivery of the documents in advance of the IMSI Annual Meeting, we should receive your request for additional information no later than May 16, 2006.

Please also see “Where You Can Find More Information” on page 79.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement or any other subsequently filed document that is deemed to be incorporated by reference into this proxy statement modified or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement. Any statement concerning the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete.

IMSI has supplied all information contained or incorporated by reference in this proxy statement relating to IMSI, and AccessMedia has supplied all information contained or incorporated by reference in this proxy statement relating to AccessMedia.

By Order of the Board of Directors

May 5, 2006

Annex A

AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER

by and among

International Microcomputer Software, Inc.,

ACCM Acquisition Corp.,

AccessMedia Networks, Inc.

and

the Stockholders of AccessMedia Networks, Inc.

(solely with respect to Article X)

and

Broadcaster, Inc.,

(solely with respect to its withdrawal as a party)

Dated as of March 24, 2006

TABLE OF CONTENTS

Page

ARTICLE I	THE MERGER	2
1.1	Termination of the Original Merger Agreement	2
1.2	The Merger	2
1.3	Closing; Effective Time	2
1.4	Effects of the Merger	3
1.5	Joint Operating Agreement	3
1.6	Further Assurances	3

ARTICLE II	CONVERSION OF SECURITIES	4
2.1	Effect on Company Capital Stock	4
2.2	Exchange of Certificates	5
2.3	Legends	6
2.4	Distributions with Respect to Unexchanged Shares of Company Common Stock	7
2.5	No Further Ownership Rights in Company Common Stock	7
2.6	Lost Certificates	7
2.7	Dissenters’ Rights	8
2.8	Withholding	8
2.9	Earnout Payment	8

ARTICLE III	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	12
3.1	Organization and Good Standing	12
3.2	Capitalization	13
3.3	Subsidiaries of the Company	14
3.4	Authority and Enforceability	15
3.5	No Conflict; Authorizations	15
3.6	Financial Statements	16
3.7	No Undisclosed Liabilities	17
3.8	Accounts Receivable	17
3.9	Taxes	18
3.10	Compliance with Law	21
3.11	Authorizations	21
3.12	Title to Personal Properties	21
3.13	Condition of Tangible Assets	22
3.14	Real Property	22
3.15	Intellectual Property	23
3.16	Absence of Certain Changes or Events	28
3.17	Contracts	30

A-i

3.18	Litigation	32
3.19	Employee Benefits	33
3.20	Labor and Employment Matters	35
3.21	Environmental	36
3.22	Related Party Transactions	39
3.23	Insurance	39
3.24	Books and Records	40
3.25	Conditions Affecting the Company and its Subsidiaries	40
3.26	Brokers or Finders	40
3.27	No Illegal Payments	41
3.28	Suppliers and Customers	41
3.29	Bank Accounts	41
3.30	Powers of Attorney	41
3.31	Information Supplied	41
3.32	Compliance with Securities Act	41
3.33	Stockholder Investment Representations	42
3.34	Completeness of Disclosure	43

ARTICLE IV	REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB	43
4.1	Organization and Good Standing	43
4.2	Capital Structure	43
4.3	Authority and Enforceability	43
4.4	No Conflicts; Authorizations	44
4.5	SEC Filings; Financial Statements	44
4.6	Interim Operations of Sub	45
4.7	Liabilities	45
4.8	Taxes	45
4.9	Compliance with Law	47
4.10	Absence of Certain Changes or Events	47
4.11	Litigation	48
4.12	Brokers or Finders	48
4.13	No Illegal Payments	48
4.14	Information Supplied	48
4.15	Employee Benefits	49
4.16	Environmental	51
4.17	Related Party Transactions	52

A-ii

4.18	Investment Representations	52
4.19	Completeness of Disclosure	53

ARTICLE V	COVENANTS OF THE COMPANY	53
5.1	Conduct of Business	53
5.2	Negative Covenants	54
5.3	Access to Information	56
5.4	Resignations	56
5.5	Consents	56
5.6	Notification of Certain Matters	56
5.7	Exclusivity	57
5.8	Stockholders’ Representative Agreement	57
5.9	Allocation Certificate	57
5.10	FIRPTA Certificate	58
5.11	Termination of 401(k) Plan	58
5.12	Company’s Auditors	58
5.13	Section 280G of the Code	58

ARTICLE VI	COVENANTS OF PARENT	58
6.1	Benefit Plans	58
6.2	Lockup Agreements	59
6.3	Stockholders’ Meetings	59
6.4	Surviving Corporation Working Capital	60
6.5	Parent Board of Directors	60

ARTICLE VII	COVENANTS OF THE COMPANY AND PARENT	61
7.1	Regulatory Approvals	61
7.2	Registration Statement; Proxy Statement	61
7.3	Public Announcements	62
7.4	Tax-Free Reorganization	62
7.5	Expenses	62
7.6	Further Assurances	62

ARTICLE VIII	CONDITIONS TO MERGER	62
8.1	Conditions to Each Party’s Obligation to Effect the Merger	62
8.2	Conditions to Obligations of Parent and Merger Sub to Effect the Merger	62
8.3	Conditions to Obligation of the Company to Effect the Merger	64

ARTICLE IX	TERMINATION	65
9.1	Termination	65

A-iii

9.2	Effect of Termination	66
9.3	Remedies	66

ARTICLE X	INDEMNIFICATION	67
10.1	Survival	67
10.2	Indemnification by Company Stockholders	68
10.3	Escrow Fund	69
10.4	Third Party Claims	70
10.5	Non-Third Party Claims	73
10.6	Claims Upon Escrow Fund	73
10.7	Contingent Claims	74
10.8	Effect of Investigation; Waiver	74

ARTICLE XI	MISCELLANEOUS	74
11.1	Notices	74
11.2	Amendments and Waivers	75
11.3	Successors and Assigns	76
11.4	Governing Law	76
11.5	Consent to Jurisdiction	76
11.6	Counterparts	77
11.7	Third Party Beneficiaries	77
11.8	Entire Agreement	77
11.9	Captions	77
11.10	Severability	77
11.11	Specific Performance	77

ARTICLE XII	DEFINITIONS	78
12.1	Definitions	78
12.2	Other Defined Terms	79
12.3	Interpretation	83

A-iv

EXHIBITS
Form of Company Voting Agreement	Exhibit A
Form of Parent Voting Agreement	Exhibit B
Form of Joint Operating Agreement	Exhibit C
Form of Escrow Agreement	Exhibit D
Form of Lockup Agreement	Exhibit E

ANNEXES
Annex A: Principal Company Stockholders
Annex B: Principal Parent Stockholders

A-v

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (the “Agreement”) is entered into as of March 24, 2006 by and among International Microcomputer Software, Inc., a California corporation (“IMSI” or “Parent”), ACCM Acquisition Corp., a Delaware corporation and a wholly owned Subsidiary of IMSI (“Merger Sub”) and AccessMedia Networks, Inc., a Delaware corporation (the “Company”), and, solely with respect to Article X hereof, each stockholder of the Company, including Andrew Garroni, in his capacity as representative of the Company Stockholders pursuant to the Stockholders’ Representative Agreement (the “Stockholders’ Representative”) and, solely with respect to its withdrawal as a party, Broadcaster, Inc., a Delaware corporation (“Broadcaster”). Capitalized terms used in this Agreement are defined in Section 12.1, or in the applicable section of this Agreement to which reference is made in Section 12.1.

RECITALS

WHEREAS, IMSI, Merger Sub and the Company previously entered into an Agreement and Plan of Merger dated as of August 8, 2005 (the “Original Merger Agreement”);

WHEREAS, the parties to the Original Merger Agreement terminated the Original Merger Agreement pursuant to Section 9.1(a)(i) thereof and entered into a new Agreement and Plan of Merger dated as of December 16, 2005 (the “Merger Agreement”);

WHEREAS, the parties desire to amend and restate the Merger Agreement in its entirety as provided herein;

WHEREAS, the Board of Directors of the Company has determined to recommend to the stockholders of the Company the adoption of this Agreement, and IMSI, as the sole stockholder of Merger Sub, has adopted this Agreement and has determined to recommend to the stockholders of IMSI the adoption of this Agreement;

WHEREAS, for federal income tax purposes, it is intended that the acquisition of the Company by Parent pursuant hereto shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986 (the “Code”);

WHEREAS, concurrently with the execution of the Merger Agreement each stockholder of the Company listed on Annex A (each, a “Principal Company Stockholder”) entered into a Voting Agreement in substantially the form attached hereto as Exhibit A (collectively, the “Company Voting Agreements”);

WHEREAS, concurrently with the execution of the Merger Agreement each stockholder of Parent listed on Annex B entered into a Voting Agreement, in substantially the form attached hereto as Exhibit B (collectively, the “Parent Voting Agreements”).

WHEREAS, each of the parties to the Merger Agreement now desires to amend and restate the Merger Agreement in its entirety, pursuant to Section 11.2 thereof, subject to the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, IMSI, Broadcaster, Merger Sub and the Company agree as follows:

ARTICLE I

THE MERGER

1.1 Termination of the Original Merger Agreement. Parent and the Company hereby terminate the Original Merger Agreement pursuant to Section 9.1(a)(i) thereof.

1.2 The Merger. Subject to the terms and conditions of this Agreement and the Certificate of Merger in such form as is required by the relevant provisions of the Delaware General Corporation Law (the “Delaware Code”), at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease (the “Merger”). As a result of the Merger, the outstanding shares of capital stock of Merger Sub and the Company shall be converted or canceled in the manner provided in Article II of this Agreement, the separate corporate existence of Merger Sub shall cease and the Company shall be the surviving corporation following the Merger. Merger Sub and the Company are sometimes referred to herein as the “Constituent Corporations” and the Company as the surviving corporation following the Merger is sometimes referred to herein as the “Surviving Corporation”.

1.3 Closing; Effective Time. The closing of the Merger (the “Closing”) shall take place at the offices of Morgan, Lewis & Bockius LLP, 2 Palo Alto Square, 3000 El Camino Real, Suite 700, Palo Alto, California 94306, at 10:00 a.m. on a date to be specified by the parties which shall be no later than two Business Days after satisfaction (or waiver as provided herein) of the conditions set forth in Article VIII (other than those conditions that by their nature will be satisfied at the Closing), unless another time, date and/or place is agreed to in writing by the parties. The date upon which the Closing occurs is herein referred to as the “Closing Date.” Simultaneously with, or as soon as practicable following, the Closing, the Company as the surviving corporation shall file the Certificate of Merger with the Secretary of State of the State of Delaware as provided in the Delaware Code. The Merger shall become effective at such time as the Certificate of Merger is so filed or at such later time as is set forth in the Certificate of Merger, if different, which time is hereinafter referred to as the “Effective Time.”

1.4 Effects of the Merger.

(a) At and after the Effective Time, the Merger shall have the effects specified in the Delaware Code.

(b) At the Effective Time, the Certificate of Incorporation of the Company shall be amended and restated in their entirety to be identical to the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time, except that Article I of the Certificate of Incorporation shall read: “The name of this corporation is AccessMedia Networks, Inc.” As so amended and restated, the Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the Surviving Corporation, until amended thereafter in accordance with applicable Law.

(c) At the Effective Time, the Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation (except that all references to Merger Sub in the Bylaws of the Surviving Corporation shall be changed to reflect the name change of Merger Sub), until amended thereafter in accordance with applicable Law.

(d) At the Effective Time, each of the directors and officers of Surviving Corporation shall be identical to the directors and officers of Parent immediately after the Effective Time, each to hold office until their respective death, permanent disability, resignation or removal or until his or her respective successor is duly elected and qualified, all in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and applicable Law.

1.5  Joint Operating Agreement, The Joint Operating Agreement entered into by Parent and Company in connection with the Original Merger Agreement in the form attached as Exhibit C hereto (the “Joint Operating Agreement”), shall remain in effect in its entirety pursuant to its terms.

1.6 Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title and interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either Constituent Corporation, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation’s right, title and interest in, to and under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

ARTICLE II

CONVERSION OF SECURITIES

2.1 Effect on Company Capital Stock.

(a) The Company agrees that, prior to the Effective Time, all outstanding Company Common Stock Equivalents shall be automatically cancelled and shall cease to exist and no consideration shall be delivered or deliverable therefor. “Company Common Stock Equivalents” means all Company Stock Options, Company Stock Options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or any other Contracts that, directly or indirectly, could require the Company to issue, sell or otherwise cause to become outstanding equity securities of the Company or any of its Subsidiaries. “Company Stock Options” means options to purchase equity securities of the Company’s Common Stock, no par value per share (“Company Common Stock”). “Company Stock Options” means options to purchase equity securities of the Company or any Subsidiary of the Company.

(b) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company (each such stockholder, a “Company Stockholder”):

(i) each share of Common Stock issued and outstanding immediately prior to the Effective Time, other than (A) Dissenting Shares as provided in Section 2.6 and (B) Treasury Shares as provided in Section 2.1(c)(ii), shall be converted into the right to receive and become exchangeable for, subject to Section 2.2(d), Section 2.9 and Section 10.3, (i) the Closing Consideration, and (ii) the Earnout Consideration. “Closing Consideration” means the number of shares of the Common Stock of Parent (“Parent Common Stock”), calculated as the quotient obtained by dividing (A) 29,000,000 by (B) the number of shares of Company Common Stock (including Dissenting Shares but excluding Treasury Shares) issued and outstanding immediately prior to the Effective Time (the “Exchange Ratio”). “Earnout Consideration” means up to 35,000,000 shares of Parent Common Stock issuable pursuant to Section 2.9 below, and calculated as the quotient obtained by dividing (A) the number of shares of Parent Common Stock issuable pursuant to Section 2.9 on account of the Revenue of the Surviving Corporation deemed to be attributable to the Company by (B) the aggregate number of shares of Common Stock (including Dissenting Shares but excluding Treasury Shares) issued and outstanding immediately prior to the Effective Time. The Earnout Consideration, together with the Closing Consideration, shall mean the “Merger Consideration”. “Total Parent Shares” means the aggregate number of shares issued to the Company Stockholders as Merger Consideration pursuant to this Agreement;

(ii) each share of Company Common Stock held in the Company’s treasury (“Treasury Shares”) immediately prior to the Effective Time and each share owned by any Subsidiary of the Company shall not represent the right to receive any Merger Consideration, and each such share shall be canceled and retired and shall cease to exist, and no cash, securities or other property shall be payable in respect thereof; and

(iii) each share of common stock of Merger Sub, par value $.01 per share, issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $.0001 per share, of the Surviving Corporation.

(c) In the event of any stock split, combination, reclassification, stock dividend or similar capitalization change with respect to Parent Common Stock prior to the Effective Time, or if a record date with respect to any of the foregoing is fixed, appropriate and proportionate adjustments shall be made to the Merger Consideration and the Exchange Ratio, and thereafter all references to the Merger Consideration and the Exchange Ratio shall be deemed to refer to such Exchange Ratio and Merger Consideration as so adjusted.

2.2 Exchange of Certificates.

(a) No later than five business days prior to the Closing, the Company shall furnish to Parent mailing labels or a computer file containing the names and addresses of the record holders of certificates representing Company Shares.

(b) Parent shall mail to each holder of record of Company Shares a letter of transmittal (the “Transmittal Letter”). Upon receipt of the documents described in paragraph (c) below, Parent shall issue certificates representing the shares of Parent Common Stock issuable pursuant to Section 2.1 as of the Effective Time in respect of the Company Shares (other than Dissenting Shares).

(c) Upon surrender to Parent of a certificate or certificates representing all of such Company Stockholder’s outstanding shares of Company Common Stock (collectively, “Certificates”), together with (i) a duly executed Transmittal Letter, and (ii) an executed signature page to the Stockholders’ Representative Agreement in a form reasonably satisfactory to the parties (the “Stockholders’ Representative Agreement”), each Company Stockholder shall be entitled to receive, in exchange therefor, a certificate representing that number of whole shares of Parent Common Stock which such Company Stockholder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II, less the number of Escrow Shares allocable to such Company Stockholder that are deposited into the Escrow Fund pursuant to Section 10.3 hereof. Each Certificate so surrendered shall forthwith be canceled.

(d) As soon as practicable after the Effective Time, Parent shall cause to be delivered (i) to U.S. Bank, National Association, as escrow agent (the “Escrow Agent”), certificates representing the Escrow Shares subject to and in accordance with the provisions of Section 10.3 hereof; and (ii) to each Company Stockholder a certificate representing those shares of Parent Common Stock issuable to such Company Stockholder which are not Escrow Shares. The Escrow Shares shall be held in escrow by the Escrow Agent and shall be available to compensate Parent for certain damages as provided in Article X. The Escrow Shares shall be held in escrow pursuant to the terms of the Escrow Agreement in the form attached as Exhibit D hereto (the “Escrow Agreement”). To the extent not used for such purposes, the Escrow Shares shall be released as provided in the Escrow Agreement.

(e) If any certificate representing shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate(s) so surrendered shall be properly endorsed for transfer (or accompanied by an appropriate instrument of transfer) and shall otherwise be in proper form for transfer, and that the Person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Parent that any such taxes have been paid or are not applicable.

(f) Notwithstanding any other provision of this Article II, no fractional shares of Parent Common Stock will be issued and any holder of shares of Company Common Stock entitled hereunder to receive a fractional share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that would otherwise be received by such holder) but for this Section 2.2(f) will be entitled to receive a cash payment in lieu of such fractional share of Parent Common Stock in an amount equal to such fraction multiplied by the average of the closing prices of Parent Common Stock on the OTC Bulletin Board as reported in The Wall Street Journal over the ten (10) trading days ending three (3) trading days prior to the Closing.

(g) None of Parent, Merger Sub or the Company shall be liable to any Person in respect of any cash or other property delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any payment pursuant to this Article II would otherwise escheat to or become the property of any Governmental Entity), the shares of Parent Common Stock issuable, or cash payment determined in accordance with Section 2.2(f), in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of Parent free and clear of all claims or interests of any Person previously entitled thereto.

2.3 Legends. The Merger Consideration will be issued in a transaction exempt from registration under the Securities Act and may not be re-offered or resold other than in conformity with the registration requirements of the Securities Act and such other Laws or pursuant to an exemption therefrom. The Certificates shall be legended to the effect described above and shall include such additional legends as necessary to comply with applicable Law, “blue sky” Laws and other applicable restrictions and each Certificate shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR (ii) AN OPINION OF THE COMPANY’S COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.”

2.4 Distributions with Respect to Unexchanged Shares of Company Common Stock. Notwithstanding any other provisions of this Agreement, no dividends or other distributions on shares of Parent Common Stock shall be paid with respect to any share of Company Common Stock or other securities represented by a Certificate until such Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable Laws, following surrender of any such Certificate there shall be paid to the holder of certificates representing shares of Parent Common Stock issued in exchange therefor, without interest, (a) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such shares of Parent Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender thereof and a payment date subsequent to surrender thereof payable with respect to such shares of Parent Common Stock, less the amount of any withholding taxes which may be required thereon. No holder of unsurrendered Certificates shall be entitled, until the surrender of such Certificate, to vote the shares of Parent Common Stock which such holder shall have the right to receive pursuant to this Article II.

2.5 No Further Ownership Rights in Company Common Stock. The payment of the Merger Consideration in respect of each share of Company Common Stock owned by the Company Stockholders shall be deemed to have been paid in full satisfaction of all rights pertaining to each such share of Company Common Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented for transfer to the Surviving Corporation, they shall be canceled and exchanged for certificates representing shares of Parent Common Stock in accordance with the procedures set forth in this Article II.

2.6 Lost Certificates. In the event any Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the disbursement of the Merger Consideration in respect of shares of Company Common Stock represented by such Certificate, require the owner of such lost, stolen or destroyed Certificate to make an affidavit of that fact containing such indemnification provisions as Parent may reasonably deem appropriate, including the posting of a standard bond required by Parent’s transfer agent as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate.

2.7 Dissenters' Rights.

(a) Notwithstanding anything in this Agreement to the contrary, any shares of Company Common Stock held by any Company Stockholder who shall have demanded and not lost or withdrawn, or who shall be eligible to demand, appraisal rights with respect to such shares of Company Common Stock in the manner provided in the Delaware Code (“Dissenting Shares”) shall not represent the right to receive the Merger Consideration. If any Company Stockholder shall fail to perfect or shall effectively withdraw or lose his right to appraisal and payment under the Delaware Code, as the case may be, each share of Company Common Stock held by such Company Stockholder shall thereupon, in accordance with and subject to the provisions set forth in this Article II, represent the right to receive the Merger Consideration.

(b) The Company shall give Parent prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other communications received by the Company in connection with any demands for appraisal. The Company shall not, except with the written consent of Parent, voluntarily make any payment with respect to any such demands. Parent shall have the right to control all negotiations and proceedings with respect to demands for appraisal, including the right to settle any such demands. To the extent that Parent or the Company makes any payment in respect of any Dissenting Shares, Parent shall be entitled to recover under Article X hereof (i) the aggregate amount by which such payment exceeds the Merger Consideration and (ii) any other costs and expenses, including attorney fees and expenses, incurred in connection with investigating, defending and settling such demands for appraisal (the amounts in clauses (i) and (ii) collectively, “Dissenting Share Payments”).

2.8 Withholding. Parent shall be entitled to deduct and withhold from the consideration payable pursuant to this Agreement to any holder of shares of Company Common Stock or Dissenting Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of applicable Tax Law. To the extent that amounts are so withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Company Common Stock or Dissenting Shares in respect of which such deduction and withholding was made by Parent.

2.9 Earnout Payment.

(a) The Earnout Consideration shall be paid by Parent in an earnout payment to the Company Stockholders in the form of Parent Earnout Shares in amounts set forth below (in each case, an “Earnout Payment”), in the event that any of the following shall occur:

(i) during any of the time periods beginning as of May 1, 2005 and ending on the date listed in the Performance Target Schedule in the column entitled “Target Date” (subject to clause (ii) below), the Surviving Corporation’s Revenue (as defined below) is equal to or greater than the applicable amount indicated in the column entitled “Revenue Performance Level”:

Performance Target Schedule

Revenue Performance Level	Target Date	Earnout Payment (in Shares of Parent Common Stock)	Potential Aggregate Shares of Parent Common Stock
>$20 million in Revenue	June 30, 2006	7 million	36 million
>$40 million in Revenue	March 31, 2007	7 million	43 million
>$55 million in Revenue	September 30, 2007	7 million	50 million
>$80 million in Revenue	June 30, 2008	7 million	57 million
>$100 million in Revenue	December 31, 2008	7 million	64 million

The applicable Earnout Payment in the column entitled “Earnout Payment” shall be made to the Stockholders’ Representative, on behalf of the Company Stockholders, on or prior to the 30th day following the Target Date or following the date upon which a certain Revenue Performance Level is attained (“Attainment Date”) if the Attainment Date precedes the Target Date. Notwithstanding the foregoing, an Earnout Payment may be earned if the Surviving Corporation achieves the applicable Revenue Performance Level within six (6) months following the Target Date. As used herein, “Revenue” shall mean the consolidated revenue of the Company beginning on May 1, 2005 and shall not include any revenue from Parent’s business or operations or any Baseline Amount (as provided in paragraph (b) below).”

(ii) If an Earnout Payment is earned on or before the specified Target Date, plus six (6) months, the total Earnout Payment will include (a) the Earnout Payment with respect to such Target Date, and (b) any Earnout Payments relating to prior measurement periods (in each case, an “Earnout Measurement Period”) that had not been earned prior to such date. For example, if the Surviving Corporation does not achieve Revenue of $20 million as of June 30, 2006 but does achieve Revenue of $20 million prior to December 31, 2006 (six months following the first Target Date), the Company Stockholders will be entitled to receive the Earnout Payment for the first Earnout Measurement Period within 30 days of December 31, 2006. If the Surviving Corporation does not achieve Revenue of $20 million by December 31, 2006, but does achieve Revenue of $40 million as of September 30, 2007 (six months following the second Target Date), the Company Stockholders will be entitled to receive the Earnout Payment for each of the first two Earnout Measurement Periods within 30 days of September 30, 2007.

(b)  Parent, with the Surviving Corporation, shall jointly endeavor to identify companies and technologies as potential acquisition targets in order to expedite the growth of the Surviving Corporation; provided, however, that notwithstanding anything to the contrary contained herein, Parent shall not be obligated to take any action which it believes is not in the best interests of Parent and all of its Subsidiaries taken as a whole; and provided, further, with respect to each such acquisition, only Excess Revenue (as defined below) shall be included for purposes of determining Revenue for purposes of this Section 2.9. As used herein, “Excess Revenue” means the total revenue achieved by such acquisition target during any applicable measuring period, less the Baseline Revenue (as defined below). As used herein, “Baseline Revenue” means the aggregate revenue of an acquisition target generated, in the good faith determination of Parent, during the twelve months immediately prior to and ending on the date of such acquisition (the “Baseline Measurement Period”). In the event an Earnout Measurement Period is shorter than twelve months, then the Excess Revenue shall be calculated based upon the revenue of the acquisition target for such shorter period, less the portion of Baseline Revenue earned by the acquisition target during the comparable portion of the Baseline Measurement Period.

(c) Audit Procedures.

(i) Unless the applicable Earnout Payment shall have previously been made, within thirty-five (35) days after each of the dates listed in the column entitled “Target Date” in the Performance Target Schedule, Parent shall prepare and deliver to the Stockholders’ Representative a statement of Revenue for each such measurement period, as indicated in the Performance Target Schedule (the “Statement of Revenue”).

(ii) The Stockholders’ Representative shall have a period commencing upon delivery of the Statement of Revenue by Parent and expiring forty-five (45) days after such delivery date to review the Statement of Revenue. During such period, Parent shall permit the Stockholders’ Representative and its agents or representatives, during normal business hours, to have full and complete access to, and to examine, all work papers and schedules that are or were necessary to prepare and/or review the Statement of Revenue. In the event the Stockholders’ Representative disputes any determination contained in the Statement of Revenue, the Stockholders’ Representative shall, within forty-five (45) days after delivery of the Statement of Revenue, deliver a notice to Parent (the “Earnout Dispute Notice”), setting forth in reasonable detail the component or components which are in dispute and the basis of such dispute. If the Stockholders’ Representative fails to deliver an Earnout Dispute Notice to Parent within forty-five (45) days after Parent’s delivery of the Statement of Revenue, then the Stockholders’ Representative shall be bound by the calculations contained in the Statement of Revenue, and the Statement of Revenue shall be deemed to be the Final Statement of Revenue (as defined below) for the applicable Earnout Measurement Period, and any required payments shall be made pursuant to subsection (j) or (k) above based on such Final Statement of Revenue for each respective Earnout Measurement Period. If the Stockholders’ Representative delivers the Earnout Dispute Notice within such forty-five (45) day period, then the Stockholders’ Representative and Parent will negotiate in good faith (with the assistance of their respective independent accountants and counsel, if desired) to resolve any such dispute within fifteen (15) days after receipt by Parent of the Earnout Dispute Notice. If Parent and the Stockholders’ Representative fail to resolve any such dispute within fifteen (15) days after receipt by Parent of the Earnout Dispute Notice, they shall submit the dispute to an independent accounting firm (other than Burr, Pilger & Mayer) (the “Reviewing Accountant”) to review the Statement of Revenue; provided, however, that Parent shall pay any undisputed Earnout Consideration it believes is owed to the Company’s stockholders. Parent and the Stockholders’ Representative shall make available to the Reviewing Accountant all work papers and all other information and material in their possession relating to the matters in the Earnout Dispute Notice. The Reviewing Accountant shall be instructed to use its reasonable best efforts to deliver its determination as promptly as practicable after such submission of the dispute to the Reviewing Accountant. The Parties hereby expressly agree that the determination of the Reviewing Accountant shall be final and binding on the parties (absent fraud or manifest bad faith by the Reviewing Accountant). The Statement of Revenue, as determined by Parent (if not disputed), or as modified (if at all) by agreement of Parent and the Stockholders’ Representative or by decision of the Reviewing Accountant, shall be referred to herein as the “Final Statement of Revenue” for each respective Earnout Measurement Period. Each party shall bear its own expenses and the fees and expenses of its own representatives and experts, including its independent accountants, in connection with the preparation, review, dispute (if any) and final determinations contained in the Final Statement of Revenue. The costs, expenses and fees of the Reviewing Accountant shall be borne by the Stockholders’ Representative, on the one hand, and Parent, on the other hand, based on the percentage which the portion of the contested amount not awarded to such party bears to the amount actually contested by such party.

(iii) Within fifteen (15) days after the Final Statement of Revenue for each respective Earnout Measurement Period has become final and binding on the parties pursuant to this subsection (l), the Earnout Consideration, if any, payable in accordance with subsection (j) or (k) above will be immediately due and payable by Parent to the Stockholders’ Representative, on behalf of the Company Stockholders.

(d) Earnout Consideration. The right of each Company Stockholder to receive any Earnout Consideration (i) will not be represented by any form of certificate or instrument; (ii) will not give such Company Stockholder any dividend rights, voting rights, liquidation rights, preemptive rights or other rights common to holders of the securities of Parent; (iii) will not be redeemable; and (iv) will not be sold, assigned, pledged, gifted, conveyed, transferred or otherwise disposed of, except pursuant to the applicable laws of descent and distribution. Any transfer of any right to receive any Earnout Consideration in violation of this Agreement shall be null and void. The Earnout Consideration is solely a contractual right established by this Agreement, and such contractual right is not a security for purposes of any federal or state securities laws.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Merger Sub as of the date hereof and as of the Closing Date that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule dated and delivered as of the date hereof by the Company to Parent (the “Company Disclosure Schedule”), which is being concurrently delivered to Parent in connection herewith and is designated therein as being the Company Disclosure Schedule. The Company Disclosure Schedule shall be arranged in paragraphs corresponding to each representation and warranty set forth in this Article III. Each exception to a representation and warranty set forth in the Company Disclosure Schedule shall be deemed to qualify the specific representation and warranty which is referenced in the applicable paragraph of the Company Disclosure Schedule, and no other representation or warranty.

3.1 Organization and Good Standing.

(a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, has all requisite power to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which it owns or leases property or conducts any business so as to require such qualification. The Company Disclosure Schedule lists each jurisdiction in which the Company is qualified to do business.

(b) The Company has complied with and is not in default under its Charter Documents. The Charter Documents of the Company in the forms attached to the Company Disclosure Schedule are the Charter Documents of the Company as in effect on the date of this Agreement and as of the Closing Date. “Charter Documents” means, with respect to any entity, the certificate of incorporation, the articles of incorporation, by-laws, articles of organization, limited liability company agreement, partnership agreement, formation agreement, joint venture agreement or other similar organizational documents of such entity (in each case, as amended).

3.2 Capitalization.

(a) The authorized capital stock of the Company consists of 1,500 shares of capital stock and all of such shares are designated common stock. Of such amount, 1,250 shares of Common Stock are issued and outstanding as of the date hereof. All issued and outstanding shares of Company Common Stock (collectively, the “Company Shares”) have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities Laws.

(b) The Company Disclosure Schedule contains a true and complete list of the record holders of the Company Shares and sets forth the full name, current address and number and class of Company Shares owned by each record holder.

(c) The Company has not reserved any shares of Company Common Stock for future issuance pursuant to any Stock Option Plan of the Company.

(d) Except as set forth in paragraph (a) above, the Company does not have outstanding securities of any kind. Except as set forth in the preceding sentence, the Company is not a party to any Contract obligating the Company, directly or indirectly, to issue additional securities and there is no circumstance or condition that may give rise to a claim by any Person that such Person is entitled to acquire any securities of the Company.

(e) All outstanding Company Stock Options have been duly authorized and validly issued and were issued in compliance with all applicable federal and state securities Laws. All shares of Company Common Stock subject to issuance upon exercise, conversion and/or exchange of Company Stock Options, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

(f) Neither the Company Shares nor the Company Stock Options were issued or have been transferred in violation of, or are subject to, any preemptive rights, rights of first offer or subscription agreements. The Company is not a party to any stockholder agreements, voting agreements, voting trusts or any such other similar arrangements with respect to the transfer, voting or other rights associated with its securities, and there are no such agreements to which the Company is not a party.

(g) The cancellation of the Company Stock Options prior to the Effective Time will be in compliance with the terms of the agreement pursuant to which such Company Stock Options were issued and in compliance with all federal and state securities Laws. No consent of the holders of Company Stock Options is required for such cancellation.

(h) The Company has not repurchased or otherwise reacquired any of its securities. There are no obligations, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any of its securities. There are no declared or accrued unpaid dividends with respect to any of the Company's securities.

(i) The Company does not have outstanding or authorized any stock appreciation, phantom stock, profit participation, or similar rights.

(j) The Company does not have outstanding any bonds, debentures, notes or other obligations or debt securities the holders of which have the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matter.

3.3 Subsidiaries of the Company.

(a) The Company Disclosure Schedule contains a true and complete list of the Subsidiaries of the Company and sets forth with respect to each such Subsidiary the jurisdiction of formation, the authorized and outstanding capital stock of such Subsidiary and the owner(s) of record of such outstanding capital stock. The outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary of the Company free and clear of all liens, claims, charges, security interests, mortgages, pledges, easements, conditional sale or other title retention agreements, defects in title, covenants or other restrictions of any kind, including, any restrictions on the use, voting, transfer or other attributes of ownership (collectively, “Liens”).

(b) Each Subsidiary of the Company is validly existing and in good standing under the Laws of the jurisdiction of its formation, has all requisite power to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which it owns or leases property or conducts any business so as to require such qualification. The Company Disclosure Schedule lists each jurisdiction in which the Subsidiaries are qualified to do business.

(c) Other than the shares of capital stock set forth in the Company Disclosure Schedule, no Subsidiary of the Company has outstanding securities of any kind. No Subsidiary of the Company is party to any Contract obligating such Subsidiary, directly or indirectly, to issue any additional securities and there is no circumstance or condition that may give rise to a claim by any Person that such Person is entitled to acquire the securities of any such Subsidiary. No Subsidiary of the Company has outstanding or authorized any stock appreciation, phantom stock, profit participation, or similar rights.

(d) No Subsidiary of the Company has outstanding any bonds, debentures, notes or other obligations or debt securities the holders of which have the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matter.

(e) Other than the Subsidiaries set forth in the Company Disclosure Schedule, neither the Company nor any Subsidiary of the Company, directly or indirectly, owns any securities or other interest in any corporation, partnership, joint venture or other business association or entity, or to provide funds to or make any investment.

(f) There are no obligations, contingent or otherwise, of the Company or any Subsidiary of the Company to provide funds to or make an investment (in the form of a loan, capital contribution or otherwise) in any entity.

3.4 Authority and Enforceability.

(a) The Company has all necessary corporate power and authority to enter into this Agreement, and, subject in the case of the consummation of the Merger to the Company Stockholder Approval, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject in the case of the consummation of the Merger to the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by Parent and Merger Sub, constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to creditors' rights generally, and (ii) the availability of injunctive relief and other equitable remedies.

(b) The only stockholder votes required to adopt this Agreement and approve the transactions contemplated hereby are the affirmative vote of the holders of a majority of the then outstanding Company Shares voting as a single class on an as-converted to Common Stock basis on the record date of a duly convened meeting of the Company Stockholders, or by written consent in lieu of such meeting (the “Company Stockholder Approval”). The Principal Company Stockholders represent as of the date hereof and will represent as of the record date of such meeting or consent at least a majority of the then outstanding Company Shares on an as-converted to Common Stock basis and have agreed in writing to vote for adoption of this Agreement pursuant to the Voting Agreements.

(c) The Board of Directors of the Company has, by the unanimous vote of all directors in office, (i) duly approved this Agreement, the Merger and the transactions contemplated hereby, (ii) determined that the Merger is advisable and in the best interests of the Company Stockholders and (iii) recommended that the Company Stockholders adopt this Agreement and directed that this Agreement be submitted to the Company Stockholders for adoption.

3.5 No Conflict; Authorizations.

(a) The execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby (in each case, with or without the giving of notice or lapse of time, or both) will not, directly or indirectly, (i) violate the provisions of the Company's or any of its Subsidiaries' Charter Documents, (ii) violate or conflict with, or constitute a default, an event of default or an event creating rights of acceleration, termination, cancellation, imposition of additional obligations or loss of rights, or require a consent to assignment, under any Contract (A) to which the Company or any of its Subsidiaries is a party, (B) of which the Company or any of its Subsidiaries is a beneficiary or (C) by which the Company or any of its Subsidiaries or any of their respective assets is bound, (iii) assuming compliance by the Company with the matters referred to in Section 3.5(b),violate or conflict with any Law, Authorization or Order applicable to the Company or any of its Subsidiaries, or give any Governmental Entity or other Person the right to challenge any of the transactions contemplated hereby or to exercise any remedy, obtain any relief under or revoke or otherwise modify any rights held under, any such Law, Authorization or Order, or (iv) result in the creation of any Liens upon any of the assets owned or used by the Company or any of its Subsidiaries. Section 3.5(a) of the Company Disclosure Schedule sets forth all consents, waivers, assignments and other approvals and actions that are required in connection with the transactions contemplated by this Agreement under any Contract to which the Company or any of its Subsidiaries is a party (collectively, “Consents”) in order to preserve all rights of, and benefits to, the Surviving Corporation and its Subsidiaries thereunder.

(b) No Authorization or Order of, registration, declaration or filing with, or notice to any Governmental Entity or other Person, is required to be made, obtained, performed or given to or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the consummation of the Merger, other than the filing of the Certificate of Merger with the Secretary of State of Delaware.

3.6 Financial Statements.

(a) True and complete copies of the Company's audited consolidated financial statements consisting of the consolidated balance sheet of the Company and its Subsidiaries as at December 31, 2004 and December 31, 2005 (the “Financial Statements”), and unaudited consolidated financial statements consisting of the balance sheet of the Company and its Subsidiaries as at February 28, 2006 and the related statements of income and retained earnings, stockholders' equity and cash flow for the two month period then ended (the “Interim Financial Statements” and together with the Financial Statements, the “Financial Statements”), are included in the Company Disclosure Schedule.

(b) To the best of the Company’s Knowledge, the Financial Statements are true, complete and correct and have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, subject, in the case of the Interim Financial Statements, to normal year-end adjustments (the effect of which will not be materially adverse) and the absence of notes (that, if presented, would not differ materially from those presented in the Financial Statements). The Financial Statements are based on the books and records of the Company and its Subsidiaries, and fairly present the financial condition of the Company and its Subsidiaries as of the respective dates they were prepared and the results of the operations of the Company and its Subsidiaries for the periods indicated. The consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2005 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date” and the consolidated balance sheet of the Company and its Subsidiaries as of February 28, 2006 is referred to herein as the “Interim Balance Sheet” and the date thereof as the “Interim Balance Sheet Date.” Each of the Company and its Subsidiaries maintains a standard system of accounting established and administered in accordance with GAAP.

3.7 No Undisclosed Liabilities. The Company and its Subsidiaries have no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise (“Liabilities”), except (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date, and (b) those which have been incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount.

3.8 Accounts Receivable. The accounts receivable of the Company and its Subsidiaries as set forth on the Interim Balance Sheet or arising since the date thereof are, to the extent not paid in full by the account debtor prior to the date hereof, (a) valid and genuine, have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice, (b) not subject to valid defenses, set-offs or counterclaims, and (c) collectible within 90 days after billing at the full recorded amount thereof less, in the case of accounts receivable appearing on the Interim Balance Sheet, the recorded allowance for collection losses on the Interim Balance Sheet or, in the case of Accounts Receivable arising since the Interim Balance Sheet Date, the recorded allowance for collection losses shown on the accounting records of the Company and its Subsidiaries. The allowance for collection losses on the Interim Balance Sheet and, with respect to Accounts Receivable arising since the Interim Balance Sheet Date, the allowance for collection losses shown on the accounting records of the Company and its Subsidiaries, have been determined in accordance with GAAP consistent with past practice. The accounts receivable existing as of the Closing Date are believed by the Company to be collectible within 90 days after billing at the full recorded amount thereof net of the reserves shown on the accounting records of the Company and its Subsidiaries as of the Closing Date (which reserve shall be adequate and shall not represent a greater percentage of the accounts receivable as of the Closing Date than the reserve reflected in the Interim Balance Sheet represented of the accounts receivable reflected therein).

3.9 Taxes.

(a) As used in this Agreement, the following words and terms have the following definitions:

(i) “Tax” or “Taxes” means any and all federal, state, local, or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental, profits, windfall profits, transaction, license, lease, service, service use, occupation, severance, energy, unemployment, social security, workers' compensation, capital, premium, and other taxes, assessments, customs, duties, fees, levies, or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax, or additional amounts with respect thereto.

(ii) “Tax Returns” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

(iii) “Taxing Authority” means any Governmental Entity having jurisdiction with respect to any Tax.

(b) To the best of the Company’s Knowledge, each of the Company and its Subsidiaries has duly and timely filed all Tax Returns required to have been filed by or with respect to the Company or such Subsidiary and will duly and timely file all Tax Returns due between the date hereof and the Closing Date. To the best of the Company’s Knowledge, each such Tax Return correctly and completely reflects all liability for Taxes and all other information required to be reported thereon. To the best of the Company’s Knowledge, all Taxes owed by the Company and each Subsidiary of the Company (whether or not shown on any Tax Return) have been timely paid (or, if due between the date hereof and the Closing Date, will be duly and timely paid). To the best of the Company’s Knowledge, each of the Company and its Subsidiaries has adequately provided for, in its books of account and related records, all liability for all unpaid Taxes, being current Taxes not yet due and payable.

(c) Each of the Company and its Subsidiaries has withheld and timely paid all Taxes required to have been withheld and paid by it and has complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto.

(d) Neither the Company nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any Tax Return, nor has the Company or any of its Subsidiaries made (or had made on its behalf) any requests for such extensions. Neither the Company nor any of its Subsidiaries has waived (or is subject to a waiver of) any statute of limitations in respect of Taxes or has agreed to (or is subject to) any extension of time with respect to a Tax assessment or deficiency.

(e) The Company Disclosure Schedule indicates those Tax Returns that have been audited and those Tax Returns that currently are the subject of audit. Except as set forth in the Company Disclosure Schedule, to the best of the Company’s Knowledge, there is no Action now pending or threatened against or with respect to the Company or any of its Subsidiaries in respect of any Tax or any assessment or deficiency. To the best of the Company’s Knowledge, there are no liens for Taxes (other than current Taxes not yet due and payable) upon the assets of the Company. The Company has delivered to Parent correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company or any of its Subsidiaries since the date of incorporation of such entity.

(f) The Company Disclosure Schedule lists, as of the date of this Agreement, all jurisdictions in which the Company or any of its Subsidiaries currently files Tax Returns. No claim has been made by an authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that any of them is or may be subject to taxation by that jurisdiction or that any of them must file Tax Returns.

(g) Neither the Company nor any of its Subsidiaries has filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provisions of state, local or foreign income Tax Law). Neither the Company nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make payments that would result in a nondeductible expense under Section 280G of the Code or an excise tax to the recipient of such payments pursuant to Section 4999 of the Code.

(h) Neither the Company nor any of its Subsidiaries has agreed to or is required to make by reason of a change in accounting method or otherwise, or could be required to make by reason of a proposed or threatened change in accounting method or otherwise, any adjustment under Section 481(a) of the Code. Neither the Company nor any of its Subsidiaries has been the “distributing corporation” (within the meaning of Section 355(c)(2) of the Code) with respect to a transaction described in Section 355 of the Code within the 5-year period ending as of the date of this Agreement. Neither the Company nor any of its Subsidiaries has received (or is subject to) any ruling from any Taxing Authority or has entered into (or is subject to) any agreement with a Taxing Authority. Each of the Company and its Subsidiaries have disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

(i) No Subsidiary of the Company that is incorporated in a non-U.S. jurisdiction has, or at any time has had, an investment in “United States property” within the meaning of Section 956(c) of the Code. No Subsidiary of the Company is, or at any time has been, a passive foreign investment company within the meaning of Section 1297 of the Code and neither the Company nor any of its Subsidiaries is a shareholder, directly or indirectly, in a passive foreign investment company. No Subsidiary of the Company that is incorporated in a non-U.S. jurisdiction is, or at any time has been, engaged in the conduct of a trade or business within the United States, or treated as or considered to be so engaged.

(j) Neither the Company nor any of its Subsidiaries (i) has ever been a party to any Tax allocation or sharing agreement or Tax indemnification agreement, (ii) has ever been a member of an affiliated, consolidated, condensed or unitary group, or (iii) has any liability for or obligation to pay Taxes of any other Person under Treas. Reg. 1.1502-6 (or any similar provision of Tax Law), or as transferee or successor, by contract or otherwise. Neither the Company nor any of its Subsidiaries is a party to any joint venture, partnership, or other arrangement that is treated as a partnership for federal income tax purposes.

(k) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any: (i) intercompany transactions or excess loss accounts described in Treasury regulations under Section 1502 of the Code (or any similar provision of state, local, or foreign Tax Law), (ii) installment sale or open transaction disposition made on or prior to the Effective Time or (iii) prepaid amount received on or prior to the Effective Time.

(l) The Company has not entered into any transaction that constitutes a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(m) The Company Disclosure Schedule lists each person who Company reasonably believes is, with respect to Company or any Affiliate of the Company, a “disqualified individual” (within the meaning of Section 280G of the Code and the Regulations thereunder).

(n) Neither the Company nor, to the Knowledge of Company, any of its Affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that would reasonably be expected to prevent the Merger from constituting a “reorganization” under Section 368 of the Code. The Company is not aware of any agreement or plan to which the Company or any of its Affiliates is a party or other circumstances relating to the Company or any of its Affiliates that could reasonably be expected to prevent the Merger from so qualifying as a “reorganization” under Section 368 of the Code.

(o) The unpaid Taxes of Company (i) did not, as of the Balance Sheet Date and the Interim Balance Sheet Date, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Balance Sheet or the Interim Balance Sheet, respectively, (rather than in any notes thereto) and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Company in filing its Tax Returns. Since the Balance Sheet Date the Company has not incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.

3.10 Compliance with Law.

(a) Each of the Company and its Subsidiaries has complied with each, and is not in violation of, any applicable Law to which the Company or any of its Subsidiaries or its business, operations, assets or properties is or has been subject.

(b) To the Knowledge of the Company, no event has occurred and no circumstances exist that (with or without the passage of time or the giving of notice) may result in a violation of, conflict with or failure on the part of the Company or any of its Subsidiaries to comply with, any Law. Neither the Company nor any of its Subsidiaries has received notice regarding any such violation of, conflict with, or failure to comply with, any Law.

3.11 Authorizations.

(a) Each of the Company and its Subsidiaries owns, holds or lawfully uses in the operation of its business all Authorizations which are necessary for it to conduct its business as currently conducted or as proposed to be conducted or for the ownership and use of the assets owned or used by the Company or such Subsidiary in the conduct of its business free and clear of all Liens. Such Authorizations are valid and in full force and effect and none of such Authorizations will be terminated or impaired or become terminable as a result of the transactions contemplated by this Agreement. All Authorizations are listed in the Company Disclosure Schedule.

(b) To the best of the Company’s Knowledge, no event has occurred and no circumstances exist that (with or without the passage of time or the giving of notice) may result in a violation of, conflict with, failure on the part of the Company or any of its Subsidiaries to comply with the terms of, or the revocation, withdrawal, termination, cancellation, suspension or modification of any Authorization. Neither the Company nor any of its Subsidiaries has received notice regarding any violation of, conflict with, failure to comply with the terms of, or any revocation, withdrawal, termination, cancellation, suspension or modification of, any Authorization. To the best of the Company’s Knowledge, neither the Company nor any of its Subsidiaries is in default. Neither the Company nor any of its Subsidiaries has received notice of any claim of default with respect to any Authorization.

(c) No Person other than the Company or one of its Subsidiaries owns or has any proprietary, financial or other interest (direct or indirect) in any Authorization which the Company or any of its Subsidiaries owns, possesses or uses in the operation of its business as now or proposed to be conducted.

3.12 Title to Personal Properties.

(a) The Company Disclosure Schedule sets forth a complete and accurate list of all the personal properties and assets owned, leased or used by the Company or any of its Subsidiaries or otherwise used in the businesses of the Company and its Subsidiaries as of the date of this Agreement, with a current fair market value in excess of $25,000, specifying whether and by whom each such asset is owned or leased and, in the case of leased assets, indicating the parties to, execution dates of and annual payments under, the lease. The Companies or its Subsidiaries has good and marketable title to the properties owned by it, free and clear of all Liens other than Permitted Liens. “Permitted Liens” means (i) Liens for current personal property taxes; (ii) liens that are immaterial in character and amount and which do not interfere with the use of such property.

(b) With respect to personal properties and assets that are leased, the Company or one of its Subsidiaries has a valid leasehold interest in such properties and assets and all such leases are in full force and effect and constitute valid and binding obligations of the other party(ies) thereto. Neither the Company nor any of its Subsidiaries is in violation of any of the terms of any such lease.

3.13 Condition of Tangible Assets. All buildings, plants, leasehold improvements, structures, facilities, equipment and other items of tangible property and assets which are owned, leased or used by the Company or any of its Subsidiaries are structurally sound, are in good operating condition and repair (subject to normal wear and tear given the use and age of such assets), are usable in the regular and ordinary course of business and conform to all Laws and Authorizations relating to their construction, use and operation.

3.14 Real Property.

(a) Neither the Company nor any of its Subsidiaries maintains any ownership interest in any real property. The Disclosure Schedule contains a list of all real property and interests in real property leased by the Company or any of its Subsidiaries (the “Real Property”). The Real Property listed on the Company Disclosure Schedule includes all interests in real property used in or necessary for the conduct of the businesses and operations of the Company and its Subsidiaries as currently conducted and as proposed to be conducted.

(b) No Governmental Entity having the power of eminent domain over the Real Property has commenced or, to the Company's Knowledge, intends to exercise the power of eminent domain or a similar power with respect to all or any part of the Real Property. There are no pending or, to the Company's Knowledge, threatened condemnation, fire, health, safety, building, zoning or other land use regulatory proceedings, lawsuits or administrative actions relating to any portion of the Real Property or any other matters which do or may adversely effect the current use, occupancy or value thereof. Neither the Company nor any of its Subsidiaries has received notice of any pending or threatened special assessment proceedings affecting any portion of the Real Property.

(c) The continued use, occupancy and operation of the Real Property as currently used, occupied and operated do not constitute a nonconforming use and are not the subject of a special use permit under any Law.

(d) Each of the Company and its Subsidiaries has good and valid rights of ingress and egress to and from all Real Property from and to the public street systems for all usual street, road and utility purposes.

3.15 Intellectual Property.

(a) As used in this Agreement, “Intellectual Property” means: (i) inventions (whether or not patentable), trade secrets, technical data, databases, customer lists, designs, tools, methods, processes, technology, ideas, know-how, source code, product road maps and other proprietary information and materials (“Proprietary Information”); (ii) trademarks and service marks (whether or not registered), trade names, logos, trade dress and other proprietary indicia and all goodwill associated therewith; (iii) documentation, advertising copy, marketing materials, web-sites, specifications, mask works, drawings, graphics, databases, recordings and other works of authorship, whether or not protected by Copyright; (iv) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, design documents, flow-charts, user manuals and training materials relating thereto and any translations thereof (collectively, “Software”); and (v) all forms of legal rights and protections that may be obtained for, or may pertain to, the Intellectual Property set forth in clauses (i) through (iv) in any country of the world (“Intellectual Property Rights”), including all letters patent, patent applications, provisional patents, design patents, PCT filings, invention disclosures and other rights to inventions or designs (“Patents”), all registered and unregistered copyrights in both published and unpublished works (“Copyrights”), all trademarks, service marks and other proprietary indicia (whether or not registered) (“Marks”), trade secret rights, mask works, moral rights or other literary property or authors rights, and all applications, registrations, issuances, divisions, continuations, renewals, reissuances and extensions of the foregoing.

(b) The Company Disclosure Schedule lists (by name, owner and, where applicable, registration number and jurisdiction of registration, application, certification or filing) all Intellectual Property that is owned by the Company and/or one or more of its Subsidiaries (whether exclusively, jointly with another Person or otherwise) (“Company Owned Intellectual Property”); provided that the Company Disclosure Schedule is not required to list items of Company Owned Intellectual Property which are both (i) immaterial to the Company and its Subsidiaries and (ii) not registered or the subject of an application for registration. Except as described in the Company Disclosure Schedule, the Company or one of its Subsidiaries owns the entire right, title and interest to all Company Owned Intellectual Property free and clear of all Liens.

(c) The Company Disclosure Schedule lists all licenses, sublicenses and other Contracts (“In-Bound Licenses”) pursuant to which a third party authorizes the Company or any of its Subsidiaries to use, practice any rights under, or grant sublicenses with respect to, any Intellectual Property owned by such third party, including the incorporation of any such Intellectual Property into the Company's or any of its Subsidiaries' products and, with respect to each In-Bound License, whether the In-Bound License is exclusive or non-exclusive.

(d) The Company Disclosure Schedule lists all licenses, sublicenses and other Contracts (“Out-Bound Licenses”) pursuant to which the Company or any of its Subsidiaries authorizes a third party to use, practice any rights under, or grant sublicenses with respect to, any Company Owned Intellectual Property or pursuant to which the Company or any of its Subsidiaries grants rights to use or practice any rights under any Intellectual Property owned by a third party and, with respect to each Out-Bound License, whether the Out-Bound License is exclusive or non-exclusive.

(e) Except as set forth in the Company Disclosure Schedule, the Company and/or one or more of its Subsidiaries (i) exclusively owns the entire right, interest and title to all Intellectual Property that is used in or necessary for the businesses of the Company and its Subsidiaries as they are currently conducted or proposed to be conducted free and clear of Liens (including the design, manufacture, license and sale of all products currently under development or in production), or (ii) otherwise rightfully use or otherwise enjoy such Intellectual Property pursuant to the terms of a valid and enforceable In-Bound License that is listed in the Company Disclosure Schedule. The Company Owned Intellectual Property, together with the Company's and its Subsidiaries' rights under the In-Bound Licenses listed in the Company Disclosure Schedule (collectively, the “Company Intellectual Property”), constitutes all the Intellectual Property used in or necessary for the operation of the Company's and its Subsidiaries' businesses as they are currently conducted, and much of the Intellectual Property used in or necessary for the operation of the Company’s and its Subsidiaries’ businesses as they are proposed to be conducted.

(f) All registration, maintenance and renewal fees related to Patents, Marks, Copyrights and any other certifications, filings or registrations that are owned by the Company or any of its Subsidiaries (“Company Registered Items”) that are currently due have been paid and all documents and certificates related to such Company Registered Items have been filed with the relevant Governmental Entity or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Items. All Company Registered Items are in good standing, held in compliance with all applicable legal requirements and enforceable by the Company and/or one or more of its Subsidiaries. All Patents that have been issued to the Company or any of its Subsidiaries are valid.

(g) The Company is not aware of any challenges (or any basis therefor) with respect to the validity or enforceability of any Company Intellectual Property. The Company Disclosure Schedule lists the status of any Actions before the United States Patent and Trademark Office or any other Governmental Entity anywhere in the world related to any of the Company Intellectual Property, including the due date for any outstanding response by the Company or any of its Subsidiaries in such Actions. Neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that could reasonably be expected to result in the abandonment, cancellation, forfeiture, relinquishment, invalidation, waiver or unenforceability of any Company Intellectual Property. The Company Disclosure Schedule lists all previously held Company Registered Items that the Company or any of its Subsidiaries has abandoned, cancelled, forfeited or relinquished during the 12 months prior to the date of this Agreement.

(h) To the best Knowledge of the Company, none of the products or services currently or formerly developed manufactured, sold, distributed, provided, shipped or licensed, by the Company or any of its Subsidiaries, or which are currently under development, has infringed or infringes upon, or otherwise unlawfully used or uses, the Intellectual Property Rights of any third party. To the best Knowledge of the Company, neither the Company nor any of its Subsidiaries, by conducting its business as currently conducted or as proposed to be conducted, has infringed or infringes upon, or otherwise unlawfully used or uses, any Intellectual Property Rights of a third party. Neither the Company nor any of its Subsidiaries has received any communication alleging that the Company or any of its Subsidiaries or any of their respective products, services, activities or operations infringe upon or otherwise unlawfully use any Intellectual Property Rights of a third party nor, to the Company's Knowledge, is there any basis therefor. No Action has been instituted, or, to the Company's Knowledge, threatened, relating to any Intellectual Property formerly or currently used by the Company or any of its Subsidiaries and none of the Company Intellectual Property is subject to any outstanding Order. To the Company's Knowledge, no Person has infringed or is infringing any Intellectual Property Rights of the Company or any of its Subsidiaries or has otherwise misappropriated or is otherwise misappropriating any Company Intellectual Property.

(i) With respect to the Company's or any of its Subsidiaries' Proprietary Information, the documentation relating thereto is current, accurate and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the special knowledge or memory of others. The Company and its Subsidiaries have taken commercially reasonable steps to protect and preserve the confidentiality of all Proprietary Information owned by the Company or any of its Subsidiaries that is not covered by an issued Patent. Without limiting the generality of the foregoing, the Proprietary Information of the Company and its Subsidiaries (other than Proprietary Information that is covered by an issued Patent) is not part of the public knowledge and has not been used or divulged for the benefit of any Person other than the Company and its Subsidiaries. Any receipt or use by, or disclosure to, a third party of Proprietary Information owned by the Company or any of its Subsidiaries has been pursuant to the terms of binding written confidentiality agreement between the Company or such Subsidiary and such third party (“Nondisclosure Agreements”). True and complete copies of the Nondisclosure Agreements, and any amendments thereto, have been provided to Parent. To the Company’s Knowledge, the Company and its Subsidiaries are, and all other parties thereto are, in compliance with the provisions of the Nondisclosure Agreements. The Company and its Subsidiaries are in compliance with the terms of all Contracts pursuant to which a third party has disclosed to, or authorized the Company or any of its Subsidiaries to use, Proprietary Information owned by such third party.

(j) All current and former employees, consultants and contractors of the Company and its Subsidiaries have executed and delivered, and are in compliance with, enforceable agreements regarding the protection of Proprietary Information and providing valid written assignments of all Intellectual Property conceived or developed by such employees, consultants or contractors in connection with their services for the Company and its Subsidiaries (“Work Product Agreements”). True and complete copies of the Work Product Agreements have been provided to Parent. No current or former employee, consultant or contractor or any other Person has any right, claim or interest to any of the Company Intellectual Property, other than any right, claim or interest expressly reserved in non-exclusive license agreements with the Company (which rights, claims or interests are listed in Section 3.15(i) of the Company Disclosure Schedule).

(k) To the best Knowledge of the Company, no employee, consultant or contractor of the Company or any of its Subsidiaries has been, is or will be, by performing services for the Company or such Subsidiary, in violation of any term of any employment, invention disclosure or assignment, confidentiality, noncompetition agreement or other restrictive covenant or any Order as a result of such employee's, consultant's or independent contractor's employment by the Company or any Subsidiary or any services rendered by such employee, consultant or independent contractor.

(l) All Intellectual Property that has been distributed, sold or licensed to a third party by the Company or any of its Subsidiaries that is covered by a warranty conformed to or conforms to, and performed or performs in accordance with, the representations and warranties provided with respect to such Intellectual Property by or on behalf of the Company or such Subsidiary for the time period during which such representations and warranties apply. True and complete copies have been provided to Parent of all Contracts pursuant to which the Company or any of its Subsidiaries has agreed to indemnify a third party in connection with any Intellectual Property that has been distributed, sold or licensed by the Company or any of its Subsidiaries.

(m) The execution and delivery of this Agreement by the Company does not, and the consummation of the Merger (in each case, with or without the giving of notice or lapse of time, or both), will not, directly or indirectly, result in the loss or impairment of, or give rise to any right of any third party to terminate or reprice or otherwise renegotiate any of the Company's or any of its Subsidiaries' rights to own any of its Intellectual Property or their respective rights under any Out-Bound License or In-Bound License, nor require the consent of any Governmental Entity or other third party in respect of any such Intellectual Property.

(n) Software.

(i) The Software owned, or purported to be owned by the Company or any of its Subsidiaries (collectively, the “Company Owned Software,” was either (A) developed by employees of the Company or one or more of its Subsidiaries within the scope of their employment by the Company or such Subsidiary, (B) developed by independent contractors who have assigned all of their right, title and interest therein to the Company or one of its Subsidiaries pursuant to written agreements, except as expressly reserved in the license agreements listed in Section 3.15(n) of the Company Disclosure Schedule, or (C) otherwise acquired by the Company or one of its Subsidiaries from a third party pursuant to a written agreement in which such third party assigns all of its right, title and interest therein. None of the Company Owned Software contains any programming code, documentation or other materials or development environments that embody Intellectual Property Rights of any person other than the Company and its Subsidiaries, other than such materials obtained by the Company and its Subsidiaries from other Persons who make such materials generally available to all interested purchasers or end-users on standard commercial terms.

(ii) Each of the Company's and its Subsidiaries' existing and currently supported and marketed Software products performs, in all material respects, the functions described in any agreed specifications or end-user documentation or other information provided to customers of the Company or such Subsidiary on which such customers relied when licensing or otherwise acquiring such products, subject only to routine bugs and errors that can be corrected promptly by the Company or such Subsidiary in the course of providing customer support without further liability to the Company or such Subsidiary, and all of the code of such products has been developed in a manner that meets common industry practice, including the use of regression test and release procedures. To Seller's Knowledge, each of the Company's and its Subsidiaries' existing and currently supported and marketed Software products is free of all viruses, worms, trojan horses and material known contaminants and does not contain any bugs, errors, or problems that would substantially disrupt its operation or have a substantial adverse impact on the operation of the Software.

(iii) Neither the Company nor any of its Subsidiaries has exported or transmitted Software or other material in connection with the Company's or such Subsidiaries' business to any country to which such export or transmission is restricted by any applicable Law, without first having obtained all necessary and appropriate Authorizations.

(iv) Neither the Company nor any of its Subsidiaries has exported or transmitted Software or other material in connection with the Company's or such Subsidiaries' business to any country to which such export or transmission is restricted by any applicable Law, without first having obtained all necessary and appropriate Authorizations.

(v) The Company Owned Software is free of any disabling codes or instructions (a “Disabling Code”), and any virus or other intentionally created, undocumented contaminant (a “Contaminant”), that may, or may be used to, access, modify, delete, damage or disable any Systems or that may result in damage thereto. The Company and its Subsidiaries have taken reasonable steps and implemented reasonable procedures to ensure that its and their internal computer systems used in connection with the Company's and its Subsidiaries' business are free from Disabling Codes and Contaminants. The Software licensed by the Company is free of any Disabling Codes or Contaminants that may, or may be used to, access, modify, delete, damage or disable any of the hardware, software, databases or embedded control systems of the Company or its Subsidiaries (“Systems”) or that might result in damage thereto. The Company and its Subsidiaries have taken all reasonable steps to safeguard their respective Systems and restrict unauthorized access thereto.

(vi) No Public Software: (A) forms part of any Company Intellectual Property; (B) was, or is, used in connection with the development of any Company Owned Intellectual Property or any products or services developed or provided by the Company or any of its Subsidiaries; or (C) was, or is, incorporated or distributed, in whole or in part, in conjunction with Company Intellectual Property. “Public Software” means any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software or similar licensing or distribution models, including software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (i) GNU's General Public License or Lesser/Library GPL; (ii) Mozilla Public License; (iii) Netscape Public License; (iv) Sun Community Source/ Industry Standard License; (v) BSD License; and (vi) Apache License.

3.16 Absence of Certain Changes or Events. Since the Balance Sheet Date to the date of this Agreement (with respect to the representation and warranty made as of the date of this Agreement) and to the Closing Date (with respect to the representation and warranty made as of the Closing Date):

(a) there has not been any material adverse change in the business, financial condition, operations, prospects or results of operations of the Company and its Subsidiaries taken as a whole;

(b) neither the Company nor any of its Subsidiaries has amended or otherwise modified its Charter Documents;

(c) neither the Company nor any of its Subsidiaries has declared, set aside or paid any dividend or other distribution (whether in cash, stock or property) with respect to any of its securities;

(d) neither the Company nor any of its Subsidiaries has split, combined or reclassified any of its securities, or issued, or authorized for issuance, any securities other than the grant of Company Stock Options and the issuance of shares of Company Common Stock upon exercise of Company Stock Options, in each case, in the ordinary course of business consistent with past practice;

(e) neither the Company nor any of its Subsidiaries has altered any term of any outstanding securities;

(f) neither the Company nor any of its Subsidiaries has (i) increased or modified the compensation or benefits payable or to become payable to any of their respective current or former directors, employees, contractors or consultants, (ii) increased or modified any bonus, severance, termination, pension, insurance or other employee benefit plan, payment or arrangement made to, for or with any of its current or former directors, employees, contractors or consultants or (iii) entered into any employment, severance or termination agreement;

(g) neither the Company nor any of its Subsidiaries has sold, leased, transferred or assigned any property or assets of the Company or any of its Subsidiaries, except for the sale of inventory and the grant of Out-Bound Licenses on a non-exclusive basis, in each case in the ordinary course of business consistent with past practice;

(h) neither the Company nor any of its Subsidiaries has incurred, assumed or guaranteed any Indebtedness, or modified the terms of any Indebtedness outstanding as of the Balance Sheet Date;

(i) neither the Company nor any of its Subsidiaries has incurred any material Liability or created or assumed any Lien on any asset, except for Permitted Liens, Liens arising under lease financing arrangements existing as of the Balance Sheet Date and Liens for taxes not yet due and payable with respect to which the Company maintains adequate reserves;

(j) neither the Company nor any of its Subsidiaries has made any loan, advance or capital contribution to, or investment in, any Person other than travel loans or advances in the ordinary course of business consistent with past practice;

(k) neither the Company nor any of its Subsidiaries has entered into any Material Contract;

(l) (i) no Material Contract has been modified, (ii) no rights under any Material Contract have been waived or accelerated and (iii) no Contract that would be required to be listed as a Material Contract pursuant to Section 3.18 hereof if such Contract were in effect on the date hereof has been terminated or cancelled;

(m) neither the Company nor any of its Subsidiaries has sold, transferred, pledged or assigned, and there has been no material reduction in the value of, any Company Intellectual Property;

(n) there has not been any labor dispute, other than individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries;

(o) there has not been any violation of or conflict with any Law to which the business, operations, assets or properties of the Company or any of its Subsidiaries are subject;

(p) neither the Company nor any of its Subsidiaries has agreed or entered into any arrangement to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Article III untrue or incorrect as of the date when made;

(q) there has not been any material damage, destruction or loss with respect to the property and assets of the Company or any of its Subsidiaries, whether or not covered by insurance;

(r) neither the Company nor any of its Subsidiaries has made any change in accounting practices;

(s) neither the Company nor any of its Subsidiaries has made any Tax election, changed its method of Tax accounting or settled any claim for Taxes; or

(t) neither the Company nor any of its Subsidiaries has agreed, whether in writing or otherwise, to do any of the foregoing.

3.17 Contracts.

(a) The Company Disclosure Schedule contains a complete and accurate list of each Contract or series of related Contracts to which the Company or any of its Subsidiaries is a party or is subject, or by which any of their respective assets are bound:

(i) for the purchase of materials, supplies, goods, services, equipment or other assets and that involves or would reasonably be expected to involve (A) annual payments by the Company or any of its Subsidiaries of $15,000 or more, or (B) aggregate payments by the Company or any of its Subsidiaries of $25,000 or more;

(ii) (A) for the sale by the Company or any of its Subsidiaries of materials, supplies, goods, services, equipment or other assets, and that involves (1) a specified annual minimum dollar sales amount by the Company or any of its Subsidiaries of $15,000 or more, or (2) aggregate payments to the Company or any of its Subsidiaries of $25,000 or more, or (B) pursuant to which the Company or any of its Subsidiaries received payments of more than $15,000 in the years ended December 31, 2004 and December 31, 2005.

(iii) that requires the Company or any of its Subsidiaries to purchase its total requirements of any product or service from a third party or that contains “take or pay” provisions;

(iv) pursuant to which (A) the Company or any of its Subsidiaries purchases components for inclusion into its products other than components purchased solely on a purchase order basis or (B) pursuant to which a third party manufactures or assembles products on behalf of the Company or any of its Subsidiaries;

(v) that continues over a period of more than six months from the date hereof and involves payments to or by the Company or any of its Subsidiaries exceeding $25,000, other than arrangements disclosed pursuant to the preceding subparagraphs (i) and (ii);

(vi) that is an employment, consulting, termination or severance Contract, other than any such Contract that is terminable at-will by the Company or any of its Subsidiaries without liability to the Company or such Subsidiary;

(vii) that is a partnership, joint venture or similar Contract;

(viii) that is a distribution, dealer, representative or sales agency Contract;

(ix) that is a (A) lease or (B) Contract for the lease of personal property, in either case which provides for payments to or by the Company or any of its Subsidiaries in any one case of $15,000 or more annually or $25,000 or more over the term of the lease;

(x) which provides for the indemnification by the Company or any of its Subsidiaries of any Person, the undertaking by the Company or any of its Subsidiaries to be responsible for consequential damages, or the assumption by the Company or any of its Subsidiaries of any Tax, environmental or other Liability;

(xi) with any Governmental Entity;

(xii) that is a note, debenture, bond, equipment trust, letter of credit, loan or other Contract for Indebtedness or lending of money (other than to employees for travel expenses in the ordinary course of business) or Contract for a line of credit or guarantee, pledge or undertaking of the Indebtedness of any other Person;

(xiii) for a charitable or political contribution in any one case in excess of $15,000 or any such Contracts in the aggregate greater than $25,000;

(xiv) for any capital expenditure or leasehold improvement in any one case in excess of $15,000 or any such Contracts in the aggregate greater than $25,000;

(xv) that restricts or purports to restrict the right of the Company or any of its Subsidiaries to engage in any line of business, acquire any property, develop or distribute any product or provide any service (including geographic restrictions) or to compete with any Person or granting any exclusive distribution rights, in any market, field or territory;

(xvi) that is an In-Bound License or Out-Bound License;

(xvii) that relates to the acquisition or disposition of any material business (whether by merger, sale of stock, sale of assets or otherwise); and

(xviii) that is a collective bargaining Contract or other Contract with any labor organization, union or association; and

(xix) that is otherwise material to the Company and its Subsidiaries as a whole and not previously disclosed pursuant to this Section 3.18.

(b) Each Contract required to be listed in Section 3.18 of the Company Disclosure Schedule (collectively, the “Material Contracts”) is in full force and effect and valid and enforceable in accordance with its terms.

(c) Neither the Company nor any of its Subsidiaries is, and to the Company’s Knowledge, no other party thereto is, in default in the performance, observance or fulfillment of any obligation, covenant, condition or other term contained in any Material Contract, and neither the Company nor any of its Subsidiaries has given or received notice to or from any Person relating to any such alleged or potential default that has not been cured. No event has occurred which with or without the giving of notice or lapse of time, or both, may conflict with or result in a violation or breach of, or give any Person the right to exercise any remedy under or accelerate the maturity or performance of, or cancel, terminate or modify, any Material Contract.

(d) The Company has provided accurate and complete copies of each Material Contract to Parent.

(e) All Contracts other than Material Contracts to which the Company or any of its Subsidiaries is a party or is subject, or by which any of their respective assets are bound (collectively, the “Minor Contracts”), are in all material respects valid and enforceable in accordance with their terms. Neither the Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any obligation, covenant or condition contained therein, and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder by the Company or any of its Subsidiaries, except in either case where any such default or defaults could not reasonably be expected have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries taken as a whole.

3.18 Litigation.

(a) There is no action, suit or proceeding, claim, arbitration, litigation or investigation (each, an “Action”) pending or, to the Company’s Knowledge, threatened (i) against or affecting the Company or any of its Subsidiaries or (ii) that challenges or seeks to prevent, enjoin or otherwise delay the Merger. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action. There is no Action against any current or, to the Company’s Knowledge, former director or employee of the Company or any of its Subsidiaries with respect to which the Company or any of its Subsidiaries has or is reasonably likely to have an indemnification obligation.

(b) There is no unsatisfied judgment, penalty or award against or affecting the Company or any of its Subsidiaries or any of their respective properties or assets. There is no Order to which the Company or any of its Subsidiaries or any of their respective properties or assets are subject.

3.19 Employee Benefits.

(a) The Company Disclosure Schedule sets forth a complete and accurate list of all Company Benefit Plans. A current, accurate and complete copy of each Company Benefit Plan has been provided to Parent. “Company Benefit Plan” means any “employee benefit plan” as defined in Section 3 (3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), including any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan (as defined in ERISA Section 3(2)), (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan (as defined in ERISA Section 3(37)), (d) Employee Welfare Benefit Plan (as defined in ERISA Section 3(1)) or material fringe benefit plan or program, or (e) stock purchase, stock option, severance pay, employment, change-in-control, vacation pay, company awards, salary continuation, sick leave, excess benefit, bonus or other incentive compensation, life insurance, or other employee benefit plan, contract, program, policy or other arrangement, whether or not subject to ERISA, in each case which is sponsored, maintained or contributed to by the Company, any of its Subsidiaries or any ERISA Affiliate, or with respect to which the Company, any of its Subsidiaries or any ERISA Affiliate otherwise has any present or future Liability. “ERISA Affiliate” means any entity which is a member of a “controlled group of corporations” with, under “common control” with or a member of an “affiliated services group” with, the Company or any of its Subsidiaries, as defined in Section 414(b), (c), (m) or (o) of the Code.

(b) Each Company Benefit Plan has been and is currently administered in compliance with its constituent documents and with all reporting, disclosure and other requirements of ERISA and the Code applicable to such Company Benefit Plan. Each Company Benefit Plan that is an Employee Pension Benefit Plan (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (a “Pension Plan”), has been determined by the Internal Revenue Service to be so qualified and no condition exists that would adversely affect any such determination. No Company Benefit Plan is a “defined benefit plan” as defined in Section 3(35) of ERISA.

(c) None of the Company, any Subsidiary of the Company, any ERISA Affiliate or any trustee or agent of any Company Benefit Plan has been or is currently engaged in any prohibited transactions as defined by Section 406 of ERISA or Section 4975 of the Code for which an exemption is not applicable which could subject Company, any Subsidiary of the Company, any ERISA Affiliate or any trustee or agent of any Company Benefit Plan to the tax or penalty imposed by Section 4975 of the Code or Section 502 of ERISA.

(d) There is no event or condition existing which could be deemed a “reportable event” (within the meaning of Section 4043 of ERISA) with respect to which the 30-day notice requirement has not been waived. To the Company’s Knowledge, no condition exists which could subject the Company or any of its Subsidiaries to a penalty under Section 4071 of ERISA.

(e) None of the Company, any Subsidiary of the Company or any ERISA Affiliate is, or has been, party to any “multi-employer plan,” as that term is defined in Section 3(37) of ERISA.

(f) True and correct copies of the most recent annual report on Form 5500 and any attached schedules for each Company Benefit Plan (if any such report was required by applicable Law) and a true and correct copy of the most recent determination letter issued by the Internal Revenue Service for each Pension Plan have been provided to Parent.

(g) With respect to each Company Benefit Plan, there are no actions, suits or claims (other than routine claims for benefits in the ordinary course) pending or, to the Company’s Knowledge, threatened against any Company Benefit Plan, the Company, any Subsidiary of the Company, any ERISA Affiliate or any trustee or agent of any Company Benefit Plan.

(h) With respect to each Company Benefit Plan to which the Company, any Subsidiary of the Company or any ERISA Affiliate is a party which constitutes a group health plan subject to Section 4980B of the Code, each such Company Benefit Plan complies, and in each case has complied, with all applicable requirements of Section 4980B of the Code.

(i) Full payment has been made of all amounts which the Company, any Subsidiary of the Company or any ERISA Affiliate was required to have paid as a contribution to any Company Benefit Plan as of the last day of the most recent fiscal year of each of the Benefit Plans ended prior to the date of this Agreement, and none of the Company Benefit Plans has incurred any “accumulated funding deficiency” (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each such Company Benefit Plan ended prior to the date of this Agreement.

(j) Each Company Benefit Plan is, and its administration is and has been during the six-year period preceding the date of this Agreement, in compliance with, and none of Company, any Subsidiary of the Company or any ERISA Affiliate has received any claim or notice that any such Company Benefit Plan is not in compliance with, all applicable Laws and Orders and prohibited transaction exemptions, including to the extent applicable, the requirements of ERISA.

(k) None of the Company, any Subsidiary of the Company and any ERISA Affiliate is in default in performing any of its contractual obligations under any of the Company Benefit Plans or any related trust agreement or insurance contract.

(l) There are no material outstanding Liabilities of any Company Benefit Plan other than Liabilities for benefits to be paid to participants in any Company Benefit Plan and their beneficiaries in accordance with the terms of such Company Benefit Plan.

(m) Subject to ERISA and the Code, each Company Benefit Plan may be amended, modified, terminated or otherwise discontinued by the Company, a Subsidiary of the Company or an ERISA Affiliate at any time without liability.

(n) No Company Benefit Plan other than a Pension Plan, retiree medical plan or severance plan provides benefits to any individual after termination of employment.

(o) The consummation of the Merger will not (either alone or in conjunction with any other event) (i) entitle any current or former director, employee, contractor or consultant of the Company or any of its Subsidiaries to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such director, employee, contractor or consultant, or result in the payment of any other benefits to any Person or the forgiveness of any Indebtedness of any Person, (iii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available, or (iv) result in the payment or series of payments by any Company or any of its Affiliates to any person of an “excess parachute payment” within the meaning of Section 280G of the Code.

(p) With respect to each Company Benefit Plan that is funded wholly or partially through an insurance policy, all premiums required to have been paid to date under the insurance policy have been paid, all premiums required to be paid under the insurance policy through the Closing will have been paid on or before the Closing and, as of the Closing, there will be no liability of the Company, any Subsidiary of the Company or any ERISA Affiliate under any insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing.

3.20 Labor and Employment Matters.

(a) The Company Disclosure Schedule sets forth (i) (A) a list of all directors, employees, contractors and consultants of the Company and its Subsidiaries (including title and position) as of the date hereof, and (B) the base compensation and benefits of each such director, employee, contractor and consultant, and (ii) a list of all former directors, employees, contractors and consultants of the Company and each of its Subsidiaries who are receiving benefits or scheduled to receive benefits in the future, and the pension benefit, medical insurance coverage and other benefits of each such director, employee, contractor and consultant. All directors, employees, contractors and consultants of the Company and its Subsidiaries may be terminated by the Company or the relevant Subsidiary at any time with or without cause and without any severance or other Liability to the Company or such Subsidiary. The individuals listed in Section 3.20(a) of the Company Disclosure Schedule have been properly characterized as independent contractors using the applicable rules and regulations of the Internal Revenue Service.

(b) Neither the Company nor any of its Subsidiaries is a party or subject to any labor union or collective bargaining Contract. There have not been since the date of incorporation of the Company and there are not pending or threatened any labor disputes, work stoppages, requests for representation, pickets, work slow-downs due to labor disagreements or any actions or arbitrations which involve the labor or employment relations of the Company or any of its Subsidiaries. There is no unfair labor practice, charge or complaint pending, unresolved or, to the Company’s Knowledge, threatened before the National Labor Relations Board. No event has occurred or circumstance exist that may provide the basis of any work stoppage or other labor dispute.

(c) Each of the Company and its Subsidiaries has complied with each, and is not in violation of any, Law relating to anti-discrimination and equal employment opportunities and there are, and have been, no violations of any other Law respecting the hiring, hours, wages, occupational safety and health, employment, promotion, termination or benefits of any employee or other Person. Each of the Company and its Subsidiaries has filed all reports, information and notices required under any Law respecting the hiring, hours, wages, occupational safety and health, employment, promotion, termination or benefits of any employee or other Person, and will timely file prior to Closing all such reports, information and notices required by any Law to be given prior to Closing.

(d) Each of the Company and its Subsidiaries has paid or properly accrued in the ordinary course of business all wages and compensation due to employees, including all vacations or vacation pay, holidays or holiday pay, sick days or sick pay, and bonuses.

(e) Each of the Company and its Subsidiaries has complied and is in compliance with the requirements of the Immigration Reform and Control Act of 1986. The Company Disclosure Schedule sets forth a true and complete list of all employees working in the United States who are not U.S. citizens and a description of the legal status under which each such employee is permitted to work in the United States. All employees of the Company and its Subsidiaries who are performing services for the Company or any of its Subsidiaries in the United States are legally able to work in the United States and will be able to continue to work in the United States following the Merger.

3.21 Environmental.

(a) As used in this Agreement, the following words and terms have the following definitions:

(i) “Environment” means all air, surface water, groundwater, land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources.

(ii) “Environmental Action” means any claim, proceeding or other Action brought or threatened under any Environmental Law or otherwise asserting that the Company or any of its Subsidiaries has incurred any Environmental Liability.

(iii) “Environmental Clean-up Site” means any location which is listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state or foreign list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened Action related to or arising from any alleged violation of any Environmental Law, or at which there has been a threatened or actual Release of a Hazardous Substance.

(iv) “Environmental Laws” means any and all applicable Laws and Authorizations issued, promulgated or entered into by any Governmental Entity relating to the Environment, worker health and safety, preservation or reclamation of natural resources, or to the management, handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, Release or threatened Release of or exposure to Hazardous Substances, whether now existing or subsequently amended or enacted, including but not limited to: the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq. (“CERCLA”); the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300(f) et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act 7 U.S.C. Section 136 et seq.; the Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. Section 6901 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; and any similar or implementing state or local Law, and any non-U.S. Laws and regulations of similar import, and all amendments or regulations promulgated thereunder; and any common law doctrine, including but not limited to, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, Release, or exposure to Hazardous Substances.

(v) “Environmental Liabilities” means Liabilities based upon or arising out of (A) the ownership or operation of the business of the Company or any of its Subsidiaries or (B) the ownership, operation or condition of the Real Property or any other real property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries, in each case to the extent based upon or arising out of (i) Environmental Law, (ii) a failure to obtain, maintain or comply with any Environmental Permit, (iii) a Release of any Hazardous Substance or (iv) the use, generation, storage, transportation, treatment, sale or other off-site disposal of Hazardous Substances.

(vi) “Environmental Permit” means any Authorization under Environmental Law, and includes any and all Orders issued or entered into by a Governmental Entity under Environmental Law.

(vii) “Hazardous Substances” means all explosive or regulated radioactive materials or substances, hazardous or toxic materials, wastes or chemicals, petroleum and petroleum products (including crude oil or any fraction thereof), asbestos or asbestos containing materials, and all other materials, chemicals or substances which are regulated by, form the basis of liability or are defined as hazardous, extremely hazardous, toxic or words of similar import, under any Environmental Law, including materials listed in 49 C.F.R. Section 172.101 and materials defined as hazardous pursuant to Section 101(14) of CERCLA.

(viii) “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of Hazardous Substances into the Environment.

(b) There are no past, pending or, to the Company’s Knowledge, threatened Environmental Actions against or affecting the Company or any of its Subsidiaries, and the Company is not aware of any facts or circumstances which could be expected to form the basis for any Environmental Action against the Company or any of its Subsidiaries.

(c) Neither the Company nor any of its Subsidiaries has entered into or agreed to any Order, and neither the Company nor any of its Subsidiaries is subject to any Order, relating to compliance with any Environmental Law or to investigation or cleanup of a Hazardous Substance under any Environmental Law.

(d) There has been no treatment, storage, disposal or Release of any Hazardous Substance at, from, into, on or under any Real Property or any other property currently or formerly operated or leased by the Company or any of its Subsidiaries.

(e) Neither the Company nor any of its Subsidiaries has received a CERCLA 104(e) information request nor has the Company or any of its Subsidiaries been named a potentially responsible party for any National Priorities List site under CERCLA or any site under analogous state Law. Neither the Company nor any of its Subsidiaries has received an analogous notice or request from any non-U.S. Governmental Entity.

(f) Neither the Company nor any of its Subsidiaries has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which is an Environmental Clean-up Site.

(g) None of the Real Property is an Environmental Clean-up Site.

(h) The Company has provided to Parent true and complete copies of, or access to, all written environmental assessment materials and reports that have been prepared by or on behalf of the Company or any of its Subsidiaries.

3.22 Related Party Transactions. There are no Contracts of any kind, written or oral, entered into by the Company or any of its Subsidiaries with, or for the benefit of, any officer, director or stockholder of the Company or, to the Knowledge of the Company, any Affiliate of any of them, except in each case, for (a) employment agreements, fringe benefits and other compensation paid to directors, officers and employees consistent with previously established policies (including normal merit increases in such compensation in the ordinary course of business) and copies of which have been provided to Parent and are listed on the Company Disclosure Schedule, (b) reimbursements of ordinary and necessary expenses incurred in connection with their employment or service, and (c) amounts paid pursuant to Company Benefit Plans of which copies have been provided to Parent. To the Knowledge of the Company, none of such Persons has any material direct or indirect ownership interest in any firm or corporation with which the Company or any of its Subsidiaries has a business relationship, or with any firm or corporation that competes with the Company or any of its Subsidiaries (other than ownership of securities in a publicly traded company representing less than one percent of the outstanding stock of such company). No officer or director of the Company or any of its Subsidiaries or member of his or her immediate family or greater than 5% stockholder of the Company or, to the Knowledge of the Company, any Affiliate of any of them or any employee of the Company or any of its Subsidiaries is directly or indirectly interested in any Material Contract.

3.23 Insurance.

(a) The Company Disclosure Schedule sets forth (i) an accurate and complete list of each insurance policy, binder of insurance and fidelity bond which covers the Company or any of its Subsidiaries or their respective businesses, properties, assets, directors or employees (the “Policies”) and (ii) a list of all pending claims and the claims history for the Company and each Subsidiary during the current year and the preceding three years (including with respect to insurance obtained but not currently maintained). There are no pending claims under any of such Policies as to which coverage has been questioned, denied or disputed by the insurer or in respect of which the insurer has reserved its rights.

(b) The Company Disclosure Schedule describes any self-insurance arrangement by or affecting the Company or any of its Subsidiaries, including any reserves thereunder, and describes the loss experience for all claims that were self-insured in the current year and the preceding three years.

(c) All Policies are issued by an insurer that is financially sound and reputable, are in full force and effect and are enforceable in accordance with their terms and will continue in full force and effect with respect to the Company and its Subsidiaries following the Merger. Such Policies provide adequate insurance coverage for the Company and its Subsidiaries and their respective businesses, properties, assets and employees, and are sufficient for compliance with all Laws and Contracts to which the Company or any of its Subsidiaries is a party or by which it is bound.

(d) All premiums due under the Policies have been paid in full or, with respect to premiums not yet due, accrued. Neither the Company nor any of its Subsidiaries has received a notice of cancellation of any Policy or of any material changes that are required in the conduct of the business of the Company or any of its Subsidiaries as a condition to the continuation of coverage under, or renewal of, any such Policy. There is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default under any Policy or entitle any insurer to terminate or cancel any Policy. The Company has no Knowledge of any threatened termination of, or material premium increase with respect to, any Policy and none of such Policies provides for retroactive premium adjustments.

3.24 Books and Records. The books, records and accounts of the Company and its Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions and the assets and Liabilities of the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries has engaged in any transaction, maintained any bank account or used any of the funds of the Company or any of its Subsidiaries other than transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the business. The minute books (containing the records of the meetings, or written consents in lieu of such meetings, of the stockholders, the board of directors and any committees of the board of directors), the stock certificate books, and the stock record books of the Company and its Subsidiaries are correct and complete, and have been maintained in accordance with sound business practices. There are no resolutions or other actions of the stockholders, the board of directors or any committee of the board of directors other than as disclosed in the records of the meetings and written consents contained in the minute books. At the Closing, all of those books and records will be in the possession of the Company. At the Closing, the Company will deliver, or cause to be delivered, to Parent or its designee all of the minute books of the Company and its Subsidiaries.

3.25 Conditions Affecting the Company and its Subsidiaries. The Company has no reason to believe that any loss of any employee, agent, customer or supplier or other advantageous arrangement to the Company and its Subsidiaries will result because of the consummation of the Merger.

3.26 Brokers or Finders. Other than Baytree Capital Associates, LLC (“Baytree Capital”), there is no investment banker, broker, finder, financial advisor or other intermediary which has been retained by or is authorized to act on behalf of the Company or the Company Stockholders who is entitled to any fee or commission in connection with the transactions contemplated by this Agreement. No claim exists or will exist against the Company, any of its Subsidiaries or the Surviving Corporation or, based on any action by the Company or any of its Subsidiaries, against Parent for payment of any “topping,” “break-up” or “bust-up” fee or any similar compensation or payment arrangement as a result of the transactions contemplated hereby.

3.27 No Illegal Payments. None of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any Affiliate, officer, agent or employee thereof, directly or indirectly, has, since inception, on behalf of or with respect to the Company or any of its Subsidiaries, (a) made any unlawful domestic or foreign political contributions, (b) made any payment or provided services which were not legal to make or provide or which the Company, any of its Subsidiaries or any Affiliate thereof or any such officer, employee or other Person should reasonably have known were not legal for the payee or the recipient of such services to receive, (c) received any payment or any services which were not legal for the payer or the provider of such services to make or provide, (d) had any material transactions or payments which are not recorded in its accounting books and records or (e) had any off-book bank or cash accounts or “slush funds.”

3.28 Suppliers and Customers. The Company Disclosure Schedule sets forth (a) the names of the 10 suppliers with the greatest dollar volume of sales to the Company and its Subsidiaries in the years ended December 31, 2003 and December 31, 2004 and December 31, 2005; (b) each supplier who constitutes a sole source of supply, or is otherwise material, to the Company and its Subsidiaries; and (c) the names of the 10 customers with the greatest dollar volume of purchases from the Company and its Subsidiaries in the years ended December 31, 2003 and December 31, 2004 and December 31, 2005. The relationship of the Company and its Subsidiaries with each such supplier and customer are good commercial working relationships. No such supplier or customer has canceled or otherwise terminated, or threatened to cancel or otherwise terminate, its relationship with the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries has received notice that any such supplier or customer may cancel or otherwise materially and adversely modify its relationship with the Company or such Subsidiary or limit its services, supplies or materials to the Company or such Subsidiary, as a result of the Merger or otherwise.

3.29 Bank Accounts. The Company Disclosure Schedule sets forth the name of each bank, safe deposit company or other financial institution in which the Company or any of its Subsidiaries has an account, lock box or safe deposit box and the names of all persons authorized to draw thereon or have access thereto.

3.30 Powers of Attorney. Except as set forth in the Company Disclosure Schedule, there are no outstanding powers of attorney executed by or on behalf of the Company or any of its Subsidiaries in favor of any Person.

3.31 Information Supplied. The information supplied by the Company for use in the Information Statement will not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement therein, in light of the circumstances under which they were made, not misleading.

3.32  Compliance with Securities Act. The Company is aware that the Merger Consideration to be issued pursuant to the Merger will constitute “restricted securities” within the meaning of the Securities Act. Neither the Company nor any Company Stockholder has been presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general advertising or solicitation in connection and concurrently with the Merger.

3.33  Stockholder Investment Representations.

(a) Each Company Stockholder understands that the shares of the Parent Common Stock issued in the Merger will not be registered under the Securities Act nor qualified under the Blue Sky Laws of any state; and that the Parent Common Stock is being offered and sold to the Company Stockholders pursuant to an exemption from such registration and qualification based in part upon the representations of such Company Stockholder contained herein.

(b) Each Company Stockholder represents and warrants to Parent that he or she is an “accredited investor,” as defined in Rule 501 under the Securities Act, and has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment such as the Parent Common Stock.

(c) Each Company Stockholder acknowledges and agrees with Parent that he or she has received and reviewed this Agreement and has received and reviewed all further information, if any, regarding Parent necessary to make an informed investment decision to invest in the Parent Common Stock, including information requested to verify other information received, and has received, all information that he or she has requested from Parent, and has been afforded a reasonable opportunity to ask questions about Parent, the Parent Common Stock and the terms and conditions of this Agreement, and has received satisfactory answers to all such questions.

(d) Each Company Stockholder acknowledges to Parent that he or she is fully aware of the applicable transfer restrictions of the Parent Common Stock to be issued in the Merger, recognizes that it may be necessary to hold the Parent Common Stock indefinitely and can bear the economic risk of his or her investment in the Parent Common Stock (including a complete loss of the investment).

(e) Each Company Stockholder acknowledges and agrees with Parent that he or she is acquiring the Parent Common Stock issued in the Merger for investment for his or her own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof. Each Company Stockholder agrees with Parent that he or she will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (hereinafter, “Transfer”) any of the Parent Common Stock issued in the Merger unless (i) (A) the Transfer is pursuant to an effective registration statement under the Securities Act or (B) counsel for such Company Stockholder (which counsel shall be reasonably acceptable to Parent) shall have furnished Parent with an opinion, satisfactory in form and substance to Parent, to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act and (ii) such Transfer complies with the provisions of the Lock-up Agreement.

3.34 Completeness of Disclosure. No representation or warranty by the Company in this Agreement, and no statement made by the Company in the Company Disclosure Schedule, the Exhibits attached hereto or any certificate furnished or to be furnished to Parent pursuant hereto contains or will at the Closing contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make any statement herein or therein, in light of the circumstances under which they were made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company that the statements contained in this Article IV are true and correct.

4.1 Organization and Good Standing. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, has all requisite power to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which it owns or leases property or conducts any business so as to require such qualification, except for those jurisdictions where the failure to be so qualified and in good standing would not reasonably be expected to be, individually or in the aggregate, material to Parent and its Subsidiaries taken as a whole.

4.2 Capital Structure. The authorized capital stock of Parent consists of 300,000,000 shares of Parent Common Stock, and 20,000,000 shares of Preferred Stock, no par value (“Parent Preferred Stock”). As of December 31, 2005, (i) 29,845,877 shares of Parent Common Stock were issued and outstanding, all of which have been duly authorized and validly issued, and are fully paid and nonassessable, (ii) 4,565,318 shares of Parent Common Stock were reserved for future issuance pursuant to stock options granted and outstanding under Parent’s stock option plans, and (iii) 708,390 shares of Parent Common Stock were reserved for future issuance pursuant to stock options remaining available for grant under Parent’s stock option plans. As of the date of this Agreement, none of the shares of Parent Preferred Stock is issued and outstanding. The shares of Parent Common Stock issuable pursuant to the Merger have been duly authorized and reserved for issuance and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.0001 per share, all of which are issued and outstanding, and all of which shares are validly issued, fully paid, nonassessable and owned by Parent.

4.3 Authority and Enforceability.

(a) Each of Parent and Merger Sub has the requisite power and authority to enter into this Agreement and to consummate the Merger. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub.

(b) This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes the valid and binding obligation of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to creditors’ rights generally, and (b) the availability of injunctive relief and other equitable remedies.

4.4 No Conflicts; Authorizations.

(a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance by Parent and Merger Sub of their obligations hereunder and the consummation by Parent and Merger Sub of the transactions contemplated hereby will not, (i) violate the provisions of any of the Charter Documents of Parent or Merger Sub, (ii) violate any Contract to which Parent or Merger Sub is a party, (iii) assuming compliance by Parent with the matters referred to Section 4.4(b), violate any Law applicable to Parent or Merger Sub on the date hereof, or (iv) result in the creation of any Liens upon any of the assets owned or used by Parent or Merger Sub, other than such violations referred to in clauses (i), (ii) and (iii) and such Liens referred to in clause (iv) which would not reasonably be expected, individually or in the aggregate, materially to impair or delay the ability of Parent or Merger Sub to perform its obligations under this Agreement and consummate the Merger or to be material to Parent and its Subsidiaries taken as a whole.

(b) No Authorization or Order of, registration, declaration or filing with, or notice to any Governmental Entity is required by or with respect to Parent in connection with the execution and delivery of this Agreement and the consummation of the Merger, except for (i) the filing of the Certificate of Merger with the Secretary of State of Delaware, (ii) such filings as may be required under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and the rules of the OTC Bulletin Board, and (iii) such Authorizations, Orders, registrations, declarations, filings and notices the failure to obtain or make which would not reasonably be expected to materially impair the ability of Parent or Merger Sub to perform its obligations under this Agreement and consummate the Merger or to be material to Parent and its Subsidiaries taken as a whole.

4.5 SEC Filings; Financial Statements.

(a) Parent has made available to the Company all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) since its fiscal year 2003 (collectively, the “Parent SEC Reports”). The Parent SEC Reports (i) at the time they were filed complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The consolidated financial statements (including, in each case, any related notes) contained in the Parent SEC Reports complied in all material respects with the applicable rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by the SEC) and fairly presented the consolidated financial position of Parent and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated (subject, in the case of the unaudited financial statements, to normal year-end recurring adjustments).

4.6 Interim Operations of Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

4.7 Liabilities. Neither Parent nor its Subsidiaries have any Liabilities, except (a) those which are adequately reflected or reserved against in the Parent SEC Reports, (b) those which have been incurred in the ordinary course of business and consistent with past practice since the last filed Parent SEC Report and (c) those which would not reasonably be expected to result in a material adverse effect on the business, financial condition, operations or results of operations of Parent and its Subsidiaries taken as a whole.

4.8 Taxes.

(a) To the best of Parent’s knowledge, each of Parent and its Subsidiaries has duly and timely filed all Tax Returns required to have been filed by or with respect to Parent or such Subsidiary and will duly and timely file all Tax Returns due between the date hereof and the Closing Date. to the best of Parent’s knowledge, each such Tax Return correctly and completely reflects all liability for Taxes and all other information required to be reported thereon. To the best of Parent’s knowledge, all Taxes owed by Parent and each Subsidiary of Parent (whether or not shown on any Tax Return) have been timely paid (or, if due between the date hereof and the Closing Date, will be duly and timely paid). To the best of Parent’s knowledge, each of Parent and its Subsidiaries has adequately provided for, in its books of account and related records, all liability for all unpaid Taxes, being current Taxes not yet due and payable.

(b) Each of Parent and its Subsidiaries has withheld and timely paid all Taxes required to have been withheld and paid by it and has complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto.

(c) None of the Tax Returns have been audited or are currently are the subject of audit. To the best of Parent’s knowledge, there is no Action now pending or threatened against or with respect to Parent or any of its Subsidiaries in respect of any Tax or any assessment or deficiency. To the best of Parent’s knowledge, there are no liens for Taxes (other than current Taxes not yet due and payable) upon the assets of Parent. Parent has delivered to the Company correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Parent or any of its Subsidiaries since December 31, 2003.

(d) Neither Parent nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any Tax Return, nor has Parent or any of its Subsidiaries made (or had made on its behalf) any requests for such extensions. Neither Parent nor any of its Subsidiaries has waived (or is subject to a waiver of) any statute of limitations in respect of Taxes or has agreed to (or is subject to) any extension of time with respect to a Tax assessment or deficiency.

(e) Neither Parent nor any of its Subsidiaries has filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provisions of state, local or foreign income Tax Law. Neither Parent nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make payments that would result in a nondeductible expense under Section 280G of the Code or an excise tax to the recipient of such payments pursuant to Section 4999 of the Code.

(f) Neither Parent nor any of its Subsidiaries has agreed to or is required to make by reason of a change in accounting method or otherwise, or could be required to make by reason of a proposed or threatened change in accounting method or otherwise, any adjustment under Section 481(a) of the Code. Neither Parent nor any of its Subsidiaries has received (or is subject to) any ruling from any Taxing Authority or has entered into (or is subject to) any agreement with a Taxing Authority. Each of Parent and its Subsidiaries have disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

(g) No Subsidiary of Parent that is incorporated in a non-U.S. jurisdiction has, or at any time has had, an investment in “United States property” within the meaning of Section 956(c) of the Code. No Subsidiary of Parent is, or at any time has been, a passive foreign investment company within the meaning of Section 1297 of the Code and neither Parent nor any of its Subsidiaries is a shareholder, directly or indirectly, in a passive foreign investment company. No Subsidiary of Parent that is incorporated in a non-U.S. jurisdiction is, or at any time has been, engaged in the conduct of a trade or business within the United States, or treated as or considered to be so engaged.

(h) Neither Parent nor any of its Subsidiaries (i) has ever been a party to any Tax allocation or sharing agreement or Tax indemnification agreement, (ii) has ever been a member of an affiliated, consolidated, condensed or unitary group, or (iii) has any liability for or obligation to pay Taxes of any other Person under Treas. Reg. 1.1502-6 (or any similar provision of Tax Law), or as transferee or successor, by contract or otherwise. Neither Parent nor any of its Subsidiaries is a party to any joint venture, partnership, or other arrangement that is treated as a partnership for federal income tax purposes.

(i) Parent has not entered into any transaction that constitutes a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(j) Neither Parent nor, to the Knowledge of Parent, any of its Affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that would reasonably be expected to prevent the Merger from constituting a “reorganization” under Section 368 of the Code. Parent is not aware of any agreement or plan to which Parent or any of its Affiliates is a party or other circumstances relating to Parent or any of its Affiliates that could reasonably be expected to prevent the Merger from so qualifying as a “reorganization” under Section 368 of the Code.

(k) Since the last filed Parent SEC Report, Parent has not incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.

4.9 Compliance with Law. Each of Parent and its Subsidiaries has complied with each, and is not in violation of, any applicable Law to which Parent or any of its Subsidiaries or its business, operations, assets or properties is or has been subject. To the Knowledge of Parent, no event has occurred and no circumstances exist that (with or without the passage of time or the giving of notice) may result in a violation of, conflict with or failure on the part of Parent or any of its Subsidiaries to comply with, any Law. Neither Parent nor any of its Subsidiaries has received notice regarding any such violation of, conflict with, or failure to comply with, any Law.

4.10 Absence of Certain Changes or Events. Since the date of the last filed Parent SEC Report, to the date of this Agreement (with respect to the representation and warranty made as of the date of this Agreement) and to the Closing Date (with respect to the representation and warranty made as of the Closing Date):

(a) there has not been any material adverse change in the business, financial condition, operations or results of operations of Parent and its Subsidiaries taken as a whole;

(b) neither Parent nor any of its Subsidiaries has amended or otherwise modified its Charter Documents;

(c) neither Parent nor any of its Subsidiaries has declared, set aside or paid any dividend or other distribution (whether in cash, stock or property) with respect to any of its securities;

(d) neither Parent nor any of its Subsidiaries has split, combined or reclassified any of its securities, or issued, or authorized for issuance, any securities other than the grant of Parent stock options and the issuance of shares of Parent common stock upon exercise of Parent stock options, in each case, in the ordinary course of business consistent with past practice;

(e) neither Parent nor any of its Subsidiaries has altered any term of any outstanding securities; or

(f) neither Parent nor any of its Subsidiaries has agreed, whether in writing or otherwise, to do any of the foregoing.

4.11 Litigation.

(a) There is no Action pending or, to Parent’s Knowledge, threatened (i) against or affecting Parent or any of its Subsidiaries which could reasonably be expected to have a material adverse effect on Parent or (ii) that challenges or seeks to prevent, enjoin or otherwise delay the Merger.

(b) There is no unsatisfied judgment, penalty or award against or affecting Parent or any of its Subsidiaries or any of their respective properties or assets. There is no Order to which Parent, or any of its Subsidiaries, or any of their respective properties or assets are subject.

4.12 Brokers or Finders. Other than Baytree Capital, there is no investment banker, broker, finder, financial advisor or other intermediary which has been retained by or is authorized to act on behalf of Parent or the Parent Stockholders who is entitled to any fee or commission in connection with the transactions contemplated by this Agreement. No claim exists or will exist against Parent, any of its Subsidiaries or the Surviving Corporation or, based on any action by Parent or any of its Subsidiaries, against Parent for payment of any “topping,” “break-up” or “bust-up” fee or any similar compensation or payment arrangement as a result of the transactions contemplated hereby.

4.13 No Illegal Payments. Neither Parent, nor any of its Subsidiaries or, to the Knowledge of Parent, any Affiliate, officer, agent or employee thereof, directly or indirectly, has, since inception, on behalf of or with respect to Parent or any of its Subsidiaries, (a) made any unlawful domestic or foreign political contributions, (b) made any payment or provided services which were not legal to make or provide or which Parent, any of its Subsidiaries or any Affiliate thereof or any such officer, employee or other Person should reasonably have known were not legal for the payee or the recipient of such services to receive, (c) received any payment or any services which were not legal for the payer or the provider of such services to make or provide, (d) had any material transactions or payments which are not recorded in its accounting books and records or (e) had any off-book bank or cash accounts or “slush funds.”

4.14 Information Supplied. The information supplied by Parent for use in the Information Statement will not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement therein, in light of the circumstances under which they were made, not misleading.

4.15 Employee Benefits.

(a) “Parent Benefit Plan” means any “employee benefit plan” as defined in Section 3 (3) of ERISA, including any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan (as defined in ERISA Section 3(2)), (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan (as defined in ERISA Section 3(37)), (d) Employee Welfare Benefit Plan (as defined in ERISA Section 3(1)) or material fringe benefit plan or program, or (e) stock purchase, stock option, severance pay, employment, change-in-control, vacation pay, company awards, salary continuation, sick leave, excess benefit, bonus or other incentive compensation, life insurance, or other employee benefit plan, contract, program, policy or other arrangement, whether or not subject to ERISA, in each case which is sponsored, maintained or contributed to by Parent, any of its Subsidiaries or any ERISA Affiliate, or with respect to which Parent, any of its Subsidiaries or any ERISA Affiliate otherwise has any present or future Liability.

(b) Each Parent Benefit Plan has been and is currently administered in compliance with its constituent documents and with all reporting, disclosure and other requirements of ERISA and the Code applicable to such Parent Benefit Plan. Each Benefit Plan that is an Employee Pension Benefit Plan (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (a “Parent Pension Plan”), has been determined by the Internal Revenue Service to be so qualified and no condition exists that would adversely affect any such determination. No Parent Benefit Plan is a “defined benefit plan” as defined in Section 3(35) of ERISA.

(c) None of Parent, any Subsidiary of Parent, any ERISA Affiliate or any trustee or agent of any Parent Benefit Plan has been or is currently engaged in any prohibited transactions as defined by Section 406 of ERISA or Section 4975 of the Code for which an exemption is not applicable which could subject Parent, any Subsidiary of Parent, any ERISA Affiliate or any trustee or agent of any Parent Benefit Plan to the tax or penalty imposed by Section 4975 of the Code or Section 502 of ERISA.

(d) There is no event or condition existing which could be deemed a “reportable event” (within the meaning of Section 4043 of ERISA) with respect to which the 30-day notice requirement has not been waived. To Parent’s knowledge, no condition exists which could subject Parent or any of its Subsidiaries to a penalty under Section 4071 of ERISA.

(e) None of Parent, any Subsidiary of Parent or any ERISA Affiliate is, or has been, party to any “multi-employer plan,” as that term is defined in Section 3(37) of ERISA.

(f) With respect to each Parent Benefit Plan, there are no actions, suits or claims (other than routine claims for benefits in the ordinary course) pending or, to Parent’s knowledge, threatened against any Parent Benefit Plan, Parent, any Subsidiary of Parent, any ERISA Affiliate or any trustee or agent of any Parent Benefit Plan.

(g) With respect to each Parent Benefit Plan to which Parent, any Subsidiary of Parent or any ERISA Affiliate is a party which constitutes a group health plan subject to Section 4980B of the Code, each such Parent Benefit Plan complies, and in each case has complied, with all applicable requirements of Section 4980B of the Code.

(h) Full payment has been made of all amounts which Parent, any Subsidiary of Parent or any ERISA Affiliate was required to have paid as a contribution to any Parent Benefit Plan as of the last day of the most recent fiscal year of each of the Benefit Plans ended prior to the date of this Agreement, and none of the Parent Benefit Plans has incurred any “accumulated funding deficiency” (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each such Parent Benefit Plan ended prior to the date of this Agreement.

(i) Each Parent Benefit Plan is, and its administration is and has been during the six-year period preceding the date of this Agreement, in compliance with, and none of Parent, any Subsidiary of Parent or any ERISA Affiliate has received any claim or notice that any such Parent Benefit Plan is not in compliance with, all applicable Laws and Orders and prohibited transaction exemptions, including to the extent applicable, the requirements of ERISA.

(j) None of Parent, any Subsidiary of Parent and any ERISA Affiliate is in default in performing any of its contractual obligations under any of the Parent Benefit Plans or any related trust agreement or insurance contract.

(k) There are no material outstanding Liabilities of any Parent Benefit Plan other than Liabilities for benefits to be paid to participants in any Parent Benefit Plan and their beneficiaries in accordance with the terms of such Parent Benefit Plan.

(l) Subject to ERISA and the Code, each Parent Benefit Plan may be amended, modified, terminated or otherwise discontinued by Parent, a Subsidiary of Parent or an ERISA Affiliate at any time without liability.

(m) No Parent Benefit Plan other than a Parent Pension Plan, retiree medical plan or severance plan provides benefits to any individual after termination of employment.

(n) The consummation of the Merger will not (either alone or in conjunction with any other event) (i) entitle any current or former director, employee, contractor or consultant of Parent or any of its Subsidiaries to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such director, employee, contractor or consultant, or result in the payment of any other benefits to any Person or the forgiveness of any Indebtedness of any Person, (iii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available, or (iv) result in the payment or series of payments by any Parent or any of its Affiliates to any person of an “excess parachute payment” within the meaning of Section 280G of the Code.

(o) With respect to each Parent Benefit Plan that is funded wholly or partially through an insurance policy, all premiums required to have been paid to date under the insurance policy have been paid, all premiums required to be paid under the insurance policy through the Closing will have been paid on or before the Closing and, as of the Closing, there will be no liability of Parent, any Subsidiary of Parent or any ERISA Affiliate under any insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing.

4.16 Environmental.

(a) There are no past, pending or, to Parent’s knowledge, threatened Environmental Actions against or affecting Parent or any of its Subsidiaries, and Parent is not aware of any facts or circumstances which could be expected to form the basis for any Environmental Action against Parent or any of its Subsidiaries.

(b) Neither Parent nor any of its Subsidiaries has entered into or agreed to any Order, and neither Parent nor any of its Subsidiaries is subject to any Order, relating to compliance with any Environmental Law or to investigation or cleanup of a Hazardous Substance under any Environmental Law.

(c) There has been no treatment, storage, disposal or Release of any Hazardous Substance at, from, into, on or under any Real Property or any other property currently or formerly operated or leased by Parent or any of its Subsidiaries.

(d) Neither Parent nor any of its Subsidiaries has received a CERCLA 104(e) information request nor has Parent or any of its Subsidiaries been named a potentially responsible party for any National Priorities List site under CERCLA or any site under analogous state Law. Neither Parent nor any of its Subsidiaries has received an analogous notice or request from any non-U.S. Governmental Entity.

(e) Neither Parent nor any of its Subsidiaries has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which is an Environmental Clean-up Site.

(f) None of the Real Property is an Environmental Clean-up Site.

(g) Parent has provided to Parent true and complete copies of, or access to, all written environmental assessment materials and reports that have been prepared by or on behalf of Parent or any of its Subsidiaries.

4.17 Related Party Transactions. There are no Contracts of any kind, written or oral, entered into by Parent or any of its Subsidiaries with, or for the benefit of, any officer, director or stockholder of Parent or, to the knowledge of Parent, any Affiliate of any of them, except in each case, for (a) employment agreements, fringe benefits and other compensation paid to directors, officers and employees consistent with previously established policies (including normal merit increases in such compensation in the ordinary course of business) and copies of which have been provided to the Company, (b) reimbursements of ordinary and necessary expenses incurred in connection with their employment or service, and (c) amounts paid pursuant to Parent Benefit Plans of which copies have been provided to the Company. To the knowledge of Parent, none of such Persons has any material direct or indirect ownership interest in any firm or corporation with which Parent or any of its Subsidiaries has a business relationship, or with any firm or corporation that competes with Parent or any of its Subsidiaries (other than ownership of securities in a publicly traded company representing less than one percent of the outstanding stock of such company). No officer or director of Parent or any of its Subsidiaries or member of his or her immediate family or greater than 5% stockholder of Parent or, to the knowledge of Parent, any Affiliate of any of them or any employee of Parent or any of its Subsidiaries is directly or indirectly interested in any Material Contract.

4.18  Investment Representations. In connection with this Agreement, Parent represents to the Company the following.

(a) Investment Intent. Parent is purchasing the securities solely for Parent’s own account for investment. Parent has no present intention to resell or distribute the securities or any portion thereof. The entire legal and beneficial interest of the securities is being purchased, and will be held, for Parent’s account only, and neither in whole or in part for any other person.

(b) Information Concerning Company. Parent has significant prior experience and knowledge of the affairs of the Company. Parent is aware of the Company’s business and financial condition and has acquired sufficient information about the Company to make an informed and acknowledgeable decision to purchase the securities.

(c) Economic Risk. Parent realizes that the purchase of the securities will be a highly speculative investment and involves a high degree of risk. Parent is able, without impairing his financial condition, to hold the securities for an indefinite period of time and to suffer a complete loss of Parent’s investment.

(d) Restriction of Transfer. Parent understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Parent understands that the certificate evidencing the securities will be imprinted with a legend that prohibits the transfer of the securities unless they are registered.

4.19 Completeness of Disclosure. No representation or warranty by Parent in this Agreement, and no statement made by Parent in the Exhibits attached hereto or any certificate furnished or to be furnished to Parent pursuant hereto contains or will at the Closing contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make any statement herein or therein, in light of the circumstances under which they were made, not misleading

ARTICLE V

COVENANTS OF THE COMPANY

5.1 Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, except with the prior written consent of Parent, the Company shall, and it shall cause each of its Subsidiaries to:

(a) maintain its corporate existence, pay its debts and taxes when due, pay or perform other obligations when due, and carry on its business in the usual, regular and ordinary course in a manner consistent with past practice and in accordance with the provisions of this Agreement and in compliance with all Laws, Authorizations and Contracts;

(b) use its reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing business be substantially unimpaired on the Closing Date; provided that the Company is not authorized to, and shall not, make any commitments to any of the foregoing Persons on behalf of Parent;

(c) maintain its facilities and assets in the same state of repair, order and conditions as they are on the date hereof, reasonable wear and tear excepted;

(d) maintain its books and records in accordance with past practice, and to use its reasonable best efforts to maintain in full force and effect all Authorizations and Policies;

(e) promptly notify Parent of any event or occurrence not in the ordinary course of business;

(f) will provide Parent with a list of actions that must be taken by the Company or any of its Subsidiaries within 60 calendar days immediately following the Closing Date for the purposes of obtaining, maintaining, perfecting, preserving or renewing any Company Registered Items; and

(g) use its reasonable efforts to conduct its business in such a manner that on the Closing Date the representations and warranties of the Company contained in this Agreement shall be true and correct, as though such representations and warranties were made on and as of such date, and the Company shall use its reasonable best efforts to cause all of the conditions to the obligations of Parent and Merger Sub under this Agreement to be satisfied as soon as practicable following the date hereof.

5.2 Negative Covenants. Except as expressly provided in this Agreement, the Company shall not, and it shall not permit any of its Subsidiaries to, without the prior written consent of Parent:

(a) adopt or propose any amendment to the Charter Documents of the Company or any of its Subsidiaries;

(b) declare, set aside or pay any dividend or other distribution (whether in cash, stock or other property) with respect to any securities;

(c) (i) issue or authorize for issuance any securities, except, but subject to Section 5.9, upon the exercise of Company Stock Options (in accordance with their respective terms), or (ii) make any change in any issued and outstanding securities, or redeem, purchase or otherwise acquire any securities other than the repurchase at cost from employees of shares of Company Common Stock in connection with the termination of their employment pursuant to the Company’s standard form of option/restricted stock agreement;

(d) (i) modify the compensation or benefits payable or to become payable by the Company or any of its Subsidiaries to any of its current or former directors, employees, contractors or consultants, or modify any bonus, severance, termination, pension, insurance or other employee benefit plan, payment or arrangement made to, for or with any current or former directors, employees, contractors or consultants of the Company or any of its Subsidiaries, or (ii) enter into any employment (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable “at-will”), severance or termination agreement;

(e) establish, adopt, enter into, amend or terminate any Company Benefit Plan or any collective bargaining, thrift, compensation or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, employees, contractors or consultants of the Company or any of its Subsidiaries;

(f) sell, lease, transfer or assign any property or assets of the Company or any of its Subsidiaries outside of the ordinary course of business consistent with past practice;

(g) (i) assume, incur or guarantee any Indebtedness, other than endorsements for collection in the ordinary course of business, (ii) modify the terms of any existing Indebtedness or (iii) repay any existing Indebtedness in advance of its maturity date;

(h) mortgage, pledge or permit to become subject to Liens (other than Permitted Liens) any properties or assets of the Company or any of its Subsidiaries;

(i) other than travel loans or advances in the ordinary course of business consistent with past practice, make any loans, advances or capital contributions to, or investments in, any other Person;

(j) not cancel any debts or waive any claims or rights of substantial value;

(k) (i) amend, modify or terminate, or waive, release or assign any rights under, any Material Contract, (ii) enter into any Contract which, if entered into prior to the date hereof, would have been required to be set forth in Section 3.18 of the Company Disclosure Schedule, or (iii) otherwise take any action or engage in any transaction that is material to the Company and its Subsidiaries taken as a whole;

(l) (i) make any capital expenditure, or commit to make any capital expenditure which in any one case exceeds $25,000 or capital expenditures which in the aggregate exceed $25,000, or (ii) except as permitted by clause (i), acquire any assets, properties or rights other than Inventory in the ordinary course of business consistent with past practice;

(m) not settle or compromise any litigation other than settlements or compromises of litigation where the settlement is limited solely to the release of claims and the monetary payment by the Company or any of its Subsidiaries does not exceed $50,000 in the aggregate or $50,000 in any individual case;

(n) amend any Company Stock Option or Other Purchase Right or authorize cash payments in exchange for any of the foregoing;

(o) make any filings or registrations, with any Governmental Entity, except routine filings and registrations made in the ordinary course of business;

(p) be party to (i) any merger, acquisition, consolidation, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries or (ii) any purchase of all or any substantial portion of the assets or securities of the Company or any of its Subsidiaries;

(q) take any actions outside the ordinary course of business;

(r) make any changes in its accounting methods, principles or practices;

(s) make any Tax election, change its method of Tax accounting or settle any claim relating to Taxes;

(t) take any action or omit to do any act within its reasonable control which action or omission will cause it to breach any obligation contained in this Agreement or cause any representation or warranty of the Company not to be true and correct as of the Closing Date; or

(u) agree, whether in writing or otherwise, to do any of the foregoing.

5.3 Access to Information. Subject to the terms of the Confidentiality Agreement by and between Parent and the Company dated April 7, 2005 (the “Confidentiality Agreement”), the Company shall, and shall cause its Subsidiaries to, afford to Parent’s officers, directors, employees, accountants, counsel, consultants, advisors and agents (“Representatives”) free and full access to and the right to inspect, during normal business hours, all of the Real Property, properties, assets, records, Contracts and other documents related to the Company and its Subsidiaries, and shall permit them to consult with the officers, employees, accountants, counsel and agents of the Company and its Subsidiaries for the purpose of making such investigation of the Company and its Subsidiaries as Parent shall desire to make. The Company shall furnish to Parent all such documents and copies of documents and records and information with respect to the Company and its Subsidiaries and copies of any working papers relating thereto as Parent may request. Without limiting the foregoing, the Company shall permit, and will cause its Subsidiaries to permit, Parent and Parent’s Representatives to conduct such investigations as Parent may reasonably request to assess the environmental condition of the Real Property.

5.4 Resignations. On the Closing Date, the Company shall cause to be delivered to Parent duly signed resignations, effective immediately at the Effective Time, of all members of the boards of directors of the Company and its Subsidiaries of their positions as directors and of all officers of the Company and its Subsidiaries of their positions as officers.

5.5 Consents. The Company shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to obtain all Consents; provided that no Indebtedness shall be repaid, except as otherwise required pursuant to the terms of any applicable loan Contract, and no Contract shall be amended nor any right thereunder be waived, and no money or other consideration shall be expended, to obtain any such Consent.

5.6 Notification of Certain Matters. The Company shall give prompt notice to Parent of any fact, event or circumstance known to it that (a) individually or taken together with all other facts, events and circumstances known to it, has had or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries taken as a whole, (b) would cause or constitute a breach of any of its representations, warranties, covenants or agreements contained herein, (c) the failure of any condition precedent to Parent’s and Merger Sub’s obligations, (d) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the Merger, (e) any notice or other communication from any Governmental Entity in connection with the Merger or (f) any Actions commenced relating to the Company or any of its Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.19; provided, however, that (i) the delivery of any notice pursuant to this Section 5.6 shall not limit or otherwise affect any remedies available to Parent or prevent or cure any misrepresentations, breach of warranty or breach of covenant and (ii) disclosure by the Company shall not be deemed to amend or supplement the Company Disclosure Schedule or constitute an exception to any representation or warranty.

5.7 Exclusivity. Except with respect to this Agreement and the transactions contemplated hereby, the Company agrees that until such time as this Agreement is terminated, it will not, and it will cause its Subsidiaries and its and their respective directors, officers, employees, Affiliates and other agents and representatives (including any investment banking, legal or accounting firm retained by it or any of them and any individual member or employee of the foregoing) (each, an “Agent”) not to: (a) initiate, encourage, solicit or seek, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including any proposal or offer to its stockholders or any of them) with respect to a merger, acquisition, consolidation, recapitalization, liquidation, dissolution, equity investment or similar transaction involving, or any purchase of all or any substantial portion of the assets or any securities of, the Company or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as a “Proposal”); (b) engage in any negotiations concerning, or provide any confidential information or data to, or have any substantive discussions with, any person relating to a Proposal; (c) otherwise facilitate or cooperate in any effort or attempt to make, implement or accept a Proposal; or (d) enter into Contract with any Person relating to a Proposal. If the Company, any of its Subsidiaries or any Agent has provided any Person (other than Parent or the Company’s or its Subsidiaries’ Agents) with any confidential information or data relating to a Proposal, they shall request the immediate return thereof. The Company shall notify Parent immediately if any inquiries, proposals or offers related to a Proposal are received by, any confidential information or data is requested from, or any negotiations or discussions related to a Proposal are sought to be initiated or continued with, it, any of its Subsidiaries or any of their respective directors, officers, employees and Affiliates or, to its Knowledge, any other Agent. Such notice shall disclose the identity of the party making, and the terms and conditions of, any such Proposal, inquiry or request, and shall include a true and complete copy of such Proposal, inquiry or request, if in writing.

5.8 Stockholders’ Representative Agreement. The Company shall use its reasonable best efforts to cause each Company Stockholder to execute and deliver to the Stockholders’ Representative the Stockholders’ Representative Agreement.

5.9 Allocation Certificate. The Company shall prepare and deliver to Parent at the Closing a certificate signed by the Chief Financial Officer and Secretary of the Company in a form reasonably acceptable to Parent as to the capitalization of the Company immediately prior to the Effective Time and the allocation of the Total Parent Shares among the holders of shares of Company Common Stock and Company Stock Options (collectively, the “Company Equity Holders”) pursuant to the Merger (the “Allocation Certificate”). The Allocation Certificate shall set forth (a) a true and complete list of the Company Equity Holders immediately prior to the Effective Time and the number of shares of Company Common Stock and/or Company Stock Options owned by each such Company Equity Holder, and (b) the allocation of the Total Parent Shares among the Company Equity Holders pursuant to the Merger.

5.10 FIRPTA Certificate. The Company shall prepare and deliver to Parent at the Closing a properly executed statement in a form reasonably satisfactory to Parent, for purposes of satisfying Parent’s obligations under Treasury Regulation Section 1.1445-2(c)(3) (the “FIRPTA Certificate”).

5.11 Termination of 401(k) Plan. The Company agrees to terminate its 401(k) plan immediately prior to the Closing, unless Parent, in its sole and absolute discretion, agrees to sponsor and maintain such plan by providing the Company with notice of such election at least five days before the Effective Time.

5.12 Company’s Auditors. The Company will use its reasonable best efforts to cause its management and its independent auditors to facilitate the preparation of such financial statements of the Company and its Subsidiaries (including pro forma financial information if required) as may be requested by Parent to enable Parent to comply on a timely basis with applicable securities Laws.

5.13 Section 280G of the Code. The Company will use its reasonable best efforts to obtain stockholder approval of the payment of any amounts or provision of any benefits by the Company or any of its Affiliates to any Person in connection with the Merger that, in the absence of such approval, would be characterized as an “excess parachute payment” within the meaning of Section 280G of the Code. If such stockholder approval is not obtained, neither the Company nor any Subsidiary will pay or provide such payments or benefits pursuant to waivers of such payments and benefits executed by the affected Persons in form and substance reasonably satisfactory to Parent.

ARTICLE VI

COVENANTS OF PARENT

6.1 Benefit Plans. Parent shall take all reasonable actions necessary to allow eligible employees of the Company that will be employees of the Surviving Corporation (“Transitioned Employees”), to participate in benefit programs which are substantially comparable to those maintained for the benefit of, or offered to, similarly situated employees of Parent, as soon as practicable after the Effective Time, to the extent permitted by the terms of such Parent benefit plan or any insurance contract or agreement applicable thereto; provided, however, that in the case of plans for which the Company maintains a plan offering the same type of benefit, such participation need not be offered by Parent until the corresponding plan of the Company ceases to be available or is terminated after the Effective Time. Parent will recognize employment services of each Transitioned Employee with the Company for purposes of eligibility and vesting (but not benefit accrual) under any benefit plan of Parent. Each Transitioned Employee’s years of service with the Company and any of its Subsidiaries shall be otherwise recognized for all general employment purposes, including seniority, vacation, personal time and similar general employment purposes; provided, that any vacation time offered by Parent in the calendar year of the Effective Time to any Transitioned Employee shall be offset by any vacation time used by or paid to a Transitioned Employee by the Company or any of its Subsidiaries in the calendar year of the Effective Time. In addition, Parent will (a) waive all limitations as to preexisting conditions, exclusions, waiting periods and service requirements with respect to participation and coverage requirements applicable to Transitioned Employees under any group health plan sponsored by Parent, except to the extent such preexisting conditions, exclusion, waiting period or service requirement had not been satisfied by any such Transitioned Employee as of the Effective Time under a group health plan sponsored by the Company or any of its Subsidiaries; and (b) provide each Transitioned Employee with credit for any deductible, copayment and out-of-pocket limits applicable to such employees under any such group medical plan sponsored by the Company or any of its Subsidiaries and paid by the Transitioned Employee prior to the Effective Time during the calendar year of the Effective Time.

6.2 Lockup Agreements. Parent shall use its best efforts to cause each of (i) Digital Creative Development Corp.; (ii) Baytree Capital; (iii) Michael Gardner; and (iv) Martin Wade, III to execute a Lockup Agreement substantially in the form attached as Exhibit E hereto (“Lockup Agreements”). In the event that Parent is successful in obtaining such agreements, the major shareholders of the Company shall also execute such agreements. The Lockup Agreements shall have a term of twelve months but shall permit each party to sell no more than two percent (2%) of such party’s Parent Shares in any two-month period, unless a greater amount is permitted by Baytree Capital, in any such two month period on a pro rata basis, based on its determination of the lack of an adverse effect of any such increase on the trading of Parent Common Stock in the public market. Parent agrees that, with respect to any acquisitions that occur while Company Stockholders are bound by the terms of the Lockup Agreements, the principal shareholders of any company acquired by Parent will be required to execute lockup agreements containing terms that are no more favorable to such shareholders than the terms contained in the Lockup Agreements.

6.3 Stockholders’ Meetings.

(a) As promptly as practicable after the date hereof, Parent shall take all action necessary under the California Corporations Code and its Charter Documents (a) to convene a meeting of the Parent Stockholders to vote upon the approval and adoption of the Merger (or take action in lieu thereof by written consent) and (b) to solicit the affirmative vote of the holders of a majority of the outstanding Parent Common Stock (“Parent Stockholder Approval”).

(b) As promptly as practicable after the date hereof, the Company shall take all action necessary under the Delaware Code and its Charter Documents (a) to convene a meeting of the Company Stockholders to vote upon the approval and adoption of this Agreement and the Merger (or take action in lieu thereof by written consent) and (b) to solicit the Company Stockholder Approval. The Board of Directors of the Company will, by unanimous vote of the directors in office, recommend that the Company Stockholder Approval be given and will use its reasonable best efforts to solicit from the Company Stockholders the Company Stockholder Approval.

6.4 Surviving Corporation Working Capital. Parent shall make available to the Surviving Corporation up to $7 million in working capital (the “Funding”), payable to the Company in accordance with the 2006 Monthly Budget (as defined below). As used herein, “2006 Monthly Budget” shall mean a monthly budget for each calendar month of 2006 to be mutually agreed upon by Parent and the Stockholders’ Representative within five (5) days after the date hereof; provided, however, that in the event Parent and the Stockholders’ Representative are unable to agree on the 2006 Monthly Budget within such time period, an independent director of the board of directors of Parent, selected by a majority of the board of directors, shall determine the 2006 Monthly Budget.

6.5 Parent Board of Directors.

(a) Effective as of the Closing, Parent will cause two additional directors to be authorized, one of which shall be designated by the Stockholders’ Representative and appointed to Parent’s Board of Directors. Thereafter until the earlier of: (i) December 31, 2008, and (ii) the applicability of Section 6.5(b) below, Parent will continue to nominate for election one director designated by the Stockholders’ Representative.

(b) Upon the Surviving Company achieving cumulative Revenue of $20,000,000, until the earlier of (i) December 31, 2008 and (ii) the date on which the Company Stockholders beneficially own (as determined pursuant to Rule 13d-3 under the Exchange Act) a majority of the outstanding Parent Common Stock, Parent will nominate for election to its Board of Directors individuals designated by the Stockholders’ Representative in such number as would represent a majority of Parent’s Board of Directors and concurrent with executing this Agreement Parent shall have obtained a voting agreement from the shareholders listed on Annex B hereto.

(c) Parent’s obligation to appoint designees to the Parent Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder. The Stockholders’ Representative will supply to Parent in writing any information with respect to the Company Stockholders and their nominees, officers, directors and affiliates required under the Exchange Act pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder.

ARTICLE VII

COVENANTS OF THE COMPANY AND PARENT

7.1 Regulatory Approvals. Each of Parent, Merger Sub and the Company shall promptly apply for, and take all reasonably necessary actions to obtain or make, as applicable, all Authorizations, Orders, declarations and filings with, and notices to, any Governmental Entity or other Person required to be obtained or made by it for the consummation of the Merger and the transactions contemplated hereby. Each party shall cooperate with and promptly furnish information to the other party necessary in connection with any requirements imposed upon such other party in connection with the consummation of the Merger.

7.2 Proxy Statement.

(a) As promptly as practicable following the date of this Agreement, Parent intends to prepare and shall file with the SEC a document or documents that will constitute a proxy statement with respect to the Merger (together with any amendments thereto, the “Proxy Statement”). The Company shall furnish all information concerning the Company as Parent may reasonably request in connection with such actions and the preparation of the Registration Statement and the Proxy Statement.

(b) None of the information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement shall, at the respective times filed with the SEC or other regulatory agency and, in addition, at the date it or any amendments or supplements thereto are mailed to stockholders of Parent, at the time of the Parent Stockholder Approval and at the Effective Time and contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any Subsidiary of the Company, or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly so inform Parent.

7.3 Public Announcements. Neither Parent, Merger Sub nor the Company shall make, or cause to be made, any press release or other public statement or any statement to any analyst or member of the press concerning the transactions contemplated by this Agreement without the approval of the other party hereto; provided, however, that Parent may, without such approval, but with prior notice to the Company, make such press releases or other public statements as it reasonably believes are required under the rules of the OTC Bulletin Board or applicable securities Laws.

7.4 Tax-Free Reorganization. Parent and the Company shall (and following the Effective Time, Parent shall cause the Surviving Corporation to) take no action that would cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. This Agreement is intended to constitute a “plan of reorganization” within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code.

7.5 Expenses. Each of Parent and the Company shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties, incurred up to the date of this Agreement whether or not the Merger is consummated; provided, however, that, in the event the Merger is consummated, Parent agrees to assume the expenses of the Company incurred from the date of this Agreement until the Closing Date.

7.6 Further Assurances. Upon the terms and subject to the conditions hereof each of the parties hereto shall execute such documents and other instruments and take such further actions as may be reasonably required to carry out the provisions hereof and consummate the Merger and the transactions contemplated hereby.

ARTICLE VIII

CONDITIONS TO MERGER

8.1 Conditions to Each Party’s Obligation to Effect the Merger. The obligations of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction on or prior to the Closing Date of the following conditions:

(a) The Company Stockholder Approval shall have been obtained.

(b) No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Acquisition shall be in effect. No Law shall have been enacted or shall be deemed applicable to the Merger which makes the consummation of the Merger illegal.

8.2 Conditions to Obligations of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction (or waiver by Parent in its sole discretion) of the following further conditions:

(a) The representations and warranties of the Company set forth in this Agreement shall have been true and correct in all material respects at and as of the date hereof and shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, except to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date, and Parent shall have received a certificate dated the Closing Date signed on behalf of the Company by the President of the Company to such effect.

(b) The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date. Parent shall have received a certificate signed on behalf of the Company by the President of the Company to such effect.

(c) The Company shall have taken all corporate action necessary to approve the transactions contemplated by this Agreement. The Company shall have furnished Parent and Merger Sub with a certificate of the Secretary of the Company, dated the Closing Date, certifying that: (i) attached thereto is a true and complete copy of resolutions adopted unanimously by the Board of Directors of the Company approving this Agreement and the Merger (such resolutions to be in form and substance reasonably satisfactory to Parent); (ii) attached thereto is a true and complete copy of resolutions adopted by the holders of at least a majority of the then outstanding Company Shares voting as a single class on an as-converted to Common Stock basis (such resolutions to be in form and substance reasonably satisfactory to Parent); and (iii) that such resolutions have not been amended and are in full force and effect as of the Closing Date.

(d) There shall not have occurred any event, occurrence or change that has had, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries taken as a whole.

(e) No Action shall be pending or threatened before any court or other Governmental Entity or before any other Person wherein an unfavorable Order would (i) prevent consummation of the Merger, (ii) affect adversely the right of Parent to control the Company and the Subsidiaries of the Company or (iii) restrain or prohibit Parent’s ownership or operation (or that of its Subsidiaries or Affiliates) of all or any material portion of the business or assets of the Surviving Corporation and its Subsidiaries, taken as a whole, or compel Parent or any of its Subsidiaries or Affiliates to dispose of or hold separate all or any material portion of the business or assets of the Surviving Corporation and its Subsidiaries, taken as a whole, or of Parent and its Subsidiaries, taken as a whole. No such Order shall be in effect.

(f) No Law shall have been enacted or shall be deemed applicable to the Merger which has any of the effects set forth in clauses (i) through (iii) in Section 8.2(e).

(g) The holders of no more than two percent of the Company Shares on an as-converted to Common Stock basis shall have demanded and not lost or withdrawn, or shall be eligible to demand, appraisal rights.

(h) The Chief Financial Officer and the Secretary of the Company shall have executed and delivered to Parent the Allocation Certificate.

(i) Alchemy Communications, Inc. shall have entered into an agreement with the Company in form and substance satisfactory to Parent and the Company and containing a term of five (5) years.

(j) The Escrow Agent and the Stockholders’ Representative shall have duly executed and delivered the Escrow Agreement to Parent.

(k) The Stockholders’ Representative and the holders of not less than 95% of the shares of Company Common Stock outstanding immediately prior to the Effective Time shall have duly executed and delivered to Parent the Stockholders’ Representative Agreement.

(l) Parent and Merger Sub shall have received a written opinion from counsel to the Company, addressed to Parent and Merger Sub, dated as of the Closing Date, in a form reasonably acceptable to Parent and its counsel.

(m) The Company shall have delivered to Parent a duly executed and certified FIRPTA Certificate.

(n) The Company shall have delivered to Parent resignations from the directors and officers of the Company and each Subsidiary of the Company in office immediately prior to the Effective Time.

(o) The Company shall have delivered to Parent certificates of good standing for the Company from the Secretary of State of the State of Delaware and California, each dated a reasonable date prior to the Closing Date, and certificates of good standing for the Subsidiaries of the Company from the applicable Governmental Entities in each such Subsidiary’s jurisdiction of organization.

8.3 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger is subject to the satisfaction (or waiver by the Company in its sole discretion) of the following further conditions:

(a) The representations and warranties of Parent and Merger Sub set forth in this Agreement shall have been true and correct at in all material respects and as of the date hereof and shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, except to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date, and the Company shall have received a certificate dated the Closing Date signed on behalf of Parent by the President of Parent to such effect.

(b) Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date. The Company shall have received a certificate signed on behalf of Parent by the President or Chief Financial Officer of Parent to such effect.

(c) The Escrow Agreement shall have been duly executed and delivered by Parent and the Escrow Agent.

(d) The Company shall have received an opinion of legal counsel for Parent in a form reasonably acceptable to the Company and its counsel.

(e) Martin Wade, III shall have executed and delivered an employment agreement with Parent on or prior to the Closing Date.

(f) Parent shall have caused to be authorized an additional two directors and shall have appointed the directors nominated by Stockholders’ Representative to Parent’s Board of Directors, each effective as of the Effective Time.

ARTICLE IX

TERMINATION
9.1 Termination.

(a) This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time (with any termination by Parent also being an effective termination by Merger Sub):

(i) by mutual written consent of Parent and the Company;

(ii) by Parent or the Company if:

(A) the Merger is not consummated on or before May 30, 2006; provided, however, that the right to terminate this Agreement under this clause (ii)(A) shall not be available to any party whose breach of a representation, warranty, covenant or agreement under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date; or

(B) a Governmental Entity shall have issued an Order or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which Order or other action is final and non-appealable;

(iii) by Parent if:

(A) any condition to the obligations of Parent hereunder becomes incapable of fulfillment other than as a result of a breach by Parent of any covenant or agreement contained in this Agreement, and such condition is not waived by Parent;

(B) there has been a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 8.2(a) or Section 8.2(b) would not be satisfied and, in either case, such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given to the Company by Parent;

(C) Parent notifies the Company of its intent not to fulfill its obligations hereunder and to terminate the Agreement and acknowledges its obligation to pay the Break-Up Fee to the Company as provided in Section 9.3; or

(iv) by the Company if:

(A) any condition to the obligations of the Company hereunder becomes incapable of fulfillment other than as a result of a breach by the Company of any covenant or agreement contained in this Agreement, and such condition is not waived by the Company; or

(B) there has been a breach by Parent of any representation, warranty, covenant or agreement contained in this Agreement or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 8.3(a) or Section 8.3(b) would not be satisfied and, in either case, such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given to Parent by the Company.

(b) The party desiring to terminate this Agreement pursuant to Section 9.1(a) (ii), (iii) or (iv) shall give written notice of such termination to the other parties hereto.

9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of the Company or Parent or their respective officers, directors, stockholders or Affiliates, except as set forth in Section 9.3; provided, however, that the provisions of Section 7.3 (Public Announcements) and Section 9.3 (Remedies) and Article XI of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

9.3 Remedies. Solely in the event that Parent chooses to terminate this Agreement pursuant to Section 9.1(a)(iii)(A) or (C), Parent shall pay to the Company a Break-Up Fee of $300,000 in cash, which shall be the sole and exclusive remedy for any Parent termination. If Parent terminates this Agreement for reasons other than its unwillingness to fulfill its obligations hereunder pursuant to Section 9.1(a)(iii)(C) it shall have the right to recover damages sustained by it as a result of any breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement or fraud or willful misrepresentation; provided, however, that Parent is not in breach of any representation, warranty, covenant or agreement contained in this Agreement under circumstances which would have permitted the Company to terminate the Agreement under Section 9.1.

ARTICLE X

INDEMNIFICATION

10.1 Survival.

(a) Except as set forth in Section 10.1(b), all representations and warranties, covenants and agreements of the Company and Parent contained in this Agreement, or in any certificate or other document delivered pursuant hereto, shall survive the Closing for a period of 18 months.

(b) The representations and warranties of the Company contained in Sections 3.1 (Organization and Good Standing), 3.2 (Capitalization), 3.4 (Authority and Enforceability), 3.29 (Brokers or Finders) shall survive indefinitely. The representations and warranties of the Company contained in Sections 3.10 (Taxes) and 3.20 (Employee Benefits) shall survive the Closing until 60 days after the expira-tion of the applicable statute of limitations period (after giving effect to any waivers and extensions thereof). The representations and warranties of the Company contained in Section 3.22 (Environmental) shall survive the Closing for a period of 3 years following the Closing.

(c) The representations and warranties of Parent contained in Sections 4.1 (Organization and Good Standing), 4.2 (Capital Structure), 4.4 (Authority and Enforceability), and 4.12 (Brokers or Finders) shall survive indefinitely. The representations and warranties of Parent contained in Sections 4.8 (Taxes) shall survive the Closing until 60 days after the expira-tion of the applicable statute of limitations period (after giving effect to any waivers and extensions thereof).

(d) The period for which a representation or warranty, covenant or agreement survives the Closing is referred to herein as the “Applicable Survival Period.” In the event a Notice of Claim for indemnification under Section 10.2 is given within the Applicable Survival Period, the representation or warranty, covenant or agreement that is the subject of such indemnification claim (whether or not formal legal action shall have been commenced based upon such claim) shall survive with respect to such claim until such claim is finally resolved. The Indemnitor shall indemnify the Indemnitee for all Losses (subject to the limitations set forth herein, if applicable) that the Indemnitee may incur in respect of such claim, regardless of when incurred.

10.2 Indemnification by Company Stockholders.

(a) Subject to the limitations set forth in this Article X, each Company Stockholder (collectively, the “Parent Indemnitors”) shall indemnify and defend Parent and its Affiliates and their respective stockholders, members, managers, officers, directors and employees (collectively, the “Parent Indemnitees”) against, and shall hold them harmless from, any and all losses, damages, claims (including third party claims), charges, interest, penalties, taxes, diminution in value, costs and expenses (including legal, consultant, accounting and other professional fees, costs of sampling, testing, investigation, removal, treatment and remediation of contamination and fees and costs incurred in enforcing rights under this Section 10.2) (collectively, “Losses”) resulting from, arising out of, or incurred by any Parent Indemnitee in connection with, or otherwise with respect to:

(i) the failure of any representation and warranty or other statement by the Company contained in this Agreement or any certificate or other document furnished or to be furnished to Parent in connection with the transactions contemplated hereby to be true and correct in all respects as of the date of this Agreement and as of the Closing Date;

(ii) any breach of any covenant or agreement of the Company contained in this Agreement or any certificate or other document furnished or to be furnished to Parent in connection with the transactions contemplated hereby; and

(iii) Dissenting Share Payments.

Any and all Losses hereunder shall bear interest from the date incurred until paid at the rate of 6% per annum.

(b) Subject to the limitations set forth in this Article X, Parent shall indemnify and defend the Company Stockholders and each of them and their Affiliates and their respective stockholders, members, managers, officers, directors and employees (collectively, the “Company Stockholder Indemnitees”) against, and shall hold them harmless from, any and all Losses resulting from, arising out of, or incurred by any Parent Indemnitee in connection with, or otherwise with respect to:

(i) the failure of any representation and warranty or other statement by Parent contained in this Agreement or any certificate or other document furnished or to be furnished to the Company or such stockholders in connection with the transactions contemplated hereby to be true and correct in all respects as of the date of this Agreement and as of the Closing Date;

(ii) any breach of any covenant or agreement of Parent contained in this Agreement or any certificate or other document furnished or to be furnished to Parent in connection with the transactions contemplated hereby.

Any and all Losses hereunder shall bear interest from the date incurred until paid at the rate of 6% per annum.

(c) Parent Indemnitees and Company Stockholder Indemnitees are referred to as “Indemnitees” as the context requires and Parent Indemnitors and Parent are referred to as “Indemnitor(s)” as the context requires. No Indemnitor shall be liable for any Loss or Losses pursuant to Section 10.2(a)(i) or Section 10.2(b)(i) (“Warranty Losses”) unless and until the aggregate amount of all Warranty Losses incurred by the Indemnitees exceeds $50,000 (the “Indemnification Threshold”), in which event such Indemnitor(s) shall be liable for all Warranty Losses from the first dollar. In addition, no liability for any Warranty Loss hereunder shall exceed 5,000,000 shares of Parent’s common stock, and in the event of any indemnification required hereunder, an Indemnitor may deliver Parent Common Stock to satisfy any indemnification obligation hereunder. In such case, each share of Parent Common Stock shall be valued at the higher of the value on the Closing Date or the value on the date the parties determine that such indemnification is required (the “Indemnification Date”). In the later case, the value shall be determined by the average bid and ask prices of Parent Common Stock during the thirty (30) day period prior to Indemnification Date.

(d) Nothing contained in this Article X shall be deemed to limit or restrict in any manner any rights or remedies which Parent or the Company or the Company Stockholders have, or might have, at Law, in equity or otherwise, based on fraud or a willful misrepresentation or willful breach of any representation, warranty, covenant or agreement contained in this Agreement or certificate or other document furnished or to be furnished to such party in connection with the transactions contemplated hereby.

(e) The adoption of this Agreement by each party hereto and its Stockholders constitutes approval of the indemnification obligations set forth in this Article X.

10.3 Escrow Fund.

(a) As soon as practicable after the Effective Time, Parent shall cause to be delivered to the Escrow Agent a certificate or certificates representing the Escrow Shares. The term “Escrow Shares” means an aggregate of 1,500,000 shares of Parent Common Stock plus any shares as may be issued upon any stock split, stock dividend or similar recapitalization with respect to such shares. The Escrow Shares allocable to each Company Stockholder shall be equal to the aggregate number of Escrow Shares multiplied by a fraction the numerator of which is the number of shares of Parent Common Stock issuable to each such Company Stockholder pursuant to the Merger and the denominator of which is the aggregate number of shares of Parent Common Stock issuable to all Company Stockholders pursuant to the Merger. Notwithstanding the foregoing, no shares of Parent Common Stock will be deposited into the Escrow Fund with respect to Dissenting Shares (and the shares of Parent Common Stock issuable with respect to such Dissenting Shares shall not be included in the foregoing calculation) unless and until the Company Stockholder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment under the Delaware Code, as the case may be, with respect to such Dissenting Shares. The Escrow Shares, together with any and all income and proceeds thereon, shall be referred to hereinafter as the “Escrow Fund.” The Escrow Fund shall be available to compensate the Parent Indemnitees pursuant to the indemnification obligations of the Indemnitors.

(b) The Escrow Fund shall be held and disbursed by the Escrow Agent in accordance with the Escrow Agreement. Subject to and in accordance with the Escrow Agreement, once the Indemnification Threshold has been reached, the full amount of all Losses (aggregating all of the claims against the Indemnitors) shall be subject to indemnification from the first dollar and a number of Escrow Shares shall be released to Parent from the Escrow Fund that have an aggregate value equal to the amount of all such Losses. The value of the Escrow Shares shall be computed, with respect to Losses attributable to each respective claim, on the basis of the closing price of Parent Common Stock on the trading day immediately preceding the Closing (the “Indemnity Stock Price”). Any Escrow Shares that are disbursed from the Escrow Fund in satisfaction of any claim shall be drawn pro rata from the Escrow Shares allocable to the Company Stockholders in accordance with their respective interests therein as set forth in Exhibit A to the Escrow Agreement.

(c) The Indemnitors acknowledge and agree that, if the Surviving Corporation suffers, incurs or otherwise becomes subject to any Losses as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or agreement, then (without limiting any of the rights of the Surviving Corporation as a Parent Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Losses as a result of and in connection with such inaccuracy or breach.

(d) One-third of the Escrow Shares shall be released from the Escrow Fund on each of the following dates: (i) six months after the Closing Date; (ii) 12 months after the Closing Date and (ii) 18 months after the Closing Date; provided, that in the event Parent has made a claim under the indemnification provisions herein, any Escrow Shares subject to such claim shall not be subject to release, and the foregoing calculation shall be based upon one-third of the remaining Escrow Shares.

10.4 Third Party Claims.

(a) In the event that an Indemnitee receives notice of the assertion of any claim or the commencement of any Action by a third party in respect of which indemnity may be sought under the provisions of this Article X (“Third Party Claim”), such party shall notify the other parties hereto, including, if appropriate, the Stockholders’ Representative, in writing of such Third Party Claim (“Notice of Claim”) and concurrently therewith shall send a duplicate copy of such Notice of Claim to the Escrow Agent. The Notice of Claim shall set forth: (i) that an Indemnitee has incurred Losses or anticipates that it will incur Losses for which such Indemnitee is entitled to indemnification pursuant to this Agreement; (ii) the amount of such Losses, if known, or, if not known, an estimate of the foreseeable maximum amount of such Losses (which estimate shall not be conclusive of the final amount of such Losses); (iii) a description of the basis for such Third Party Claim; and (iv) if the amount of such Losses is known, the number of Escrow Shares, if applicable, to be disbursed by the Escrow Agent to the Indemnitee in satisfaction of such Third Party Claim based on the Indemnity Stock Price and, if the amount of such Losses is not known, the number of Escrow Shares, if applicable to be disbursed by the Escrow Agent to the Indemnitee in satisfaction of such Third Party Claim based on the Indemnity Stock Price and the estimate of the foreseeable maximum amount of such Losses (which number of Escrow Shares shall not be conclusive of the final number of Escrow Shares to be disbursed in satisfaction of such Third Party Claim). Failure or delay in notifying the other parties hereto will not relieve the Indemnitors of any liability they may have to the Indemnitee, except and only to the extent that such failure or delay causes actual harm to the Indemnitors with respect to such Third Party Claim.

(b) Subject to the further provisions of this Section 10.4, the Indemnitor will have 10 Business Days (or less if the nature of the Third Party Claim requires) from the date on which the Indemnitor received the Notice of Claim to notify the Indemnitee that the Indemnitor will assume the defense or prosecution of such Third Party Claim and any litigation resulting therefrom with counsel of its choice (reasonably satisfactory to the Indemnitee) and at its sole cost and expense (a “Third Party Defense”). If the Indemnitor assumes the Third Party Defense in accordance with the preceding sentence, the Indemnitors shall be conclusively deemed to have acknowledged that the Third Party Claim is within the scope of their indemnity obligation hereunder and shall hold the Indemnitee harmless from and against the full amount of any Losses resulting therefrom (subject to the terms and conditions of this Agreement). Any Indemnitee shall have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Indemnitors unless (A) the Indemnitor shall have failed, within the time after having been notified by the Indemnitee of the exist-ence of the Third Party Claim as provided in the first sentence of this paragraph (b), to assume the defense of such Third Party Claim, or (ii) the employment of such counsel has been specifically authorized in writing by the Indemnitor, which authorization shall not be unreasonably withheld.

(c) The Indemnitor will not be entitled to assume the Third Party Defense if:

(i) a Third Party Claim seeks, in addition to or in lieu of monetary damages, any injunctive or other equitable relief (except where non-monetary relief is merely incidental to a primary claim or claims for monetary damages);

(ii) the claim for indemnification relates to or arises in connection with any criminal proceed-ing, action, indictment, allegation or investigation;

(iii) with respect to any Action in which Parent is Indemnitee, the claim for indemnification relates to or arises in connection with any Environmental Action;

(iv) under applicable standards of professional conduct, a conflict on any significant issue exists between the Indemnitee and the Indemnitor in respect of such Third Party Claim;

(v) with respect to any Action in which Parent is Indemnitee, the Third Party Claim involves a material customer or supplier of the Company or any of its Subsidiaries;

(vi) upon petition by the Indemnitee, the appropriate court rules that the Indemnitor failed or is failing to vigorously prosecute or defend such Third Party Claim; or

(vii) with respect to any Action in which Parent is Indemnitee, the amount of claimed Losses subject to all outstanding Notices of Claim exceeds the value of the Escrow Shares (calculated on the basis of the Indemnity Stock Price) remaining in the Escrow Fund.

(d) If by reason of the Third Party Claim a lien, attachment, garnishment or execution is placed upon any of the property or assets of such Indemnitee, the Indemnitor, if it desires to exercise its right to assume such Third Party Defense, must furnish a satisfactory indemnity bond to obtain the prompt release of such lien, attachment, garnishment or execution.

(e) If the Indemnitor assumes a Third Party Defense, it will take all steps necessary in the defense, prosecution, or settlement of such claim or litigation and the Indemnitors shall reimburse the Indemnitees promptly for any and all Losses caused by or arising out of such Third Party Claim (subject to the last sentence of Section 10.4(b)). The Indemnitor will not consent to the entry of any judgment or enter into any settlement except with the written consent of the Indemnitee; provided, however, the consent of the Indemnitee shall not be required if all of the following conditions are met: (i) the terms of the judgment or proposed settlement include as an unconditional term thereof the giving to the Indemnitee by the third party of a release of the Indemnitee from all liability in respect of such Third Party Claim; (ii) there is no finding or admission of (A) any violation of Law by the Indemnitee (or any Affiliate thereof), (B) any violation of the rights of any Person and (C) no effect on any other Action or claims of a similar nature that may be made against the Indemnitee (or any Affiliate thereof); and (iii) the sole form of relief is monetary damages which are paid in full by the Indemnitor. The Indemnitor shall conduct the defense of the Third Party Claim actively and diligently, and the Indemnitee will provide reasonable cooperation in the defense of the Third Party Claim. Notwithstanding the foregoing, the Indemnitee shall have the right to pay or settle any Third Party Claim, provided that in such event, subject to the following sentence, it shall waive any right to indemnity therefor by the Indemnitors for such claim unless the Indemnitor shall have consented to such payment or settlement (such consent not to be unreasonably withheld or delayed). If the Indemnitor is not reasonably conducting the Third Party Defense in good faith, the Indemnitee shall have the right to consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnitee and the Indemnitors shall reimburse the Indemnitee promptly for all Losses incurred in connection with such judgment or settlement.

(f) In the event that (i) an Indemnitee gives Notice of Claim to the Indemnitor and the Indemnitor fails or elects not to assume a Third Party Defense which the Indemnitor had the right to assume under this Section 10.4 or (ii) the Indemnitor is not entitled to assume the Third Party Defense pursuant to this Section 10.4, the Indemnitee shall have the right, with counsel of its choice, to defend, conduct and control the Third Party Defense, at the sole cost and expense of the Indemnitors. In each case, the Indemnitee shall conduct the Third Party Defense actively and diligently, and the Indemnitee will provide reasonable cooperation in the Third Party Defense and, if appropriate, use his commercially reasonable efforts to cause the former Company Stockholders to cooperate in the Third Party Defense. The Indemnitee shall have the right to consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim on such terms as it may deem appropriate; provided, however, that the amount of any settlement made or entry of any judgment consented to by the Indemnitee without the consent of the Indemnitee Representative shall not be determinative of the validity of the claim against the Escrow Fund, except with the consent of the Indemnitor (which shall not be unreasonably withheld or delayed). Notwithstanding Section 11.5 hereof, in connection with any Third Party Claim, the Indemnitor hereby consents to the nonexclusive jurisdiction of any court in which an Action in respect of a Third Party Claim is brought against any Indemnitee for purposes of any claim that an Indemnitee may have under this Article X with respect to such Action or the matters alleged therein and agrees that process may be served on the Indemnitor with respect to such a claim anywhere in the world. If the Indemnitor does not elect to assume a Third Party Defense which it has the right to assume hereunder, the Indemnitee shall have no obligation to do so.

10.5 Non-Third Party Claims. Indemnitee will send a Notice of Claim to the Indemnitor promptly following discovery by any Indemnitee of any matter that gives rise to a claim of indemnity pursuant hereto and that does not involve a Third Party Claim being asserted against it. Concurrently therewith if the Indemnitee is Parent, it shall send a duplicate copy of such Notice of Claim to the Escrow Agent. Failure or delay in notifying the Indemnitor will not relieve the Indemnitors of any liability they may have to the Indemnitee, except and only to the extent that such failure or delay causes actual harm to the Indemnitors with respect to such claim. The Indemnitor will reasonably cooperate and assist the Indemnitee in determining the validity of the claim for indemnity.

10.6 Claims Upon Escrow Fund. Notwithstanding any other provision of this Article X, if the Stockholders’ Representative does not timely give notice to Parent and the Escrow Agent in accordance with the terms of the Escrow Agreement that it disputes the claim for indemnity that is subject to the Notice of Claim, the Losses specified in such Notice of Claim will be conclusively deemed Losses subject to indemnification hereunder and the Escrow Agreement. In the event that the Stockholders’ Representative timely gives notice to Parent and the Escrow Agent pursuant to the Escrow Agreement that he disputes such claim, the dispute shall be resolved in accordance with the terms of the Escrow Agreement; provided that the Stockholders’ Representative shall not be entitled to dispute a Parent Indemnitee’s right to indemnification with respect to a Third Party Claim if the Stockholders’ Representative has assumed the Third Party Defense of such Third Party Claim in accordance with Section 10.4(b).

10.7 Contingent Claims. Nothing herein shall be deemed to prevent an Indemnitee from making a claim hereunder for potential or contingent claims or demands; provided that the Notice of Claim sets forth the specific basis for any such contingent claim to the extent then feasible and the Indemnitee has reasonable grounds to believe that such a claim may be made.

10.8 Effect of Investigation; Waiver.

(a) An Indemnitee’s right to indemnification or other remedies based upon the representations and warranties and covenants and agreements of the other parties will not be affected by any investigation, knowledge or waiver of any condition by the Indemnitee. Such representations and warranties and covenants and agreements shall not be affected or deemed waived by reason of the fact that the Indemnitee knew or should have known that any representation or warranty might be inaccurate or that the other party failed to comply with any agreement or covenant. Any investigation by such party shall be for its own protection only and shall not affect or impair any right or remedy hereunder.

(b) The waiver by any Indemnitee of any condition based on the accuracy of any representation or warranty, or compliance with any covenant or agreement, will not affect any right to indemnification or other remedy based on such representations and warranties and covenants and agreements unless otherwise expressly agreed in writing by the Indemnitee.

ARTICLE XI

MISCELLANEOUS

11.1 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier; (c) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next business day; or (d) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

If to Parent or Merger Sub, to:

International Microcomputer Software, Inc.
75 Rowland Way
Novato, CA 94945
Attn: Martin Wade, III, Chief Executive Officer
Facsimile: (415) 897-2544

With a required copy to:

Morgan, Lewis & Bockius, LLP
2 Palo Alto Square
3000 El Camino Real
Suite 700
Palo Alto, CA 94306
Attn: Thomas W. Kellerman
Facsimile: (650) 843-4001

If to the Company, to:

AccessMedia Networks, Inc.
6300 Canoga Avenue, 15th Floor
Woodland Hills, CA 91367
Attn: Nolan Quan
Facsimile: (818) 206-9371

If to the Stockholders’ Representative, to:

Mr. Andrew Garroni
8646 Edwin Drive
Los Angeles, CA 90046
Facsimile: (213) 650-7719

or to such other address or to the attention of such Person or Persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

11.2 Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that, after adoption of this Agreement by the Company Stockholders, no amendment or waiver shall be made which by Law requires further approval by the Company Stockholders without such further approval. Notwithstanding the foregoing, any amendment to Article X that adversely affects the rights of the Stockholders’ Representative in his capacity as such shall require the prior written consent of the Stockholders’ Representative.

(b) No failure or delay by any party in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c) To the maximum extent permitted by Law, (i) no waiver that may be given by a party shall be applicable except in the specific instance for which it was given and (ii) no notice to or demand on one party shall be deemed to be a waiver of any obligation of such party or the right of the party giving such notice or demand to take further action without notice or demand.

11.3 Successors and Assigns. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties. Subject to the foregoing, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, heirs, personal representatives, successors and assigns.

11.4 Governing Law. This Agreement and the Exhibits and Schedules hereto shall be governed by and interpreted and enforced in accordance with the Laws of the State of California, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of California.

11.5 Consent to Jurisdiction. Each party irrevocably submits to the exclusive jurisdiction of (a) California, and (b) the United States District Court for the Northern District of California, for the purposes of any Action arising out of this Agreement or any transaction contemplated hereby. Each party agrees to commence any such Action either in the United States District Court for the Northern District of California or if such Action may not be brought in such court for jurisdictional reasons, in the Superior Court of the State of California Santa Clara County. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any Action in California with respect to any matters to which it has submitted to jurisdiction in this Section 11.5. Each party irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of this Agreement or the transactions contemplated hereby in (i) the United States District Court for the Northern District of California, or (ii) the Superior Court of the State of California Santa Clara County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum.

11.6 Counterparts. This Agreement may be executed in any number of counterparts, and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto. The parties agree that the delivery of this Agreement may be effected by means of an exchange of facsimile signatures with original copies to follow by mail or courier service.

11.7 Third Party Beneficiaries. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder; except that (i) in the case of Article X hereof, the Indemnitees and their respective heirs, executors, administrators, legal representatives, successors and assigns, and (ii) in the case of Section 2.9 hereof, the Company’s stockholders, are intended third party beneficiaries of such sections and shall have the right to enforce such sections in their own names.

11.8 Entire Agreement. This Agreement and the documents, instruments and other agreements specifically referred to herein or delivered pursuant hereto set forth the entire understanding of the parties hereto with respect to the Acquisition. All Exhibits and Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement, other than the Confidentiality Agreement which shall continue in full force and effect in accordance with its terms.

11.9 Captions. All captions contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

11.10 Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.11 Specific Performance. Parent and the Company each agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof and that each party shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or equity.

ARTICLE XII

DEFINITIONS

12.1 Definitions. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 12.1, or in the applicable Section of this Agreement to which reference is made in this Section 12.1.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by or under common control with such specified Person.

“Authorization” means any authorization, approval, consent, certificate, license, permit or franchise of or from any Governmental Entity or pursuant to any Law.

“Business Day” means a day other than a Saturday, Sunday or other day on which banks located in New York City are authorized or required by Law to close.

“Contract” means any agreement, contract, license, lease, commitment, arrangement or understanding, written or oral, including any sales order and purchase order.

“Governmental Entity” means any entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to United States federal, state, local, or municipal government, foreign, international, multinational or other government, including any department, commission, board, agency, bureau, subdivision, instrumentality, official or other regulatory, administrative or judicial authority thereof, and any non-governmental regulatory body to the extent that the rules and regulations or orders of such body have the force of Law.

“Indebtedness” means any of the following: (a) any indebtedness for borrowed money, (b) any obligations evidenced by bonds, debentures, notes or other similar instruments, (c) any obligations to pay the deferred purchase price of property or services, except trade accounts payable and other current Liabilities arising in the ordinary course of business, (d) any obligations as lessee under capitalized leases, (e) any indebtedness created or arising under any conditional sale or other title retention agreement with respect to acquired property, (f) any obligations, contingent or otherwise, under acceptance credit, letters of credit or similar facilities, and (g) any guaranty of any of the foregoing.

“Knowledge” of the Company or any similar phrase means, with respect to any fact or matter, the actual knowledge of the directors and executive officers of the Company and each of its Subsidiaries and any other employee of the Company and each of its Subsidiaries, together with such knowledge that such directors, executive officers and other employees could be expected to discover after due investigation concerning the existence of the fact or matter in question.

“Law” means any statute, law (including common law), constitution, treaty, ordinance, code, order, decree, judgment, rule, regulation and any other binding requirement or determination of any Governmental Entity.

“Order” means any award, injunction, judgment, decree, order, ruling, subpoena or verdict or other decision entered, issued or rendered by any Governmental Entity.

“Person” means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated association, a Governmental Entity or any agency, instrumentality or political subdivision of a Governmental Entity, or any other entity or body.

“Subsidiary” or “Subsidiaries” means, with respect to any party, any Person, of which (i) such party or any Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such Person is directly or indirectly owned or controlled by such party and/or by any one or more of its Subsidiaries.

“$” means United States dollars.

12.2 Other Defined Terms. The following terms have the meanings assigned to such terms in the Sections of the Agreement set forth below:

Action	3.18(a)
Agent	5.7
Agreement	Preface
Allocation Certificate	5.9
Applicable Survival Period	10.1(d)
Application Survival Period	10.1(d)
Balance Sheet	3.6(b)
Balance Sheet Date	3.6(b)
Baseline Measurement Period	2.9(b)
Baseline Revenue	2.9(b)
Baytree Capital	3.26
CERCLA	3.21(a)(iv)
Certificates	2.2(c)
Charter Documents	3.1(b)
Common Stock	2.1(a)
Closing	1.3
Closing Consideration	2.1(b)(i)
Closing Date	1.3
Code	Recitals
Company	Preface
Company Benefit Plan	3.19(a)
Company Common Stock	2.1(a)
Company Common Stock Equivalents	2.1(a)
Company Disclosure Schedule	Preamble Article III
Company Equity Holders	5.9
Company Intellectual Property	3.15(e)

Company Owned Intellectual Property	3.15(b)
Company Owned Software	3.15(n)(i)
Company Registered Items	3.15(f)
Company Shares	3.2(a)
Company Stock Options	2.1(a)
Company Stockholder	2.1(b)
Company Stockholder Approval	3.4(b)
Company Stockholder Indemnitees	10.2(b)
Company Voting Agreements	Recitals
Confidentiality Agreement	5.3
Consents	3.5(a)
Constituent Corporations	1.1
Copyrights	3.15(a)
Delaware Code	1.1
Dissenting Share Payments	2.7(b)
Dissenting Shares	2.7(a)
Earnout Consideration	2.1(b)(i)
Earnout Dispute Notice	2.9(c)(ii)
Earnout Measurement Period	2.9(a)(ii)
Earnout Payment	2.9(a)
Effective Time	1.3
Environment	3.21(a)(i)
Environmental Action	3.21(a)(ii)
Environmental Clean-Up Site	3.21(a)(iii)
Environmental Laws	3.21(a)(iv)
Environmental Liabilities	3.21(a)(v)
Environmental Permit	3.21(a)(vi)
ERISA	3.19(a)
ERISA Affiliate	3.19(a)
Escrow Agent	2.2(d)
Escrow Agreement	2.2(d)
Escrow Fund	10.3(a)
Excess Revenue	2.9(b)
Exchange Act	4.4(b)

Exchange Ratio	2.1(b)(i)
Final Statement of Revenue	2.9(c)(ii)
Financial Statements	3.6(a)
FIRPTA Certificate	5.10
Funding	3.6(b)
GAAP	3.6(b)
Hazardous Substances	3.21(a)(vii)
In-Bound Licenses	3.15(c)
Indemnification Date	10.2(c)
Indemnification Threshold	10.2(c)
Indemnitors	10.2(a)
Indemnity Stock Price	10.3(b)
Intellectual Property	3.15(a)
Intellectual Property Rights	3.15(a)
Interim Balance Sheet	3.6(b)
Interim Balance Sheet Date	3.6(b)
Interim Financial Statements	3.6(a)
Joint Operating Agreement	Recitals
Liabilities	3.7
Liens	3.3(a)
Lockup Agreement	6.2
Losses	10.2(a)
Marks	3.15(a)
Material Contracts	3.17(b)
Merger	1.1
Merger Consideration	2.1(b)(i)
Merger Sub	Preface
Minor Contracts	3.17(e)
2006 Monthly Budget	6.4
Nondisclosure Agreements	3.15(i)
Notice of Claim	10.4(a)
Out-Bound Licenses	3.15(d)
Parent	Preface
Parent Common Stock	2.1(b)(i)

Parent Indemnitees	10.2(a)
Parent Preferred Stock	4.2
Parent SEC Reports	4.5(a)
Parent Stockholder Approval	6.3
Patents	3.15(a)
PCBs	3.21(h)
Pension Plan	3.19(b)
Permitted Liens	3.12(a)
Policies	3.23(a)
Principal Company Stockholder	Recitals
Proposal	5.7
Proprietary Information	3.15(a)
Proxy Statement	7.2(a)
RCRA	3.21(a)(iv)
Real Property	3.14(a)
Release	3.21(a)(viii)
Representatives	5.3
Revenue	2.9(a)
Reviewing Accountant	2.9(c)(ii)
SEC	4.5(a)
Securities Act	4.5(a)
Software	3.15(a)
Statement of Revenue	2.9(c)(i)
Stockholders' Representative	Preface
Stockholders' Representative Agreement	2.2(d)
Surviving Corporation	1.1
Tax	3.9(a)(i)
Tax Returns	3.9(a)(ii)
Taxing Authority	3.9(a)(iii)
Third Party Claim	10.4(a)
Third Party Defense	10.4(b)
Total Parent Shares	2.1(b)(i)
Transitioned Employees	6.1
Transmittal Letter	2.2(b)
Treasury Shares	2.1(b)(i)
Warranty Losses	10.2(c)
Work Product Agreements	3.15(j)

12.3 Interpretation.

(a) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting either gender shall include both genders as the context requires. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(b) The terms “hereof”, “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c) When a reference is made in this Agreement to an Article, Section, paragraph, Exhibit or Schedule, such reference is to an Article, Section, paragraph, Exhibit or Schedule to this Agreement unless otherwise specified.

(d) The word “include”, “includes”, and “including” when used in this Agreement shall be deemed to be followed by the words “without limitation”, unless otherwise specified.

(e) A reference to any party to this Agreement or any other agreement or document shall include such party's predecessors, successors and permitted assigns.

(f) Reference to any Law means such Law as amended, modified, codified, replaced or reenacted, and all rules and regulations promulgated thereunder.

(g) The parties have participated jointly in the negotiation and drafting of this Agreement. Any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party by virtue of the authorship of this Agreement shall not apply to the construction and interpretation hereof.

(h) All accounting terms used and not defined herein shall have the respective meanings given to them under GAAP.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, IMSI, Broadcaster, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto, duly authorized as of the date first written above.

INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.

By:  /s/ Martin Wade III
Name: Martin Wade III
Title: Chief Executive Officer

ACCM ACQUISITION CORP.

By:  /s/ Martin Wade III
Name: Martin Wade III
Title: Chief Executive Officer

ACCESSMEDIA NETWORKS, INC.

By:  /s/ Nolan Quan
Name: Nolan Quan
Title: President

BROADCASTER, INC.

By:  /s/ Martin Wade III
Name: Martin Wade III
Title: Chief Executive Officer

STOCKHOLDERS' REPRESENTATIVE

/s/ Andrew Garroni
Andrew Garroni

STOCKHOLDERS:

SOFTWARE PEOPLE, LLC

By:  /s/ Nolan Quan
Name: Nolan Quan
Title: Managing Member

TRANS GLOBAL MEDIA, LLC

By:  /s/ Nolan Quan
Name: Nolan Quan
Title: Managing Member

BROADCASTER, LLC

By:  /s/ Nolan Quan
Name: Nolan Quan
Title: Managing Member

ACCESSMEDIA TECHNOLOGIES, LLC

By:  /s/ Nolan Quan
Name: Nolan Quan
Title: Managing Member

/s/ Michael Gardner
Michael Gardner

Annex A

Principal Company Stockholders

Software People, LLC
Trans Global Media, LLC
Broadcaster, LLC
AccessMedia Technologies, LLC
Michael Gardner

Annex B

Principal Parent Stockholders

Martin Wade, III
Digital Creative Development Corp.
Baytree Capital Associates, LLC

Annex B

PARENT VOTING AGREEMENT

This PARENT VOTING AGREEMENT (“Agreement”) is made as of December 16, 2005, between AccessMedia Networks, Inc., a Delaware corporation (“AccessMedia”), and the undersigned stockholder (“Stockholder”) of International Microcomputer Software, Inc., a California corporation (“IMSI”).

RECITALS:

WHEREAS, AccessMedia, ACCM Acquisition Corp., a Delaware corporation and wholly owned subsidiary of IMSI (“Merger Sub”), and IMSI have entered into an Agreement of Plan of Merger dated as of December 16, 2005 (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into AccessMedia, and AccessMedia will become a wholly owned subsidiary of IMSI (the “Merger”);

WHEREAS, as of the date hereof, Stockholder is the Beneficial Owner (as defined below) of Subject Shares (as defined below); and

WHEREAS, in order to induce AccessMedia to consummate the transactions contemplated by the Merger Agreement, Stockholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and of the covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties agree as follows:

1.  Definitions.

(a)  “Beneficially Own” or “Beneficial Owner” with respect to any securities means having “beneficial ownership” as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)  “IMSI Capital Stock” means shares of IMSI’s common stock, no par value per share.

(c)  “IMSI Options and Other Rights” means options, warrants and other rights to acquire, directly or indirectly, shares of IMSI Capital Stock.

(d)  “Expiration Date” means the earlier to occur of (i) December 31, 2010 and (ii) the date on which the former stockholders of AccessMedia Beneficially Own a majority of the outstanding IMSI Capital Stock.

(e)  “Subject Shares” means (i) all shares of IMSI Capital Stock Beneficially Owned by Stockholder as of the date of this Agreement; and (ii) all additional shares of IMSI Capital Stock of which Stockholder acquires Beneficial Ownership during the period from the date of this Agreement through the Expiration Date.

2.  Voting.

(a)  Stockholder hereby agrees that, prior to the Expiration Date, at any meeting of the stockholders of IMSI, however called, and in any written action by consent of stockholders of IMSI, unless otherwise directed in writing by AccessMedia, Stockholder shall cause to be counted as present thereat for purposes of establishing a quorum and shall vote, or cause to be voted, any and all Subject Shares Beneficially Owned by Stockholder as of the record date of such meeting or written consent:

(i)  in favor of the Merger, the execution and delivery by IMSI of the Merger Agreement and the adoption and approval of the Merger Agreement and the terms thereof, in favor of each of the other actions contemplated by the Merger Agreement and in favor of any action in furtherance of any of the foregoing;

(ii)  against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of IMSI in the Merger Agreement;

(iii)  in favor of electing Martin Wade III and each individual nominated by the Stockholders’ Representative (as defined in the Merger Agreement and who shall initially be Andrew Garroni), to become a member of the IMSI Board of Directors, following the Closing Date of the Merger and until the Expiration Date; and

(iv)  in favor of electing a sufficient number of individuals for the IMSI Board of Directors, nominated by the Stockholders’ Representative, such that said individuals would represent a majority of the IMSI Board of Directors, after the date upon which AccessMedia achieves Revenue of $20 million and until the Expiration Date.

(b)  Stockholder also agrees to vote all of his, her or its shares from time to time and at all times in whatever manner as shall be necessary to ensure that (i) no director elected pursuant to Section 2(a) of this Agreement may be removed from office (other than for cause) unless (A) such removal is directed or approved by the Stockholders’ Representative or (B) the Stockholders’ Representative is no longer so entitled to designate or approve such director and (ii) any vacancies created by the resignation, removal or death of a director elected pursuant to Section 2(a) shall be filled pursuant to the provisions of Section 2(a). Stockholder agrees to execute any written consents required to effectuate the obligations of this Agreement.

(c)  Prior to the Expiration Date, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with Section 2(a).

3.  Grant of Proxy; Appointment of Proxy.

(a)  In furtherance of the transactions contemplated hereby and by the Merger Agreement, and in order to secure the performance by Stockholder of Stockholder's duties under this Agreement, Stockholder, concurrently with the execution of this Agreement, shall execute, in accordance with the provisions of applicable California law, and deliver to AccessMedia an irrevocable proxy, substantially in the form of Annex A hereto, and irrevocably appoint AccessMedia or its designees, with full power of substitution, Stockholder's attorney and proxy to vote, or, if applicable, to give consent with respect to, all of the Subject Shares Beneficially Owned by Stockholder as of the record date of such vote or consent in respect of any of the matters set forth in, and in accordance with the provisions of, Section 2(a) (the “Proxy”).

(b)  Stockholder understands and acknowledges that AccessMedia is consummating the transactions contemplated by the Merger Agreement in reliance upon such Proxy. Stockholder hereby affirms that the Proxy set forth in this Section 3 is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder hereby affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.

(c)  Stockholder hereby revokes any and all prior proxies or powers of attorney given by Stockholder with respect to the voting of the Subject Shares and agrees not to grant any subsequent proxies or powers of attorney with respect to the voting of the Subject Shares until the Expiration Date.

(d)  Stockholder shall, at IMSI’s expense, perform such further acts and execute such further proxies and other documents and instruments as may reasonably be required to vest in AccessMedia the power to carry out and give effect to the provisions of this Agreement.

4.  No Restrictions on Transfer. It is understood and agreed that (i) this Agreement does not prohibit the Stockholder from selling or otherwise transferring the Subject Shares, and (ii) the obligations under this Agreement shall terminate with respect to any Subject Shares that are sold or otherwise transferred by the Stockholder.

5.  Representations and Warranties of Stockholder. Stockholder represents and warrants to AccessMedia as follows:

(a)  As of the date of this Agreement:

(i)  Stockholder is the Beneficial Owner (free and clear of any encumbrances or restrictions) of the outstanding shares of IMSI Capital Stock set forth under the heading “Shares of IMSI Capital Stock Beneficially Owned”, on the signature page hereof.

(ii)  Stockholder is the Beneficial Owner (free and clear of any encumbrances or restrictions) of the outstanding IMSI Options and Other Rights set forth under the heading “IMSI Options and Other Rights Beneficially Owned” on the signature page hereof (except to the extent that such IMSI Options and Other Rights are converted into, exercised or exchanged for shares of IMSI Capital Stock); and

(iii)  Stockholder does not directly or indirectly Beneficially Own any shares of IMSI Capital Stock or IMSI Options or Other Rights or other securities of IMSI, other than the shares of IMSI Capital Stock and IMSI Options and Other Rights set forth on the signature page hereof.

(b)  Stockholder has and will have the legal capacity, power and authority to enter into and perform all of Stockholder's obligations under this Agreement and the Proxy. This Agreement has been duly executed and delivered by Stockholder and, if Stockholder is a corporation or partnership, has been duly authorized by all requisite corporate or partnership action of Stockholder, as the case may be, and upon its execution and delivery by AccessMedia, will constitute a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally, and the availability of injunctive relief and other equitable remedies.

(c)  The execution, delivery and performance by Stockholder of this Agreement will not (i) conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any contract, commitment or other obligation (written or oral) to which Stockholder is a party or by which any of Stockholder's assets may be bound, and, if Stockholder is a corporation or partnership, the organizational documents of Stockholder, or (ii) violate any order, writ injunction, decree, judgment, order, statute, rule or regulation applicable to Stockholder or any of its assets.

(d)  No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby.

6.  Adjustments; Additional Shares. In the event (a) of any stock dividend, stock split, merger, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of IMSI on, of or affecting the Subject Shares or (b) that Stockholder shall become the Beneficial Owner of any additional shares of IMSI Capital Stock or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 2(a), then the terms of this Agreement shall apply to the shares of IMSI Capital Stock or other instruments or documents held by Stockholder immediately following the effectiveness of the events described in clause (a) or Stockholder becoming the Beneficial Owner thereof as described in clause (b), as though, in either case, they were Subject Shares hereunder.

7.  Amendments and Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. To the maximum extent permitted by Law, (a) no waiver that may be given by a party shall be applicable except in the specific instance for which it was given and (b) no notice to or demand on one party shall be deemed to be a waiver of any obligation of such party or the right of the party giving such notice or demand to take further action without notice or demand.

8.  Assignment. This Agreement may not be assigned by either party hereto without the prior written consent of the other party. Subject to the foregoing, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, heirs, personal representatives, successors and assigns.

9.  Entire Agreement. This Agreement and the documents, instruments and other agreements specifically referred to herein or delivered pursuant hereto, set forth the entire understanding of the parties with respect to the subject matter hereof. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

10.  Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given (a) on the date established by the sender as having been delivered personally; (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier; (c) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next business day; or (d) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

If to AccessMedia, to:

AccessMedia Networks, Inc.
6300 Canoga Avenue, 15th Floor
Woodland Hills, CA 91367
Attn: Kathryn Felice
Facsimile: (323) 657-5328

With a required copy to:

Alchemy Communications, Inc.
9201 Oakdale Avenue
Chatsworth, CA 91311
Attn: Andrew Garroni
Facsimile: (415)723-7599

If to Stockholder:

_______________
_______________
_______________
Attn:
Facsimile:

With a required copy to:

_______________
_______________
_______________
Attn:
Facsimile:

or to such other address or to the attention of such Person or Persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

11.  Captions. All captions contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

12.  Counterparts. This Agreement may be executed in counterparts, and either party may execute such counterpart, both of which when executed and delivered shall be deemed to be an original and which counterparts taken together shall constitute but one and the same instrument.

13.  Severability; Enforcement. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.  Specific Performance. Stockholder acknowledges that the agreements contained in this Agreement are an integral part of the transactions contemplated by the Merger Agreement, and that, without these agreements, AccessMedia would not enter into the Merger Agreement, and acknowledges that damages would be an inadequate remedy for any breach by Stockholder of the provisions of this Agreement. Accordingly, Stockholder agrees that Stockholder's obligations hereunder shall be specifically enforceable and Stockholder shall not take any action to impede the other from seeking to enforce such right of specific performance.

15.  Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the Laws of the State of California, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of California. Each party irrevocably submits to the exclusive jurisdiction of (a) California, and (b) the United States District Court for the Northern District of California, for the purposes of any Action arising out of this Agreement or any transaction contemplated hereby. Each party agrees to commence any such Action either in the United States District Court for the Northern District of California or if such Action may not be brought in such court for jurisdictional reasons, in the Superior Court of the State of California, Santa Clara County. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any Action in California with respect to any matters to which it has submitted to jurisdiction in this Section 14. Each party irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of this Agreement or the transactions contemplated hereby in (i) the United States District Court for the Northern District of California, or (ii) the Superior Court of the State of California Santa Clara County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum.

[Signature Page To Follow]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto all as of the day and year first above written.

ACCESSMEDIA NETWORKS, INC.

By:
Name: Nolan Quan Title: Director

If stockholder is a natural person	STOCKHOLDER

(Signature)

Print Name

If stockholder is a business or other entity	STOCKHOLDER
[ ]

By:
Name: Title:

Number and class of shares of Capital Stock:

Number of IMSI Options and Other Rights:

ANNEX A

IRREVOCABLE PROXY

Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Parent Voting Agreement, dated as of December 16, 2005 (the “Parent Voting Agreement”), between AccessMedia Networks, Inc., a Delaware corporation (“AccessMedia”), and the undersigned stockholder of International Microcomputer Software, Inc., a California corporation (“IMSI”). A copy of the Parent Voting Agreement is attached hereto and is incorporated by reference herein.

This Proxy is given to secure the performance of the duties of the undersigned Stockholder pursuant to the Parent Voting Agreement and is granted in consideration of AccessMedia consummation of the transactions contemplated by the Merger Agreement.

The undersigned Stockholder hereby irrevocably appoints Andrew Garroni, Stockholders’ Representative of AccessMedia, as the sole and exclusive attorney, agent and proxy, with full power of substitution, for the undersigned Stockholder and in the name, place and stead of the undersigned Stockholder, to vote or, if applicable, to give written consent, with respect to, all Subject Shares Beneficially Owned by the undersigned Stockholder and which the undersigned Stockholder is or may be entitled to vote at any meeting of IMSI held after the date hereof, whether annual or special and whether or not an adjourned meeting, or, if applicable, to give written consent with respect thereto, in accordance with the provisions of Section 2(a) of the Parent Voting Agreement as follows:

(i)  in favor of the Merger, the execution and delivery by IMSI of the Merger Agreement and the adoption and approval of the Merger Agreement and the terms thereof, in favor of each of the other actions contemplated by the Merger Agreement and in favor of any action in furtherance of any of the foregoing;

(ii)  against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of IMSI in the Merger Agreement;

(iii)  in favor of electing Martin Wade III and each individual nominated by the Stockholders’ Representative (as defined in the Merger Agreement and who shall initially be Andrew Garroni), to become a member of the IMSI Board of Directors, following the Closing Date of the Merger and until the Expiration Date (as defined in the Parent Voting Agreement); and

(iv)  in favor of electing a sufficient number of individuals for the IMSI Board of Directors, nominated by the Stockholders’ Representative, such that said individuals would represent a majority of the IMSI Board of Directors, after the date upon which AccessMedia achieves Revenue of $20 million and until the Expiration Date (as defined in the Parent Voting Agreement).

This Proxy is coupled with an interest, shall be irrevocable to the fullest extent permitted by law and shall be binding on any successor in interest of the undersigned Stockholder. This Proxy shall not be terminated by operation of law upon the occurrence of any event, including, without limitation, the death or incapacity of the undersigned Stockholder.

This Proxy shall operate to revoke any prior proxy as to the Subject Shares heretofore granted by the undersigned Stockholder with respect to the subject matter of the Parent Voting Agreement and the Merger Agreement.

This Proxy shall terminate on the Expiration Date.

SIGNATURE TO IRREVOCABLE PROXY

If Stockholder is a natural person	STOCKHOLDER

(Signature)

Print Name

Date:

If Stockholder is a business or other entity	STOCKHOLDER
[___________]

By:
Name: Title:

Date:

Annex C

JOINT OPERATING AGREEMENT

THIS JOINT OPERATING AGREEMENT (“Agreement”) is entered into as of August 8, 2005, between AccessMedia Networks, Inc., a Delaware corporation (the “Company”), and International Microcomputer Software, Inc., a California corporation (“IMSI”).

RECITALS:

WHEREAS, concurrently with the execution of this Agreement, the Company and IMSI have entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Company will become a wholly-owned subsidiary of IMSI, subject to the terms and conditions set forth in the Merger Agreement;

WHEREAS, the Company and IMSI desire to cooperate in the management and operation of the Company;

WHEREAS, the Company desires to issue and sell to IMSI a Note in the form attached hereto as Exhibit A (the “Note”) in an amount up to the Maximum Available Credit (as defined below); and

WHEREAS, the Company desires to sell, and IMSI desires to purchase, the Note on the terms and conditions set forth herein;

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing recitals and the respective representations and warranties, covenants and agreements contained herein and in the Merger Agreement, and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

I.     JOINT OPERATION OF THE COMPANY

1. Operating Budget; Joint Operating Plan. Between the date hereof and the Termination Date (as defined below), the parties (i) intend to cooperate in the development of certain capabilities of the Company; (ii) intend to explore certain methods to integrate the parties’ existing capabilities, as determined by the Joint Operating Committee (as defined below) and set forth in a Joint Operating Plan (“Joint Operating Plan”); and (iii) shall use commercially reasonable efforts to conduct the operation of the Company in accordance with an Operating Budget which shall be delivered by the Company to the Joint Operating Committee within five (5) days of the date hereof (“Operating Budget”); provided that, without the prior notice to the IMSI Representative (as defined below), in no event shall the Company take any action, or omit to take any action, that is inconsistent with the Joint Operating Plan or could reasonably be expected to result in the failure by the Company to comply with the Operating Budget.

2. Joint Operating Committee. For administration of the Joint Operating Plan the parties shall establish an operating committee (the “Joint Operating Committee”). The Joint Operating Committee shall have a maximum of four (4) members, with equal numbers of representatives from the Company and IMSI. Any determinations made by the Joint Operating Committee must be made by a majority of members. The Joint Operating Committee will have the following initial members:

For IMSI: Martin Wade, III and Robert O’Callahan

For the Company: Andrew Garroni and Nolan Quan

Each Party may change its members of the Joint Operating Committee only with the approval of the other party.

3. The Joint Operating Committee will be responsible for the establishment and progress of the Joint Operating Plan. Meetings of the Joint Operating Committee may be requested by either IMSI or the Company upon reasonable notice to the other, and may be held in person or by telephone. In-person meetings shall occur at least once per month until the Termination Date unless waived by both parties and must include at least one (1) representative from IMSI and at least one (1) representative from the Company. The results of each meeting will be documented in writing within one (1) week after the meeting by the Company and will include at a minimum:

(a) progress to date;

(b) technical difficulties encountered to date;

(c) anticipated difficulties which might impact schedules; and

(d) action plans to address any anticipated or existing problems.

4. Records. Each party shall keep and maintain adequate records and reports to enable it to furnish the Joint Operating Committee with complete and accurate information regarding all aspects of the Joint Operating Plan.

II.     CAPITAL ADVANCE

1. Definitions.

(a) “Advance” means an advance under the Line.

(b) “Line” means the line of credit made available by IMSI to the Company up to the Maximum Available Credit.

(c)  “Effective Time” means the Effective Time, as defined in the Merger Agreement.

(d) “Maximum Available Credit” means $3,000,000.

(e) “Term” means the period commencing on the date hereof and ending on the Termination Date.

(f) “Termination Date” means the earlier to occur of (a) the Effective Time or (b) the date on which the Merger Agreement is terminated pursuant to Section 9.1 thereto.

2. Line of Credit.

(a) Line of Credit Established. Subject to the terms and conditions hereof, commencing on the date hereof and expiring on the Termination Date, IMSI hereby agrees, from time to time during the Term, to extend one or more Advances, the aggregate of which at any time shall not exceed the Maximum Available Credit. From and after the Termination Date, IMSI shall have no obligation to make Advances.

(b) Note. On the date hereof, the Company shall execute and deliver a Note payable to IMSI in the original principal amount of the Maximum Available Credit. Each Advance from time to time shall be deemed evidenced by the Note, which is deemed incorporated in this Agreement by reference and made part hereof.

(c) Line Interest Rate. Advances shall bear interest on the unpaid principal balance outstanding at any time from the Funding Date of each such Advance to maturity (or repayment) at the rate of 8% per annum (the “Line Interest Rate”) or such lesser rate permitted by applicable law, if the Line Interest Rate would violate applicable law. Interest shall be calculated on the basis of a 365-day year, but charged for the actual number of days elapsed. “Funding Date” means, with respect to any Advance, the date on which such Advance is made to the Company.

(d) Funding Requests.

(i) Upon satisfaction of all conditions precedent set forth in Section 2(f), IMSI will make an Advance (the “Initial Advance”) to the Company in the aggregate amount set forth in the Operating Budget.

(ii) At any time and from time to time during the Term until the Termination Date, the Company may request one or more Advances by submitting to IMSI a completed and executed Funding Request in a form reasonably satisfactory to IMSI (“Funding Request”) no later than three (3) business days prior to the Funding Date of such Advance. Each such Advance shall be in the aggregate amount of not less than the amount specified in the Operating Budget (or, if less, the remaining amount available under the Line). Subject to the provisions of this Section 2 and upon satisfaction of all conditions precedent set forth in Section 2(f), IMSI shall make the Advance on the proposed Funding Date in accordance with the Company's Funding Request.

(e) Maximum Available Credit. The aggregate amount of principal which the Company may have outstanding under the Line at any time shall not exceed the Maximum Available Credit. In no event shall IMSI have any obligation to extend credit to the Company in excess of the Maximum Available Credit. The Company agrees, without notice or demand, to repay within three (3) business days any principal balance of the Line in excess of the Maximum Available Credit.

(f) Conditions.

(i) Conditions Precedent to Initial Advance.

(a) The Company shall deliver or cause to be delivered to IMSI, in form and substance satisfactory to IMSI and its counsel, in addition to this Agreement, the following documents and instruments and the following conditions shall have been satisfied:

(1) The Company shall have filed the Certificate of Designation attached hereto as Exhibit B;

(2) The Company shall have executed and delivered the Note to IMSI.

(3) The Company shall have delivered to IMSI’s counsel (i) copies of all corporate documents of the Company as IMSI shall reasonably request, and (ii) a certificate having attached thereto resolutions approved by the Company's Board of Directors authorizing the transactions contemplated hereby and the Notes.

(b) The Operating Budget shall have been determined by the Joint Operating Committee, which Operating Budget shall, among other things, specify the amount of the Initial Advance.

(ii) Conditions Precedent to All Advances. The agreement of IMSI to make any Advances on or after the date hereof is subject to satisfaction of the following conditions precedent:

(1) The Certificate of Designation shall continue to be in effect;

(2) IMSI shall have timely received a Funding Request as required under Section 2(d) hereof.

(3) The Company shall have delivered to IMSI, a certificate, dated as of the date of the Advance, signed by the Chief Financial Officer of the Company certifying (i) the compliance in all material respects with all covenants and agreements herein and (ii) the Company’s compliance with the Operating Budget and a detailed description of the need of the Company for such additional funding and (iii) the truth of all representations and warranties contained herein with the same effect as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date.

(4) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any governmental authority against the Company or IMSI.

(5) The Joint Operating Committee shall have unanimously approved in writing the Funding Request.

3. Representations and Warranties of the Company. The Company represents and warrants to IMSI as follows:

(a) Authorization; Binding Obligation. All corporate action on the part of the Company necessary for the authorization of this Agreement, the Note and the performance of all obligations of the Company hereunder and thereunder have been taken. This Agreement constitutes, and the Note, when executed and delivered, will constitute, valid and binding obligations of the Company enforceable in accordance with their terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (ii) general principles of equity that restrict the availability of equitable remedies.

(b) Absence of Conflicts; Consents.

(i) The execution and delivery of this Agreement and the Note by the Company does not, and the consummation of the transactions contemplated hereby and thereby (in each case, with or without the passage of time or the giving of notice), will not, directly or indirectly, (A) violate the provisions of any of the charter documents of the Company, (B) violate or constitute a default, an event of default or an event creating rights of acceleration, termination, cancellation, imposition of additional obligations or loss of rights under any contract to which the Company is a party or by which the Company or any of its assets is bound, (C) violate or conflict with any law, authorization or governmental order applicable to the Company, or give any governmental entity or other person the right to challenge any of the transactions contemplated hereby or to exercise any remedy, obtain any relief under or revoke or otherwise modify any rights held under, any such law, authorization or governmental order, or (D) result in the creation of any security interest, mortgage, pledge, lien, claim, charge, title retention or other encumbrance (collectively, “Liens”) upon any of the assets owned or used by the Company, except for any such violations, conflicts, defaults and events referred to in clause (B) and for any such violations, conflicts, challenges, remedies, relief, revocations, modifications or Liens referred to in clauses (C) and (D) that would not in the aggregate be material to the Company.

(ii) No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity or other person, is required by or with respect to the Company in connection with the execution and delivery of this Agreement and the Note, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws.

(c) Proceeds. The Company shall use the proceeds from the issuance and sale of the Note for the operation of the business of the company and for other general corporate purposes and as provided in the Operating Budget and the Joint Operating Plan.

(d) Merger Agreement. The representations and warranties of the Company contained in the Merger Agreement are true and correct in all material respects.

4. Representations and Warranties of IMSI. IMSI represents and warrants to the Company that:

(a) Requisite Power and Authority. All action on the part of IMSI necessary for the authorization of this Agreement, the Note and the performance of all obligations of IMSI hereunder and thereunder have been taken. This Agreement constitutes, and the Note, when executed and delivered, will constitute, valid and binding obligations of IMSI enforceable in accordance with their terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (ii) general principles of equity that restrict the availability of equitable remedies.

(b) Investment Representations. IMSI understands that the Note has not been registered under the Securities Act of 1933, as amended (the “Securities Act”). IMSI also understands that the Note is being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon IMSI's representations contained in the Agreement.

(c) Experience; Risk. IMSI has such knowledge and experience in financial and business matters that IMSI is capable of evaluating the merits and risks of the purchase of the Note and the shares of the Company's capital stock issuable pursuant to the terms thereof (the “Shares”) and of protecting IMSI's interests in connection therewith. IMSI is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risk of the investment, including complete loss of the investment.

(d) Investment. IMSI is acquiring the Note and the Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof, and IMSI has no present intention of selling, granting any participation in, or otherwise distributing the same. IMSI understands that the Note and the Shares have not been registered under the Securities Act and applicable state securities laws (collectively, the “Acts”) by reason of a specific exemption from the registration provisions of the Acts which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of IMSI's representations as expressed herein.

(e) Restricted Securities. IMSI understands that the Note and the Shares will be “restricted securities” under applicable securities laws in as much as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations the Note and the Shares may be resold without registration under the Acts only in certain limited circumstances. IMSI acknowledges that the Note and the Shares must be held indefinitely unless subsequently registered under the Acts or an exemption from such registration is available.

5. Covenants of the Company.

(a) Affirmative Covenants. From the date hereof until the Termination Date, the Company will, unless IMSI shall otherwise consent in writing:

(i) Certificate of Designation. The Company shall cause the Certificate of Designation to be in full force and effect.

(ii) Merger Agreement. The Company shall comply in all material respects with the covenants and agreements contained in the Merger Agreement.

(iii) Indemnification. The Company hereby indemnifies and agrees to protect, defend and hold harmless IMSI and IMSI's directors, officers, employees, agents, attorneys and shareholders from and against any and all losses, damages, expenses or liabilities of any kind or nature from any suits, claims, or demands, including reasonable counsel fees incurred in evaluating or defending any such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with this Agreement or the Note and any transaction contemplated therein unless resulting from acts, omissions or conduct of IMSI constituting gross negligence or willful misconduct. This covenant shall survive payment of the Note and the termination or satisfaction of this Agreement.

(iv) IMSI hereby indemnifies and agrees to protect, defend and hold harmless the Company and the Company's directors, officers, employees, agents, attorneys and shareholders from and against any and all losses, damages, expenses or liabilities of any kind or nature from any suits, claims, or demands, including reasonable counsel fees incurred in evaluating or defending any such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with this Agreement or the Note and any transaction contemplated therein unless resulting from acts, omissions or conduct of the Company constituting gross negligence or willful misconduct. This covenant shall survive payment of the Note and the termination or satisfaction of this Agreement

(b) Negative Covenants. From the date hereof until the Termination Date, the Company shall not do any of the following without the prior written consent of IMSI:

(i) Indebtedness. Incur, create, assume, or permit to exist any indebtedness (not including trade payables incurred in the ordinary course of business) except the indebtedness under this Agreement and the Note.

(ii) Liens and Encumbrances. Create, assume or permit to exist any Lien upon any of the Collateral, or any of its other properties or assets, whether now owned or hereafter acquired other than (A) liens for taxes which are not delinquent or are being contested in good faith, (B) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, (C) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith, and (D) liens existing on the date hereof and disclosed in the Schedule of Exceptions to the Merger Agreement (“Permitted Liens”).

(c) Conversion of Note.

(i) At the Effective Time, the Note shall be surrendered to the Company without payment and treated as a capital contribution to the Company on its books and records.

(ii) Upon the termination of the Merger Agreement pursuant to Section 9.1 thereto, the Note and the principal amount of any Advances and interest thereon shall convert without further action by the Company or IMSI into the right to receive Preferred Stock of the Company (the “Conversion Stock”) the terms of which are set forth in the Certificate of Designation.

6. Post-Signing Covenant. The Company agrees to take any and all action as is necessary or desirable to authorize, reserve and issue any shares of the Company's capital stock that are issuable pursuant to the Note and that are issuable upon the conversion or exercise of such Notes promptly upon a determination of the terms of such securities.

7. Miscellaneous.

(a) Governing Law. This Agreement and the Note shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law and choice of law that would cause the laws of any other jurisdiction to apply.

(b) Jurisdiction. Each party irrevocably submits to the exclusive jurisdiction of (i) California, and (ii) the United States District Court for the Northern District of California, for the purposes of any action, suit or proceeding, claim, arbitration or litigation (“Action”) arising out of this Agreement or any transaction contemplated hereby. Each party agrees to commence any such Action either in the United States District Court for the Northern District of California or if such Action may not be brought in such court for jurisdictional reasons, in the Superior Court of the State of California Santa Clara County. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any Action in California with respect to any matters to which it has submitted to jurisdiction in this Section 11.5. Each party irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of this Agreement or the transactions contemplated hereby in (i) the United States District Court for the Northern District of California, or (ii) the Superior Court of the State of California Santa Clara County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum.

(c) Successors and Assigns. This Agreement may not be assigned, conveyed or transferred without the prior written consent of the Company and IMSI and any such attempted assignment, conveyance or transfer shall be null and void.

(d) Entire Agreement. This Agreement, the exhibits and schedules hereto, the Note delivered pursuant to the terms hereof and the Merger Agreement and any exhibits or ancillary agreements thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. Any previous agreement among the parties relative to the specific subject matter hereof is superseded by this Agreement.

(e) Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(f) Amendment or Waiver.

(i) Subject to Section 2(b) of this Agreement, this Agreement and the Note may be amended, and any term or provision of this Agreement and of the Note may be waived, (either generally or in a particular instance and either retroactively or prospectively) upon the written consent of the Company and IMSI. Any amendment of this Agreement or the Note, or waiver of any term or provision of this Agreement or the Note effected in accordance with this Agreement, shall be binding upon IMSI under this Agreement.

(g) Notices. All notices required or permitted hereunder shall comply with Section 11.1 of the Merger Agreement.

(h) Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement.

(i) Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

(j) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties hereto have executed the Joint Operating Agreement as of the date set forth in the first paragraph hereof.

ACCESSMEDIA NETWORKS, INC.

By:
Name: Title:

INTERNATIONAL MICROCOMPUTER SOFTWARE, INC

Name: Title:

EXHIBIT A

FORM OF NOTE

EXHIBIT B

CERTIFICATE OF DESIGNATION

Annex D

[Deson & Co. Opinion]

40 Wall Street, 58th Floor, New York NY 10005 phone: 212-509-1700 sdeson@desonco.com

October 20, 2005

PRIVATE AND CONFIDENTIAL

International Microcomputer Software, Inc.
100 Rowland Way
Novato, CA 94945

Attention: Members of the Board of Directors

Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the stockholders of International Microcomputer Software, Inc. (“IMSI” or the “Company”), of the value of the total consideration to be issued to the stockholders of AccessMedia Networks, Inc. (“AM”) pursuant to the terms of the proposed Agreement and Plan of Merger (the “AccessMedia Merger Agreement”), by and among IMSI, ACCM Acquisition Corp., a wholly-owned subsidiary of IMSI (“Merger Sub”), and AM.

The proposed AccessMedia Merger Agreement provides for the merger (the “Merger”) of Merger Sub with and into AM, and that AM will be the surviving corporation of the Merger. At the effective time of the Merger, the stockholders of AM shall be issued 29,000,000 shares of IMSI’s common stock. In addition, pursuant to the achievement of various performance levels by AM, IMSI shall issue additional shares of IMSI common stock to the stockholders of AM.

Deson & Co. is a boutique investment banking firm focused on technology-based companies. As a customary part of its investment banking business, it is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and investments. For our services in rendering this opinion, IMSI will pay us a fee that is not contingent upon the consummation of the Merger. IMSI has also agreed to indemnify us against certain liabilities that may arise in connection with this engagement. Deson & Co. and Sean Deson, CEO of Deson & Co., regularly conducts business with Baytree Capital Associates, LLC (“Baytree”) and Michael Gardner, Chairman and CEO of Baytree. As a result of Michael Gardner’s current ownership in AM and pursuant to various agreements related to the Merger, Baytree and Michael Gardner will be significant shareholders of IMSI.

In arriving at our opinion, we have undertaken such reviews, analyses and inquiries as we deemed necessary and appropriate under the circumstances. Among other things, we have:

(i) Reviewed the merger agreement dated August 8, 2005, the draft of the Agreement and Plan of Merger dated October 19, 2005, and drafts of selected other documents related to the Merger;

(ii) Discussed the past and current operations, financial condition and prospects for both IMSI and AM with senior executives of each party;

(iii) Reviewed certain internal financial information and other operating data concerning IMSI and AM prepared by executives of each party;

(iv) Reviewed public financial statements and other information concerning IMSI;

(v) Analyzed certain financial projections of IMSI and AM prepared by the executives of each party;

(vi) Compared the expected financial performance of AM with that of certain other comparable publicly-traded companies;

(vii) Reviewed the financial terms, to the extent publicly available of precedent acquisition transactions of companies comparable to AM;

(viii) Assessed AM’s value using discounted cash flow analysis of projected future cash flows;

(ix) Analyzed the expected accretion/dilution to IMSI of AM based upon the information provided by executives of each party;

(x) Assessed the expected relative contribution of IMSI and AM based upon information provided by executives of each party; and

(xi) Performed such other analysis and considered such other factors as we deemed appropriate.

In conducting our review and in rendering our opinion, we have relied upon and assumed the accuracy and completeness of the financial and other information provided to us or otherwise made available to us, and have not attempted to independently verify, and have not assumed responsibility for the independent verification, of such information. We have assumed, in reliance upon the assurances of the management of IMSI and AM, that the information provided to us has been prepared on a reasonable basis in accordance with industry practice, and, with respect to financial planning data and other business outlook information, reflects the best currently available estimates and judgment of the management of each party, and that the management of each party is not aware of any information or facts that would make the information provided to us incomplete or misleading.

We have not made any independent valuation or appraisal of the assets or liabilities of IMSI or AM, nor have we been furnished with any such appraisals. Our opinion is necessarily based on the economic, market and other conditions in effect on, and the information made available to us, as of the date hereof. In arriving at our opinion, we have assumed that all the necessary regulatory approvals and consents required for the Merger will be obtained in a manner that will not change the purchase price for AM. We have assumed that the final form of the AccessMedia Merger Agreement will be substantially similar to the draft reviewed by us, without modification of material terms or conditions.

This opinion is furnished pursuant to our engagement letter dated July 29, 2005. This opinion is directed to the Board of Directors of IMSI in connection with its consideration of the Merger. This opinion is not intended to be, and shall not be deemed to be, and does not constitute a recommendation to any stockholder of IMSI as to which action such stockholder should take with respect to the Merger. In connection with this opinion, we were not requested to opine as to, and this opinion does not address, the basic business decision to proceed with or effect the Merger, or to compare the Merger to, or consider, alternative transactions that may have been available to IMSI. Except with respect to the use of this opinion in connection with the proxy statement relating to the Merger, this opinion shall not be published, used, referred to, quoted or disclosed to any person in any manner, without our prior written approval.

Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be issued by IMSI to AM's stockholders pursuant to the AccessMedia Merger Agreement is fair to IMSI’s stockholders from a financial point of view.

Sincerely,

Deson & Co., Inc.
by

/s/ Sean Deson
Sean Deson
Managing Director

Annex E

CALIFORNIA GENERAL CORPORATE LAW CHAPTER 13

CHAPTER 13. DISSENTERS’ RIGHTS

§ 1300. Reorganization or short-form merger; dissenting shares; corporate purchase at fair market value; definitions

(a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

(b) As used in this chapter, “dissenting shares” means shares which come within all of the following descriptions:

(1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the National Market System of the NASDAQ Stock Market, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

(2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a shortform merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

(3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

(4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

(c) As used in this chapter, “dissenting shareholder” means the recordholder of dissenting shares and includes a transferee of record. (Added by Stats.1975, c. 682, § 7, eff. Jan. 1, 1977. Amended by Stats.1976, c. 641, § 21.3, eff. Jan 1, 1977, Stats.1982, c. 36, p. 69, § 3, eff. Feb. 17, 1982; Stats.1990, c. 1018 (A.B.2259), § 2; Stats. 1993, c. 543 (A.B.2063), § 13; Stats.1999, c. 470 (A.B.1688), § 1.)

Cross References

Application of this chapter to transactions consummated after effective date of new law, see Corporations Code § 2313.
Foreign corporations subject to this chapter, see Corporations Code § 2115.

§ 1301. Notice to holders of dissenting shares in reorganizations; demand for purchase; time; contents

(a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder’s right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

(b) Any shareholder who has a right to require the corporation to purchase the shareholder’s shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders’ meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

(c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price. (Added by Stats.1975, c. 682, § 7, eff. Jan. 1, 1977. Amended by Stats.1976, c. 641, § 21.6, eff. Jan 1, 1977, Stats.1980, c. 501, p. 1052, § 5; Stats.1980, c. 1155, p. 3831, § 1.)

Cross References

Savings association mergers, information furnished to stockholders, see Financial Code § 5760.

§ 1302. Submission of share certificates for endorsement; uncertificated securities

Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder’s certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares. (Added by Stats.1975, c. 682, § 7, eff. Jan. 1, 1977. Amended by Stats.1986, c. 766, § 23.

§ 1303. Payment of agreed price with interest; agreement fixing fair market value; filing; time of payment

(a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

(b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement. (Added by Stats.1975, c. 682, § 7, eff. Jan. 1, 1977. Amended by Stats.1980, c.501, p. 1053, § 6; Stats.1986, c. 766, § 24.)

§ 1304. Action to determine whether shares are dissenting shares or fair market value; limitation; joinder, consolidation; determination of issues; appointment of appraisers

(a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

(b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

(c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares. (Added by Stats.1975, c. 682, § 7, eff. Jan. 1, 1977)

Cross References

Consolidation of actions, see Code of Civil Procedure § 1048.
Defendants, joinder, see Code of Civil Procedure §§ 379, 382.
Designation of parties, see Code of Civil Procedure § 308.
Dissolution, determination of fair value of shares, see Corporation Code § 2000.
Form of civil action, see Code of Civil Procedure § 307.
Intervention, see Code of Civil Procedure §§ 387, 388.
Limitation of six months, see Code of Civil Procedure § 341
Plaintiffs, joinder, see Code of Civil Procedure §§ 378, 382.
Trial of issues, see Code of Civil Procedure § 591 et seq.

§ 1305. Report of appraisers; confirmation; determination by court; judgment; payment; appeal; costs

(a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

(b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

(c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

(d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

(e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys’ fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301). (Added by Stats.1975, c. 682, § 7, eff. Jan. 1, 1977. Amended by Stats.1976, c. 641, § 22, eff. Jan 1, 1977; Stats.1977, c. 235, p. 1068, § 16; Stats.1986, c. 766, § 25.)

Cross References

Costs generally, see Code of Civil Procedure § 1021 et seq.
Manner of giving and entering judgment, see Code of Civil Procedure § 664 et seq.
Relief granted to plaintiff, scope, see Code of Civil Procedure § 580.

§ 1306. Prevention of immediate payment; status as creditors; interest

To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5. (Added by Stats.1975, c. 682, § 7, eff. Jan. 1, 1977.)

Cross References

Dividends and reacquisitions of shares, see Corporations Code § 500 et seq.

§ 1307. Dividends on dissenting shares

Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor. (Added by Stats.1975, c. 682, § 7, eff. Jan. 1, 1977.)

Cross References

Dividends, see Corporations Code § 500 et seq.

§ 1308. Rights of dissenting shareholders pending valuation; withdrawal of demand for payment

Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto. (Added by Stats.1975, c. 682, § 7, eff. Jan. 1, 1977.)

§ 1309. Termination of dissenting share and shareholder status

Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

(a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys’ fees.

(b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

(c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

(d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder’s demand for purchase of the dissenting shares. (Added by Stats.1975, c. 682, § 7, eff. Jan. 1, 1977.)

§ 1310. Suspension of right to compensation or valuation proceedings; litigation of shareholders’ approval

If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation. (Added by Stats.1975, c. 682, § 7, eff. Jan. 1, 1977.)

Cross References

Short-form mergers, see Corporations Code § 1110.

§ 1311. Exempt shares

This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger. (Added by Stats.1975, c. 682, § 7, eff. Jan. 1, 1977. Amended by Stats.1988, c. 919, § 8.)

§ 1312. Right of dissenting shareholder to attack, set aside or rescind merger or reorganization; restraining order or injunction; conditions

(a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

(b) If one of the parties to a reorganization or shortform merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder’s shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or shortform merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder’s shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days’ prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

(c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled. (Added by Stats.1975, c. 682, § 7, eff. Jan. 1, 1977. Amended by Stats.1976, c. 641, § 22.5, eff. Jan. 1, 1977; Stats.1988, c. 919, § 9.).

§ 1313. Conversations deemed to constitute a reorganization; application of chapter

A conversation pursuant to Chapter 11.5 (commencing with Section 1150) shall be deemed to constitute a reorganization for purposes of applying the provisions of this chapter, in accordance with and to the extent provided in Section 1159. (Added by Stats.2002, c. 480 (S.B.399), § 7.)

Annex F-1

ACCESSMEDIA NETWORKS, INC.
AND SUBSIDIARIES
_________________________________________

FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

WITH

INDEPENDENT AUDITORS’ REPORT

F-1-1

ACCESSMEDIA NETWORKS, INC. AND SUBSIDIARIES
FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

F-1-2

INDEPENDENT AUDITORS’ REPORT

Board of Directors
AccessMedia Networks, Inc.
Newark, Delaware

We have audited the accompanying consolidated balance sheets of AccessMedia Networks, Inc. and Subsidiaries (the “Company”) as of December 31, 2005 and 2004 and the related consolidated statements of operations and accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AccessMedia Networks, Inc. as of December 31, 2005 and 2004, and the results of its operations, and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Los Angeles, California
March 3, 2006

F-1-3

ACCESSMEDIA NETWORKS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2005 AND 2004

Assets

	2005	2004

CURRENT ASSETS:

Cash (Note A)	$175,465	$518,755
Accounts receivable, net of allowance (Note A)	195,821	149,364

Total current assets	371,286	668,119

PROPERTY and EQUIPMENT:
Computers (Note A)	11,012	-
Less: accumulated depreciation	(338)	-

Net property and equipment	10,674	-

OTHER ASSETS:

Media content, net of amortization (Note A)	5,738,333	180,000
Intangible assets, net of amortization (Note A)	8,670,000	-
Deferred development cost, net of amortization (Note A)	187,627	70,604

Net other assets	14,595,960	250,604

Total assets	$14,977,920	$918,723

See auditors’ report and accompanying notes to the financial statements.
F-1-4

ACCESSMEDIA NETWORKS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2005 AND 2004

Liabilities and Stockholder’s Equity (Deficiency)

	2005	2004

CURRENT LIABILITIES:

Accounts payable	$679,078	$22,219
Accrued expenses	79,515	25,504
Unearned contract fees	54,050	54,050
Customer deposit	-	100,000
Deferred revenue (Note A)	759,367	-
Notes payable (Note F)	1,775,000	775,000

Total current liabilities	3,347,010	976,773

NONCURRENT LIABILITIES:
Unearned contract fees, net of current	148,640	202,687

Total liabilities	3,495,650	1,179,460

STOCKHOLDER’S EQUITY (DEFICIENCY):

Common stock, no par value - 1,500 shares authorized; 1,250 shares issued and outstanding	1,250	400
Additional paid in capital	14,776,526	1,100
Accumulated deficit	(3,295,506)	(262,237)

Total stockholder’s equity (deficiency)	11,482,270	(260,737)

Total liabilities and stockholder’s equity (deficiency)	$14,977,920	$918,723

See auditors’ report and accompanying notes to the financial statements.
F-1-5

ACCESSMEDIA NETWORKS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004

Net revenues	$1,688,099	$101,432

Cost of revenues	1,398,004	61,186

Gross profit	290,095	40,246

Operating expenses:

Selling expenses	1,278,079	11,605
General and administrative expenses	1,988,597	261,800

Total operating expenses	3,266,676	273,405

Loss from operations	(2,976,581)	(233,159)

Other expense :
Interest expense (Note G)	55,088	16,000

Net loss before provision for income taxes	(3,031,669)	(249,159)

Provision for income tax	1,600	-

Net loss	(3,033,269)	(249,159)

Accumulated deficit, beginning	(262,237)	(13,078)

Accumulated deficit, ending	$(3,295,506)	$(262,237)

See auditors’ report and accompanying notes to the financial statements.
F-1-6

ACCESSMEDIA NETWORKS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
Cash flows from operating activities:

Net loss	$(3,033,269)	$(249,159)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

Amortization and depreciation	1,288,055	4,153

(Increase) in:
Accounts receivable	(22,310)	(149,364)

Increase (decrease) in:
Accounts payable	638,710	(209,652)
Accrued expenses	54,011	23,752
Customer deposit	(100,000)	100,000
Unearned contract fees	(54,047)	256,738
Deferred revenue	759,367	-

Total adjustments	2,563,786	25,627

Net cash used in operating activities	(469,483)	(223,532)

Cash flows from investing activities:

Purchase of property and equipment	(11,012)	-
Deferred development cost	(232,072)	(24,539)

Cash used in investing activities	(243,084)	(24,539)

Cash flows from financing activities:

Proceeds from short-term debt	200,000	675,000

Cash provided by financing activities	200,000	675,000

Net increase (decrease) in cash	(512,567)	426,929

Cash, beginning	518,755	-

Cash from acquisitions	169,277	91,826

Cash, ending	$175,465	$518,755

See auditors’ report and accompanying notes to the financial statements.
F-1-7

ACCESSMEDIA NETWORKS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

Supplemental schedule of non-cash investment activities

Acquisitions	2005	2004

Fair value of non-cash assets acquired	$15,425,147	$-
Fair value of liabilities assumed	818,148	-
Purchase price of acquisitions	14,776,276	-

Supplemental information

Cash paid during the years for:

Interest (Note G)	$55,088	$16,000

See auditors’ report and accompanying notes to the financial statements.

F-1-8

ACCESSMEDIA NETWORKS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Business

AccessMedia Networks, Inc. (the “Company”) is involved in an Internet-based multi-channel strategy that allows the delivery of content and entertainment on demand and enables end-users to readily organize and access significant volumes of quality content, utilizing its broad-based search capabilities. These capabilities span AccessMedia's proprietary media library, media under license, and media readily available on the Internet. The Company’s revenues are primarily derived from the sale of its downloadable software to individuals, the sale of advertising space on its website, and the additional up-sells of merchandise, subscriptions, and media downloads to purchase. The Company was incorporated on January 9, 2002, under the laws of the State of Delaware.

In January, 2005, the sole stockholder of the Company sold 100% of his shares in the Company to Broadcaster, LLC.

In May, 2005, the Company acquired 100% of the outstanding stock of Media Zone, Ltd. (“MZ”) and its wholly-owned subsidiary, Value Investments, Inc. (“VI”) in a tax-free exchange for 450 shares of the Company’s common stock. MZ and VI develop software programs for delivering real-time interactive media over the Internet. The Company acquired MZ to expand its Internet media technology.

In July, 2005, the Company acquired 100% of the outstanding stock of two additional corporations, PeopleCaster, Inc. (“PC”) and MyVod, Inc. (“MV”), in tax-free exchanges for 200 shares each of the Company’s common stock. PC and MV own technology licenses for Internet programs relating to advertising and media content manipulation. The Company acquired PC and MV to enhance its Internet media delivery systems.

In August, 2005, the Company announced plans to merge with International Microcomputer Software, Inc. (“IMSI”), a public company traded on the Over the Counter Exchange.

Use of Estimates

Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of our consolidated financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our consolidated financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management’s judgment in its application. There are also areas in which management’s judgment in selecting any available alternative would not produce a materially different result.

F-1-9

ACCESSMEDIA NETWORKS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

Cash

The Company considers all checking, savings accounts and all highly liquid debt instruments purchased to be cash equivalents.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable, accounts payable, and a demand note payable. The carrying amounts of cash, accounts receivables and accounts payables approximate fair value because of the short-term nature of these items. The carrying amount of the demand notes payable approximates fair value as the borrowing bears interest reflecting below current market rates.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of cash. The Company maintains its cash accounts with a high quality financial institution. As of December 31, 2005 and 2004, the Company had cash balances of approximately $174,000 and $218,000, respectively, in excess of the Federal Deposit Insurance Corporation Limit of $100,000 per institutions. However, the Company does not anticipate non-performance by the counter-parties.

Advertising

The Company expenses advertising costs and includes them in selling expense as incurred. Advertising and traffic buys for the years ended December 31, 2005 and 2004 were $942,832 and $3,840, respectively.

Accounts Receivable

Allowance for returns is computed under the allowance method, based on the Company's historical experience and management's analysis of possible returns. The allowance for returns was $170,025 and $1,156 at December 31, 2005 and 2004, respectively.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciable property is depreciated using the straight-line method for accounting purposes over their estimated useful lives. Depreciation expense for the year ended December 31, 2005 was $338.

Intangible Assets

Software Development Costs and License Fees

Costs incurred in the initial design phase of software development are expensed as incurred in research and development. Once the point of technological feasibility is reached, direct production costs are capitalized in compliance with Statements of Financial Accounting Standards (“SFAS”) No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed. We cease capitalizing computer software costs when the product is available for general release to customers. Costs associated with acquired completed software are capitalized.

F-1-10

ACCESSMEDIA NETWORKS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

The Company amortizes capitalized software development costs and visual content license fees on a product-by-product basis. The amortization for each product is the greater of the amount computed using (a) the ratio of current gross revenues to the total of current and anticipated future gross revenues for the product or (b) 18, 36 or 60 months, depending on the product. The Company evaluates the net realizable value of each software product at each balance sheet date and records write-downs to net realizable value for any products for which the carrying value is in excess of the estimated net realizable value.

The Company started amortizing capitalized software development costs when the product became available for general release to customers, which occurred on November 1, 2004. The amortization period was over 36 months. For the years ended December 31, 2005 and 2004, the total amortization expense was $116,050 and $4,153, respectively. The Company also started amortizing the intangible assets acquired through the merger with PC and MV over a period of 60 months. For the year ended December 31, 2005, total amortization expense was $930,000.

Other Intangible Assets

The Company also capitalized the cost of media content acquired during the year ended December 31, 2005 in the amount of $5,800,000. The Company started amortizing content acquired from MV in August of 2005. For the year ended December 31, 2005 the total amortization expense was $241,667.

Impairment of Long Lived Assets

The Company reviews long-lived assets and identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. We assess these assets for impairment based on estimated undiscounted future cash flows from these assets. If the carrying value of the assets exceeds the estimated future undiscounted cash flows, a loss is recorded for the excess of the asset’s carrying value over the fair value. The Company did not recognize any impairment loss for long-lived assets for the years ended December 31, 2005 and 2004.

Revenue Recognition

The Company records revenue related to the sale of software when the customer downloads the software via the Internet and a payment is collected. Sales of subscription products are recognized ratably over the period the services are rendered.

The Company recognizes revenue related to the display of advertisements on its Internet properties as impressions (the number of times that an advertisement appears in pages viewed by users) are delivered, as long as no significant obligations remain at the end of the period. To the extent that significant obligations remain at the end of the period, the Company defers recognition of the corresponding revenue until the remaining guaranteed amounts are achieved.

The Company generates revenue from the display of text-based links to the websites of its advertisers. These links are placed on the Company’s Internet properties as well as on the websites of third party entities who have integrated the Company's sponsored search offerings into their websites. The Company recognizes revenue from these arrangements as click-throughs (the number of times a user clicks on an advertiser’s listing) occur.
F-1-11

ACCESSMEDIA NETWORKS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

Consolidation Policy

The consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly owned. All material inter-company accounts and transactions are eliminated in consolidation.

Financial Statement Reclassification

Certain accounts have been reclassified for ease of comparison on the financial statements. This resulted in no change to the consolidated balance sheet, net loss, or accumulate deficit of the Company.

NOTE B - INCOME TAXES

At December 31, the composition of the Company’s net deferred income tax assets was as follows:

	2005	2004

Deferred income tax assets	$1,411,795	$112,342
Valuation allowances	(1,411,795)	(112,342)

Net deferred income tax assets	$-	$-

Deferred income tax assets principally resulted from certain costs and expenses incurred for financial reporting purposes not currently deductible for income tax purposes and from net operating loss carryforwards. At December 31, 2005, the Company had federal net operating loss carryforwards of approximately $3,296,000 which will expire in the years 2023 through 2025.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, the projected future taxable income and tax planning strategies in making this assessment. Based on the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes that it is more likely than not that most of the deferred tax assets will not be realized.

The valuation allowance has increased by $1,299,453 in 2005.

NOTE C - RECENT ACCOUNTING PRONOUNCEMENTS

In November 2004, the FASB issued SFAS No. 151 “Inventory Costs - An Amendment of ARB No. 43, Chapter 4” (“SFAS 151”). SFAS 151 amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. Among other provisions, the new rule requires that items such as idle facility expense, excessive spoilage, double freight, and rehandling costs be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal” as stated in ARB No. 43. Additionally, SFAS 151 requires that the allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. SFAS 151 is effective for fiscal years beginning after June 15, 2005. The Company is currently evaluating the effect that the adoption of SFAS 151 will have on its results of operations and financial condition but does not expect it to have a material impact.

F-1-12

ACCESSMEDIA NETWORKS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets-An Amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions” (“SFAS 153”). SFAS 153 eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, “Accounting for Nonmonetary Transactions,” and replaces it with an exception for exchanges that do not have commercial substance. SFAS 153 specifies that a nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for the fiscal periods beginning after June 15, 2005. The Company is currently evaluating the effect that the adoption of SFAS 153 will have on its consolidated results of operations and financial condition, but does not expect it to have a material impact.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes” (“SFAS 154”), and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements” (“FASB 3”). The new statement changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

NOTE D - ACQUISITIONS

Acquisition of Media Zone, Ltd.

In May, 2005, the Company acquired 100% of the outstanding stock of Media Zone, Ltd. (MZ) and its wholly-owned subsidiary, Value Investments, Inc. (VI) in a tax-free exchange for 450 shares of the Company’s common stock. MZ and VI develop software programs for delivering real-time interactive media over the Internet. The Company acquired MZ to expand its Internet media technology. The result of operations of MZ from May 13, 2005 to December 31, 2005 was included in the Company’s consolidated statement of operations.

The purchase price of approximately $3.3 million was comprised as follows:

(In millions)
Description	Amount
Stock	$3.3
Total	$3.3

The fair value of our common stock was determined based on 450 shares issued and priced using management estimates which considered the work of valuation experts.

F-1-13

ACCESSMEDIA NETWORKS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

The acquired assets and assumed liabilities were recorded at their estimated fair value on the consolidated books of the Company. The preliminary determination of fair value of intangible assets was made by management using the income approach methodology and the cost approach using the principle of substitution. The preliminary fair values of MZ tangible assets and liabilities are historical values. The Company assumed liabilities of approximately $818,000 in the acquisition, including $800,000 in demand notes, of which $750,000 is payable to a related party.

The preliminary allocation of the purchase price to the assets acquired and liabilities assumed based on their estimated fair values are as follows:

(In millions)
Description	Amounts (unaudited)
Tangible assets	$0.2
Intangible assets	3.9
Assumed liabilities	(0.8)
Total	$3.3

The assets will be amortized or depreciated over a period of years shown on the following table:

Description	Estimated remaining life (years)
Intangible assets	5

Acquisition of PeopleCaster, Inc. and MyVod, Inc.

In July, 2005, the Company acquired 100% of the outstanding stock of two corporations, PeopleCaster, Inc. (“PC”) and MyVod, Inc. (“MV”), in tax free-exchanges for 200 shares each of the Company’s common stock. PC and MV own technology licenses for Internet programs relating to advertising and media content manipulation. The Company acquired PC and MV to enhance its Internet media delivery systems. The result of operations of PC and MV from July 22, 2005 to December 31, 2005 was included in the Company’s consolidated statement of operations.

The purchase price of approximately $11.5 million was comprised as follows:

(In millions)
Description	Amount PC	Amount MV
Stock	$ 5.7	$ 5.8
Total	$ 5.7	$ 5.8

The fair value of our common stock was determined based on 400 shares issued and priced using the management estimates which considered the work of valuation experts.

The acquired assets and assumed liabilities were recorded at their estimated fair value on the consolidated books of the Company. The preliminary determination of fair value was made by management. The preliminary determination of fair value of intangible assets was made by management using the income approach methodology and the cost approach using the principle of substitution for technology, and estimated replacement cost for media content. The preliminary fair values of PC and MV tangible assets and liabilities are historical values. The Company did not assume any material liabilities in the acquisition.

F-1-14

ACCESSMEDIA NETWORKS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

The preliminary allocation of the purchase price to the assets acquired and liabilities assumed based on their estimated fair values are as follows:

(In millions)
Description	Amounts (unaudited) PC	Amounts (unaudited) MV

Tangible assets	$-	$-
Intangible assets - technology	5.7	-
Intangible assets - content	-	5.8
Total	$5.7	$5.8

The assets will be amortized or depreciated over a period of years shown on the following table:

Description	Estimated remaining life (years)
Intangible assets	5
Media content	10

The unaudited pro forma information below represents the consolidated key balance sheet items and the results of operations as of and for the year ended December 31, 2005 as if the acquisition of MZ, PC and MV had occurred on January 1, 2005. The unaudited pro forma information has been included for comparative purposes and is not indicative of the results of operations of the consolidated Company had the acquisition of MZ, PC and MV had occurred on January 1, 2005, nor is it necessarily indicative of future results.

Balance Sheet Items
Cash	$175,465
Receivables	195,821
Intangible assets, net of amortization	7,680,000
Media content, net of amortization	5,400,002

Accounts payable	679,078
Notes payable	1,775,000
Deferred revenue	759,367

Result of Operations

Net revenues	$1,701,501
Product costs	1,171,975
Selling expense	1,278,079

General and administrative expenses	974,958
Amortization and depreciation	2,643,195
Net loss	(4,428,850)

F-1-15

ACCESSMEDIA NETWORKS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

Losses Per Share
Basic - as reported	($ 2,427)
Basic - pro forma	($ 3,543)

NOTE E - PLAN OF MERGER WITH IMSI

On December 16, 2005, the Company, its stockholders, ACCM Acquisition Corp., a Delaware corporation and IMSI’s subsidiary (“Merger Sub”) and IMSI, entered into an agreement and plan of merger (“Agreement”), under which Merger Sub will be merged with and into AccessMedia, with AccessMedia continuing after the merger as the surviving corporation and our wholly-owned subsidiary.

Under the Agreement, IMSI will issue 29 million shares of its common stock to AccessMedia’s stockholders at the closing of this transaction, representing approximately 49% of IMSI’s outstanding stock at such time. Following the closing, IMSI may issue up to 35 million additional shares of its common stock to AccessMedia’s stockholders if AccessMedia achieves certain revenue goals prior to December 31, 2008 (subject to certain extensions as provided in the Agreement). The closing of the transaction is anticipated to occur in the second calendar quarter of 2006. As part of the closing, IMSI will change its name to Broadcaster, Inc.

The Agreement has been approved by both AccessMedia’s and IMSI’s Boards of Directors, and the transactions contemplated thereby are subject to customary closing conditions.

Concurrently with the execution of the Agreement, the Company entered into a joint operating agreement with IMSI, under which IMSI agreed to loan AccessMedia up to $3.0 million prior to the closing of the merger pursuant to a joint operating plan and an operating budget to be delivered to a joint operating committee comprised of representatives of AccessMedia and IMSI. In addition, IMSI agreed to fund up to an additional $7.0 million of net working capital needs of the surviving entity if certain operating milestones are achieved, as outlined in the joint operating agreement. The Company has not yet requested funding under this arrangement.

F-1-16

ACCESSMEDIA NETWORKS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE F - NOTES PAYABLE

The Company had the following demand notes payable as of December 31.

	2005	2004
On-demand note payable to a related party bearing interest at 4% per annum. Interest is paid monthly. The note is secured by substantially all assets of the Company including hereafter acquired assets	$1,725,000	$775,000

Unsecured on-demand note bearing interest at 10% per annum. Interest is paid monthly.	50,000	-
	$1,775,000	$775,000

NOTE G - RELATED PARTY TRANSACTIONS

During 2005 and 2004, an individual loaned the Company $1,725,000 and $775,000, respectively. The Company paid interest to the individual in the amounts of $50,088 and $16,000 for the years ended December 31, 2005 and 2004, respectively.

During 2005 and 2004, the Company accrued expenses involving a related party for costs incurred for employee benefits, administrative space, and operating costs amounting to $733,441 and $15,247, respectively.

F-1-17

ACCESSMEDIA NETWORKS, INC. AND SUBSIDIARIES
CONSOLIDATED SCHEDULES OF REVENUES AND COST OF REVENUES
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
Revenues:

Advertising income	$551,924	$-
Consulting income	54,048	80,187
Software sales	1,273,091	24,278
Less : Returns and allowances	(190,964)	(3,033)

Net revenues	$1,688,099	$101,432

Cost of revenues:

Amortization	$241,667	$-
Agency fees	23,928	192
Commissions	11,559	-
Content	2,083	-
Hosting	159,443	-
Processing fees	367,858	22,075
Production	323,215	38,919
Programming	268,251	-

Total cost of revenues	$1,398,004	$61,186

See auditors’ report.
F-1-18

ACCESSMEDIA NETWORKS, INC. AND SUBSIDIARIES
CONSOLIDATED SCHEDULES OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
Selling Expenses:

Advertising	$3,470	$-
Marketing promotions	53,076	424
Salaries and wages	259,774	7,146
Traffic buy	939,362	3,840
Payroll tax	22,397	195

Total	$1,278,079	$11,605

General and Administrative Expenses:

Amortization and depreciation	$1,046,388	$4,153
Bad debts	47,692	-
Bank fees	4,241	2,812
Consulting service	6,850	6,000
Insurance	82,903	12,091
License and taxes	1,287	524
Office expense	40,846	4,904
Outside services	170,658	5,515
Professional fees	33,064	-
Rent	235,621	-
Salaries and wages	280,734	208,142
Payroll tax	26,220	17,395
Telecommunications	12,093	264

Total	$1,988,597	$261,800

See auditors’ report.

F-1-19

Annex F-2

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

On December 16, 2005, IMSI entered into a definitive merger agreement to acquire AccessMedia. Under the terms of the AccessMedia Merger Agreement, AccessMedia stockholders will receive 29 million shares of IMSI common stock issued in exchange for all existing shares of AccessMedia common stock and will own approximately 49% of the outstanding capital stock of the combined company. The agreement provides that 35 million additional shares may be earned and awarded to the current stockholders of AccessMedia. Completion of the proposed acquisition, which is expected to close in the first quarter of 2006, is subject to the approval of IMSI and AccessMedia shareholders and other regulatory and customary conditions. The purchase price was determined through an arms-length negotiation between the parties and will be allocated to the underlying assets, namely technology assets, business relationships and other intangibles, based on management’s estimate of fair values and remaining economic lives. The excess of the purchase price over the fair value of the assets will be recorded as goodwill.

The proposed acquisition is accounted for in these unaudited pro forma condensed combined consolidated financial statements using the purchase method of accounting. The unaudited pro forma condensed combined consolidated balance sheet combines the historical consolidated balance sheets of IMSI and AccessMedia as of December 31, 2005, giving effect to the proposed acquisition. The unaudited pro forma condensed combined consolidated statements of operations combine the historical consolidated statements of operations for IMSI and AccessMedia for the year ended June 30, 2005 and the six months ended December 31, 2005, giving effect to the proposed acquisition as if it had occurred at the beginning of each period. Independent valuation specialists are currently conducting an independent valuation in order to assist IMSI in determining the fair value of the underlying assets. Any preliminary work performed by the independent valuation specialists has been considered in management’s estimates of the fair values reflected in these pro forma condensed combined consolidated financial statements. A final determination of the fair values, which cannot be made prior to the completion of the proposed acquisition, will include management’s consideration of a final valuation prepared by the independent valuation specialists. Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired, and is not deductible for tax purposes. Goodwill will not be amortized and will be tested for impairment at least annually. The purchase price allocation for AccessMedia is subject to revision as more detailed analysis is completed and additional information on the fair value of AccessMedia's assets and liabilities becomes available. Any change in the fair value of the net assets of AccessMedia, estimates of costs associated with the transaction or additional shares issued pursuant to the agreement will change the amount of the purchase price allocable to goodwill.

In determining the purchase price allocation and the fair value to assign to each of AccessMedia's identified intangible assets except content, we used the income approach methodology and the cost approach utilizing the principle of substitution.  The preliminary fair values of AccessMedia’s tangible assets and liabilities are historical values and the content intangible is shown at estimated replacement cost. All preliminary values are subject to change based upon an expected balance sheet audit of AccessMedia as of the date of closing and further review of the assets, liabilities, assumptions and choice of valuation methodology.

The following attributes of the combination of the IMSI and AccessMedia businesses were considered significant factors to the establishment of the purchase price, resulting in the recognition of goodwill: an experienced workforce, the stage of development of certain technology assets permitting the company to deliver content to consumers over the Internet, the existence of existing business knowledge and practice supporting the proposed products and services, marketing programs and a base level of customers.

F-2-1

The detailed assumptions used to prepare the unaudited pro forma condensed combined consolidated financial statements are contained in the notes to the unaudited pro forma condensed combined consolidated financial statements. The pro forma adjustments are based on preliminary estimates and information available at the time of the preparation of this proxy statement and include certain assumptions that management of IMSI deems appropriate. The unaudited pro forma condensed combined consolidated financial statements have been prepared by IMSI for illustrative purposes only and are not necessarily indicative of the condensed combined consolidated financial position or results of operations in future periods, or the results that actually would have been realized had IMSI and AccessMedia been a combined company during the specified periods. Further, the actual amounts recorded as of the completion of the proposed acquisition may differ materially from the information presented in these unaudited pro forma condensed combined consolidated financial statements. In addition to the receipt of the final valuation report, the impact of ongoing integration activities, the timing of completion of the acquisition and other changes in AccessMedia’s net tangible and intangible assets that occur prior to completion of the proposed acquisition could cause material differences from the information presented.

The unaudited pro forma condensed combined consolidated financial statements also include estimates of direct costs associated with the proposed acquisition including investment banker fees, fairness opinion fees, due diligence fees, legal and accounting costs, filing fees, independent valuation services and the Annual Meeting of stockholders that will be held to approve the proposed reincorporation. A final determination of the costs cannot be made until completion of the proposed acquisition and could differ significantly from the initial estimate of costs used in the unaudited pro forma condensed combined consolidated financial statements. In addition, IMSI may incur significant integration costs upon completion of the acquisition or in subsequent quarters, or other costs associated with existing activities of IMSI and AccessMedia.

The unaudited pro forma condensed combined consolidated financial statements, including the notes thereto, should be read in conjunction with the historical consolidated financial statements of IMSI included in the Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005 and report on Form 10-QSB for the six months ended December 31, 2005 which is incorporated herein by reference.

F-2-2

IMSI & AccessMedia
UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED BALANCE SHEET
As of December 31, 2005
(In thousands)

	IMSI	AccessMedia	Adjustments		ProForma
Current assets
Cash and cash equivalents	$9,849	$175			$10,024
Accounts receivable, net	1,384	196			1,580
Inventories, net	873				873
Other current assets	1,278				1,278
Total current assets	13,384	371	-		13,755

Property, plant & equipment, net	340	11			351

Deferred development cost, net		188	(188)	C	-
Intangible assets, net	4,401	8,670	(8,670)	C	4,401
			15,480	D	15,480
Media content, net		5,738	(5,738)	C	-

Goodwill	3,678		25,906	D	29,584
Total intangible assets, net	8,079	14,596	26,790		49,465

Total assets	$21,803	$14,978	$26,790		$63,571

Current liabilities
Short term debt	873	1,775			2,648
Trade accounts payable	1,364	679			2,043
Accrued and other liabilities	1,577	80	1,132	E	2,789
Unearned contract fees	-	54	-		54
Deferred revenue	45	759	82	F	886
Total current liabilities	3,859	3,347	1,214		8,420

Non current liabilities
Unearned contract fees, net		149			149
Long term debt	173				173
Deferred tax liability			6,300	G	6,300

Total liabilities	4,032	3,496	7,514		15,042

Stockholder’s equity
Common stock	45	1	(1)	B	45
			29	A	29
			2	E	2
Additional paid in capital	44,798	14,777	(14,777)	B	44,798
			28,333	A	28,333
			2,394	E	2,394
Accumulated deficit	(27,161)	(3,296)	3,296	B	(27,161)

Accumulated other comprehensive (loss) income	89				89
Total stockholder’s equity	17,771	11,482	19,276		48,529

Total liabilities and stockholder’s equity	$21,803	$14,978	$26,790		$63,571

See notes to unaudited pro forma condensed combined consolidated financial statements
F-2-3

IMSI & AccessMedia
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Twelve Months Ended June 30, 2005
(In thousands, except per share data)

	IMSI	AccessMedia	Media Zone	PC & MV			ProForma
	Twelve Months Ended June 30, 2005	Twelve Months Ended June 30, 2005	Ten Months Ended May 13, 2005	Twelve Months Ended June 30, 2005	Pro Forma Adjustments		Twelve Months Ended June 30, 2005
Net revenues	$13,874	$372	$81	$5			$14,332

Cost of net revenues
Product costs	4,443	237	54				4,734
Amortization	438				192	H	630
Gross margin	8,993	135	27	5	(192)		8,968

Operating expenses:
Sales and marketing	6,165	238					6,4031
General and administrative	4,422	402	63	3			4,890
Research and development	1,696						1,696
Depreciation & amortization	735	837	34		(187)	H	1,419
Total operating expenses	13,018	1,477	97	3	(187)		14,408

Income (loss) from operations	(4,025)	(1,342)	(70)	2	(5)		(5,440)

Interest and other expense, net	(80)	(27)	(19)				(126)
Income (loss) before income tax	(4,105)	(1,369)	(89)	2	(5)		(5,566)

Income tax provision	(25)		(1)				(26)
Loss from continuing operations	(4,130)	(1,369)	(90)	2	(5)		(5,592)

Income from discontinued operations, net	341						341
Gain from the sale of discontinued operations, net	2,035						2,035
Net (loss) income	(1,754)	(1,369)	(90)	2	(5)		(3,216)

Other comprehensive loss	(32)						(32)
Comprehensive (loss) income	$(1,786)	$(1,369)	$(90)	$2	$(5)		$(3,248)

Net loss per share:
Basic and diluted	($0.06)						($0.05)

Weighted average shares
outstanding used to compute:
Basic and diluted	27,694				31,450	I	59,144

See notes to unaudited pro forma condensed combined consolidated financial statements.
F-2-4

IMSI & AccessMedia
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Six Months Ended December 31, 2005
(In thousands, except per share data)

	IMSI	AccessMedia			ProForma
	Six Months Ended December 31, 2005	Six Months Ended December 31, 2005	Pro Forma Adjustments		Six Months Ended December 31, 2005
Net revenues	$7,684	$1,477			$9,161

Cost of net revenues
Product costs	2,600	976			3,576
Amortization	183	290	(194)	H	279
Gross margin	4,901	211	194		5,306

Operating expenses
Sales and marketing	2,704	719			3,423
General and administrative	2,645	689			3,334
Research and development	988				988
Depreciation & amortization	594	1,039	(687)	H	946
Total operating expenses	6,931	2,447	(687)		8,691

Income (loss) from operations	(2,030)	(2,236)	881		(3,385)

Interest and other expense, net	(52)	(37)			(89)
Realized/unrealized loss on marketable securities	765				765
Income tax provision	(39)				(39)
Loss from continuing operations	(1,356)	(2,273)	881		(2,748)

Loss on sale of discontinued operations, net	(474)	-			(474)
Net loss	(1,830)	(2,273)	881		(3,222)

Other comprehensive income

Foreign currency translation adjustments	191				191
Comprehensive loss	($1,639)	($2,273)	$881		($3,031)

Net loss per share:
Basic and diluted	($0.06)				($0.05)

Weighted average shares
outstanding used to compute:
Basic and diluted	29,755		31,450	I	61,205

See notes to unaudited pro forma condensed combined consolidated financial statements.
F-2-5

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Pro Forma Presentation

On December 16, 2005, IMSI and AccessMedia entered into a definitive agreement whereby IMSI will acquire 100% of the outstanding capital stock of AccessMedia. IMSI will account for the business combination as a purchase. At the closing, ACCM Acquisition Corp., a newly formed, wholly-owned subsidiary of IMSI will merge with AccessMedia, with AccessMedia surviving the merger as a wholly-owned subsidiary of IMSI.

On May 13, 2005, AccessMedia completed the acquisition of substantially all of the assets of Media Zone Ltd. On July 22, 2005, AccessMedia completed the acquisition of substantially all of the assets of Peoplecaster, Inc. and Myvod, Inc. These transactions were accounted for as a purchase. AccessMedia acquired all of the operating assets of Media Zone, Ltd., Peoplecaster, Inc. and Myvod, Inc. in a share for share exchange.

The unaudited pro forma condensed consolidated balance sheet at December 31, 2005 combines the IMSI, AccessMedia, Peoplecaster, Inc. and Myvod, Inc. consolidated balance sheets at December 31, 2005.

The unaudited pro forma condensed consolidated statements of operations for the year ended June 30, 2005 and the six months ended December 31, 2005 give effect to the proposed business combination as if it had occurred on July 1, 2004. Additionally, the pro forma condensed consolidated statement of operations reflect the acquisitions by AccessMedia of substantially all of the assets of Media Zone, Ltd., Peoplecaster, Inc. and Myvod, Inc. as if they had occurred on July 1, 2004. Accordingly, the results of operations of Media Zone Ltd., Peoplecaster, Inc. and Myvod, Inc. prior to their respective acquisition dates have been presented alongside AccessMedia’s consolidated statement of operations on the proforma condensed consolidated statement of operations for the twelve months ended June 30, 2004. The results of operations of Media Zone Ltd., Peoplecaster, Inc. and Myvod, Inc. are reflected within AccessMedia’s condensed consolidated statement of operations on the proforma condensed consolidated statement of operations for the six months ended December 31, 2005.

The acquisition structure described in this proxy statement will not result in a change in control of IMSI. Accordingly, under accounting principles generally accepted in the United States, the assets and liabilities transferred from IMSI will be accounted for at historical cost. Therefore, no pro forma statements of IMSI showing the effect of the reorganization are included in this proxy statement.

The unaudited pro forma condensed consolidated financial statements reflect a purchase price of approximately $31.9 million. The preliminary fair market value of IMSI’s common stock to be issued was based on a five-trading-day average price of IMSI’s common stock surrounding December 16, 2005 when the business combination was announced. The final purchase price is also dependent on actual direct transaction costs. The final purchase price will be determined upon the completion of the business combination. The estimated total purchase price of the proposed business combination is as follows (in thousands):

Value of IMSI common stock to be issued	$28,362
Estimated direct transaction costs	3,528
Total estimated purchase price	$31,890

The calculation assumes the issuance of 29,000,000 shares of IMSI common stock to the shareholders of AccessMedia measured as of the date of the definitive merger agreement using a five-trading-day average price of IMSI’s common stock. The definitive merger agreement was announced on December 16, 2005.

F-2-6

The value of AccessMedia's net tangible and intangible assets are based upon their estimated fair value as of the date of the completion of the business combination. The estimated fair value is independent of the preliminary values historically recorded on the books and records of AccessMedia. Management's preliminary fair value estimates are subject to revision upon its further study of assets, liabilities, assumptions and appropriate valuation methodology. Based upon the estimated purchase price, the purchase price allocation, which is subject to change based on IMSI's final analysis, is as follows (in thousands):

Tangible assets acquired	$382
Intangible assets:

Software	9,600
Internet domain names	80
Content	5,800
Goodwill	25,906
Total assets acquired	41,768

Liabilities assumed	(3,577)
Deferred tax liability	(6,300)
Net assets acquired	$31,891

A preliminary estimate of $15.4 million has been allocated to amortizable intangible assets with useful lives ranging from ten to thirty years as follows: software - ten years, domain names and content - thirty years.

A preliminary residual purchase price of $25.9 million will be recorded as goodwill. Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” goodwill will not be amortized and will be tested for impairment at least annually. The agreement provides that 35 million additional shares may be earned and awarded to the current stockholders of AccessMedia. Any additional shares earned would be a future addition to goodwill.

AccessMedia’s acquired technology includes certain additional products with market opportunities. These opportunities were significant contributing factors to the establishment of the purchase price, resulting in the recognition of a significant amount of goodwill. In addition, the acquisition provides an experienced workforce, development of certain technology assets permitting the company to deliver content to consumers over the Internet, existing business knowledge and practice supporting the proposed products and services, marketing programs and a base level of customers.

3. Pro Forma Adjustments

There were no intercompany balances or transactions between IMSI and AccessMedia other than the Joint Operating Agreement.

The accompanying unaudited pro forma combined financial statements have been prepared as if the business combination was completed on December 31, 2005 for balance sheet purposes and as of July 1, 2004 for statement of operations purposes and reflect the following pro forma adjustments:

(A)	To record the estimated fair value of the shares of IMSI common stock to be issued for the shares of AccessMedia common stock to be exchanged.

F-2-7

(B)	To eliminate the historical stockholders’ equity of AccessMedia.

(C)	To eliminate AccessMedia’s existing intangible assets.

(D)	To establish amortizable intangible assets and non-amortizable goodwill resulting from the proposed business combination.

(E)
To record estimated direct transaction costs of approximately $3.5 million to be incurred by IMSI related to the proposed business combination. Actual amounts could differ significantly upon close of the proposed business combination.

(F)	To adjust the estimated fair value of deferred revenue related to ongoing obligations.

(G)	To record a deferred tax liability related to acquired intangibles.

(H)	To reflect amortization of the amortizable intangible assets on a straight-line basis resulting from the proposed business combination.

(I)
Basic net loss per share is calculated by dividing the net loss for the period by the weighted average common stock outstanding for the period, inclusive of the 29.0 million shares of IMSI common stock estimated to be issued in the proposed business combination and 2.45 million shares issued as direct transaction costs. As the pro forma combined condensed statement of operations for all periods presented shows a net loss, weighted average basic and diluted shares are the same.

F-2-8

Annex G

INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.

2004 INCENTIVE STOCK OPTION PLAN

ARTICLE ONE

GENERAL PROVISIONS

I. PURPOSE OF THE PLAN

This 2004 INCENTIVE STOCK OPTION PLAN is intended to promote the interests of INTERNATIONAL MICROCOMPUTER SOFTWARE, INC., a California corporation (the “Corporation”), by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II. STRUCTURE OF THE PLAN

A. The Plan shall be divided into two (2) separate equity programs:

(i) the Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, and

(ii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary).

B. The provisions of Article One and Article Four shall apply to both equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

III. ADMINISTRATION OF THE PLAN

A. The Plan shall be administered by the Board. However, any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee. Members of the Committee shall serve for such periods of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

B. The Plan Administrator shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any option or stock issuance thereunder.

IV. ELIGIBILITY

A. The persons eligible to participate in the Plan are as follows:

(i) Employees,

(ii) non-employee members of the Board or the non-employee members of the board of directors of any Parent or Subsidiary, and

(iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B. The Plan Administrator shall have full authority to determine, (i) with respect to the option grants under the Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding, and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration to be paid by the Participant for such shares.

V. STOCK SUBJECT TO THE PLAN

A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed ten million, five hundred thousand (10,500,000) shares; provided, however, that the number of shares issuable on exercise of outstanding options under the Plan and all other stock option, stock bonus and similar plans or agreements of the Corporation (except as otherwise provided by the California Corporations Code and regulations promulgated thereunder) shall at no time exceed thirty percent (30%) of the number of outstanding shares of the Corporation’s capital stock. In the event that the Corporation’s Board of Directors authorizes the grant of options under the Plan such that the 30% limit set forth above is exceeded, those options authorized in excess of the 30% limit will not be considered granted until such time as (i) additional shares are issued by the Corporation to bring the authorized options within the 30% limit, or (ii) the consent of the holders of at least two-thirds of the Company’s outstanding shares is obtained to the issuance of options in excess of the 30% limit. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the option exercise price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan.

B. No one person participating in the Plan may be granted options or direct stock issuances (whether vested or unvested) for more than 5,000,000 shares of Common Stock in the aggregate per calendar year.

C. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted options and direct stock issuances per calendar year and (iii) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive. In no event shall any such adjustments be made in connection with the conversion of one or more outstanding shares of the Corporation’s preferred stock into shares of Common Stock.

ARTICLE TWO

OPTION GRANT PROGRAM

I. OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A. Exercise Price.

1. The exercise price per share shall be fixed by the Plan Administrator in accordance with the following provisions:

(i) The exercise price per share shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the option grant date.

(ii) If the person to whom the option is granted is a 10% Shareholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the documents evidencing the option, be payable in cash or check made payable to the Corporation or by a promissory note as described in Section I of Article Four. Should the Common Stock be registered under Section 12(g) of the 1934 Act at the time the option is exercised, then the exercise price may also be paid as follows:

(i) in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(ii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option grant. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

C. Effect of Termination of Service.

1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i) Should the Optionee cease to remain in Service for any reason other than Disability or death, then the Optionee shall have a period of three (3) months following the date of such cessation of Service during which to exercise each outstanding option held by such Optionee.

(ii) Should Optionee’s Service terminate by reason of Disability, then the Optionee shall have a period of twelve (12) months following the date of such cessation of Service during which to exercise each outstanding option held by such Optionee.

(iii) If the Optionee dies while holding an outstanding option, then the personal representative of his or her estate or the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance shall have a twelve (12)-month period following the date of the Optionee’s death to exercise such option.

(iv) Under no circumstances, however, shall any such option be exercisable after the specified expiration of the option term.

(v) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding with respect to any and all option shares for which the option is not otherwise at the time exercisable or in which the Optionee is not otherwise at that time vested.

2. The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i) extend the period of time for which the option is to remain exercisable following Optionee’s cessation of Service or death from the limited period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

(ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

D. Shareholder Rights. The holder of an option shall have no shareholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E. Unvested Shares. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, all or (at the discretion of the Corporation and with the consent of the Optionee) any of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F. First Refusal Rights. Until such time as the Common Stock is first registered under Section 12(g) of the 1934 Act, the Corporation shall have the right of first refusal with respect to any proposed disposition by the Optionee (or any successor in interest) of any shares of Common Stock issued under the Plan. Such right of first refusal shall be exercisable in accordance with the terms established by the Plan Administrator and set forth in the document evidencing such right.

G. Limited Transferability of Options. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee’s death.

H. Withholding. The Corporation’s obligation to deliver shares of Common Stock upon the exercise of any options granted under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

II. INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of the Plan shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options shall not be subject to the terms of this Section II.

A. Eligibility. Incentive Options may only be granted to Employees.

B. Exercise Price. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

C. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

D. 10% Shareholder. If any Employee to whom an Incentive Option is granted is a 10% Shareholder, then the option term shall not exceed five (5) years measured from the option grant date.

III. CORPORATE TRANSACTION

A. The shares subject to each option outstanding under the Plan at the time of a Corporate Transaction shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully vested shares of Common Stock. However, the shares subject to an outstanding option shall not vest on such an accelerated basis if and to the extent: (i) such option is assumed by the successor corporation (or parent thereof) in the Corporate Transaction and the Corporation’s repurchase rights with respect to the unvested option shares are concurrently assigned to such successor corporation (or parent thereof) or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those unvested option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction, had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

E. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration (in whole or in part) of one or more outstanding options (and the automatic termination of one or more outstanding repurchase rights, with the immediate vesting of the shares of Common Stock subject to those terminated rights) upon the occurrence of a Corporate Transaction, whether or not those options are to be assumed or replaced (or those repurchase rights are to be assigned) in the Corporate Transaction.

F. The Plan Administrator shall also have full power and authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to structure such option so that the shares subject to that option will automatically vest on an accelerated basis should the Optionee’s Service terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which the option is assumed and the repurchase rights applicable to those shares do not otherwise terminate. Any such option shall remain exercisable for the fully vested option shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate on an accelerated basis, and the shares subject to those terminated rights shall accordingly vest.

G. The portion of any Incentive Option accelerated in connection with a Corporate Transaction shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

H. The grant of options under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV. CANCELLATION AND REGRANT OF OPTIONS

The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefor new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new option grant date.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

I. STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

A. Purchase Price.

1. The purchase price per share shall be fixed by the Plan Administrator but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the issue date. However, the purchase price per share of Common Stock issued to a 10% Shareholder shall not be less than one hundred and ten percent (110%) of such Fair Market Value.

2. Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i) cash or check made payable to the Corporation, or

(ii) past services rendered to the Corporation (or any Parent or Subsidiary).

(iii) a promissory note as described in Section I of Article Four.

B. Vesting Provisions.

1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. However, the Plan Administrator may not impose a vesting schedule upon any stock issuance effected under the Stock Issuance Program which is more restrictive than twenty percent (20%) per year vesting, with initial vesting to occur not later than one (1) year after the issuance date.

2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

3. The Participant shall have full shareholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further shareholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares.

5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

C. First Refusal Rights. Until such time as the Common Stock is first registered under Section 12(g) of the 1934 Act, the Corporation shall have the right of first refusal with respect to any proposed disposition by the Participant (or any successor in interest) of any shares of Common Stock issued under the Stock Issuance Program. Such right of first refusal shall be exercisable in accordance with the terms established by the Plan Administrator and set forth in the document evidencing such right.

II. CORPORATE TRANSACTION

A. Upon the occurrence of a Corporate Transaction, all outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, except to the extent: (i) those repurchase rights are assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation’s repurchase rights with respect to those shares remain outstanding, to provide that those rights shall automatically terminate on an accelerated basis, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant’s Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those repurchase rights are assigned to the successor corporation (or parent thereof).

III. SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE FOUR

MISCELLANEOUS

I. FINANCING

The Plan Administrator may permit any Optionee or Participant to pay the option exercise price or the purchase price for shares issued to such person under the Plan by delivering a full-recourse, interest-bearing promissory note payable in one or more installments and secured by the purchased shares. However, any promissory note delivered by a consultant must be secured by property in addition to the purchased shares of Common Stock. In no event shall the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

II. EFFECTIVE DATE AND TERM OF PLAN

A. The Plan shall become effective when adopted by the Board, but no option granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation’s shareholders. If such shareholder approval is not obtained within twelve (12) months after the date of the Board’s adoption of the Plan, then all options previously granted under the Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan. Subject to such limitation, the Plan Administrator may grant options and issue shares under the Plan at any time after the effective date of the Plan and before the date fixed herein for termination of the Plan.

B. The Plan shall terminate upon the earliest of (i) the expiration of the ten (10) year period measured from the date the Plan is adopted by the Board, (ii) the date on which all shares available for issuance under the Plan shall have been issued or (iii) the termination of all outstanding options in connection with a Corporate Transaction. All options and unvested stock issuances outstanding at that time under the Plan shall continue to have full force and effect in accordance with the provisions of the documents evidencing such options or issuances.

III. AMENDMENT OF THE PLAN

A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require shareholder approval pursuant to applicable laws and regulations.

B. Options may be granted under the Option Grant Program and shares may be issued under the Stock Issuance Program which are in each instance in excess of the number of shares of Common Stock then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such shareholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

IV. USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

V. WITHHOLDING

The Corporation’s obligation to deliver shares of Common Stock upon the exercise of any options or upon the issuance or vesting of any shares issued under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

VI. REGULATORY APPROVALS

The implementation of the Plan, the granting of any options under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any option or (ii) under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the shares of Common Stock issued pursuant to it.

VII. NO EMPLOYMENT OR SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

VIII. FINANCIAL REPORTS

The Corporation shall deliver a balance sheet and an income statement at least annually to each individual holding an outstanding option under the Plan, unless such individual is a key Employee whose duties in connection with the Corporation (or any Parent or Subsidiary) assure such individual access to equivalent information.

APPENDIX

The following definitions shall be in effect under the Plan:

A. Board shall mean the Corporation’s Board of Directors.

B. Code shall mean the Internal Revenue Code of 1986, as amended.

C. Committee shall mean a committee of two (2) or more Board members appointed by the Board to exercise one or more administrative functions under the Plan.

D. Common Stock shall mean the Corporation’s common stock.

E. Corporate Transaction shall mean either of the following shareholder-approved transactions to which the Corporation is a party:

(i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

F. Disability shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances.

G. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

H. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

I. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

J. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

K. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

(i) such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

(ii) such individual’s voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonuses under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without the individual’s consent.

L. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

M. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

N. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

O. Option Grant Program shall mean the option grant program in effect under the Plan.

P. Optionee shall mean any person to whom an option is granted under the Plan.

Q. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

R. Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

S. Plan shall mean the Corporation’s 2004 Incentive Stock Option Plan.

T. Plan Administrator shall mean either the Board or the Committee acting in its capacity as administrator of the Plan.

U. Service shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant, except to the extent otherwise specifically provided in the documents evidencing the option grant.

V. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

W. Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

X. Stock Issuance Program shall mean the stock issuance program in effect under the Plan.

Y. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Z. 10% Shareholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

REVOCABLE PROXY

ANNUAL MEETING OF THE SHAREHOLDERS OF
INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.
Proxy for Annual Meeting of Shareholders
Solicited by the Board of Directors

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE IMSI BOARD OF DIRECTORS FOR USE ONLY AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 23, 2006 AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

The undersigned hereby constitutes and appoints Martin R. Wade, III and Robert O'Callahan, and each of them, with full power of substitution, to represent the undersigned and to vote at the Annual Meeting of Shareholders (the “Annual Meeting”) of International Microcomputer Software, Inc. (“IMSI”) to be held at the offices of AccessMedia, 9201 Oakdale Avenue, Suite 200, Chatsworth, CA 91311,  on May 23, 2006 at 10:00 a.m. Pacific Time, and at any adjournment or postponement of thereof (1) as hereinafter specified upon the proposals listed on below and as more particularly described in the Proxy Statement to which this proxy is attached and (2) in their discretion upon such other matters as may properly come before the meeting or any adjournments or postponement thereof. Said proxies are directed to vote the shares the undersigned would be entitled to vote, if then personally present, in accordance with the following instructions. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR the proposals. A vote FOR the following proposals is recommended by the Board of Directors.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SEE REVERSE FOR VOTING INSTRUCTIONS.

 PLEASE DETACH HERE

International Microcomputer Software, Inc
100 Rowland Way, Suite # 300
Novato, CA 94945
Phone:  (415) 878-4000
Fax: (415) 897 -2544

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 THROUGH 7.

PLEASE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: [x]

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PROPOSAL 1: Election of directors.
NOMINEE	[ ] VOTE FOR ALL NOMINEES (EXCEPT AS MARKED)	[ ] VOTE WITHHELD FROM ALL NOMINEES
01 Bruce R. Galloway 02 Martin R. Wade, III 03 Donald Perlyn 04 Evan Binn 05 Robert S. Falcone 06 Richard J. Berman
Instructions to PROPOSAL 1: To Withhold Authority To Vote For Any Indicated Nominee, Write The Number(s) Of The Nominee(s) In The Box Provided To The Right.
PROPOSAL 2: To adopt the Agreement and Plan of Merger, dated as of December 16, 2005 and amended as of March 24, 2006, by and among IMSI, AccessMedia Networks, Inc., ACCM Acquisition Corp., a wholly-owned subsidiary of IMSI, and the stockholders of AccessMedia, and to approve the merger, pursuant to which IMSI will issue up to 64,000,000 shares of Common Stock to AccessMedia shareholders, and AccessMedia will become a wholly-owned subsidiary of IMSI.
	[ ] Vote For	[ ] Against	[ ] Abstain
PROPOSAL 3: . To approve the change of IMSI's name to Broadcaster, Inc.	[ ] Vote For	[ ] Against	[ ] Abstain
PROPOSAL 4: To amend the 2004 Incentive Stock Option Plan to increase the number of options to purchase IMSI Common Stock to be issued pursuant to the Plan by 6,500,000.	[ ] Vote For	[ ] Against	[ ] Abstain
PROPOSAL 5: To authorize the IMSI Board of Directors to effectuate a 1 for 2 reverse stock split of IMSI's Common Stock.	[ ] Vote For	[ ] Against	[ ] Abstain
PROPOSAL 6: To ratify the appointment of Burr, Pilger & Mayer LLP as IMSI’s independent registered public accounting firm for the fiscal year ending June 30, 2006.	[ ] Vote For	[ ] Against	[ ] Abstain
PROPOSAL 7: To approve any adjournments of the Annual Meeting to another time or place for the purpose of soliciting additional proxies in favor of the foregoing proposals.	[ ] Vote For	[ ] Against	[ ] Abstain

(Continued and to be signed on reverse side)

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(Continued from reverse side)

ANNUAL MEETING OF THE SHAREHOLDERS OF

INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.
MAY 23, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Shareholders of International Microcomputer Software, Inc. called for May 23, 2006 and the Proxy Statement prior to signing this proxy.

CHECK HERE IF YOU PLAN TO ATTEND THE MAY 23, 2006 ANNUAL MEETING OF SHAREHOLDERS IN PERSON: ☐

Even if you are planning to attend the meeting in person, you are urged to sign and mail your proxy in the return envelope so that your stock may be represented at the meeting.

To change the address on your account, please check this box ☐ and indicate your new address in the address space below. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Dated: ________________, 2006

Signature of Shareholder	Title (if applicable)

Address

Dated: ________________, 2006

Signature of Shareholder	Title (if applicable)

Note: Please sign exactly as your name appears on this proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give the full title as such. If the signer is a corporation, please sign the full corporate name by the duly authorized officer, giving the full title as such. If the signer is a partnership, please sign in the partnership name by the authorized person.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS OTHERWISE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 7 AT THE DISCRETION OF THE PROXY HOLDERS. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON.

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